 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-259755
Prospectus
REDWIRE CORPORATION
13,920,979 Shares of Common Stock
Up to 67,262,510 Shares of Common Stock by the Selling Shareholders
5,732,168 Warrants by the Selling Shareholders
This prospectus relates to (a) the issuance by us of up to 13,920,979 shares of our common stock, par value $0.0001 per share (“Common Stock”), upon the exercise of warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (“Warrants”) and (b) the resale from time to time of (i) up to 67,262,510 shares of Common Stock, consisting of 53,361,531 shares of Common Stock and 13,920,979 shares of Common Stock issuable upon the exercise of Warrants and (ii) 5,732,168 Warrants by the selling security holders named in this prospectus (each a “Selling Shareholder” and collectively, the “Selling Shareholders”).
On September 2, 2021, we consummated the business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of March 25, 2021 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Cosmos Intermediate, LLC, a Delaware limited liability company and direct and wholly owned subsidiary of Holdings (“Cosmos”), Genesis Park Acquisition Corp (“GPAC”), Shepard Merger Sub Corporation, a Delaware corporation (“Merger Sub”), a direct and wholly owned subsidiary of GPAC, and AE Red Holdings, LLC, a Delaware limited liability company (“Holdings”), whereby (a) Merger Sub merged with and into Cosmos (the “First Merger”), with Cosmos as the surviving company in the First Merger, and (b) Cosmos merged with and into GPAC (the “Second Merger” and together with the First Merger, the “Mergers”), with GPAC as the surviving entity in the Second Merger. In connection with the closing of the Business Combination, on September 2, 2021, GPAC changed its name from Genesis Park Acquisition Corp. to Redwire Corporation.
We will bear all costs, expenses and fees in connection with the registration of the Common Stock and will not receive any proceeds from the sale of the Common Stock. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock.
Our Common Stock and Warrants are listed on The NYSE Capital Market (“NYSE”) under the symbols “RDW” and “RDW.WS”, respectively. On October 1, 2021, the closing sale prices of our Common Stock and Warrants were $9.48 and $2.07, respectively.
Investing in our Common Stock involves risks that are described in the “Risk Factors” section beginning on page 12 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 4, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Shareholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Shareholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
On September 2, 2021, we consummated the business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of March 25, 2021 (“Merger Agreement”), by and among Cosmos Intermediate, LLC, a Delaware limited liability company and direct and wholly owned subsidiary of Holdings (“Cosmos”), Genesis Park Acquisition Corp (“GPAC”), Shepard Merger Sub Corporation, a Delaware corporation (“Merger Sub”), a direct and wholly owned subsidiary of GPAC, and AE Red Holdings, LLC, a Delaware limited liability company (“Holdings”), whereby (a) Merger Sub merged with and into Cosmos (the “First Merger”), with Cosmos as the surviving company in the First Merger, and (b) Cosmos merged with and into GPAC (the “Second Merger” and together with the First Merger, the “Mergers”), with GPAC as the surviving entity in the Second Merger. In connection with the closing of the Business Combination, on September 2, 2021, GPAC changed its name from Genesis Park Acquisition Corp. to Redwire Corporation.

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SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the heading “Risk Factors.”
Company Overview
Unless the section herein specifies otherwise, references to the “Company,” “we,” “us” or “our” are to, (i) prior to the closing of the business combination, either (x) Cosmos Intermediate, LLC and its direct and indirect wholly- owned subsidiaries or (y) Genesis Park Acquisition Corp., as the context may require, and (ii) following the closing of the business combination, Redwire Corporation. Unless the section herein specifies otherwise, references to “Redwire” are to (i) prior to the closing of the business combination, Cosmos Intermediate, LLC and its direct and indirect wholly-owned subsidiaries and (ii) following the closing of the business combination, Redwire Corporation.
We are accelerating humanity’s expansion into space by delivering reliable, economical and sustainable infrastructure for future generations. We offer a broad array of products and services, many of which have been enabling space missions since the 1960s and have been flight-proven on over 150 satellite missions. We are also a leading provider of innovative technologies with the potential to help transform the economics of space and create new markets for its exploration and commercialization. One example of this is our patented suite of in-space manufacturing and robotic assembly technologies (referred to herein as on-orbit servicing, assembly and manufacturing, or “OSAM”), which is revolutionizing the approximately $23 billion satellite manufacturing market in the same way that reusable launch vehicles revolutionized the approximately $10 billion launch market, per Research and Markets and Allied Market Research, respectively.
We believe the space economy is at an inflection point. The reduction of launch costs by approximately 95% over the last decade has eliminated the single largest economic barrier to entry for the expanded utilization of space, and the increasing cadence of launches provides more flexible, reliable access. This lower cost access has resulted in both the expansion and modernization of traditional national security and civil uses of space and has enticed new commercial entrants to invest substantial capital to develop new space-based business models. Our goal is to provide a full suite of infrastructure solutions, including mission-critical components, services and systems that will contribute to a dramatic expansion of the space-based economy. We believe that our products and services are essential to the growth of space as a strategic military and commercial domain, as well as a frontier for science and exploration.
Strategic Focus Areas
On-Orbit Servicing, Assembly & Manufacturing
We anticipate that the most dramatic disruption in the space industry will come from capabilities surrounding on-orbit servicing, assembly and manufacturing of satellites and other spacecraft. The ability to manufacture in space expands a small satellite’s capabilities beyond the performance of spacecraft that are conventionally manufactured and assembled prior to launch. Small satellite assets manufactured on Earth are designed to survive the acoustic vibrations and acceleration forces that accompany launch and are inherently limited by these design requirements. Satellite structures manufactured in space may be optimized for the operational environment in orbit and are never exposed to launch conditions. Design optimization for in-space operation allows for improved performance, such as increased power generation via larger solar arrays or higher gain via large-scale antennas than those that can be economically deployed using conventional manufacturing methods.
By mitigating spacecraft volume limitations imposed by launch vehicles, manufacturing in space can also help to significantly reduce the costs of launch. Launch costs depend in part on the mass and volume of the spacecraft. The manufacturing and assembly of large spacecraft structures in orbit reduces spacecraft volume at launch, resulting in decreased launch costs and increased flexibility in launch provider selection, including utilization of smaller launch providers and rideshare programs.

Current OSAM applications include government-funded programs to enable increased small satellite power generation versus the current state of the art via large deployable solar arrays attached to booms that are 3D printed on-orbit. Commercial adoption of this technology could be a significant catalyst for growth in the overall space economy, enabling users to put more capability on orbit than state of the art approaches. We believe that OSAM represents a technological sea change that has the potential to upend traditional space operations. With sustainable in-space solutions, we believe OSAM will enable the next generation of growth in the space industry. The additive manufacturing intellectual property that is critical to our OSAM solution has been proven in operation on the International Space Station (“ISS”) since 2014 and is protected by our numerous patents.
Space Domain Awareness & Resiliency
The U.S. national security community is increasingly viewing space as a warfighting domain, as evidenced by significant space-based military infrastructure investment such as the National Defense Space Architecture (“NDSA”) and the creation of the U.S. Space Force. Advances in potentially adversarial capabilities in space have highlighted the need to improve both the physical and cyber resiliency of U.S. and allied space assets, as well as monitoring of all assets, friendly and potentially hostile, on orbit. In Redwire’s Space Domain Awareness and Resiliency (“SDA&R”) strategic focus area, its core competencies and products support the national security community’s space resiliency and situational awareness missions.
Redwire’s key offerings in this area include sensor systems for on-orbit monitoring, advanced modeling & simulation, asset hardening, robotics, and full satellite solutions leveraging its OSAM capabilities. Redwire’s SDA&R portfolio contains a variety of optical instruments that perform situational awareness functions and can be adapted to act as space situational awareness cameras as a primary or secondary payload.
Digitally-Engineered Spacecraft
Digitally-Engineered Spacecraft are systems that are designed, developed and manufactured on a digital foundation. Model-based engineering and 3D design tools reduce assembly hours and software development requirements by utilizing an end-to-end virtual environment that is capable of producing a near perfect virtual replica of a physical space system, before a physical instance is created. In recent years, the U.S. Department of Defense (“DoD”) has refined its focus on the space domain while continuing to invest in satellite constellations and other space-related infrastructure. The DoD’s demand for reliable, adaptable satellite buses has grown significantly in recent years and is expected to continue to support major investment in space. Many of these DoD missions require tailored small satellite architectures with a common approach to meet its evolving needs.
Building on our extensive flight heritage and digital engineering capabilities, we offer satellite mission design that provides low-cost access to space. Our open and modular design approach allows for a tailorable, quick-turnaround system design and satellite bus construction. Our approach applies high-end modeling and simulation to satisfy unique mission requirements. On-orbit service and manufacturing and other technologies can be seamlessly integrated where appropriate. This approach enables us to design spacecraft serving a variety of missions, including Earth observation, network communication, deep space exploration and scientific research.
This spacecraft solution is also relevant for commercial applications such as the large low-Earth orbit (“LEO”) telecommunication and Earth observation constellations being fielded by numerous private companies.
Advanced Sensors & Components
Our technology has been at the forefront of space exploration for decades, providing satellite components that are integral to the mission success of hundreds of LEO, geosynchronus Earth orbit (“GEO”) and interplanetary spacecraft. We are combining its new and innovative space technologies with its proven spaceflight heritage to meet the complexity and demands of today’s growing and evolving space industry. Our sensor and component capabilities include the design and manufacture of mission-critical, high reliability technologies serving a wide variety of functions on the spacecraft. Our offerings include solar arrays, composite booms, radio frequency (“RF”) antennas, payload adapters, space-qualified camera systems, star trackers and sun sensors.
Low-Earth Orbit Commercialization
Our LEO commercialization strategic focus area is developing next-generation capabilities for LEO and deep space exploration with a goal of developing efficient, commercial services for the ISS and other current and future human spaceflight programs. This focus area includes in-space additive manufacturing, in-space advanced material manufacturing and support of human exploration, habitation and commercial activities in space.
We created the first permanent commercial manufacturing platform to operate in LEO, the Additive Manufacturing Facility (“AMF”). AMF was developed based on a desire for on-demand local manufacturing that is expected to become a mainstay for mission planning to address critical needs in space. This technology increases the reliability of long-duration missions and makes human spaceflight missions safer by providing crews with additional flexibility in responding to situations that may threaten a mission. The ability for tools to be manufactured on-site, on-demand, allows mission planners to reduce the amount of specialized equipment that must be included in a mission to address niche contingency scenarios. We believe that AMF has been a reliable resource for both government and commercial customers since it was introduced in 2016 because of its versatility and durability on-orbit. Beginning with a small ratchet created on the ISS, we have now manufactured 200+ parts in-space over the past six years and is the only company currently providing commercial 3D printing on the ISS.
Additionally, our in-space manufacturing capabilities allow for the production of advanced industrial materials offering performance advantages over comparable materials manufactured on Earth. The microgravity environment enables certain “space-enabled materials” to be created with properties superior to its terrestrially manufactured analogue. By identifying advanced manufacturing processes which can leverage the microgravity environment to manufacture high performance materials that meet specific industrial and commercial use cases, we believe our approach to space-enabled manufacturing advances the creation of a space-Earth value chain to spur commercial activity. We have demonstrated the ability to manufacture advanced ceramics, fiber optics, crystals and other industrial materials in microgravity.
Products and Solutions Overview
Antennas
Our antenna systems enable space-to-space and space-to-Earth communications. Some form of communications antenna is required for nearly all satellites that are put into orbit. We offer a wide variety of antennas to meet a range of satellite mission requirements. Our Link-16 antenna can be used to facilitate the exchange of tactical information in near-real time between military aircraft, ships and ground forces. Our antennas also enable the exchange of encrypted messages, imagery data and multiple channels of digital voice communication. We believe this will enable reliable and efficient tactical communications in environments in which it has historically been difficult to conduct communications-intensive operations.
Space-Qualified Sensors
We have a deep heritage in manufacturing industry-leading space-qualified sensors. Every satellite that goes into orbit requires star trackers, sun sensors and advanced avionics components and we have built on its strong lead in this critical subsector of the space supply chain. We also provide advanced camera systems to civil, defense and commercial customers. Our complex camera systems achieve results at a lower cost compared to equivalent products offered by many of our competitors.
Structures & Deployables
We provide a variety of deployable space structure offerings to help meet its customers’ mission requirements. We believe that our instrument booms are instrumental to the DoD’s goal of achieving space domain awareness. Our composite instrument booms can allow smallsats to deploy high-power solar arrays, large antennas for high data rate communications and large drag augmentation devices for rapid end-of-life deorbiting. We expect to soon provide its roll out solar array (“ROSA”) technology to the National Aeronautics and Space Administration (“NASA”) to upgrade the International Space Station’s solar arrays. We have also developed rigid solar panels that we expect PlanetIQ to use for its HD GPS-RO weather satellite constellation. We also develop cost-effective composite booms that deploy antennas and instruments from small satellites, enabling a new generation of satellite constellations to provide science measurements and communications from space.
Space-enabled Manufacturing Payloads
Space-enabled manufacturing is a form of in-space manufacturing that leverages microgravity to manufacture materials that are either completely new or superior to their Earth-manufactured counterparts. We have a suite of space-enabled manufacturing payloads configured for installation and operation aboard the ISS for demonstrating a variety of advanced manufacturing techniques and facilities with broad applications. We offer payloads capable of additive manufacturing, optical fiber manufacturing, ceramic turbine blisk manufacturing, industrial crystal manufacturing, hybrid metal / polymer manufacturing and more. These techniques may one day have the potential to transform the LEO commercial environment by providing solutions in space for space and in space for Earth.
Engineering, Modeling & Simulation, Testing and Operation Solutions
We are a one-stop-shop for mechanism design and manufacturing, power supply design and analysis, project planning and management, control processes, structural and thermal analysis, and system engineering solutions for space-based products and applications. We provide our engineering services at any stage of the design process for its customers, whether it be final testing or initial project schematics. This service offering allows us to introduce customers to its capabilities and demonstrate our ability to help optimize and enable the success of their missions. We also provide advanced digital-engineering services for satellite and spacecraft design, delivering mission-customized solutions. In addition to our Advanced Configurable Open-system Research Network (“ACORN”) offering, our proprietary Veritrek software enables customers to quickly evaluate thermal design sensitivities to ensure that spacecraft component designs meet mission requirements and mitigate mission risk.
Customers and Strategic Partnerships / Relationships
Our product and solution offerings are designed to meet the needs of a wide variety of public and private entities operating in space. We have formalized contracts and strategic partnerships with numerous customers, and plans to continue pursuing additional agreements and partnerships.
Civil Space Community Relationships
Civilian space agencies currently make up the largest portion of our current revenue base. Projects for these customers are typically meant to gather data for the public’s use, advance research objectives, further the exploration and utilization of space, and/or develop new scientific and commercial applications and uses of the space domain. Contracts are primarily fielded by governmental entities that are not funded by defense budgets. Many of these contracts will have a research and demonstration phase which may later convert to full-scale production contracts or commercial opportunities.
NASA
NASA is one of our largest and most long-standing customers. We participate in numerous large, high-profile contracts, our largest by revenue currently being the Archinaut One program, also known as OSAM-2. Our Archinaut One program includes the design, manufacture, test, integration and operation of the first satellite to construct a portion of its own structure on-orbit. The Archinaut One satellite combines our additive manufacturing and robotic assembly capabilities for the construction of large, complex structures in space. We have provided services and products supporting a number of other NASA missions, including sun sensors and star trackers for exploration missions like Perseverance, thermal control solutions for technology demonstrators, camera systems for upcoming human spaceflight missions, and development of various additive manufacturing methods on the ISS.

Luxembourg Space Agency and European Space Agency
We are working with the Luxembourg Space Agency and the European Space Agency to develop a robotic arm for space applications. This scalable robotic arm system is expected to meet growing demand for space- capable robotic solutions in mission profiles ranging from lunar surface activities to on-orbit satellite servicing and beyond.
National Security Community Relationships
We supply a wide variety of technologies and solutions supporting the U.S. ‘and allied countries’ national security objectives in space. As space becomes an increasingly contested domain and near peer threats continue to emerge, the DoD has articulated a need for significant investment in both improving the resiliency of existing space assets and the deployment of new, next-generation capabilities.
Commercial Community Relationships
We believe that our technologies are enabling the commercialization of LEO and potentially beyond. We view the commercial market opportunity as one with significant growth possibilities as launch costs continue to decrease, making industrial and other commercial pursuits increasingly viable and prolific.
Space Economy Overview
We believe that the space industry is at the dawn of a new economic era driven by significant investment. In addition to government contracting, private capital entering the space market has accelerated its growth. Since 2004, there has been $135.2 billion of equity investment across 862 space companies, with 85% of the investment dollars coming in the past six years, per Space Capital. This has led to a wave of new companies reimagining parts of the traditional space industry.
Today’s space market is primarily driven by satellite technologies and applications but is quickly expanding to include tangential capabilities such as space tourism, in-space manufacturing, LEO commercialization, deepspace exploration and space-based resource extraction. The global space economy generated ~$420 billion of total revenue in 2019 and is expected to grow to an estimated $2 trillion by 2040, per the Space Report (2020 Q2 Analysis). Though the current ~$420 billion market only represents ~0.3% of the global economy, the rapid deployment of satellite constellations coinciding with an increasingly competitive landscape in the launch industry is creating unprecedented access to space.
A major growth opportunity for the global space economy is the increased commercialization of LEO. Increased accessibility to space has given rise to a growing number of start-up technology companies that aim to serve diverse end-markets including energy, telecommunications, tourism and IoT connectivity. There are increasingly attractive economics for manufacturing advanced materials in space for industrial use on Earth, including ZBLAN optical fiber and advanced ceramic materials. Ceramic parts manufactured in microgravity have a myriad of applications on Earth, including components for turbines and nuclear plants. Other fast currents in LEO include space tourism and sustainable human space habitats. The International Space Station has served as a breeding ground for the commercialization of space and many well-funded operators have announced a vision to enable millions of humans visiting and living in space.
M&A Track Record & Strategy
Strategic acquisitions that augment our technology and product offerings are a key part of our growth strategy. We have completed seven acquisitions since March 2020, which collectively have provided us with a wide variety of complementary technologies and solutions to serve its target markets and customers.
Human Capital
We strive to be the employer of choice in the space community. As of September 2, 2021, we had 537 employees, all of whom are based in the United States and Luxembourg. Based on existing programs, we are planning to increase the size of its workforce by approximately one third to support already-contracted work. We have established and experienced human resources team that is leading this effort. Most of our employees fall into one or more of the following categories: (a) graduates from well-regarded engineering universities with a desire to make a long-term impact, (b) experienced engineers from other aerospace companies who are excited about the ongoing innovation and industry transformations that we believe we are driving, and (c) founders and employees from companies we have acquired. Many of these employees are highly accomplished in their fields and earned advanced degrees in concentrations such as aerospace engineering, mechanical engineering, physics, chemistry, robotics and astronomy.
As we continue to grow, it is partnering with more universities and increasing its presence in key U.S. and European markets to expand its employee base.
Risk Associated with our Business
There are a number of risks related to our business and investing in our Common Stock and Warrants that you should consider before deciding to invest. You should carefully consider all the information presented in the section entitled “Risk Factors” in this prospectus. Some of the principal risks related to our business include the following:
•
our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter;

•
our projections of future financial results are based on a number of assumptions by our management, some or all of which may prove to be incorrect, and actual results may differ materially and adversely from such projections;

•
if we are unable to successfully integrate our recently completed and pending acquisitions or successfully select, execute or integrate future acquisitions into the business, our operations and financial condition could be materially and adversely affected;

•
the market for in-space infrastructure services has not been established with precision, is still emerging and may not achieve the growth potential that we expect or may grow more slowly than expected;

•
we may not be able to convert our orders in backlog into revenue;

•
if we fail to adequately protect our intellectual property rights, our competitive position could be impaired and our intellectual property applications for registration may not issue or be registered, which could have a material adverse effect on our ability to prevent others from commercially exploiting projects similar to ours;

•
protecting and defending against intellectual property claims could have a material adverse effect on our business;

•
our business is subject to a wide variety of extensive and evolving government laws and regulations, and failure to comply with such laws and regulations could have a material adverse effect on our business;

•
we have government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties;

•
data breaches or incidents involving our technology could damage our business, reputation and brand and substantially harm our business and results of operations;

•
we are highly dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy;

•
our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance that we may provide;

•
we will incur significant expenses and capital expenditures in the future to execute our business plan and we may be unable to adequately control our expenses;

•
our ability to successfully implement our business plan will depend on a number of factors outside of our control;

•
our management has limited experience in operating a public company;

•
we may not be able to successfully develop our technology and services;

•
competition with existing or new companies could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share;

•
the current pandemic outbreak of a novel strain of coronavirus, also known as COVID-19, may continue to disrupt and adversely affect our business;

•
adverse publicity stemming from any incident involving us or our competitors could have a material adverse effect on our business, financial condition and results of operations;

•
we may not be able to adapt to and satisfy customer demands in a timely and cost-effective manner;

•
we may not be able to respond to commercial industry cycles in terms of cost structure, manufacturing capacity, and/or personnel needs;

•
any delays in the development, design, engineering and manufacturing of our products and services may adversely affect our business, financial condition and results of operations;

•
we may be adversely affected by other economic, business, and/or competitive factors;

•
Redwire has identified material weaknesses in its internal control over financial reporting that, if not remediated, may not allow Redwire, to report its financial condition or results of operations accurately or timely;

•
substantial future sales or other issuances of our common stock could depress the market for our common stock; and

•
other factors detailed under the section entitled “Risk Factors.”

THE OFFERING
Issuer
Redwire Corporation
Shares of Common Stock to be issued upon exercise of all Warrants
13,920,979 shares.
Shares of Common Stock Offered by the Selling Shareholders
Up to 67,262,510 shares (including 13,920,979 shares issuable upon exercise of Warrants).
Warrants Offered by the Selling Shareholders
5,732,168 Warrants.
Shares of Common Stock
Outstanding
59,661,273 shares (as of September 2, 2021).
Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders. With respect to the shares of Common Stock underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.
Market for Common Stock and Warrants
Our Common Stock and Public Warrants are currently traded on the NYSE Capital Market under the symbols “RDW.” and “RDW.WS”, respectively.
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this prospectus in relation to Redwire and our management, and forward- looking statements include statements relating to us and our respective management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward- looking. The following factors, among others, could cause actual results and events to differ materially from those set forth or contemplated in the forward-looking statements:
•
our limited operating history makes it difficult to evaluate its future prospects and the risks and challenges it may encounter;

•
our projections of future financial results are based on a number of assumptions by our management, some or all of which may prove to be incorrect, and actual results may differ materially and adversely from such projections;

•
if we are unable to successfully integrate our recently completed and future acquisitions or successfully select, execute or integrate future acquisitions into the business, our operations and financial condition could be materially and adversely affected;

•
the market for in-space infrastructure services has not been established with precision, is still emerging and may not achieve the growth potential that we expect or may grow more slowly than expected;

•
we may not be able to convert our orders in backlog into revenue;

•
if we fail to adequately protect our intellectual property rights, our competitive position could be impaired and our intellectual property applications for registration may not issue or be registered, which could have a material adverse effect on our ability to prevent others from commercially exploiting projects similar to ours;

•
protecting and defending against intellectual property claims could have a material adverse effect on our business;

•
our business is subject to a wide variety of extensive and evolving government laws and regulations, and failure to comply with such laws and regulations could have a material adverse effect on our business;

•
we have government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties;

•
data breaches or incidents involving our technology could damage our business, reputation and brand and substantially harm our business and results of operations;

•
we are highly dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy;

•
our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance that we may provide;

•
we will incur significant expenses and capital expenditures in the future to execute our business plan and we may be unable to adequately control our expenses;

•
our ability to successfully implement our business plan will depend on a number of factors outside of our control;

•
our management has limited experience in operating a public company;

•
we may not be able to successfully develop our technology and services;

•
competition with existing or new companies could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share;

•
the current pandemic outbreak of a novel strain of coronavirus, also known as COVID-19, may continue to disrupt and adversely affect our business;

•
adverse publicity stemming from any incident involving us or our competitors could have a material adverse effect on our business, financial condition and results of operations;

•
we may not be able to adapt to and satisfy customer demands in a timely and cost-effective manner;

•
we may not be able to respond to commercial industry cycles in terms of cost structure, manufacturing capacity, and/or personnel needs;

•
any delays in the development, design, engineering and manufacturing of our products and services may adversely affect our business, financial condition and results of operations;

•
we may be adversely affected by other economic, business, and/or competitive factors;

•
we have identified material weaknesses in our internal control over financial reporting that, if not remediated, may not allow us to report its financial condition or results of operations accurately or timely;

•
operational, economic, political and regulatory risks;

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natural disasters and other business disruptions including outbreaks of epidemic or pandemic disease;

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changes in demand within a number of key industry end-markets and geographic regions;

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failure to retain key personnel;

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our inability to recognize deferred tax assets and tax loss carry forwards;

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our future operating results fluctuating, failing to match performance or meet expectations;

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unanticipated changes in our tax obligations;

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our obligations under various laws and regulations;

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the effect of litigation, judgments, orders or regulator proceedings on our business,

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our ability to effectively manage our credit risk and collect on our accounts receivable;

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our ability to fulfill our public company obligations;

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any failure of our management information systems;

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risks that we may not be able to execute our growth strategies;

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changes in the vertical markets that we target;

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risks relating to data security;

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changes in accounting polices applicable to us;

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the risk that we may not be able to develop and maintain effective internal controls and other risks and uncertainties;

•
substantial future sales or other issuances of our common stock could depress the market for our common stock; and

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other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Before any shareholder invests in our securities, such shareholder should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this prospectus may adversely affect us.

RISK FACTORS
Shareholders should carefully consider the following risk factors, together with all of the other information included in this prospectus. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this prospectus.
Risks Relating to Our Business and Industry
Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges it may encounter.
Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges it may encounter. Risks and challenges we have faced or expects to face include our ability to:
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forecast our revenue and budget for and manage our expenses;

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attract new customers and retain existing customers;

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effectively manage our growth and business operations, including planning for and managing capital expenditures for our current and future space and space-related systems and services, managing our supply chain and supplier relationships related to its current and future product and service offerings, and integrating acquisitions;

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comply with existing and new or modified laws and regulations applicable to our business, including the impact of Small Business Innovation Research (“SBIR”) and other small business set aside ineligibility of newly acquired entities;

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anticipate and respond to macroeconomic changes and changes in the markets in which it operates;

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maintain and enhance the value of our reputation and brand;

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develop and protect intellectual property; and

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hire, integrate and retain talented people at all levels of its organization.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because we have limited historical financial data and operate in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more developed market. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.
Our forecasts and projections are based upon assumptions, analyses and internal estimates developed by our management, any or all of which may prove to be incorrect or inaccurate. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially and adversely from those forecasted or projected.
Our forecasts and projections included in this prospectus are subject to significant uncertainty and are based on assumptions, analyses and internal estimates developed by our management, any or all of which may prove to be incorrect or inaccurate. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially and adversely from those forecasted or projected.
The forecasts and projections in this prospectus include forecasts and estimates relating to the expected size and growth of the markets for which we operate or seek to enter. Such markets may not develop or grow, or may develop and grow at a lower rate than expected, and even if these markets experience the forecasted growth described in this prospectus, we may not grow our business at similar rates, or at all. Our future growth is subject to many factors, including, among others, our ability to develop and commercialize our products and the market’s adoption of our products, both of which are subject to risks and uncertainties, many of which are beyond our control. Accordingly, the forecasts and estimates of market size and growth described in this prospectus should not be taken as indicative of our future growth.
Our ability to grow our business depends on the successful development and continued refinement of many of our proprietary technologies, products, and service offerings, which is subject to many uncertainties, some of which are beyond our control.
The market for our products and services is characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments would result in serious harm to our business and operating results. We have derived, and we expect to continue to derive, a substantial portion of our revenues from providing innovative products, engineering services and manufacturing and technical solutions that are based upon today’s leading technologies and that are capable of adapting to future technologies. As a result, our success will depend, in part, on our ability to develop and market product and service offerings that respond in a timely manner to the technological advances of our customers, evolving industry standards and changing customer preferences. We may not be successful in identifying, developing and marketing products or systems that respond to rapid technological change, evolving technical standards and systems developed by others.
We believe that, in order to remain competitive in the future, we will need to continue to invest significant financial resources to develop new offerings and technologies or to adapt or modify our existing offerings and technologies, including through internal research and development, acquisitions and joint ventures or other teaming arrangements. These expenditures could divert our attention and resources from other projects, and we cannot be sure that these expenditures will ultimately lead to the timely development of new offerings and technologies or identification of and expansion into new markets. Due to the design complexity of our products, we may, in the future, experience delays in completing the development and introduction of new products. Any delays could result in increased costs of development or deflect resources from other projects. In addition, there can be no assurance that the market for our products will develop or continue to expand or that we will be successful in newly identified markets as we currently anticipate. If we are unable to achieve sustained growth, we may be unable to execute our business strategy, expand our business or fund other liquidity needs and our business prospects, financial condition and results of operations could be materially and adversely affected. Furthermore, we cannot be sure that our competitors will not develop competing technologies that gain market acceptance in advance of our products.
We also rely on our customers to fund/co-fund development of new offerings and technologies. If our customers reduce their investments, that may impact our ability to bring new products and services to market and/or increase the investment it is necessary for us to make in order to remain competitive, either of which could have a material adverse effect on our business, results of operations and financial condition.
Additionally, the possibility exists that our competitors might develop new technology or offerings that might cause our existing technology and offerings to become obsolete. If we fail in our new product development efforts or our products or services fail to achieve market acceptance more rapidly as compared to our competitors, our ability to procure new contracts could be negatively impacted, which could negatively impact our results of operations and financial condition.
Competition from existing or new companies could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share.
We operate in highly competitive markets and generally encounter intense competition to win contracts from many other firms, including lower and mid-tier federal contractors with specialized capabilities, large defense contractors and the federal government. Additionally, our markets are facing increasing industry consolidation, resulting in larger competitors who have more market share putting more downward pressure on prices and offering a more robust portfolio of products and services. We are subject to competition based upon product design, performance, pricing, quality, and services. Our product performance, engineering expertise, and product quality have been important factors in our growth. While we try to maintain competitive pricing on those products that are directly comparable to products manufactured by others, in many instances our products will conform to more exacting specifications and carry a higher price than analogous products. Many of our customers and potential customers have the capacity to design and internally manufacture products that are similar to our products. We face competition from research and product development groups and the manufacturing operations of current and potential customers, who continually evaluate the benefits of internal research, product development, and manufacturing versus outsourcing. Our defense prime contractor customers could decide to pursue one or more of our product development areas as a core competency and insource that technology development and production rather than purchase that capability from us as a supplier. This competition could result in fewer customer orders and a loss of market share.
Our primary competitors for satellite manufacturing contracts include Blue Canyon Technologies, Inc., York Space Systems and Tyvak Nano-Satellite Systems, Inc. We may also face competition in the future from emerging low-cost competitors in Europe, India, Russia and China. Competition in our guidance, navigation and control business is highly diverse, and while our competitors offer different products, there is often competition for contracts that are part of governmental budgets. Our major existing and potential competitors for our guidance, navigation and control business include Ball Aerospace & Technologies Corp., Space Micro Inc. and Bradford Space Inc. Our major existing competitor for our deployables business is Northrop Grumman Corporation and M.M.A. Design, LLC and our major and existing competitors for in-space manufacturing are Amergint Technologies and Maxar Technologies.
In addition, some of our foreign competitors currently benefit from, and others may benefit in the future from, protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies. Government support of this nature greatly reduces the commercial risks associated with aerospace technology development activities for these competitors. This market environment may result in increased pressures on our pricing and other competitive factors.
We believe our ability to compete successfully in designing, engineering and manufacturing our products and services at significantly reduced cost to customers does and will depend on a number of factors, which may change in the future due to increased competition, our ability to meet our customers’ needs and the frequency and availability of our offerings. If we are unable to compete successfully, our business, financial condition and results of operations would be adversely affected.
As part of growing our business, we may make acquisitions. If we fail to successfully select, execute or integrate our acquisitions, then our business, results of operations and financial condition could be materially adversely affected, and our stock price could decline.
Since our inception in 2020, we have made a number of acquisitions and, to date, we have limited experience operating such acquisitions, and have recently begun the integration of acquired technology and personnel. Failure to successfully identify, complete, manage and integrate acquisitions, including the acquisitions that we have made since our inception could materially and adversely affect our business, financial condition and results of operations and could cause our stock price to decline.
From time to time, we may undertake acquisitions to add new products and technologies, acquire talent, gain new sales channels or enter into new markets or sales territories. In addition to possible shareholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if it fails to do so. Furthermore, acquisitions and the subsequent integration of new assets, businesses, key personnel, customers, vendors and suppliers require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.
Any acquisitions, partnerships or joint ventures that we enter into could disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying acquisition, partnership and joint venture candidates. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. Further, depending on market conditions, investor perceptions of Redwire and other factors, we might not be able to obtain financing on acceptable terms, or at all, to implement any such transaction. We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.
We may not be able to maintain or increase profitability or positive cash flow.
We expect our operating expenses to increase over the next several years as we scale our operations, increase research and development efforts relating to new offerings and technologies, and hire more employees. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from maintaining or increasing profitability or positive cash flow. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.
A pandemic outbreak of a novel strain of coronavirus, also known as COVID-19, has disrupted and may continue to adversely affect our business.
The global spread of COVID-19 has disrupted certain aspects of our operations and may adversely impact our business operations and financial results, including our ability to execute on our business strategy and goals. Specifically, the continued spread of COVID-19 and precautionary actions taken related to COVID-19 have adversely impacted, and are expected to continue to adversely impact, our operations, including causing delays or disruptions in our supply chain; and decreasing our operational efficiency in the development of our systems, products, technologies and services. We are taking measures within our facilities to ensure the health and safety of our employees, which include universal facial coverings, rearranging facilities and facility utilization schedules to follow social distancing protocols and undertaking regular and thorough disinfecting of surfaces and tools. However, there can be no assurances that these measures will prevent disruptions due to COVID-19 within our workforce. These measures have also resulted in the reduction of operational efficiency within our impacted workforce, and we expect they will continue to do so.
The pandemic has also resulted in, and may continue to result in, significant disruption and volatility of global financial markets. This disruption and volatility may adversely impact our ability to access capital, which could in the future negatively affect our liquidity and capital resources. Given the rapid and evolving nature of the impact of the virus, responsive measures taken by governmental authorities and the uncertainty about its impact on society and the global economy, we cannot predict the extent to which it will affect our operations, particularly if these impacts persist or worsen over an extended period of time. To the extent COVID-19 adversely affects our business operations and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.
Adverse publicity stemming from any incident involving us, our customers, users of our products and services, other operators in the space sector or our competitors could have a material adverse effect on our business, financial condition and results of operations.
We are at risk of adverse publicity stemming from any public incident involving our company, our customers, users of our products and services, other operators in the space sector, our competitors or our people or our brand. If certain of our products and services are sold to customers, and such customers were to be involved in a public incident, accident or catastrophe this could create an adverse public perception of spaceflight and result in decreased customer demand for spaceflight experiences, which could cause a material adverse effect on our business, financial conditions and results of operations. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident or catastrophe. In the event that our insurance is inapplicable or not adequate, we may be forced to bear substantial losses from any such incident, accident or catastrophe.
If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, our ability to grow our business may suffer.
The success of our business depends in part on effectively designing, producing and engineering developmental technologies related to satellites and space structures, testing of sensors and cameras/trackers used in space and satellite applications, providing engineering services and aerospace product development and developing products for deployable structure systems, thermal management systems and advanced manufacturing in the aerospace industry. If for any reason we are unable to continue to manufacture, design and develop technologies as planned or provide the services and products that our customers expect from us, this could have a material adverse effect on our business, financial condition and results of operations. If our current or future product and service offerings do not meet expected performance or quality standards, including with respect to customer safety and satisfaction, this could cause operational delays. In addition, any delay in manufacturing new products as planned could increase costs and cause our products and services to be less attractive to potential new customers. Further, certain government bodies may have priority with respect to the use of our products and services for national defense reasons, which may impact our cadence of producing and selling products and services to other customers. Any production, operational or manufacturing delays or other unplanned changes to our ability to design, develop and manufacture our products or offer our services could have a material adverse effect on our business, financial condition and results of operations.
Our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.
A significant portion of our business relates to designing, developing, engineering and manufacturing advanced space technology products and systems. New technologies may be untested or unproven. Failure of some of these products and services could result in extensive property damage. Accordingly, we may incur liabilities that are unique to our products and services.
We endeavor to obtain insurance coverage from established insurance carriers to cover these risks and liabilities consistent with industry norms. However, the amount of insurance coverage that we maintain may not be adequate to cover all claims or liabilities. Existing coverage may be canceled while we remain exposed to the risk and it is not possible to obtain insurance to protect against all operational risks, natural hazards and liabilities.
We have historically insured certain of our products to the extent that insurance was available on acceptable premiums and other terms. The insurance proceeds received in connection with a partial or total loss of the functional capacity of certain of our products would not be sufficient to cover the replacement cost, if we choose to do so, of such products. In addition, this insurance will not protect us against all losses to our products due to specified exclusions, deductibles and material change limitations and it may be difficult to insure against certain risks, including on orbit performance of an overall system or portion of such a system. In addition, problems and delays in development or delivery as a result of issues with respect to design, technology, licensing and patent rights, labor, learning curve assumptions or materials and components could prevent us from achieving contractual requirements. In many circumstances, we may receive indemnification from the U.S. government. We generally do not receive indemnification from foreign governments.
The price and availability of insurance fluctuate significantly. Although we have historically been able to obtain insurance coverage, we cannot guarantee that we will be able to do so in the future. Any determination we make as to whether to obtain insurance coverage will depend on a variety of factors, including the availability of insurance in the market, the cost of available insurance and other factors. Insurance market conditions or factors outside our control at the time we are in the market for the required insurance, such as unrelated launch failures and on-orbit failures, could cause premiums to be significantly higher than current estimates and could reduce amounts of available coverage. The cost of our insurance has been increasing and may continue to increase. Higher premiums on insurance policies will reduce our operating income by the amount of such increased premiums. If the terms become less favorable than those currently available, there may be limits on the amount of coverage that we can obtain or we may not be able to obtain insurance at all.
In addition, any accident or incident for which we are liable, even if fully insured, could negatively affect our standing with our customers and the public, thereby making it more difficult for us to compete effectively, and could significantly impact the cost and availability of adequate insurance in the future. Any disruption of our ability to operate our business could result in a material decrease in our revenues or significant additional costs to replace, repair or insure our assets, which could have a material adverse impact on our financial condition and results of operations.
If we fail to respond to commercial industry cycles in terms of our cost structure, manufacturing capacity, and/or personnel needs, our business could be seriously harmed.
The timing, length, and severity of the up-and-down cycles in the commercial space, defense, space and space related industries are difficult to predict. The cyclical nature of the industries in which we operate affects our ability to accurately predict future revenue, and in some cases, future expense levels. During down cycles in our industry, the financial results of our customers may be negatively impacted, which could result not only in a decrease in orders but also a weakening of their financial condition that could impair our ability to recognize revenue or to collect on outstanding receivables. When cyclical fluctuations result in lower than expected revenue levels, operating results may be adversely affected and cost reduction measures may be necessary in order for us to remain competitive and financially sound. We must be in a position to adjust our cost and expense structure to reflect prevailing market conditions and to continue to motivate and retain our key employees. If we fail to respond, then our business could be seriously harmed. In addition, during periods of rapid growth, we must be able to increase engineering and manufacturing capacity and personnel to meet customer demand. We can provide no assurance that these objectives can be met in a timely manner in response to industry cycles. Each of these factors could adversely impact our operating results and financial condition.
Any delays in the development, design, engineering and manufacturing of our products and services may adversely impact our business, financial condition and results of operations.
We have previously experienced, and may experience in the future, delays or other complications in the design, manufacture, production, delivery and servicing ramp of our systems, products, technologies, services, and related technology, including on account of the global COVID-19 health crisis. If delays like this arise or recur, if our remediation measures and process changes do not continue to be successful or if we experience issues with planned manufacturing improvements or design and safety, we could experience issues or delays in increasing production further.
If we encounter difficulties in scaling our delivery or servicing capabilities, if we fail to develop and successfully commercialize our products and services, if we fail to develop such technologies before our competitors, or if such technologies fail to perform as expected, are inferior to those of our competitors or are perceived to offer less mission assurance than those of our competitors, our business, financial condition and results of operations could be materially and adversely impacted.
Unsatisfactory performance of our products and services could have a material adverse effect on our business, financial condition and results of operation.
We manufacture, design and engineer highly sophisticated systems, products, technologies and services and offer onsite engineering services and aerospace product development that depends on complex technology. While we have built operational processes to ensure that the design, manufacture, performance and servicing meet rigorous performance goals, there can be no assurance that we will not experience operational or process failures and other problems, including through manufacturing or design defects, operator error, cyber-attacks or other intentional acts, that could result in potential safety risks. Any actual or perceived safety or mission assurance issue may result in significant reputational harm to our businesses, in addition to tort liability, maintenance, increased mission assurance infrastructure and other costs that may arise. Such issues with our products and services could result in our customers’ delaying or cancelling planned missions, increased regulation or other systemic consequences. Our inability to meet our mission assurance standards or adverse publicity affecting our reputation as a result of accidents, mechanical failures, damages to customer property could have a material adverse effect on our business, financial condition and results of operation.
Our results of operations and cash flows are substantially affected by our mix of fixed-price, cost-plus and time-and-material type contracts. Our profits may decrease and/or we may incur significant unanticipated costs if we do not accurately estimate the costs of these engagements.
We generate revenue through various fixed-price, cost-plus and time-and-material contracts. A significant number of our arrangements with our customers are on fixed-price contracts, rather than contracts in which payment to us is determined on a time and materials or other basis. These fixed-price contracts allow us to benefit from cost savings, but subject us to the risk of potential cost overruns, particularly for firm fixed-price contracts because we assume all of the cost burden. If our initial estimates are incorrect, we can lose money on these contracts. U.S. government contracts can expose us to potentially large losses because the U.S. government can hold us responsible for completing a project or, in certain circumstances, paying the entire cost of its replacement by another provider regardless of the size or foreseeability of any cost overruns that occur over the life of the contract. Because many of these contracts involve new technologies and applications and can last for years, unforeseen events, such as technological difficulties, fluctuations in the price of raw materials, a significant increase in inflation in the U.S. or other countries, problems with our suppliers and cost overruns, can result in the contractual price becoming less favorable or even unprofitable to us over time. Our failure to estimate accurately the resources and schedule required for a project, or our failure to complete our contractual obligations in a manner consistent with the project plan upon which our fixed-price contract was based, could adversely affect our overall profitability and could have a material adverse effect on our business, financial condition, and results of operations. We are consistently entering into contracts for large projects that magnify this risk. We have been required to commit unanticipated additional resources to complete projects in the past, which has occasionally resulted in losses on those contracts. We could experience similar situations in the future. In addition, we may fix the price for some projects at an early stage of the project engagement, which could result in a fixed price that is too low. Therefore, any changes from our original estimates could adversely affect our business, financial condition, and results of operations.
Our cash flow and profitability could be reduced if expenditures are incurred prior to the final receipt of a contract.
We provide various professional services, specialized products, and sometimes procure equipment and materials on behalf of our customers under various contractual arrangements. From time to time, in order to ensure that we satisfy our customers’ delivery requirements and schedules, we may elect to initiate procurement in advance of receiving final authorization from the government customer or a prime contractor. In addition, from time to time, we may build production units in advance of receiving an anticipated contract award. If our government or prime contractor customer’s requirements should change or if the government or the prime contractor should direct the anticipated procurement to another contractor, or if the anticipated contract award does not materialize, or if the equipment or materials become obsolete or require modification before we are under contract for the procurement, our investment in the equipment or materials might be at risk if we cannot efficiently resell them. This could reduce anticipated earnings or result in a loss, negatively affecting our cash flow and profitability.
Our products are complex, and undetected defects may increase our costs, harm our reputation with customers or lead to costly litigation.
Our products are extremely complex and must operate successfully with complex products of our customers and their other vendors. Our products may contain undetected errors when first introduced or as we introduce product upgrades. The pressures we face to be the first to market new products or functionality and the elapsed time before our products are integrated into our customers’ systems increases the possibility that we will offer products in which we or our customers later discover problems. We have experienced new product and product upgrade errors in the past and expect similar problems in the future. These problems may cause us to incur significant warranty costs and costs to support our service contracts and divert the attention of personnel from our product development efforts. Also, hostile third parties or nation states may try to install malicious code or devices into our products or software. Undetected errors may adversely affect our product’s ease of use and may create customer satisfaction issues. If we are unable to repair these problems in a timely manner, we may experience a loss of or delay in revenue and significant damage to our reputation and business prospects. Many of our customers rely upon our products for mission-critical applications. Because of this reliance, errors, defects, or other performance problems in our products could result in significant financial and other damage to our customers. Our customers could attempt to recover those losses by pursuing products liability claims against us which, even if unsuccessful, would likely be time-consuming and costly to defend and could adversely affect our reputation.
The market for in-space infrastructure services has not been established with precision, is still emerging and may not achieve the growth potential we expect or may grow more slowly than expected.
A substantial portion of our business involves in-space infrastructure services, the market for which has not been established with precision as the commercialization of space is a relatively new development and is rapidly evolving. Our estimates for the total addressable markets for in-space infrastructure services are based on a number of internal and third-party estimates, including our current backlog, assumed prices at which we can offer services, assumed frequency of service, our ability to leverage our current manufacturing and operational processes and general market conditions. While we believe our assumptions and the data underlying our estimates of the total addressable markets for in-space infrastructure services are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable markets for in-space infrastructure services, as well as the expected growth rate for the total addressable market for those products and services, may prove to be incorrect, which could have a material adverse effect on our business, financial condition and results of operation.
We may in the future invest significant resources in developing new offerings and exploring the application of our technologies for other uses and those opportunities may never materialize.
While our primary focus for the foreseeable future will be on our satellite design/manufacturing, satellite component and subsystem design/manufacturing, guidance, navigation and control, and deployables businesses, we may invest significant resources in developing new technologies, services, products and offerings. However, we may not realize the expected benefits of these investments. In addition, we expect to explore the application of our proprietary technologies for other commercial and government uses, including those that are Earth-based.
These anticipated technologies, however, are unproven and these products or technologies may never materialize or be commercialized in a way that would allow us to generate ancillary revenue streams. Relatedly, if such technologies become viable offerings in the future, we may be subject to competition from our competitors within the space-infrastructure industry, some of which may have substantially greater monetary and knowledge resources than we have and expect to have in the future to devote to the development of these technologies. Such competition or any limitations on our ability to take advantage of such technologies could impact our market share, which could have a material adverse effect on our business, financial condition and results of operations.
Such research and development initiatives may also have a high degree of risk and involve unproven business strategies and technologies with which we have limited operating or development experience. They may involve claims and liabilities (including, but not limited to, personal injury claims), expenses, regulatory challenges and other risks that we may not be able to anticipate. There can be no assurance that consumer demand for such initiatives will exist or be sustained at the levels that we anticipate, or that any of these initiatives will gain sufficient traction or market acceptance to generate sufficient revenue to offset any new expenses or liabilities associated with these new investments. Further, any such research and development efforts could distract management from current operations, and would divert capital and other resources from our more established offerings and technologies. Even if we were to be successful in developing new products, services, offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that may increase our expenses or prevent us from successfully commercializing new products, services, offerings or technologies.

We may not be able to convert our orders in backlog into revenue.
As of February 2021, our backlog consisted of approximately $150 million in customer contracts. However, many of these contracts are cancellable by customers for convenience. In the event of a cancellation for convenience, we are generally entitled to be compensated for the work performed up to the date of cancellation. The remaining amounts may not be collected in this situation.
In addition, backlog is typically subject to large variations from quarter to quarter and comparisons of backlog from period to period are not necessarily indicative of future revenues. Furthermore, some contracts comprising the backlog are for services scheduled many years in the future, and the economic viability of customers with whom we have contracted is not guaranteed over time. As a result, the contracts comprising our backlog may not result in actual revenue in any particular period or at all, and the actual revenue from such contracts may differ from our backlog estimates. The timing of receipt of revenues, if any, on projects included in backlog could change because many factors affect the scheduling of missions and adjustments to contracts may also occur. The failure to realize some portion of our backlog could adversely affect our revenues and gross margins. Furthermore, the presentation of our financial results requires us to make estimates and assumptions that may affect revenue recognition and changes in estimates are likely to occur from period to period. Accordingly, actual results could differ significantly from our estimates.
A portion of our business model is related to the in-space manufacture and robotic assembly of space structures. The technology for these processes is still in development and has not been fully validated through in-space deployment and testing. If we are unable to develop and validate such technology or technology for other planned services, our operating results and business will be materially adversely affected.
While we plan to initially develop technologies related to additive manufacturing of on-orbit satellites and structures at costs significantly lower than our competitors, the success of our business is in large part dependent on our ability to develop more powerful and efficient in-space manufacturing technology and space-capable robotics. This technology is currently under development and may take longer than anticipated to materialize, if at all, and may never be commercialized in a way that would allow us to generate revenue from the sale of these services and offerings. Relatedly, if such technologies become viable in the future, we may be subject to increased competition, and some competitors may have substantially greater monetary and knowledge resources than we have and expect to have in the future to devote to the development of these technologies. If we fail to successfully complete the development and validate this technology through actual deployment and testing of such technology, experience any delays or setbacks in the development of this technology, or encounter difficulties in scaling our manufacturing or assembly capabilities, we may not be able to fully realize our business model and our financial results and prospects would be materially adversely affected.
We are dependent on third-party launch vehicles to launch our spacecraft and customer payloads into space.
Currently there are only a handful of companies who offer launch services, and if this sector of the space industry does not grow or there is consolidation among these companies, we may not be able to secure space on a launch vehicle or such space may be more costly.
We are dependent on third-party launch vehicles to deliver our systems, products and technologies into space. If the number of companies offering launch services or the number of launches does not grow in the future or there is a consolidation among companies who offer these services, this could result in a shortage of space on these launch vehicles, which may cause delays in our ability to meet our customers’ needs. Additionally, a shortage of space available on launch vehicles may cause prices to increase or cause delays in our ability to meet our customers’ needs. Either of these situations could have a material adverse effect on our results of operations and financial condition.
Further, in the event that a launch is delayed, our timing for recognition of revenue may be impacted depending on the length of the delay and the nature of the contract with the customers with payloads on such delayed flight.
Such a delay in recognizing revenue could materially impact our financial statements or result in negative impacts to our earnings during a specified time period, which could have a material effect on our results of operations and financial condition.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.
If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales and marketing, research and development, customer and commercial strategy, products and services, supply, and manufacturing functions. We will also need to continue to leverage our manufacturing and operational systems and processes, and there is no guarantee that we will be able to scale the business and the manufacture of systems, products, technologies and services as currently planned or within the planned timeframe. The continued expansion of our business may also require additional manufacturing, design and operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for the manufacture, design and testing of our systems, products, technologies and services.
Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, finding manufacturing capacity to design, test and produce our vehicles, spaceflight technology and related equipment, and delays in production. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs, which include lease commitments, headcount and capital assets, could result in decreased margins, which could have a material adverse effect on our business, financial condition and results of operations.
We may experience a total loss of our technology and products and our customers’ payloads if there is an accident on launch or during the journey into space, and any insurance we have may not be adequate to cover our loss.
Although there have been and will continue to be technological advances in spaceflight, it is still an inherently dangerous activity. Explosions and other accidents on launch or during the flight have occurred and will likely occur in the future. If such incident should occur, we will likely experience a total loss of our systems, products, technologies and services and our customers’ payloads. The total or partial loss of one or more of our products or customer payloads could have a material adverse effect on our results of operations and financial condition. For some missions, we can elect to buy launch insurance, which can reduce our monetary losses from the launch failure, but even in this case we will have losses associated with our inability to test our technology in space and delays with further technology development.
We may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all.
Prior to the Business Combination, we financed our operations and capital expenditures primarily through funding from private sources. In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. For example, the global COVID-19 health crisis and related financial impact has resulted in, and may continue to result in, significant disruption and volatility of global financial markets that could adversely impact our ability to access capital. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our current investors may be materially diluted. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.
Our financial results may vary significantly from quarter to quarter.
We expect our revenue and operating results to vary from quarter to quarter. Reductions in revenue in a particular quarter could lead to lower profitability in that quarter because a relatively large amount of our expenses are fixed in the short-term. We may incur significant operating expenses during the start-up and early stages of large contracts and may not be able to recognize corresponding revenue in that same quarter. We may also incur additional expenses when contracts are terminated or expire and are not renewed. We may also incur additional expenses when companies are newly acquired.

In addition, payments due to us from our customers may be delayed due to billing cycles or as a result of failures of government budgets to gain congressional and administration approval in a timely manner. The U.S. government’s fiscal year ends September 30. If a federal budget for the next federal fiscal year has not been approved by that date in each year, our customers may have to suspend engagements that we are working on until a budget has been approved. Any such suspensions may reduce our revenue in the fourth quarter of the federal fiscal year or the first quarter of the subsequent federal fiscal year. The U.S. government’s fiscal year end can also trigger increased purchase requests from customers for equipment and materials. Any increased purchase requests we receive as a result of the U.S. government’s fiscal year end would serve to increase our third or fourth quarter revenue, but will generally decrease profit margins for that quarter, as these activities generally are not as profitable as our typical offerings.
Additional factors that may cause our financial results to fluctuate from quarter to quarter include those addressed elsewhere in this “Risk Factors” section and the following factors, among others:
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the terms of customer contracts that affect the timing of revenue recognition;

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variability in demand for our services and solutions;

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commencement, completion or termination of contracts during any particular quarter;

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timing of shipments and product deliveries;

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timing of award or performance incentive fee notices;

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timing of significant bid and proposal costs;

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the costs of remediating unknown defects, errors or performance problems of our product offerings;

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variable purchasing patterns under blanket purchase agreements and other indefinite delivery/indefinite quantity (“IDIQ”) contracts;

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restrictions on and delays related to the export of defense articles and services;

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costs related to government inquiries;

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strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs and joint ventures;

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strategic investments or changes in business strategy;

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changes in the extent to which we use subcontractors;

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seasonal fluctuations in our staff utilization rates;

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changes in our effective tax rate, including changes in our judgment as to the necessity of the valuation allowance recorded against our deferred tax assets; and

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the length of sales cycles.

Significant fluctuations in our operating results for a particular quarter could cause us to fall out of compliance with the financial covenants related to our debt, which if not waived, could restrict our access to capital and cause us to take extreme measures to pay down the debt, if any, under the Adams Street Credit Agreement.
Our margins and operating results may suffer if we experience unfavorable changes in the proportion of cost- plus-fee or fixed-price contracts in our total contract mix.
Although fixed-price contracts entail a greater risk of a reduced profit or financial loss on a contract compared to other types of contracts we enter into, fixed-price contracts typically provide higher profit opportunities because we may be able to benefit from cost savings and operating efficiencies. In contrast, cost-plus-fee contracts are subject to statutory limits on profit margins and generally are the least profitable of our contract types. Our U.S. Government customers typically determine what type of contract we enter into. To the extent that we enter into more cost-plus-fee or less fixed-price contracts in proportion to our total contract mix in the future, our margins and operating results may suffer. Our operating results may also suffer to the extent we have a contract mix that is focused on developmental projects, which are typically at lower profit margins as compared to margins on production projects.
Our systems, products, technologies and services and related equipment may have shorter useful lives than we anticipate.
Our growth strategy depends in part on developing systems, products, technologies and services. These reusable systems, products, technologies and services and other space related technology and systems will have a limited useful life. While we intend to design our products and technologies for a certain lifespan, which corresponds to a number of cycles, there can be no assurance as to the actual operational life of a product or that the operational life of individual components will be consistent with its design life. A number of factors will impact the useful lives of our products and systems, including, among other things, the quality of their design and construction, the durability of their component parts and availability of any replacement components, and the occurrence of any anomaly or series of anomalies or other risks affecting the technology during launch and in orbit. In addition, any improvements in technology may make our existing products, designs or any component of our products prior to the end of its life obsolete. If our systems, products, technologies and services and related equipment have shorter useful lives than we currently anticipate, this may lead to delays in increasing the rate of our follow on work and new business, which would have a material adverse effect on our business, financial condition and results of operations. In addition, we are continually learning, and as our engineering and manufacturing expertise and efficiency increases, we aim to leverage this learning to be able to manufacture our products and equipment using less of our currently installed equipment, which could render our existing inventory obsolete. Any continued improvements in spaceflight technology and space related technology may make our existing products or any component of our products obsolete prior to the end of its life. If the space related equipment have shorter useful lives than we currently anticipate, this may lead to delays in the manufacturing and design of space and spaceflight components and may also lead to a delay in commencing additional operations or increasing the rate of our operations, or greater maintenance costs than previously anticipated such that the cost to maintain the products and related equipment may exceed their value, which would have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Government Contracts
We are subject to the requirements of the National Industrial Security Program Operating Manual (“NISPOM”) for our facility security clearance, which is a prerequisite to our ability to perform on classified contracts for the U.S. government.
A facility security clearance is required in order to be awarded and perform on classified contracts for the DoD and certain other agencies of the U.S. government. As a cleared entity, we must comply with the requirements of NISPOM, and any other applicable U.S. government industrial security regulations.
Certain of our facilities maintain a facility security clearance and many of our employees maintain a personal security clearance in order to access sensitive information necessary to the performance of our work on certain U.S. Government contracts and subcontracts. Failure to comply with the NISPOM or other security requirements may subject us to civil or criminal penalties, loss of access to sensitive information, loss of a U.S. Government contract or subcontract, or potentially debarment as a government contractor. Therefore, any failure to comply with U.S. Government security protocols could adversely affect our ability to operate.
If we were to violate the terms and requirements of the NISPOM, or any other applicable U.S. government industrial security regulations (which may apply to us under the terms of classified contracts), we could lose our security clearance. Even if we implement centralized compliance policies, we cannot be certain that we will be able to maintain our security clearance if a breach or violation occurs. If for some reason our security clearance is invalidated or terminated, we may not be able to continue to perform on classified contracts and would not be able to enter into new classified contracts, which could materially adversely affect our business, financial condition, and results of operations.

Many of our contracts contain performance obligations that require innovative design capabilities, are technologically complex, require state-of-the-art manufacturing expertise, or are dependent upon factors not wholly within our control. Failure to meet these obligations could adversely affect our profitability and future prospects. Early termination of client contracts or contract penalties could adversely affect our results of operations.
We design, develop, and manufacture technologically advanced and innovative products and services, which are applied by our customers in a variety of environments. Problems and delays in development or delivery as a result of issues with respect to design, technology, licensing and intellectual property rights, labor, inability to achieve learning curve assumptions, manufacturing materials or components could prevent us from meeting requirements. Either we or the customer may generally terminate a contract as a result of a material uncured breach by the other. If we breach a contract or fail to perform in accordance with contractual service levels, delivery schedules, performance specifications, or other contractual requirements set forth therein, the other party thereto may terminate such contract for default, and we may be required to refund money previously paid to us by the customer or to pay penalties or other damages. Even if we have not breached, we may deal with various situations from time to time that may result in the amendment or termination of a contract. These steps can result in significant current period charges and/or reductions in current or future revenue, and/or delays in collection of outstanding receivables and costs incurred on the contract. Other factors that may affect revenue and profitability include inaccurate cost estimates, design issues, unforeseen costs and expenses not covered by insurance or indemnification from the customer, diversion of management focus in responding to unforeseen problems, and loss of follow-on work.
We rely on a limited number of suppliers for certain raw materials and supplied components. We may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing, design and operating needs, or obtain such materials on favorable terms or at all, which could impair our ability to fulfill our orders in a timely manner or increase our costs of design and production.
Our ability to produce our current and future systems, products, technologies and services and other components of operation is dependent upon sufficient availability of raw materials and supplied components, which we secure from a limited number of suppliers. Our reliance on suppliers to secure these raw materials and supplied components exposes us to volatility in the prices and availability of these materials. We may not be able to obtain sufficient supplies of raw materials or supplied components on favorable terms or at all, which could result in delays in the manufacture of our systems, products, technologies and services or increased costs.
In addition, we may in the future experience delays in manufacturing or operation as we go through the requalification process with any replacement third-party supplier, as well as the limitations imposed by the International Traffic in Arms Regulations (“ITAR”), the Export Administration Regulations (“EAR”), or other restrictions on transfer of sensitive technologies. Moreover, the imposition of tariffs on such raw materials or supplied components could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner and could cause us to experience cancellations or delays of scheduled missions, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.
We use estimates when accounting for certain contracts and changes in these estimates may have a significant impact on our financial results.
Our quarterly and annual sales are affected by a variety of factors that may lead to significant variability in our operating results. We evaluate the contract value and cost estimates for performance obligations at least quarterly, and more frequently when circumstances change significantly. Changes in estimates and assumptions related to the status of certain long-term contracts which could have a material adverse effect on our operating results, financial condition, and/or cash flows.

The U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year and consequently having to shut down or operate on funding levels equivalent to its prior fiscal year pursuant to a “continuing resolution,” could have an adverse impact on our business, financial condition, results of operations and cash flows.
Considerable uncertainty exists regarding how future budget and program decisions will unfold, including the defense spending priorities of the U.S. government, what challenges budget reductions will present for the defense industry and whether annual appropriations bills for all agencies will be enacted for U.S. government fiscal 2021 and thereafter due to many factors, including but not limited to, changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding. The U.S. government’s budget deficit and the national debt could have an adverse impact on our business, financial condition, results of operations and cash flows in a number of ways, including the following:
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The U.S. government could reduce or delay its spending on, reprioritize its spending away from, or decline to provide funding for the government programs in which we participate;

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U.S. government spending could be impacted by alternate arrangements to sequestration, which increases the uncertainty as to, and the difficulty in predicting, U.S. government spending priorities and levels; and

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We may experience declines in revenue, profitability and cash flows as a result of reduced or delayed orders or payments or other factors caused by economic difficulties of our customers and prospective customers, including U.S. federal, state and local governments.

Furthermore, we believe continued budget pressures could have serious negative consequences for the security of the U.S., the defense industrial base and the customers, employees, suppliers, investors and communities that rely on companies in the defense industrial base. Budget and program decisions made in this environment would have long-term implications for Redwire and the entire defense industry.
We depend significantly on U.S. government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on our business, financial condition, results of operations and cash flows.
Over its lifetime, a U.S. government program may be implemented by the award of many different individual contracts and subcontracts. The funding of U.S. government programs is subject to U.S. Congressional appropriations. In recent years, U.S. government appropriations have been affected by larger U.S. government budgetary issues and related legislation. Although multi-year contracts may be authorized and appropriated in connection with major procurements, the U.S. Congress generally appropriates funds on a government fiscal year basis. Procurement funds are typically made available for obligation over the course of one to three years. Consequently, programs often initially receive only partial funding, and additional funds are obligated only as the U.S. Congress authorizes further appropriations. We cannot predict the extent to which total funding and/or funding for individual programs will be included, increased or reduced as part of the annual appropriations process ultimately approved by U.S. Congress and the President of the United States or in separate supplemental appropriations or continuing resolutions, as applicable. The termination of funding for a U.S. government program would result in a loss of anticipated future revenue attributable to that program, which could have an adverse impact on our operations. In addition, the termination of a program or the failure to commit additional funds to a program that already has been started could result in lost revenue and increase our overall costs of doing business.
Generally, U.S. government contracts are subject to oversight audits by U.S. government representatives. Such audits could result in adjustments to our contract costs. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and such costs already reimbursed must be refunded. We have recorded contract revenue based on costs we expect to realize upon final audit. However, we do not know the outcome of any future audits and adjustments, and we may be required to materially reduce our revenue or profits upon completion and final negotiation of audits. Negative audit findings could also result in termination of a contract, forfeiture of profits, suspension of payments, fines or suspension or debarment from U.S. Government contracting or subcontracting for a period of time.

In addition, U.S. government contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. government’s convenience upon payment only for work done and commitments made at the time of termination. For some contracts, we are a subcontractor and not the prime contractor, and in those arrangements, the U.S. Government could terminate the prime contractor for convenience without regard for our performance as a subcontractor. We can give no assurance that one or more of our U.S. government contracts will not be terminated under those circumstances. Also, we can give no assurance that we would be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of our U.S. government contracts. Because a significant portion of our revenue is dependent on our performance and payment under our U.S. government contracts, the loss of one or more large contracts could have a material adverse impact on our business, financial condition, results of operations and cash flows.
Our U.S. government business also is subject to specific procurement regulations and a variety of socioeconomic and other requirements. These requirements, although customary in U.S. government contracts, increase our performance and compliance costs. These costs might increase in the future, thereby reducing our margins, which could have an adverse effect on our business, financial condition, results of operations and cash flows. In addition, the U.S. government has and may continue to implement initiatives focused on efficiencies, affordability and cost growth and other changes to its procurement practices. These initiatives and changes to procurement practices may change the way U.S. government contracts are solicited, negotiated and managed, which may affect whether and how we pursue opportunities to provide our products and services to the U.S. government, including the terms and conditions under which we do so, which may have an adverse impact on our business, financial condition, results of operations and cash flows. For example, contracts awarded under the DoD’s Other Transaction Authority for research and prototypes generally require cost-sharing and may not follow, or may follow only in part, standard U.S. government contracting practices and terms, such as the Federal Acquisition Regulation (“FAR”) and Cost Accounting Standards.
Failure to comply with applicable regulations and requirements could lead to fines, penalties, repayments, or compensatory or treble damages, or suspension or debarment from U.S. government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various laws and regulations, including those related to procurement integrity, export control (including ITAR), U.S. government security, employment practices, protection of the environment, accuracy of records, proper recording of costs and foreign corruption. The termination of a U.S. government contract or relationship as a result of any of these acts would have an adverse impact on our operations and could have an adverse effect on our standing and eligibility for future U.S. government contracts.
The terms of certain of our current and likely future contracts are highly sensitive and we are limited in our ability to disclose such terms.
Our success, in large part, depends on our ability to maintain protection over the terms of certain of our current and likely future contracts and agreements, each of which is a highly negotiated agreement with sensitive information that, if publicly disclosed, would be beneficial for Redwire’s and our partners’ competitors to learn and harmful to Redwire’s and our partners’ commercial interests. We are limited in our ability to disclose the terms of these agreements, including terms that may affect our expected cash flows or the value of any collateral, and have taken precautions to protect the disclosure of the sensitive information in such agreements, including in this prospectus. Therefore, we have not allowed third parties to review the terms of these agreements, including terms other than those described in this prospectus. If the terms of these agreements were to be disclosed, our ability to compete could be hindered and our relationships with our partners could be damaged, both of which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, our relationships with our partners could also be damaged, and they may take legal action against us, if they believe that we have disclosed any terms of these agreements without their prior consent.
Disputes with our subcontractors or the inability of our subcontractors to perform, or our key suppliers to timely deliver our components, parts or services, could cause our products, systems or services to be produced or delivered in an untimely or unsatisfactory manner.
We engage subcontractors on many of our contracts. We may have disputes with our subcontractors, including regarding the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontract or subcontractor, our failure to extend existing task orders or issue new task orders under a subcontract, our hiring of the personnel of a subcontractor or vice versa or the subcontractor’s failure to comply with applicable law. In addition, there are certain parts, components and services for many of our products, systems, technologies and services that we source from other manufacturers or vendors. Some of our suppliers, from time to time, experience financial and operational difficulties, which may impact their ability to supply the materials, components, subsystems and services that we require. Tariffs recently imposed on certain materials and other trade issues may create or exacerbate existing materials shortages and may result in further supplier business closures. Our supply chain could also be disrupted by external events, such as natural disasters or other significant disruptions (including extreme weather conditions, medical epidemics, acts of terrorism, cyber-attacks and labor disputes), governmental actions and legislative or regulatory changes, including product certification or stewardship requirements, sourcing restrictions, product authenticity and climate change or greenhouse gas emission standards, or availability constraints from increased demand from customers. In addition, the ongoing COVID-19 pandemic has resulted in increased travel restrictions and extended shutdown of certain businesses across the globe. These or any further political or governmental developments or health concerns could result in social, economic and labor instability. Any inability to develop alternative sources of supply on a cost-effective and timely basis could materially impair our ability to manufacture and deliver products, systems and services to our customers. We can give no assurances that we will be free from disputes with our subcontractors; material supply constraints or problems; or component, subsystems or services problems in the future. Also, our subcontractors and other suppliers may not be able to acquire or maintain the quality of the materials, components, subsystems and services they supply, which may result in greater product returns, service problems and warranty claims and could harm our business, financial condition, results of operations and cash flows. In addition, in connection with our government contracts, we are required to procure certain materials, components and parts from supply sources approved by the U.S. government and we rely on our subcontractors and suppliers to comply with applicable laws, regulations and other requirements regarding procurement of counterfeit, unauthorized or otherwise non-compliant parts or materials, including parts or materials they supply to us, and in some circumstances, we rely on their certifications as to their compliance. From time to time, there are components for which there may be only one supplier, which may be unable to meet our needs. Each of these subcontractor and supplier risks could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Regulatory Risk Factors
Investments in us may be subject to U.S. foreign investment regulations which may impose conditions on or limit certain investors’ ability to purchase our common stock, potentially making our common stock less attractive to investors. Our investments in U.S. companies may also be subject to U.S. foreign investment regulations.
Under the “Exon-Florio Amendment” to the U.S. Defense Production Act of 1950, as amended (the “DPA”), the U.S. President has the power to disrupt or block certain foreign investments in U.S. businesses if he determines that such a transaction threatens U.S. national security. The Committee on Foreign Investment in the United States (“CFIUS”) has the authority to conduct national security reviews of certain foreign investments. CFIUS may impose mitigation conditions to grant clearance of a transaction.
The Foreign Investment Risk Review Modernization Act (“FIRRMA”), enacted in 2018, amended the DPA to, among other things, expand CFIUS’s jurisdiction beyond acquisitions of control of U.S. businesses. Now, CFIUS also has jurisdiction over certain foreign non-controlling investments in U.S. businesses that involve critical technology or critical infrastructure, or that collect and maintain sensitive personal data of U.S. citizens (“TID U.S. Businesses”), if the foreign investor receives specified triggering rights or access in connection with its investment. We are a TID U.S. Business because we develop and design technologies that would be considered critical technologies. Certain foreign investments in TID U.S. Businesses are subject to mandatory filing with CFIUS. The enhanced scrutiny and potential restrictions on the ability of foreign persons to invest in us could limit our ability to engage in strategic transactions that could benefit our shareholders, including a change of control, and could also affect the price that an investor may be willing to pay for our common stock.

We are subject to stringent U.S. economic sanctions, and trade control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation.
Our business is subject to stringent U.S. trade control laws and regulations as well as economic sanctions laws and regulations. We are required to comply with U.S. export control laws and regulations, including ITAR administered by the U.S. Department of State, the EAR administered by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”), and economic sanctions administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC”). Similar laws that impact our business exist in other jurisdictions. These foreign trade controls prohibit, restrict, or regulate our ability to, directly or indirectly, export, deemed export, re-export, deemed re-export or transfer certain hardware, technical data, technology, software, or services to certain countries and territories, entities, and individuals, and for end uses. Violations of applicable export control laws, sanctions, and related regulations could result in criminal and administrative penalties, including fines, possible denial of export privileges, and debarment, which could have a material adverse impact on our business, including our ability to enter into contracts or subcontracts for U.S. government customers.
Pursuant to these foreign trade control laws and regulations, we are required, among other things, to (i) maintain a registration under ITAR, (ii) determine the proper licensing jurisdiction and export classification of products, software, and technology, and (iii) obtain licenses or other forms of U.S. government authorization to engage in the conduct of our space-focused business. The authorization requirement includes the need to get permission to release controlled technology to foreign person employees and other foreign persons. In order to comply with these requirements, we must develop and implement centralized sanctions and export control policies that can be quickly adopted by all Redwire Subsidiaries.
The inability to secure and maintain necessary licenses and other authorizations could negatively impact our ability to compete successfully or to operate our spaceflight business as planned. Any changes in sanctions and export control regulations or U.S. government licensing policy, such as those necessary to implement U.S. government commitments to multilateral control regimes, may restrict our operations. Given the significant discretion the government has in issuing, denying or conditioning such authorizations to advance U.S. national security and foreign policy interests, there can be no assurance we will be successful in our current and future efforts to secure and maintain necessary licenses, registrations, or other U.S. government regulatory approvals. In addition, changes in U.S. foreign trade control laws and regulations, U.S. foreign policy, or reclassifications of our products or technologies, may restrict our future operations.
Our business is subject to a wide variety of additional extensive and evolving government laws and regulations. Failure to comply with such laws and regulations could have a material adverse effect on our business.
We are subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to our manufacturing in-space operations, employment and labor, health care, tax, privacy and data security, health and safety, and environmental issues. Laws and regulations at the foreign, federal, state and local levels frequently change, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. We monitor these developments and devote a significant amount of management’s time and external resources towards compliance with these laws, regulations and guidelines, and such compliance places a significant burden on management’s time and other resources, and it may limit our ability to expand into certain jurisdictions. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows and financial condition.
Failure to comply with these laws, such as with respect to obtaining and maintaining licenses, certificates, authorizations and permits critical for the operation of our business, may result in civil penalties or private lawsuits, or the suspension or revocation of licenses, certificates, authorizations or permits, which would prevent us from operating our business. For example, commercial space launches and the operation of any space transport system in the United States require licenses and permits from the Federal Communications Commission (the “FCC”) and review by other agencies of the U.S. government, including the DoD and

NASA. License approval can include an interagency review of safety, operational, national security, and foreign policy and international obligations implications, as well as a review of foreign ownership.
Additionally, regulation of our industry is still evolving, and new or different laws or regulations could affect our operations, increase direct compliance costs for us or cause any third-party suppliers or contractors to raise the prices they charge us because of increased compliance costs. For example, the FCC has an open notice of proposed rulemaking relating to mitigation of orbital debris, which could affect us and our operations. Application of these laws to our business may negatively impact our performance in various ways, limiting the collaborations we may pursue, further regulating the export and re-export of our products, services, and technology from the United States and abroad, and increasing our costs and the time necessary to obtain required authorization. The adoption of a multi-layered regulatory approach to any one of the laws or regulations to which we are or may become subject, particularly where the layers are in conflict, could require alteration of our manufacturing processes or operational parameters which may adversely impact our business. We may not be in complete compliance with all such requirements at all times and, even when we believe we are in complete compliance, a regulatory agency may determine that we are not.
We have government customers, which subjects us to risks including early termination, audits, investigations, sanctions and penalties.
We derive a substantial portion of our revenue from contracts with NASA, the U.S. and foreign governments and may enter into additional contracts with the U.S. or foreign governments in the future. This subjects us to statutes and regulations applicable to companies doing business with the government, including the Federal Acquisition Regulation. These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts and which are unfavorable to contractors. For instance, most U.S. government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, and in that event, the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source.
Some of our federal government contracts are subject to the approval of appropriations being made by the U.S. Congress to fund the expenditures under these contracts. In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements include, for example:
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specialized disclosure and accounting requirements unique to government contracts;

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financial and compliance audits that may result in potential liability for price adjustments, recoupment of government funds after such funds have been spent, civil and criminal penalties, or administrative sanctions such as suspension or debarment from doing business with the U.S. government;

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public disclosures of certain contract and company information; and

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mandatory socioeconomic compliance requirements, including labor requirements,

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non-discrimination and affirmative action programs and environmental compliance requirements.

Government contracts are also generally subject to greater scrutiny by the government, which can initiate reviews, audits and investigations regarding our compliance with government contract requirements. In addition, if we fail to comply with government contracting laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including treble damages and other penalties), or criminal law. In particular, the False Claims Act’s “whistleblower” provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, damages, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results.

Our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners.
We have implemented compliance controls, training, policies and procedures designed to prevent and detect reckless or criminal acts from being committed by our employees, agents or business partners that would violate the laws of the jurisdictions in which we operate, including laws governing payments to government officials, such as the U.S. Foreign Corrupt Practices Act (“FCPA”), the protection of export controlled or classified information, such as ITAR, false claims, procurement integrity, cost accounting and billing, competition, information security and data privacy and the terms of our contracts. This risk of improper conduct may increase as we continue to grow and expand our operations. We cannot ensure, however, that our controls, training, policies and procedures will prevent or detect all such reckless or criminal acts, and we have been adversely impacted by such acts in the past, which have been immaterial in nature. If not prevented, such reckless or criminal acts could subject us to civil or criminal investigations, monetary and non-monetary penalties and suspension and debarment by the U.S. government and could have a material adverse effect on our ability to conduct business, our results of operations and our reputation. In addition, misconduct involving data security lapses resulting in the compromise of personal information or the improper use of our customer’s sensitive or classified information could result in remediation costs, regulatory sanctions against us and serious harm to our reputation and could adversely impact our ability to continue to contract with the U.S. government.
Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.
We collect, store, process, and use personal information and other customer data, and we rely in part on third parties that are not directly under our control to manage certain of these operations and to collect, store, process and use payment information. Due to the sensitivity of the personal information and data we and these third parties manage and expect to manage in the future, as well as the nature of our customer base, the security features of our information systems are critical. A variety of federal, state and foreign laws and regulations govern the collection, use, retention, storage, destruction sharing and security of this information. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may not be harmonized, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations. For example, in January 2020, the California Consumer Privacy Act (“CCPA”) took effect, which provides California consumers with enhanced rights to access, correct, delete, and limit the processing of their personal information by companies, and which requires companies doing business in California to implement and maintain operational capabilities to respond to certain requests made by California consumers in respect of such rights. CCPA provides a private right of action for California Consumers whose personal information is improperly disclosed.
We expect that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions, including the California Privacy Rights Act, which was passed by California voters in November 2020 to amend CCPA and establish a new regulatory authority in California, or the European e-Privacy Regulation, which is currently in draft form. We cannot yet determine the impact such future laws, regulations and standards may have on our business. Complying with these evolving obligations is costly. For instance, expanding definitions and interpretations of what constitutes “personal data” (or the equivalent) within the United States, the European Economic Area (the “EEA”) and elsewhere may increase our compliance costs and legal liability.
We are also subject to non-U.S. privacy rules and regulations, such as the European Union’s General Data Protection Regulation (“GDPR”) and national laws supplementing GDPR, as well as the Data Protection Act of 2018 (“DPA 18”) in the United Kingdom. GDPR and DPA 18 require companies to meet stringent requirements regarding the processing of personal data of individuals located in the EEA. GDPR and DPA 18 also include significant penalties for noncompliance, which may result in monetary penalties of up to the higher of €20.0 million or 4% of a group’s worldwide revenue for the preceding financial year for the most serious violations. The GDPR, DPA 18, and other similar regulations require companies to give specific types of notice and informed consent is required for certain actions, and the GDPR also imposes additional conditions in order to satisfy such consent, such as bundled consents.
A significant data breach or any failure, or perceived failure, by us to comply with any federal, state or foreign privacy or consumer protection-related laws, regulations or other principles or orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, investigations, proceedings, litigation, or enforcement actions against us by governmental entities. This may result in penalties, liabilities or loss, increased compliance or operational costs, or otherwise require us to change our operations and/or cease using certain data sets. Depending on the nature of the information compromised, we may also have obligations to notify users, law enforcement or payment companies about the incident and may need to provide some form of remedy for the individuals affected by the incident.
We are exposed to risks related to geopolitical and economic factors, laws and regulations and our international business subjects us to numerous political and economic factors, legal requirements, cross- cultural considerations and other risks associated with doing business globally.
Our international business is subject to both U.S. and foreign laws and regulations, including, without limitation, laws and regulations relating to export/import controls, economic sanctions, technology transfer restrictions, government contracts and procurement, data privacy and protection, anti-corruption (including the anti-bribery, books and records, and internal controls provisions of the FCPA governing interactions with foreign government officials), the anti-boycott provisions of the U.S. Export Administration Act, security restrictions and intellectual property. Failure by us, our employees, subsidiaries, affiliates, partners or others with whom we work to comply with any of these applicable laws and regulations could result in administrative, civil, commercial or criminal liabilities, including suspension or debarment from government contracts or suspension of our export/import privileges. New regulations and requirements, or changes to existing ones in the various countries in which we operate can significantly increase our costs and risks of doing business internationally.
Changes in laws, regulations, political leadership and environment, and/or security risks may dramatically affect our ability to conduct or continue to conduct business in international markets, including sales to customers and purchases from suppliers outside the United States. We may also be impacted by shifts in U.S. and foreign national policies and priorities, political decisions and geopolitical relationships, any of which may be influenced by changes in the threat environment, political leadership, geopolitical uncertainties, world events, bilateral and multi-lateral relationships and economic and political factors. Any changes to these policies could impact our operations and/or export authorizations, or delay purchasing decisions or payments and the provision of supplies, goods and services including, without limitation, in connection with any government programs. Global economic conditions and fluctuations in foreign currency exchange rates could further impact our business. For example, the tightening of credit in financial markets outside of the U.S. could adversely affect the ability of our customers and suppliers to obtain financing and could result in a decrease in or cancellation of orders for our products and services or impact the ability of our customers to make payments.
We also increasingly are dependent on in-country suppliers and we face risks related to their failure to perform in accordance with the contracts and applicable laws, particularly where we rely on a sole source supplier. The occurrence and impact of these factors is difficult to predict, but one or more of them could have a material adverse effect on our financial position, results of operations and/or cash flows.
We are subject to environmental regulation and may incur substantial costs.
We are subject to federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, greenhouse gases and the management of hazardous substances, oils and waste materials. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and remediate hazardous or toxic substances or petroleum product releases at or from the property. Under federal law, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Compliance with environmental laws and regulations can require significant expenditures. In addition, we could incur costs to comply with such current or future laws and regulations, the violation of which could lead to substantial fines and penalties.
We may have to pay governmental entities or third parties for property damage and for investigation and remediation costs that they incurred in connection with any contamination at our current and former facilities without regard to whether we knew of or caused the presence of the contaminants. Liability under these laws may be strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of waste directly attributable to us. Even if more than one person may have been responsible for the contamination, each person covered by these environmental laws may be held responsible for all of the clean-up costs incurred. Environmental liabilities could arise and have a material adverse effect on our financial condition and performance. We do not believe, however, that pending environmental regulatory developments in this area will have a material effect on our capital expenditures or otherwise materially adversely affect our operations, operating costs, or competitive position.
Changes in tax laws or regulations may increase tax uncertainty and adversely affect results of our operations and our effective tax rate.
We will be subject to taxes in the United States and certain foreign jurisdictions. Due to economic and political conditions, tax rates in various jurisdictions, including the United States, may be subject to change. Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws or their interpretation. In addition, we may be subject to income tax audits by various tax jurisdictions. Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution by one or more taxing authorities could have a material impact on the results of our operations.
Certain U.S. state tax authorities may assert that we have a state nexus and seek to impose state and local income taxes which could harm our results of operations.
There is a risk that certain state tax authorities where we do not currently file a state income tax return could assert that we are liable for state and local income taxes based upon income or gross receipts allocable to such states. States are becoming increasingly aggressive in asserting a nexus for state income tax purposes. If a state tax authority successfully asserts that our activities give rise to a nexus, we could be subject to state and local taxation, including penalties and interest attributable to prior periods. Such tax assessments, penalties and interest may adversely impact our results of operations.
If we fail to adequately protect our intellectual property rights, our competitive position could be impaired and our intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.
Our success depends, in significant part, on our ability to protect our intellectual property rights, including practices, tools, technologies and technical expertise we utilize in designing, developing, manufacturing, implementing and maintaining applications and processes used in our systems, products, technologies and services and related technologies. To date, we have relied on trade secret laws and other intellectual property laws, non-disclosure agreements with our employees, consultants and other relevant persons and other measures to protect our intellectual property, and intend to continue to rely on these and other means. We also try to protect our intellectual property by filing patent applications related to our technology, inventions and improvements that are important to the development of our business. The steps we take to protect our intellectual property may be inadequate. The various patent offices of jurisdictions where we file for protection vary in the amount of time they take to evaluate applications for patents which may affect our ability to protect our intellectual property or to prosecute infringers in a timely fashion.
We currently have various patents in the U.S. and in other jurisdictions and a number of pending patents applications in the U.S. and in other jurisdictions. Our pending patent applications may not result in patents being issued, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. We cannot be certain that it is the first inventor of the subject matter to which it has filed a particular patent application, or if it is the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. We also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. As a result, we cannot be certain that the patent applications that it files will be issued. Further, the scope of protection of issued patent claims is often difficult to determine.
Our patents may be challenged, invalidated or circumvented. If our patents are invalidated or found to be unenforceable, we will lose the ability to exclude others from making, using, selling, or importing into the United States the inventions claimed. Moreover, an issued patent does not guarantee us the right to use the patented technology or commercialize a product using that technology. Third parties may have blocking patents that could be used to prevent us from developing our product. Thus, patents that we may own currently or in the future may not allow us to exploit the rights conferred by our intellectual property protection. Even if issued, any future patents may not be issued with claims sufficiently broad to protect our technologies or may not provide us with a competitive advantage against competitors with similar technologies. Despite our precautions, it may be possible for unauthorized third parties to copy our technology and use information that we regard as proprietary to create technology that competes with ours. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate. Because we operate in space, the application of intellectual property laws to orbiting hardware is of particular interest and it should be noted such laws also vary from country to country. To the extent we expand our international activities, our exposure to unauthorized copying and use of our technologies and proprietary information may increase. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our technology and intellectual property.
We rely in part on trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Our competitors may also design around our issued patents, which may adversely affect our business, prospects, financial condition and operating results. In addition, although we enter into nondisclosure and invention assignment agreements with our employees, enter into non-disclosure agreements with consultants and other parties with whom we have strategic relationships and business alliances and enter into intellectual property assignment agreements with our consultants and vendors, no assurance can be given that these agreements will be effective in controlling access to and distribution of our technology and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.
Protecting and defending against intellectual property claims may have a material adverse effect on our business.
Our success depends in part upon successful prosecution, maintenance, enforcement and protection of our owned intellectual property. To protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our technology, as well as any costly litigation or diversion of our management’s attention and resources, could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations. The results of intellectual property litigation are difficult to predict and may require us to stop using certain technologies or offering certain services or may result in significant damage awards or settlement costs. There is no guarantee that any action to defend, maintain or enforce our owned or licensed intellectual property rights will be successful, and an adverse result in any such proceeding could have a material adverse impact on our business, financial condition, operating results and prospects.
In addition, we may from time to time face allegations that we are infringing, misappropriating, or otherwise violating the intellectual property rights of third parties, including the intellectual property rights of our competitors. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology or services. Irrespective of the validity of any such claims, we could incur significant costs and diversion of resources in defending against them, and there is no guarantee any such defense would be successful, which could have a material adverse effect on our business, contracts, financial condition, operating results, liquidity and prospects.
Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could divert the time and resources of our management team and harm our business, our operating results and our reputation.
Reliance on Third Parties and Key Personnel Risk Factors
Data breaches or incidents involving our technology could damage our business, reputation and brand and substantially harm our business and results of operations.
If our data and network infrastructure were to fail, or if we were to suffer an interruption or degradation of services in our data center, third-party cloud, and other infrastructure environments, we could lose important manufacturing and technical data, which could harm our business. Our facilities, as well as the facilities of third- parties that maintain or have access to our data or network infrastructure, are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures and similar events. In the event that our or any third-party provider’s systems or service abilities on which we rely are hindered by any of the events discussed above, our ability to operate may be impaired. A decision to close facilities without adequate notice, or other unanticipated problems, could adversely impact our operations. Any of the aforementioned risks may be augmented if our or any third- party provider’s business continuity and disaster recovery plans prove to be inadequate. Our data center, third- party cloud, and managed service provider infrastructure also could be subject to break-ins, cyber-attacks, denial of service, sabotage, intentional acts of vandalism and other misconduct, from a spectrum of actors ranging in sophistication from threats common to most industries to more advanced and persistent, highly organized adversaries. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that we experience could result in unauthorized access to, misuse of, or unauthorized acquisition of our internal sensitive corporate data, such as financial data, intellectual property, or data related to contracts with commercial or government customers or partners. Such unauthorized access, misuse, acquisition, or modification of sensitive and proprietary data may result in data loss, corruption or unauthorized alteration, interruptions in our operations or damage to our computer hardware or systems or those of our employees and customers. Moreover, negative publicity arising from these types of disruptions could damage our reputation. We may not carry sufficient business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service. Significant unavailability of our services due to cyber security attacks or natural disasters could cause users to cease using our services and materially and adversely affect our business, prospects, financial condition and results of operations. A security breach that involves classified information could subject us to civil or criminal penalties, loss of a government contract, loss of access to classified information, or debarment as a government contractor. Similarly, a breach that involves loss of customer- provided data could subject us to loss of a customer, loss of a contract, litigation costs and legal damages, and reputational harm.
We use proprietary software which we have developed in our technology infrastructure, which we seek to continually update and improve. Replacing such systems is often time-consuming and expensive and can also be intrusive to daily business operations. Further, we may not always be successful in executing these upgrades and improvements, which may occasionally result in a failure of our systems. We may experience periodic system interruptions from time to time. Any slowdown or failure of our underlying technology infrastructure could harm our business, reputation and ability to execute on our business plan, which could materially and adversely affect our results of operations. Our disaster recovery plan or those of our third-party providers may be inadequate, and our business interruption insurance may not be sufficient to compensate us for the losses that could occur.
We are highly dependent on the services of our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.
We are highly dependent on our full senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other skilled personnel, manufacturing and quality assurance, engineering, design, finance, marketing, sales and support personnel. Certain members of our senior management team have extensive experience in the aerospace industry, and we believe that their depth of experience is instrumental to our continued success. The loss of any one or more members of our senior management team for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business, financial condition and results of operations.
Competition for qualified highly skilled personnel can be strong, and we can provide no assurance that we will be successful in attracting or retaining such personnel now or in the future. Any inability to recruit, develop and retain qualified employees may result in high employee turnover and may force us to pay significantly higher wages, which may harm our profitability or could result in difficulties performing under our contracts if our needs for such employees were unmet. Additionally, we do not carry key man insurance for any of our management executives, and the loss of any key employee or our inability to recruit, develop and retain these individuals as needed, could have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Our Indebtedness
We have a substantial amount of debt. Our ability to operate is limited by the agreements governing our debt.
As of June 30, 2021, we had $116.7 million of total debt outstanding and up to $5.0 million of additional borrowing capacity under our revolving credit facility. Subject to the limits contained in some of the agreements governing our outstanding debt, we may incur additional debt in the future. Our maintenance of higher levels of indebtedness could have adverse consequences including impairing our ability to obtain additional financing in the future.
Our level of debt places significant demands on our cash resources, which could:
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make it more difficult to satisfy our outstanding debt obligations;

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require us to dedicate a substantial portion of our cash for payments related to our debt, reducing the amount of cash flow available for working capital, capital expenditures, entitlement of our real estate assets, contributions to our tax-qualified pension plan, and other general corporate purposes;

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limit our flexibility in planning for, or reacting to, changes in the industries in which we compete;

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place us at a competitive disadvantage with respect to our competitors, some of which have lower debt service obligations and greater financial resources than we do;

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limit our ability to borrow additional funds;

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limit our ability to expand our operations through acquisitions; and

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increase our vulnerability to general adverse economic and industry conditions If we are unable to generate sufficient cash flow to service our debt and fund our operating costs, our liquidity may be adversely affected.

Risks Related to Us Being a Public Company
Our management team has limited experience managing a public company.
Most of the members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Additionally, many members of our management team were recently hired, including our Chairman and Chief Executive Officer and our Chief Financial Officer. Our management team may not successfully or efficiently manage their new roles and responsibilities. Our transition to being a public company subjects it to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. We are in the process of upgrading our finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact our ability or prevent it from timely reporting our operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”). The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.
Management is responsible for establishing and maintaining adequate internal control over financial reporting and for evaluating the effectiveness of our internal control over financial reporting. If we were to identify additional material weaknesses or other deficiencies, or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately and timely report our financial results, in which case our business may be harmed and investors may lose confidence in the accuracy and completeness of our financial reports.
Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). We identified material weaknesses in our internal control over financial reporting as of December 31, 2020. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.
We identified a material weakness related to an insufficient complement of resources with an appropriate level of accounting knowledge, experience and training commensurate with our structure and financial reporting requirements to appropriately analyze, record and disclose accounting matters timely and accurately, and establish effective processes and internal controls. The limited personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions. This material weakness contributed to the following additional material weaknesses:
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We did not design and maintain an effective risk assessment process at a precise enough level to identify new and evolving risks of material misstatement in the consolidated financial statements. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to the risks of material misstatement to financial reporting.

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We did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over the preparation and review of business performance reviews, account reconciliations, journal entries and contract estimates used in determining the recognition of revenue.

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We did not design and maintain effective controls to address the identification of and accounting for certain non-routine, unusual or complex transactions, including the proper application of U.S. GAAP to such transactions. Specifically, we did not design and maintain effective controls to account for purchase business combinations, including the appropriate review of the assumptions, data and models used in the forecasted cash flows, used to determine the fair value of the acquired assets and liabilities.

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These material weaknesses resulted in material audit adjustments to substantially all accounts and disclosures in the successor consolidated financial statements as of December 31, 2020 and for the period from February 10, 2020 to December 31, 2020, and to the predecessor consolidated financial statements for the period from January 1, 2020 to June 21, 2020 and as of and for the year ended December 31, 2019.

We did not design and maintain effective information technology (“IT”) general controls for information systems that are relevant to the preparation of the consolidated financial statements. Specifically, we did not design and maintain:

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program change management controls to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized, and implemented appropriately;

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user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate Company personnel;

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computer operations controls to ensure that critical batch jobs are monitored and data backups are authorized and monitored; and

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testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements.

The IT deficiencies noted above did not result in a misstatement to the consolidated financial statements for either the successor or predecessor, however, the deficiencies, when aggregated, could impact maintaining effective segregation of duties, as well as the effectiveness of IT-dependent controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all financial statement accounts and disclosures that would not be prevented or detected.
Additionally, these material weaknesses could result in misstatements of substantially all accounts and disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.
We are in the process of implementing measures designed to improve our internal control over financial reporting and remediate the deficiencies that led to the material weaknesses, including hiring additional finance and accounting personnel, designing and implementing new control activities, and enhancing existing control activities.
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We have reviewed the personnel structure and have identified new positions to enhance our team.

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These individuals are expected to be onboarded during 2021 and will help align our personnel to specific areas and responsibilities to alleviate the numerous competing responsibilities currently faced.

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We have commenced developing a risk assessment across the organization to identify risks and design new controls or enhance existing controls responsive to such risks to ensure timely and accurate financial reporting.

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We are in the process of designing and implementing additional review procedures within our accounting and finance department to provide more robust and comprehensive internal control over financial reporting that address the relevant financial statement assertions and risks of material misstatement within our business processes, including implementing a comprehensive close process checklist with additional layers of reviews as well as controls around non-routine, unusual or complex transactions, including controls over the accounting for purchase business combinations.

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We will continue to document our processes and procedures, including accounting policies, across the Company to ensure consistent application including controls over the preparation and review of business performance reviews, account reconciliations, journal entries and contract estimates used in determining the recognition of revenue.

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We are in the process of performing an assessment of all information technology systems which provide data for financial reporting purposes. As part of this assessment, we will be designing, implementing and documenting IT general controls.

We are working to remediate the material weaknesses as efficiently and effectively as possible and expect full remediation will likely go beyond December 31, 2021. At this time, we cannot provide an estimate of costs expected to be incurred in connection with implementing this remediation plan; however, these remediation measures might be time consuming, will result in the Company incurring additional costs, and will place additional demands on our financial and operational resources.
If we are unable to successfully remediate our existing or any future material weaknesses or other deficiencies in our internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected; loss of status as an emerging growth company, investors may lose confidence in our financial reporting; we could become subject to litigation or investigations by the NYSE, the SEC or other regulatory authorities.
General Business Risks
Our business, financial condition and results of operations are subject to risks resulting from broader geographic operations.
Our operations outside of the U.S. may lead to more volatile financial results and make it more difficult for us to manage our business. Reasons for this include, but are not limited to, the following:
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political and economic instability;

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governments’ restrictive trade policies;

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the imposition or rescission of duties, taxes or government royalties;

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exchange rate risks;

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exposure to varying legal standards, including data privacy, security and intellectual property protection in other jurisdictions;

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difficulties in obtaining required regulatory authorizations;

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local domestic ownership requirements;

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requirements that certain operational activities be performed in-country;

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changing and conflicting national and local regulatory requirements; and

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the geographic, language and cultural differences between personnel in different areas of the world.

If we experience a disaster or other business continuity problem, we may not be able to recover successfully, which could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.
If we experience a local or regional disaster or other business continuity problem, such as an earthquake, hurricane, blizzard, terrorist attack, pandemic or other natural or man-made disaster, our continued success will depend, in part, on the availability of our personnel, our facilities, and the proper functioning of our computer, telecommunication, and other business systems and operations. As we attempt to grow our operations, the potential for particular types of natural or man-made disasters, political, economic, or infrastructure instabilities, or other country or region-specific business continuity risks increases. We cannot ensure that provisions in our customer contracts will be legally sufficient to protect us if we are sued and our errors and omissions and product liability insurance coverage may not be adequate, may not continue to be available on reasonable terms or in sufficient amounts to cover one or more large claims, or the insurer may disclaim coverage as to some types of future claims. The successful assertion of any large claim against us could seriously harm our business. Even if not successful, these claims may result in significant legal and other costs, be a distraction to our management and harm our reputation.
Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.
Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including:
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unexpected weather patterns, natural disasters or other events that force a cancellation or rescheduling of launches;

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the cost of raw materials or supplied components critical for the manufacture and operation of our systems, products, technologies and services;

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the timing and cost of, and level of investment in, research and development relating to our technologies and our current or future facilities;

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developments involving our competitors;

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changes in governmental regulations or in the status of our regulatory approvals or applications;

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future accounting pronouncements or changes in our accounting policies;

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the impact of epidemics or pandemics, including current business disruption and related financial impact resulting from the global COVID-19 health crisis; and

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general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

The individual or cumulative effects of factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful.
This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if any guidance we provide is below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
As of December 31, 2020, we had $3.5 million of U.S. federal and $0.6 million of state net operating loss carryforwards available to reduce future taxable income. The $3.5 million in U.S. federal operating loss carryforwards will be carried forward indefinitely for U.S. federal tax purposes. While the federal NOLs can be carried forward indefinitely, California net operating losses begin to expire in the year ending December 31, 2038. It is possible that we will not generate taxable income in time to use these net operating loss carryforwards before their expiration or at all. Under legislative changes made in December 2017, U.S. federal net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such net operating losses is limited. It is uncertain if and to what extent various states will conform to the newly enacted federal tax law. In addition, the federal and state net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the U.S. Tax Code, respectively, and similar provisions of state law. Under those sections of the U.S. Tax Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use our pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset our post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. We have not yet undertaken an analysis of whether the Business Combination constitutes an “ownership change” for purposes of Section 382 and Section 383 of the U.S. Tax Code. We may have previously undergone an “ownership change.” In addition, future issuances or sales of our stock, including certain transactions involving our stock that are outside of our control, could result in future “ownership changes.” “Ownership changes” that have occurred in the past or that may occur in the future, could result in the imposition of an annual limit on the amount of pre-ownership change NOLs and other tax attributes we can use to reduce our taxable income, potentially increasing and accelerating our liability for income taxes, and also potentially causing those tax attributes to expire unused. States may impose other limitations on the use of our NOLs. Any limitation on using NOLs could, depending on the extent of such limitation and the NOLs previously used, result in us retaining less cash after payment of U.S. federal and state income taxes during any year in which we have taxable income, rather than losses, than we would be entitled to retain if such NOLs were available as an offset against such income for U.S. federal and state income tax reporting purposes, which could adversely impact our operating results.

The historical financial results of us and our unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what our actual financial position or results of operations would have been.
Our historical financial results included in this prospectus do not reflect the financial condition, results of operations or cash flows we would have achieved as a combined company during the periods presented or that we will achieve in the future. This is primarily the result of the following factors:
•
we have incurred and may continue to incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and

•
our capital structure is different from that reflected in Redwire’s historical financial statements prior to the Business Combination.

Similarly, our unaudited pro forma financial information in this prospectus is presented for illustrative purposes only. Accordingly, such pro forma financial information may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from our pro forma results of operations and balance sheet contained elsewhere in this prospectus.
We may become involved in litigation that may materially adversely affect us.
From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.
Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt our business.
The occurrence of one or more natural disasters such as fires, floods and earthquakes, unusual weather conditions, epidemic or pandemic outbreaks, terrorist attacks or disruptive political events where our facilities or the launch facilities our transport partners use are located, or where our third-party suppliers’ facilities are located, could adversely affect our business. Natural disasters including tornados, hurricanes, floods and earthquakes may damage our facilities, the launch facilities we use or those of our suppliers, which could have a material adverse effect on our business, financial condition and results of operations. Severe weather, such as rainfall, snowfall or extreme temperatures, may impact the ability for launches to occur as planned, resulting in additional expense to reschedule, thereby reducing our sales and profitability. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our products, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. These events also could cause or act to prolong an economic recession or depression in the United States or abroad, such as the current business disruption and related financial impact resulting from the global COVID-19 health crisis. To the extent these events also impact one or more of our suppliers or result in the closure of any of their facilities or our facilities, we may be unable to fulfill our other contracts.
Net earnings and net assets could be materially affected by an impairment of goodwill.
We have a significant amount of goodwill recorded on our consolidated balance sheet as of June 30, 2021. We are required at least annually to test the recoverability of goodwill. The recoverability test of goodwill is based on the current fair value of our identified reporting units. Fair value measurement requires assumptions and estimates of many critical factors, including revenue and market growth, operating cash flows and discount rates. If general market conditions deteriorate in portions of our business, we could experience a significant decline in the fair value of reporting units. This decline could lead to an impairment of all or a significant portion of the goodwill balance, which could materially affect our U.S. generally accepted accounting principles (“GAAP”) net earnings and net assets.

USE OF PROCEEDS
All of the Common Stock and Warrants offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholders in disposing of their Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
We will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders. With respect to the shares of Common Stock underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.

DETERMINATION OF OFFERING PRICE
Our Common Stock and Warrants are listed on NYSE under the symbols “RDW” and RDW.WS, respectively. The actual offering price by the Selling Shareholders of the shares of Common Stock and the Warrants covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Shareholders or as otherwise described in the section entitled “Plan of Distribution.”

MARKET PRICE OF COMMON STOCK AND DIVIDENDS
Market Price of Our Common Stock
Our Common Stock and Warrants are currently listed on NYSE under the symbols “RDW,” and “RDW.WS”, respectively.
On October 1, 2021, the closing price of our Common Stock was $9.48 per share. As of September 2, 2021, we had 59,661,273 shares of Common Stock outstanding held by approximately 45 holders of record. The number of record holders of our Common Stock does not include DTC participants or beneficial owners holding shares through nominee names.
Dividend Policy
We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on our Common Stock in the foreseeable future. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our board of directors will declare dividends in the foreseeable future. In addition, the terms of our credit facilities include restrictions on our ability to issue dividends. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for a discussion of our credit facilities’ restrictions on our subsidiaries’ ability to pay dividends or other payments to us.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 8 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
Introduction
AE Industrial Partners Fund II, LP (“AE”), a private equity firm specializing in aerospace, defense and government services, formed a series of acquisition vehicles on February 10, 2020, which included Cosmos Parent, LLC (“Cosmos Parent”), Cosmos, Cosmos Finance, LLC (“Cosmos Finance”) and Cosmos Acquisition, LLC, (“Cosmos Acquisition”), with Cosmos Parent being the top holding company. Cosmos Parent owned 100% of the equity in Cosmos; Cosmos owned 100% of the equity in Cosmos Finance; and Cosmos Finance owned 100% of the equity in Cosmos Acquisition. Upon the formation of these acquisition vehicles, Cosmos effected a number of acquisitions through its wholly owned subsidiary, Cosmos Acquisition:
•
on March 2, 2020, Cosmos Acquisition acquired a business unit of Adcole Corporation, Adcole Space, LLC (“Adcole”) for consideration of approximately $32.6 million (the “Adcole Acquisition”);

•
on June 22, 2020, Cosmos Acquisition acquired In Space Group, Inc. and its subsidiaries (collectively “MIS”) for consideration of approximately $45.4 million (the “MIS Acquisition”). On the same date, the name of Cosmos Parent, LLC changed to Redwire, LLC (“Holdings”);

•
on October 28, 2020, Cosmos Acquisition acquired Roccor, LLC (“Roccor”) for consideration of approximately $17.9 million (the “Roccor Acquisition”); and

•
on February 17, 2021, Cosmos Acquisition acquired Deployable Space Systems, Inc. (“DPSS”) for consideration of approximately $24.8 million (the “DPSS Acquisition”).

Additionally, Cosmos Acquisition acquired (a) Deep Space Systems, Inc. (“DSS”) on June 1, 2020 for consideration of approximately $4.9 million (the “DSS Acquisition”); (b) LoadPath, LLC (“LoadPath”) on December 11, 2020 for consideration of approximately $8.4 million (the “LoadPath Acquisition”), and (c) Oakman Aerospace, Inc. (“Oakman”) on January 15, 2021 for consideration of approximately $15.2 million (the “Oakman Acquisition”). The Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the DSS Acquisition, the LoadPath Acquisition, and the Oakman Acquisition have been accounted for as business combinations under the acquisition method of accounting. Cosmos performed an analysis using the pro forma combined results of Cosmos at December 31, 2020 and concluded that each of the DSS Acquisition, the LoadPath Acquisition, and the Oakman Acquisition are below the 20% significance threshold; in this section, we refer to the DSS Acquisition, the LoadPath Acquisition, and the Oakman Acquisition, collectively, as the “Other Acquisitions”. In this prospectus, we refer to Cosmos Finance, Cosmos Acquisition, Adcole, MIS, Roccor, DPSS, DSS, LoadPath and Oakman, collectively, as the “Redwire Subsidiaries” and unless the context otherwise requires, we refer to Cosmos together with its direct and indirect subsidiaries, including the Redwire Subsidiaries, as “Redwire.”
We were originally formed as a blank check company incorporated as a Cayman Islands exempted company on July 29, 2020 and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
Description of the Business Combination
On March 25, 2021, GPAC entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among GPAC, Merger Sub, Cosmos and Holdings.
Pursuant to the Merger Agreement, the parties thereto entered into a business combination transaction by which (i) GPAC domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and the Companies Act of the Cayman Islands (the “Domestication”), (ii) Merger Sub merged with and into Cosmos, with Cosmos being the surviving entity in the merger (the “First Merger”), and (iii) immediately following the First Merger, Cosmos merged with and into GPAC, with GPAC being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers”). Pursuant to the Merger Agreement, GPAC also required that, as of the closing of the Business Combination (the “Closing”) any and all amounts outstanding under Redwire’s Credit Agreement, dated as of October 28, 2020, by and among Cosmos, Silicon Valley Bank, Stifel Bank and Western Alliance (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, “the SVB Loan Agreement” and any all such amounts outstanding under the SVB Loan Agreement, the “SVB Payoff Amount”) be repaid and all obligations thereunder be discharged as of the Closing (such repayment of the SVB Payoff Amount together with the other transactions contemplated by the Merger Agreement, the “Transactions”). In this prospectus, we refer to the Domestication and the Transactions, collectively, as the “Business Combination” and “New Redwire” refers to GPAC after giving effect to the Business Combination.
In connection with the foregoing and concurrently with the execution of the Merger Agreement, GPAC entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase from GPAC, and GPAC has agreed to issue and sell to the PIPE Investors, an aggregate of 10,000,000 shares of New Redwire Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $100.0 million (the “PIPE Financing”). GPAC will grant the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing was contingent upon, among other things, the substantially concurrent Closing.
The aggregate consideration paid to Holdings (the “Closing Merger Consideration”) was paid in a combination of cash and stock consideration. The cash consideration was comprised of $75.0 million (such amount, the “Closing Cash Consideration”). The remainder of the Closing Merger Consideration was comprised of (i) 37,200,000 shares of common stock, par value $0.0001 per share, of GPAC (the “New Redwire Common Stock,” and such shares, the “Closing Share Consideration”) and (ii) 2,000,000 warrants to purchase one share of New Redwire Common Stock per warrant (the “Closing Warrant Consideration”), with such amount of warrants corresponding to the forfeiture of certain private placement warrants acquired by the Sponsor and Jefferies LLC (“Jefferies”) in connection with GPAC’s initial public offering. At the effective time of the First Merger, the units of Cosmos were cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate, the Closing Cash Consideration, the Closing Share Consideration and the Closing Warrant Consideration.
Immediately prior to the closing of the transactions contemplated by the Subscription Agreements and the completion of the Mergers, but following the consummation of the Domestication, the authorized capital stock of GPAC consists of 600,000,000 shares of capital stock, including (i) 500,000,000 shares of New Redwire Common Stock and (ii) 100,000,000 shares of New Redwire Preferred Stock, of which GPAC issued 37,200,000 shares of New Redwire Common Stock in the Business Combination, 10,000,000 shares of New Redwire Common Stock in the PIPE Financing and 4,094,406 shares of New Redwire Common Stock upon the conversion of GPAC’s outstanding Class B ordinary shares, and GPAC had 15,920,979 warrants issued and outstanding, of which 5,406,541 warrants were issued to the Sponsor, 325,627 warrants were issued to Jefferies and 2,000,000 warrants were issued to Holdings in the Business Combination (after giving effect to the forfeiture by the Sponsor and Jefferies of 1,886,000 and 114,000 private placement warrants, respectively, in connection with the consummation of the Business Combination), and all of which will entitle the holder thereof to purchase New Redwire Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the GPAC Warrant Agreement.
Accounting for the Business Combination
The Business Combination was accounted for as a reverse recapitalization, with the net assets of GPAC stated at historical cost and no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, GPAC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Redwire issuing stock for the net assets of GPAC, accompanied by a recapitalization. Operations prior to the Business Combination are those of Redwire.
Redwire has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•
Members of Holdings’ senior management hold all of New Redwire’s key management positions;

•
Holdings has the largest voting interest in New Redwire under any redemption scenario;

•
Five of the seven members of the New Redwire Board were selected by Holdings and its permitted transferees;

•
The Redwire Subsidiaries comprise the ongoing operations of New Redwire; and

•
Redwire is larger in relative size than GPAC.

Basis of Pro Forma Presentation
The adjustments presented on the unaudited pro forma condensed combined balance sheet as of June 30, 2021 and statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 have been identified and presented to provide relevant information necessary for an accurate understanding of New Redwire upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 is based on the historical unaudited balance sheets of Cosmos and GPAC as of June 30, 2021 and gives effect to the Business Combination, including the PIPE Financing, as if it had occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited consolidated statement of operations of Cosmos for the period from February 10, 2020 to December 31, 2020 and the historical audited restated statement of operations of GPAC for the period from July 29, 2020 (inception) to December 31, 2020 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited interim condensed consolidated statement of operations of Cosmos for the six months ended June 30, 2021 and the historical unaudited statement of operations of GPAC for the six months ended June 30, 2021 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2020.
Additionally, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 reflects the impact of the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, and the Other Acquisitions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 reflects the impact of the DPSS Acquisition and the Other Acquisitions as if they had occurred on January 1, 2020.
The unaudited pro forma condensed combined statements of operations do not necessarily reflect what New Redwire’s results of operations would have been had the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the Other Acquisitions, and the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined statements of operations also may not be useful in predicting the future results of operations of New Redwire. The actual financial results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. See Note 1, Basis of Presentation, to the Unaudited Pro Forma Condensed Combined Financial Information for information about the sources used to derive the unaudited pro forma financial information. The unaudited pro forma adjustments are based on information currently available. Assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in this prospectus:
•
historical audited restated financial statements of GPAC as of December 31, 2020 and for the period from July 29, 2020 (inception) to December 31, 2020;

•
historical audited consolidated financial statements of Cosmos (“Successor”), as of December 31, 2020 and for the period from February 10, 2020 to December 31, 2020, and the historical audited consolidated financial statements of MIS (“Predecessor”), as of December 31, 2019 and for the year ended December 31, 2019 and the period from January 1, 2020 to June 21, 2020;
•
historical audited financial statements of Adcole as of and for the year ended December 31, 2019 and for the period from January 1, 2020 to March 1, 2020;

•
historical unaudited interim condensed financial statements of Roccor as of and for the nine months ended September 30, 2020 and 2019;

•
historical audited financial statements of DPSS as of and for the year ended December 31, 2020;

•
historical unaudited condensed financial statements of GPAC as of and for the six months ended June 30, 2021; and

•
historical unaudited interim condensed consolidated financial statements of Cosmos (“Successor”), as of and for the six months ended June 30, 2021

Further, the unaudited pro forma condensed combined financial information should be read in conjunction with the sections of this propsectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The unaudited pro forma condensed combined financial information may have footing differences resulting from decimal numbers not presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(thousands of U.S. Dollars, except share and per share amounts)
	Cosmos (Historical)	GPAC (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$7,390	$557	$100,182	(a.2)	$37,406
	—	—	85,000	(b)	—
	—	—	(5,732)	(f.1)	—
	—	—	(33,365)	(f.2)	—
	—	—			—
	—	—	(75,000)	(g)	—
	—	—	(41,626)	(i)	—
	—	—	—		—
Accounts receivable	12,478	—	—		12,478
Contract assets	9,363	—	—		9,363
Inventory	477	—	—		477
Income tax receivable	688	—	—		688
Related party receivable	—	—	—		—
Prepaid expenses and other current assets	5,122	123	(4,038)	(f.2)	1,207
Total current assets	$35,518	$680	$25,421		$61,619
Cash and marketable securities held in Trust Account	—	166,290	(66,108)	(a.1)	—
	—	—	(100,182)	(a.2)	—
Property, plant and equipment, net	5,115	—	—		5,115
Goodwill	69,333	—	—		69,333
Intangible assets, net	91,552	—	—		91,552
Other non-current assets	118	—	—		118
Total assets	$201,636	$166,970	$(140,869)		$227,737
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	5,954	194	(578)	(f.2)	5,570
Notes payable to sellers	12,874	—	—		12,874
Short-term debt, including current portion of long-term debt	1,230	—	—		1,230
Accrued expenses	17,234	—	(6,586)	(f.2)	10,648
Deferred revenue	15,225	—	—		15,225
Due to related party	—	54	—		54
Other current liabilities	1,049	—	—		1,049
Total current liabilities	$53,566	$248	$(7,164)		$46,650
Long-term debt	116,724	—	(41,613)	(i)	75,111
Warrant liability	—	41,167	(21,186)	(d.1)	19,981
Deferred underwriting discount	—	5,732	(5,732)	(f.1)	—
Deferred tax liabilities	13,795	—	—		13,795

	Cosmos (Historical)	GPAC (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
Other non-current liabilities	—	—	—		—
Total liabilities	$184,085	$47,147	$(75,695)		$155,537
Class A ordinary shares subject to possible redemption	—	114,823	(66,108)	(a.1)	—
	—	—	(48,715)	(c)	—
Equity:					—
Preference shares, $0.0001 par value	—	—	—		—
Class A ordinary shares, $0.0001 par value	—	1	(1)	(d.2)	—
	—	—	—		—
	—	—	—		—
	—	—	—		—
	—	—	—		—
Class B ordinary shares, $0.0001 par value	—	—	—	(d.2)	—
	—	—	—		—
Class A common stock, $0.0001 par value	—	—	1	(b)	6
	—	—	—	(c)	—
	—	—	1	(d.2)	—
	—	—	4	(e)	—
Preferred stock, $0.0001 par value	—	—	—		—
	—	—	—		—
	—	—	—		—
Members’ contributions/Additional paid-in capital	55,173	22,753	84,999	(b)	146,379
	—	—	48,714	(c)	—
	—	—	21,186	(d.1)	—
	—	—	(22,753)	(d.2)	—
	—	—	4,999	(d.2)	—
	—	—	(4)	(e)	—
	—	—	(13,108)	(f.2a)	—
	—	—	(75,000)	(g)	—
	—	—	19,420	(h)	—
	—	—	—		—
	—	—	—		—
Accumulated other comprehensive income (loss)	327	—	—		327
Accumulated deficit	(37,949)	(17,754)	17,754	(d.2)	(74,512)
	—	—	(17,130)	(f.2b)	—
	—	—	(19,420)	(h)	—
	—	—	(13)	(i)	—
	—	—	—	(d.2)	—
Total equity	$17,551	$5,000	$49,649		$72,200
Total liabilities and equity	$201,636	$166,970	$(140,869)		$227,737

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(thousands of U.S. Dollars, except share and per share amounts)
	Cosmos (Historical)	Adcole Acquisition Transaction Accounting Adjustments*	Notes	MIS Acquisition Transaction Accounting Adjustments**	Notes	Roccor Acquisition Transaction Accounting Adjustments***	Notes	DPSS Acquisition Transaction Accounting Adjustments****	Notes	Other Acquisitions Transaction Accounting Adjustments*****	Notes	Cosmos (Pro Forma)	GPAC (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$40,785	$1,356		$16,651		$14,747		$26,781		$17,599		$117,919	$—	$—		$117,919
Cost of Sales	32,676	655		12,623		10,196		19,971		7,004		83,213	$—	2,767	(n)	85,980
	—	—		—		—		47	(j)	41	(j)	—	—	—		—
Gross Margin	8,109	701		4,028		4,551		6,763		10,554		34,706	—	(2,767)		31,939
Operating Expenses	—	—		—		—		—		—		—	—	—		—
Selling, general and administrative	13,103	618		5,260		3,494		3,703		7,583		39,456	40	16,653	(n)	56,149
	—	144	(j)	1,792	(j)	963	(j)	1,526	(j)	1,270	(j)	—	—	—		—
Research and development	2,008	—		387		144		1		593		3,133	—	—		3,133
Change in fair value of warrants	—	—		—		—		—		—		—	11,212	—		11,212
Transaction expenses	9,944	—		—		—		—		—		12,136	1,021	23,203	(o)	36,360
	—	—		—		—		2,069	(k)	123	(k)	—	—	—		—
Operating (loss) income	(16,946)	(61)		(3,411)		(50)		(536)		985		(20,019)	(12,273)	(42,623)		(74,915)
Interest income	(2)	—		(7)		—		—		(17)		(26)	(11)	11	(p)	(26)
Interest expense	1,074	—		83		47		—		7		7,106	—	(1,207)	(p)	5,899
	—	—		787	(1.1)	1,732	(1.1)	2,440	(1.1)	1,073	(1.1)	—	—	—		—
	—	—		(83)	(1.2)	(47)	(1.2)	—		(7)	(1.2)	—	—	—		—
Other (income) expense, net	15	302		23		9		(711)		(583)		(945)	—	—		(945)
(Loss) income before taxes	(18,033)	(363)		(4,214)		(1,791)		(2,265)		512		(26,154)	(12,262)	(41,427)		(79,843)
Income tax (benefit) expense	(3,659)	—		(384)		108		—		—		(5,363)	—	(11,403)	(q)	(16,766)
	—	(76)	(m)	(501)	(m)	(484)	(m)	(475)	(m)	108	(m)	—	—	—		—
Net (loss) income	$(14,374)	$(287)		$(3,329)		$(1,415)		$(1,790)		$404		$(20,791)	$(12,262)	$(30,024)		$(63,077)

	Cosmos (Historical)	Adcole Acquisition Transaction Accounting Adjustments*	Notes	MIS Acquisition Transaction Accounting Adjustments**	Notes	Roccor Acquisition Transaction Accounting Adjustments***	Notes	DPSS Acquisition Transaction Accounting Adjustments****	Notes	Other Acquisitions Transaction Accounting Adjustments*****	Notes	Cosmos (Pro Forma)	GPAC (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
Net loss per share of Class A Common Stock – basic and diluted																$(63,077)
Weighted average shares of Class A Common Stock outstanding – basic and diluted																59,661,273
Net loss per share of Class A Common Stock – basic and diluted																$(1.06)

*
Represents the addition of Adcole pre-acquisition activity for the period from January 1, 2020 to March 1, 2020 to the historical Cosmos consolidated statement of operations and pro forma adjustments related to the Adcole Acquisition.

**
Represents the addition of MIS pre-acquisition activity for the period from January 1, 2020 to June 21, 2020 to the historical Cosmos consolidated statement of operations and pro forma adjustments related to the MIS Acquisition.

***
Represents the addition of Roccor pre-acquisition activity for the period from January 1, 2020 to October 27, 2020 to the historical Cosmos consolidated statement of operations and pro forma adjustments related to the Roccor Acquisition.

****
Represents the addition of DPSS pre-acquisition activity for the year ended December 31, 2020 to the historical Cosmos consolidated statement of operations and pro forma adjustments related to the DPSS Acquisition.

*****
Represents the addition of the Other Acquisitions pre-acquisition activity for the year ended December 31, 2020 to the historical Cosmos consolidated statement of operations and pro forma adjustments related to the Other Acquisitions.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(thousands of U.S. Dollars, except share and per share amounts)
	Cosmos (Historical)	DPSS Acquisition Transaction Accounting Adjustments*	Notes	Other Acquisition Transaction Accounting Adjustments**	Notes	Cosmos (Pro Forma)	GPAC (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$63,846	$4,062		$245		$68,153	$—	$—		$68,153
Cost of sales	47,755	3,557		168		51,487	—	—		51,487
	—	7	(r)	—		—	—	—		—
Gross margin	16,091	498		77		16,666	—	—		16,666
Operating expenses:
Selling, general and administrative	23,399	198		33		23,861	922	—		24,783
	—	205	(r)	26	(r)	—	—	—		—
	—	—		—		—	—	—		—
Research and development	1,954	—		2		1,956	—	—		1,956
Change in fair value of warrants	—	—		—		—	4,617	—		4,617
Contingent earnout expense	11,114	—		—		11,114	—	—		11,114
Transaction expense	2,419	11		—		2,430	—	—		2,430
Operating (loss) income	(22,795)	84		16		(22,695)	(5,539)	—		(28,234)
Interest income	(1)	(1)		—		(2)	(47)	47	(u)	(2)
Interest expense	3,192	—		—		3,558	—	(601)	(u)	2,957
	—	322	(s)	44	(s)	—	—	—		—
Other (income) expense, net	(23)	—		40		17	—	—		17
(Loss) income before taxes	(25,963)	(237)		(68)		(26,268)	(5,492)	554		(31,206)
Income tax benefit	(2,388)	—		—		(2,452)	—	(4,101)	(v)	(6,553)
	—	(50)	(t)	(14)	(t)	—	—	—		—
Net (loss) income	$(23,575)	$(187)		$(54)		$(23,816)	$(5,492)	$4,655		$(24,653)
Net loss per share of Class A Common Stock – basic and diluted										$(24,653)
Weighted average shares of Class A Common Stock outstanding – basic and diluted										59,661,273
Net loss per share of Class A Common Stock – basic and diluted										(0.41)

*
Represents the addition of DPSS’s pre-acquisition activity to the historical Cosmos interim condensed consolidated statement of operations for the three months ended March 31, 2021 and pro forma adjustments related to the DPSS Acquisition.

**
Represents the addition of the Other Acquisitions’ pre-acquisition activity to the historical Cosmos interim condensed consolidated statement of operations for the three months ended March 31, 2021 and pro forma adjustments related to the Other Acquisitions.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION
1.   Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 8 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”) in the notes to the Unaudited Pro Forma Condensed Combined Financial Information. Redwire has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 presents pro forma effects to reflect the Business Combination as if it had been completed on June 30, 2021.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 presents pro forma effects to the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the Other Acquisitions, and the Business Combination as if they had been completed on January 1, 2020.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 presents pro forma effects to the DPSS Acquisition, the Other Acquisitions, and the Business Combination as if they had been completed on January 1, 2020.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using and should be read in conjunction with the following, which are included in this prospectus:
•
GPAC’s unaudited balance sheet as of June 30, 2021 and the related notes; and

•
Cosmos’s unaudited interim condensed consolidated balance sheet as of June 30, 2021 and the related notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using and should be read in conjunction with the following, which are included in this prospectus:
•
GPAC’s historical audited restated statement of operations for the period from July 29, 2020 (inception) to December 31, 2020 and the related notes;

•
Cosmos’s (“Successor”) historical audited consolidated statement of operations for the period from February 10, 2020 to December 31, 2020, and MIS’s (“Predecessor”) historical audited consolidated statement of operations for the period from January 1, 2020 to June 21, 2020 and the related notes;

•
Adcole’s historical audited statement of operations for the period from January 1, 2020 to March 1, 2020 and the related notes;

•
Roccor’s historical unaudited interim condensed combined statement of operations for the nine months ended September 30, 2020 and the related notes; and

•
DPSS’s historical audited statement of operations for the year ended December 31, 2020 and the related notes.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using and should be read in conjunction with the following, which are included in this prospectus:
•
GPAC’s historical unaudited statement of operations for the six months ended June 30, 2021 and the related notes; and

•
Cosmos’s (“Successor”) historical unaudited interim condensed consolidated statement of operations for the six months ended June 30, 2021 and the related notes.

The unaudited pro forma condensed combined financial information has been prepared based on the actual withdrawal of $66 million from the Trust Account to fund the GPAC public stockholders’ exercise of their redemption rights on August 30, 2021 with respect to 6,510,755 Class A ordinary shares, as well as the reclassification of the remaining 4,801,809 Class A Ordinary Shares formerly deemed redeemable at June 30, 2021 to New Redwire common stock.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the Other Acquisitions, or the Business Combination. New Redwire will incur additional costs after the Business Combination in order to satisfy its obligations as a reporting public company with the SEC. No adjustment to the unaudited pro forma condensed combined statement of operations has been made for these items as the amounts are not yet known.
The pro forma adjustments reflecting the consummation of the Business Combination and completion of the PIPE Financing are based on certain currently available information at the Closing and certain assumptions and methodologies that GPAC believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. GPAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the PIPE Financing contemplated based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the Other Acquisitions, or the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Redwire.
2.   Accounting Policies
Since GPAC had substantially no business operations as a blank check company, its limited accounting policies were not in conflict with those of Cosmos. Accordingly, the combined company uses the accounting policies of Cosmos as described in Note 1 to Cosmos’s audited consolidated financial statements for the period from February 10, 2020 to December 31, 2020 included in this prospectus. As a result, the unaudited pro forma condensed combined financial information does not reflect any differences in accounting policies.
3.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:
a)
Reflects (1) the redemption of 6,510,755 shares of Class A Ordinary Shares for an aggregate payment of $66 million at $10.15 per share and (2) the transfer of approximately $100 million from the Trust Account to fund the transaction.

b)
Reflects the gross cash proceeds from the PIPE Financing of $85 million for 8,500,000 shares of New Redwire Common Stock.

c)
Reflects the exchange of the remaining 4,801,809 Class A Ordinary Shares formerly deemed redeemable at June 30, 2021 for New Redwire common stock..

d)
Reflects (1) the reclassification of the fair value of the public warrants from liability to equity, and (2) the exchange of GPAC’s 4,498,339 Class A ordinary shares and of 4,094,406 Class B ordinary shares to New Redwire Common Stock, as well as the elimination of GPAC’s historical accumulated deficit and additional paid-in capital.

e)
Reflects the recapitalization of Cosmos, including the reclassification of members’ equity to New Redwire Common Stock, based on the Closing Share Consideration, and additional paid-in capital.

f)
Reflects the settlement of estimated remaining unpaid transaction expenses. Estimated remaining unpaid transaction expenses are made up of (1) GPAC’s deferred underwriting fees that are recorded on the historical balance sheet as of June 30, 2021; (2a) Cosmos’ expenses to be incurred in connection with the issuance of equity (with a corresponding adjustment to additional paid-in capital); and (2b) GPAC’s transaction costs expected to be expensed as incurred and Cosmos’s expenses unrelated to the issuance of equity.

g)
Reflects the payment of the Closing Cash Consideration to shareholders of Holdings.

h)
Reflects the recognition of share-based compensation related to certain equity incentives issued by Holdings that would vest on an accelerated basis as a result of the Business Combination.

i)
Reflects the SVB Payoff Amount based on Cosmos’ indebtedness as of June 30, 2021.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The historical financial statements have been adjusted in the unaudited pro forma condensed combined statements of operations to reflect the effects of the Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, the Other Acquisitions, as well as the Business Combination, on Cosmos’s historical financial statements. Cosmos, GPAC, Adcole, MIS, Roccor, DSS, LoadPath, Oakman, and DPSS had no historical relationships prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Redwire filed consolidated income tax returns during the periods presented. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New Redwire’s weighted average shares outstanding, assuming the Business Combination and the PIPE Financing had occurred on January 1, 2020.
The Adcole Acquisition, the MIS Acquisition, the Roccor Acquisition, the DPSS Acquisition, and the Other Acquisitions pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:
j)
Adjustment to include pre-acquisition amortization on the fair value of the acquired intangible assets and additional depreciation on the fair value step-up of the acquired property and equipment.

k)
Additional transaction expenses incurred by Cosmos for the DPSS Acquisition and the Other Acquisitions subsequent to December 31, 2020.

l)
Adjustment to (1) include the interest expense that would have been incurred to finance the MIS Acquisition, the Roccor Acquisition, the Oakman Acquisition, and the DPSS Acquisition as if they had taken place as of January 1, 2020, based on the effective interest rates related to debt agreements leveraged to finance each of those acquisitions, and (2) eliminate the pre-acquisition interest expense, including amortization of deferred financing fees, related to the outstanding debt balances of MIS, Roccor, and the Other Acquisitions (specifically, the DSS Acquisition), which were settled by the sellers of MIS, Roccor, and DSS with proceeds from the sale.

m)
Adjustment for income taxes, applying a statutory tax rate of 21% for the year ended December 31, 2020.

The Business Combination pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:
n)
Adjustment to include the share-based compensation related to vesting of profit interests, issued by Holdings to employees of Redwire, on consummation of the Business Combination.

o)
Adjustment to include GPAC’s transaction costs expected to be expensed as incurred subsequent to December 31, 2020 and Cosmos’s transaction costs unrelated to the issuance of equity expected to be expensed as incurred subsequent to December 31, 2020. These costs will not affect New Redwire’s statement of operations beyond 12 months after the Closing.

p)
Elimination of GPAC’s trust account interest income of approximately $0.01 million and Cosmos’s interest expense and amortization of debt issuance costs of approximately $1.2 million, related to the paydown of debt, that would not have been incurred if the Business Combination had occurred on January 1, 2020.

q)
Adjustment for income taxes, applying a statutory tax rate of 21% for the year ended December 31, 2020.

The DPSS Acquisition and the Oakman Acquisition pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:
r)
Adjustment to include pre-acquisition amortization on the fair value of the acquired intangible assets and additional depreciation on the fair value step-up of the acquired property and equipment.

s)
Adjustment to include the interest expense that would have been incurred to finance the DPSS Acquisition and Oakman Acquisition as if they had taken place as of January 1, 2020.

t)
Adjustment for income taxes, applying a statutory tax rate of 21% for the six months ended June 30, 2021.

The Business Combination pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:
u)
Elimination of GPAC’s trust account interest income of approximately $0.05 million and Cosmos’s interest expense and amortization of debt issuance costs of approximately $0.6 million, related to the paydown of debt, that would not have been incurred if the Business Combination had occurred on January 1, 2020.

v)
Adjustment for income taxes, applying a statutory tax rate of 21% for the six months ended June 30, 2021.

4.   Loss per Share
Represents the unaudited loss per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and the PIPE Financing are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The following tables set forth the computation of pro forma basic and diluted earnings (loss) per share for the year ended December 31, 2020 and the six months ended June 30, 2021; amounts are stated in thousands of U.S. Dollars, except for share and per share amounts.
Because the exercise price of the Closing Warrant Consideration is greater than the average market price of GPAC Class A ordinary shares for the periods presented below, the Closing Warrant Consideration is considered anti-dilutive and any shares that would be issued upon exercise of the Closing Warrant Consideration are not included in loss per share.

Year ended December 31, 2020
Pro Forma
Net loss	$(63,077)
Weighted average shares outstanding – basic and diluted	59,661,273
Net loss per share – basic and diluted	$(1.06)
Six months ended June 30, 2021
Pro Forma
Net loss	$(24,653)
Weighted average shares outstanding – basic and diluted	59,661,273
Net loss per share – basics and diluted	$(0.41)

BUSINESS
Company Overview
We are accelerating humanity’s expansion into space by delivering reliable, economical and sustainable infrastructure for future generations. We offer a broad array of products and services, many of which have been enabling space missions since the 1960s and have been flight-proven on over 150 satellite missions, including high-priority missions such as the GPS constellation, New Horizons and Perseverance. We are also a leading provider of innovative technologies with the potential to help transform the economics of space and create new markets for its exploration and commercialization. One example of this is our patented suite of in-space manufacturing and robotic assembly technologies (referred to herein as on-orbit servicing, assembly and manufacturing, or “OSAM”), which is revolutionizing the ~$23 billion satellite manufacturing market in the same way that reusable launch vehicles revolutionized the ~$10 billion launch market, per Research and Markets and Allied Market Research, respectively. Other examples of our proprietary technologies include deployable structures, human-rated camera systems and advanced payload adapters.
We are a pure-play space infrastructure company that has grown organically while also continuing to integrate several acquisitions from a fragmented landscape of space-focused technology companies with innovative capabilities and deep flight heritage. Many of our technologies are flight-proven and have been adopted by a broad range of customers across national security, civil and commercial space. Combining heritage and innovation in this way has enabled us to accelerate the delivery of disruptive technologies. As such, we have become a premier provider of critical space technology capabilities to the U.S. and allied nation national security community, large defense primes, domestic and foreign space agencies and commercial space companies.
We believe the space economy is at an inflection point. The reduction of launch costs by approximately 95% over the last decade has eliminated the single largest economic barrier to entry for the expanded utilization of space, and the increasing cadence of launches provides more flexible, reliable access. This lower cost access has resulted in both the expansion and modernization of traditional national security and civil uses of space and has enticed new commercial entrants to invest substantial capital to develop new space-based business models. Our goal is to provide a full suite of infrastructure solutions, including mission-critical components, services and systems that will contribute to a dramatic expansion of the space-based economy. We believe that our products and services are essential to the growth of space as a strategic military and commercial domain, as well as a frontier for science and exploration.
Strategic Focus Areas
On-Orbit Servicing, Assembly & Manufacturing
Overview
We anticipate that the most dramatic disruption in the space industry will come from capabilities surrounding on-orbit servicing, assembly and manufacturing of satellites and other spacecraft. The ability to manufacture in space significantly expands a satellite’s capabilities and reduces costs relative to the conventional method of manufacturing and assembling prior to launch. Small satellite assets manufactured on Earth are designed to survive the acoustic vibrations and acceleration forces that accompany launch and are inherently limited by these design requirements. Satellite structures manufactured in space may be optimized for the operational environment in orbit and are never exposed to launch conditions. Design optimization for in-space operation allows for improved performance, such as increased power generation via larger solar arrays or higher gain via large-scale antennas than those that can be economically deployed using conventional manufacturing methods.
By mitigating spacecraft volume limitations imposed by launch vehicles, manufacturing in space can also help to significantly reduce the costs of launch. Launch costs depend in part on the mass and volume of the spacecraft. The manufacturing and assembly of large spacecraft structures in orbit reduces spacecraft volume at launch, resulting in decreased launch costs and increased flexibility in launch provider selection, including utilization of smaller launch providers and rideshare programs.

Current OSAM applications include government-funded programs to enable increased small satellite power generation versus the current state of the art via large deployable solar arrays attached to booms that are 3D printed on-orbit. Commercial adoption of this technology could be a significant catalyst for growth in the overall space economy, enabling users to put more capability on orbit than state of the art approaches. We believe that OSAM represents a technological sea change that has the potential to upend traditional space operations. With sustainable in-space solutions, we believe OSAM will enable the next generation of growth in the space industry. The additive manufacturing intellectual property that is critical to our OSAM solution has been proven in operation on the ISS since 2014 and is protected by our numerous patents.
Representative Program
In 2019, NASA awarded us the $73.7 million Archinaut One (also known as OSAM-2) contract to demonstrate the ability to manufacture and assemble hardware, tools and components in orbit with a mini-refrigerator-sized spacecraft. The spacecraft, once on orbit, is designed to use a robotic arm to position an extended structure additive manufacturing machine to 3D print a beam that extends nearly 33 feet from the side of the spacecraft and unfurls a surrogate solar array. We believe this in-space robotic manufacturing and assembly process will demonstrate the potential to generate up to five times more power than can be generated using conventional small satellite configurations. Our pioneering OSAM capabilities have been developed to directly address the difficulty and expense of packaging complex payloads into smaller form factors using conventional methods. With our Archinaut platform, we believe that we have designed an innovative and cost-effective solution to bring customers’ highest energy payloads into operation by 3D printing critical pieces of the satellite structure in space and reducing the need for costly ruggedization and associated testing. The mission is expected to launch in 2023.
We believe that a successful orbital flight will demonstrate the technology’s ability to achieve measurable cost savings and performance improvements over traditional small satellites. The innovative in-space robotic manufacturing system can be adapted to support a variety of applications, such as autonomously building large space telescope structures or delivering state-of-the-art communications antennae, radar arrays or other extra-large hardware. It could also have in-situ, or onsite, planetary applications, including for example potentially providing in-space manufactured infrastructure to support power grids, fuel depots or other built-on-the-spot requirements on the surface of the Moon or Mars.
Advanced Sensors & Components
Overview
Our technology has been at the forefront of space exploration for decades, providing satellite components that are integral to the mission success of hundreds of LEO, GEO and interplanetary spacecraft. We are combining our new and innovative space technologies with our proven spaceflight heritage to meet the complexity and demands of today’s growing and evolving space industry. Our sensor and component capabilities include the design and manufacture of mission-critical, high reliability technologies serving a wide variety of functions on the spacecraft. Our offerings include:
Solar Arrays:    Our patented and award-winning ROSA (Roll-Out Solar Array) technology features an innovative “roll-out” design which uses composite booms to serve as both the primary structural elements and the deployment actuator, and a modular photovoltaic blanket assembly that can be configured into a variety of solar array architectures. When configured for launch, ROSA stows into a compact cylindrical volume yielding efficient space utilization. The unique ROSA stowed configuration allows extremely large solar arrays to be stowed compactly within launch vehicles.
Composite Booms:    We develop cost-effective, furlable composite boom products that deploy antennas and instruments from small satellites. We develop very long lightweight composite booms for applications including solar sails, dipole antennas and deployable tethers. The efficient packaging scheme of our Triangular Rollable and Collapsible (“TRAC”) Boom enables our customers to deploy extremely large systems from very small volumes.
RF Antennas:    We are a supplier of high strain composite (“HSC”) antennas that have much simpler mechanical designs than larger, conventional satellite antennas. HSC structural elements can provide deployment actuation, damping, deployed stiffness and integrated electrical / RF functionality in one multifunctional part, enabling a variety of antenna architectures and structural designs.
Payload Adapters:    We are a supplier of integrated structural systems that support multiple satellites of different sizes across multiple launch vehicle platforms. Our payload interface solutions are tailored to launch vehicle/payload requirements to achieve optimal performance, and efficient allocation of mass to support on-orbit function rather than launch vehicle interfaces.
Space-Qualified Camera Systems:    We supply customers with low size, weight and power, flight-proven cameras for a variety of use cases. Our camera solutions are used for vehicle docking and near- and far-field cameras are used for space situational awareness and satellite navigation.
Star Trackers and Sun Sensors:    Our star tracker solution provides superior guidance, navigation and control as it takes an image of the stars, measures its apparent position in the reference frame of the spacecraft and identifies the stars so its position can be compared with its known absolute position from a star catalogue.
Over 1,000 of our sun sensors have been deployed on hundreds of spacecraft since the 1960s and we remain a leader in attitude control, solar array pointing, gyro updating and fail-safe recovery solutions.
Representative Program
Our digital sun sensors helped provide essential attitude determination for the Mars 2020 Perseverance spacecraft as it prepared for atmospheric entry to Mars. Attitude determination is the process of computing the orientation of the spacecraft relative to either an inertial reference or an object of interest, such as the Sun. In its nominal configuration, the Sun continuously appeared in the field of view of a certain onboard digital sun sensor. Other digital sun sensors were mounted around the circumference of the spacecraft for Sun acquisition in case the spacecraft’s attitude deviated from its nominal attitude. Our digital sun sensors operated during the interplanetary cruise phase of the mission, providing important positioning and trajectory data for the mission. The Sun angle data provided by our digital sun sensors were used to precisely orient the spacecraft as it entered Mars’ atmosphere. Our digital sun sensor has a rich flight heritage and we believe it is valued by customers for its accuracy, durability and compact and lightweight design. Other missions and spacecraft our digital sun sensors have supported include the Parker Solar Probe, Mars Pathfinder, Mars Exploration Rovers Spirit and Opportunity, Mars Science Lander Curiosity, IRIS and Cassini-Huygens.
Space Domain Awareness & Resiliency
Overview
The U.S. national security community is increasingly viewing space as a warfighting domain, as evidenced by significant space-based military infrastructure investment such as the NDSA and the creation of the U.S. Space Force. Advances in potentially adversarial capabilities in space have highlighted the need to improve both the physical and cyber resiliency of U.S. and allied space assets, as well as monitoring of all assets, friendly and potentially hostile, on orbit. In our SDA&R strategic focus area, our core competencies and products support the national security community’s space resiliency and situational awareness missions.
Our key offerings in this area include sensor systems for on-orbit monitoring, advanced modeling & simulation, asset hardening, robotics, and full satellite solutions leveraging our OSAM capabilities. Our SDA&R portfolio contains a variety of optical instruments that perform situational awareness functions and can be adapted to act as space situational awareness cameras as a primary or secondary payload.
Representative Program
Terrestrial telescopes are limited by atmospheric distortion that blurs observations of distant objects. Space telescopes bypass the atmospheric limitations of ground-based telescopes and have conventionally relied upon a large single aperture. Future missions for detecting and characterizing assets in orbit, new worlds and other faint distant objects require much larger and more effective apertures than the current generation of space telescopes. Interferometry is used in astronomy to achieve high resolution observations by combining observations from multiple relatively small telescopes rather than a single monolithic telescope. Traditionally, despite their utility, interferometers have not been deployed in space due to the long base line distances between small telescopes that are required. Rather, interferometry has been performed from ground-based systems where long baselines can be established but atmospheric interference and the rotation of the Earth limits their usefulness.
Space-based interferometry presents the potential to disrupt the paradigm of using a single, high-value space telescope (like the Hubble or James Webb Space telescopes) by combining the signals from multiple smaller space telescopes to create a large synthetic aperture, offering higher resolution than traditional single aperture telescopes. We are developing the Optimast-SCI (Structurally Connected Interferometer) satellite to employ extended structure manufacturing technology, validated in the Archinaut Development Program, to enable the deployment of a 10-50-meter optical boom interferometer from a small satellite bus. Optimast-SCI relies on autonomous, robotic in-space manufacturing and assembly to create a beam interferometer with high field resolution on an affordable small satellite platform.
This use of autonomous manufacturing and assembly enables much larger, effective apertures as compared to conventional deployable beam structures. We believe that the competitive advantage of the Optimast-SCI system is that it provides an affordable approach to space-based optical interferometry that fits within existing mission classes and small satellite mission budgets. Traditional deployable structures are ultimately limited by both the volumetric packing factors for launch and the parasitic mass added by deployment and traverse mechanisms.
Space interferometers are capable of observing cislunar space at high resolutions and can be rapidly fielded using small satellites. Interferometers can perform critical national security missions when placed in GEO, allowing users to rapidly inspect assets in LEO with centimeter-scale resolution. Placement of these assets in GEO could enable consistent high-resolution monitoring of cislunar space or at-will observation of the facing hemisphere of the Earth.
Digitally-Engineered Spacecraft
Overview
Digitally-Engineered Spacecraft are systems that are designed, developed and manufactured on a digital foundation. Model-based engineering and 3D design tools reduce assembly hours and software development requirements by utilizing an end-to-end virtual environment that is capable of producing a near perfect virtual replica of a physical space system, before a physical instance is created. In recent years, the DoD has refined its focus on the space domain while continuing to invest in satellite constellations and other space- related infrastructure. The DoD’s demand for reliable, adaptable satellite buses has grown significantly in recent years and is expected to continue to support major investment in space. Many of these DoD missions require tailored small satellite architectures with a common approach to meet its evolving needs.
Building on our extensive flight heritage and digital engineering capabilities, we offer satellite mission design that provides low-cost access to space. Our open and modular design approach allows for a tailorable, quick-turnaround system design and satellite bus construction. Our approach applies high-end modeling and simulation to satisfy unique mission requirements. On-orbit service and manufacturing and other technologies can be seamlessly integrated where appropriate. This approach enables us to design spacecraft serving a variety of missions, including Earth observation, network communication, deep space exploration and scientific research.
This spacecraft solution is also relevant for commercial applications such as the large LEO telecommunication and Earth observation constellations being fielded by numerous private companies.
Representative Program
Our ACORN development environment is a foundational capability to support spacecraft design, integration, test and operations for a variety of missions and integration efforts. ACORN provides a scalable and expandable, rapidly-reconfigurable, closed-loop, end-to-end space system modeling and simulation environment that implements a Modular Open System Architecture (“MOSA”). This provides open, standardized interfaces for segments, subsystems and components — enabling rapid reconfiguration of the system.
ACORN enables complete life-cycle design, development and test capabilities (Mission Concept Review through Operations) utilizing flight software, components (simulated and/or hardware), and full dynamic simulation, enhancing system capabilities and mission assurance. We believe that test and evaluation at a component, subsystem, and/or spacecraft level using ACORN improves timeliness and thoroughness of test and evaluation outcomes.
The ACORN architecture is hardware and software-agnostic, such that it can accept nearly any type of component, software and/or hardware, providing both software and hardware-in-the-loop (“HWIL”) capability. This feature allows for cost-effective early proof of concept of the system design via benchmarking and Design Reference Missions (“DRMs”), as well as risk identification, mitigation and buy-down plans, all utilizing proven systems engineering processes. Ultimately this results in an overall reduction of system life-cycle costs, allowing accelerated system development capability while increasing the mission assurance of small satellites utilizing commercial off the shelf (“COTS”) components and systems.
Low-Earth Orbit Commercialization
Overview
Our LEO commercialization strategic focus area is developing next-generation capabilities for LEO and deep space exploration with a goal of developing efficient, commercial services for the ISS and other current and future human spaceflight programs. This focus area includes in-space additive manufacturing, in-space advanced material manufacturing and support of human exploration, habitation and commercial activities in space. We created the first permanent commercial manufacturing platform to operate in LEO, the AMF. AMF was developed based on a desire for on-demand local manufacturing that is expected to become a mainstay for mission planning to address critical needs in space. This technology increases the reliability of long-duration missions and makes human spaceflight missions safer by providing crews with additional flexibility in responding to situations that may threaten a mission. The ability for tools to be manufactured on-site, on-demand, allows mission planners to reduce the amount of specialized equipment that must be included in a mission to address niche contingency scenarios. We believe that AMF has been a reliable resource for both government and commercial customers since it was introduced in 2016 because of its versatility and durability on-orbit. Beginning with a small ratchet created on the International Space Station, we have now manufactured 200+ parts in-space over the past six years and are the only company currently providing commercial 3D printing on the ISS.
Additionally, our in-space manufacturing capabilities allow for the production of advanced industrial materials offering performance advantages over comparable materials manufactured on Earth. The microgravity environment enables certain “space-enabled materials” to be created with properties superior to its terrestrially manufactured analogue. By identifying advanced manufacturing processes which can leverage the microgravity environment to manufacture high performance materials that meet specific industrial and commercial use cases, we believe our approach to space-enabled manufacturing advances the creation of a space-Earth value chain to spur commercial activity. We have demonstrated the ability to manufacture advanced ceramics, fiber optics, crystals and other industrial materials in microgravity.
Representative Program
The Ceramics Manufacturing Module (“CMM”) is a unique space-enabled materials manufacturing facility that launched to the International Space Station during the fourth quarter of 2020. CMM provides a platform for evaluating the viability of in-space manufacturing with pre-ceramic resins via stereolithography. We believe manufacturing on-orbit in the microgravity environment could enable temperature-resistant, reinforced ceramic parts with better performance including higher strength and lower residual stress due to a reduction in defects caused by gravity, such as sedimentation and composition gradients that occur in terrestrial manufacturing.

The CMM facility is designed to create ceramic part samples identified as having the highest potential value for production. This will help to validate the uniformity, low density, and high performance of such parts as compared with ground analogs. For high-performance applications such as turbines, nuclear plants, or internal combustion engines, strength improvements of even 1-2 percent could yield years-to-decades of superior service life.
Once the manufacturing device returns to Earth, the blisks are then heat-treated or pyrolyzed to create the final product of a Ceramic Matrix Composite (“CMC”). CMCs have the potential to perform at hundreds of degrees hotter than the best superalloys and may offer an advantage over conventionally used metal components used in aircraft engines.
Products and Solutions Overview
Antennas
Our antenna systems enable space-to-space and space-to-Earth communications. Some form of communications antenna is required for nearly all satellites that are put into orbit. We offer a wide variety of antennas to meet a range of satellite mission requirements. Our Link-16 antenna can be used to facilitate the exchange of tactical imagery in near-real time between military aircraft, ships and ground forces. Our antennas also enable the exchange of encrypted messages, imagery data and multiple channels of digital voice communication. We believe this will enable reliable and efficient tactical communications in environments in which it has historically been difficult to conduct communications-intensive operations.
Space-Qualified Sensors
We have a deep heritage in manufacturing space-qualified sensors. Every satellite that goes into orbit requires at least one star tracker, sun sensor and avionics package and we have developed advanced capabilities in these critical subsectors of the space supply chain. We also provide narrow and wide-field-of-view camera systems, in addition to camera systems that are rated for human space flight, to our customers across civil, national security and commercial space.
Structures & Deployables
We provide a variety of deployable space structure offerings to help meet our customers’ mission requirements. We believe that our instrument booms are instrumental to the DoD’s goal of achieving space domain awareness. Our composite instrument booms can allow small satellites (“smallsats”) to deploy high- power solar arrays, large antennas for high data rate communications and large drag augmentation devices for rapid end-of-life deorbiting. We have provided our ROSA technology to NASA to upgrade the International Space Station’s solar arrays since 2021. We have also developed rigid solar panels that we expect PlanetIQ to use for its HD GPS-RO weather satellite constellation. We also develop cost- effective composite booms that deploy antennas and instruments from small satellites, enabling a new generation of satellite constellations to provide science measurements and communications from space.
Space-enabled Manufacturing Payloads
Space-enabled manufacturing is a form of in-space manufacturing that leverages microgravity to produce materials with superior performance and broader applications when compared to comparable terrestrial materials. We have a suite of space-enabled manufacturing payloads configured for installation and operation aboard the ISS for demonstrating a variety of advanced manufacturing techniques and facilities with broad applications. We offer payloads capable of additive manufacturing, optical fiber manufacturing, ceramic turbine blisk manufacturing, industrial crystal manufacturing, hybrid metal / polymer manufacturing and more. These techniques may one day have the potential to transform the LEO commercial environment by providing solutions in space for space and in space for Earth.
Engineering, Modeling & Simulation, Testing and Operation Solutions
We are a one-stop-shop for mechanism design and manufacturing, power supply design and analysis, project planning and management, control processes, structural and thermal analysis, and system engineering solutions for space-based products and applications. We provide our engineering services at any stage of the design process for our customers, whether it be final testing or initial project schematics. This service offering allows us to introduce customers to our capabilities and demonstrate our ability to help optimize and enable the success of their missions. We also provide advanced digital-engineering services for satellite and spacecraft design, delivering mission-customized solutions. In addition to our ACORN offering, our proprietary Veritrek software enables customers to quickly evaluate thermal design sensitivities to ensure that spacecraft component designs meet mission requirements and mitigate mission risk.
Customers and Strategic Partnerships / Relationships
Our product and solution offerings are designed to meet the needs of a wide variety of public and private entities operating in space. We have formalized contracts and strategic partnerships with numerous customers, and we plan to continue pursuing additional agreements and partnerships.
Civil Space Community Relationships
Civilian space agencies currently make up the largest portion of our current revenue base. Projects for these customers are typically meant to gather data for the public’s use, advance research objectives, further the exploration and utilization of space, and/or develop new scientific and commercial applications and uses of the space domain. Contracts are primarily fielded by governmental entities that are not funded by defense budgets. Many of these contracts will have a research and demonstration phase which may later convert to full-scale production contracts or commercial opportunities.
NASA
NASA is one of our largest and most long-standing customers. We participate in numerous large, high- profile contracts, our largest by revenue currently being the Archinaut One program, also known as OSAM-2. Our Archinaut One program includes the design, manufacture, test, integration and operation of the first satellite to construct a portion of its own structure on-orbit. The Archinaut One satellite combines our additive manufacturing and robotic assembly capabilities for the construction of large, complex structures in space. We have provided services and products supporting a number of other NASA missions, including sun sensors and star trackers for exploration missions like Perseverance, thermal control solutions for technology demonstrators, camera systems for upcoming human spaceflight missions, and development of various additive manufacturing methods on the ISS.
Luxembourg Space Agency and European Space Agency
We are working with the Luxembourg Space Agency and the European Space Agency to develop a robotic arm for space applications. This scalable robotic arm system is expected to meet growing demand for space-capable robotic solutions in mission profiles ranging from lunar surface activities to on-orbit satellite servicing and beyond.
National Security Community Relationships
We supply a wide variety of technologies and solutions supporting the U.S. and allied countries’ national security objectives in space. As space becomes an increasingly contested domain and near peer threats continue to emerge, the DoD has articulated a need for significant investment in both improving the resiliency of existing space assets and the deployment of new, next-generation capabilities.
Commercial Community Relationships
Through our numerous strategic partnerships with large and high-profile commercial customers, we believe that our technologies are enabling the commercialization of LEO and potentially beyond. We view the commercial market opportunity as one with significant growth possibilities as launch costs continue to decrease, making industrial and other commercial pursuits increasingly viable and prolific.

Space Economy Overview
Global Space Economy Overview
Prior to the 1990’s, access to the global space industry was largely limited to federal governments and a few select telecommunications providers, providing little incentive to lower launch costs or innovate. Over the past three decades, the advent of lower-cost launch technology has driven a paradigm shift and democratized access to space. This has created a vibrant commercial landscape that is driving innovation across major terrestrial industries on Earth. The entrepreneurial energy dedicated to space is disrupting industries including telecommunications, internet infrastructure, weather, aviation, agriculture, advanced materials science, insurance and Earth observation. The military and scientific communities have continued to pursue and fund technological advancement, bolstering a myriad of technologies that have both national security and commercial applications.
We believe that the space industry is at the dawn of a new economic era driven by significant investment. In addition to government contracting, private capital entering the space market has accelerated its growth. Since 2004, there has been $135.2 billion of equity investment across 862 space companies, with 85% of the investment dollars coming in the past six years, per Space Capital. This has led to a wave of new companies reimagining parts of the traditional space industry.
Today’s space market is primarily driven by satellite technologies and applications but is quickly expanding to include tangential capabilities such as space tourism, in-space manufacturing, LEO commercialization, deep space exploration and space-based resource extraction. The global space economy generated ~$420 billion of total revenue in 2019 and is expected to grow to an estimated $2 trillion by 2040, per the Space Report (2020 Q2 Analysis). Though the current ~$420 billion market only represents ~0.3% of the global economy, the rapid deployment of satellite constellations coinciding with an increasingly competitive landscape in the launch industry is creating unprecedented access to space.
Government agencies have realized the value of the private commercial space industry and have become increasingly supportive and reliant on private companies to catalyze innovation and advance national space objectives. In the U.S., this has been evidenced by notable policy initiatives and commercial contractors’ growing share of federally funded space activity.
Launch Costs and Small Satellite Proliferation
The emergence of large reusable rockets, such as the SpaceX’s Falcon 9 and Blue Origin’s upcoming New Glenn rocket, has brought launch costs down by as much as ~95% over the past decade according to a July 2018 report by NASA. Additionally, small launch providers have been actively pursuing the market for delivering smaller satellites into LEO. The competition among launch providers is creating a unique opportunity for new space entrants to grow quickly and take advantage of the fact that the per-kilogram cost of launching satellites to LEO is as low as ~$2,700/kg. Improving launch economics have driven an increase in assets sent to orbit, with both commercial providers and governments participating.
The satellite market has gone through a paradigm shift over the past 10 years, with larger numbers of smallsats, defined as any satellite under ~600 kg, replacing large, exquisite satellites that have traditionally been placed into geosynchronous Earth orbit, or GEO. Smallsat adoption has increased as satellite technology has miniaturized. In LEO, more capability can be offered without the need for redundancy and radiation tolerance that is expected for the harsher GEO environment. The annual number of smallsats launched has increased almost eightfold since 2012. In 2019, 45% of all launches included a smallsat, up from 24% in 2012, per Bryce Space and Technology. We anticipate continued growth in the satellite constellation market given the relatively short lifespan, need for larger constellations to provide global coverage and continued technological advancements.
In the U.S., the Space Development Agency is planning to launch thousands of small satellites in support of the National Defense Space Architecture. The advent of the Space Force and interest in smallsats from the intelligence community has established the DoD as a significant stakeholder in the space economy as space becomes a contested domain. Missile defense capabilities and hardened, low-latency military communications networks are critical for the U.S. to counter aggression from near-peer threats.

Additionally, hundreds of commercial providers of internet broadband, imagery and other value-added services have applied to launch over 50,000 small satellites in the next decade as they seek to secure market share in the new space economy. This compares to just 6,000 satellites in orbit as of April 2020.
LEO Commercialization & On-Orbit Servicing, Assembly and Manufacturing
A major growth opportunity for the global space economy is the increased commercialization of LEO. Increased accessibility to space has given rise to a growing number of start-up technology companies that aim to serve diverse end-markets including energy, telecommunications, tourism and Internet-of-things connectivity. There are increasingly attractive economics for manufacturing advanced materials in space for industrial use on Earth, including ZBLAN optical fiber and advanced ceramic materials. Ceramic parts manufactured in microgravity have a myriad of applications on Earth, including components for turbines and nuclear plants. Other fast currents in LEO include space tourism and sustainable human space habitats. The International Space Station has served as a breeding ground for the commercialization of space and many well- funded operators have announced a vision to enable millions of humans visiting and living in space.
We anticipate that the most dramatic disruption in the space industry will come from capabilities surrounding on-orbit servicing, assembly and manufacturing of spacecraft. With sustainable in-space solutions, we believe OSAM will be instrumental in enabling the next generation of growth in the space industry.
M&A Track Record & Strategy
Strategic acquisitions that augment our technology and product offerings are a key part of our growth strategy. We have completed seven acquisitions since March 2020, which collectively have provided us with a wide variety of complementary technologies and solutions to serve our target markets and customers. These acquisitions include:
Adcole Space:    Acquired in 2020, Adcole is a leading provider of space-capable sensors, including fine sun sensors, digital sun sensors, spinning sun sensors, analog sun sensors, and test equipment for sun sensor products, such as bench test equipment and optical stimulators.
Deep Space Systems:   Acquired in 2020, DSS is a space-systems engineering company that supports the design, development, integration, testing, and operations of spacecraft and spacecraft systems supporting science, technology, and exploration missions. It offers services in the areas of mission and system analysis, assembly and testing, engineering services, engineering visualization, life support/crew systems, mechanical engineering, mission formulation, payload and vehicle integration, program management, propulsion, subsystem integration, systems engineering, telecommunications and mission operations. DSS also provides guidance, navigation and control (“GN&C”) services; and safety, reliability and quality assurance services. In addition, it offers camera systems, custom avionics, scale model production, software development and other structures/mechanisms for space-based applications.
Made in Space:    Acquired in 2020, MIS is a leader in space manufacturing technologies, delivering next- generation capabilities on-orbit to support exploration objectives and national security priorities. MIS is the first commercial company to additively manufacture in space, and specializes in OSAM technologies, the development of space-enabled materials and exploration manufacturing technologies.
Roccor:    Acquired in 2020, Roccor is a provider of advanced aerospace structures, including solar arrays, antennas, boom products, deorbit devices and thermal products. Roccor’s novel designs address cost and performance limitations to meet customer mission requirements.
Loadpath:    Acquired in 2020, Loadpath specializes in the development and delivery of aerospace structures, mechanisms, and thermal control solutions. Loadpath performs design, analysis, testing, and fabrication of advanced technologies through the complete concept-to-flight development cycle. Specific products and services include multiple payload adapters, deployable structures and booms, thermal management technology, spacecraft mechanisms, CubeSat components and launch accommodations, ground support equipment, and testing services.

Oakman Aerospace:    Acquired in 2021, Oakman provides cutting-edge products and services related to space systems architectures, spacecraft and satellite design and development, and mission payload and data distribution services.
Deployable Space Systems:    Acquired in 2021, DPSS provides satellite mechanisms, deployable structures and booms, and deployable solar array systems to the global space market. Its product portfolio includes the award-winning and patented ROSA (Roll-Out Solar Array), Integrated Modular Blanket Assembly; Rigid- Panel and Functional Advanced Concentrator Technology solar array technologies; a multitude of elastically and articulated deployable structures and booms, open-lattice booms, telescopic booms; and a variety of mission-enabling mechanisms for space applications.
Regulatory
Federal Communications Commission
The regulations, policies and guidance issued by the FCC apply to the operation of our spacecraft. When we communicate with our spacecraft using any part of the electromagnetic spectrum, we are operating a space station to which FCC regulations apply. Operators of regulated space stations are required to hold and maintain compliance with proper licenses throughout the duration of any given mission. We are currently preparing an FCC license application in connection with the Archinaut One program.
The FCC recently enacted a new set of licensing guidelines for small satellites and related systems that may apply to future spacecraft. As a result, we may face a transition to the small satellite licensing guidelines. Additionally, the FCC is currently considering additional rules which could change the operational, technical and financial requirements for commercial space operators subject to U.S. jurisdiction. If these, proposed rules become final, they could change system design and financial costs in order to comply with or secure Redwire spectrum licensure.
National Oceanic and Atmospheric Administration
Redwire spacecraft operate with space-qualified photographic equipment installed. While primarily intended to function as mission assurance tools, these cameras may be capable of capturing incidental Earth imagery while in orbit. As such, these cameras may be subject to the licensing requirements and regulations of NOAA’s Commercial Report Sensing Regulatory Affairs (“CRSRA”) office. We are currently assessing the applicability of NOAA’s licensing requirements and exclusions in connection with the Archinaut One program.
The Federal Aviation Administration
As a participant in launch activities, we are indirectly subject to the license requirements of the Federal Aviation Administration’s (“FAA”) Office of Commercial Space Transportation (“AST”). The FAA regulates the airspace of the United States, through which launch vehicles must fly during launch to orbit. The AST office predominantly processes launch license requests submitted by launch vehicle operators, which include information on the constituent payloads flying on any given mission. As a result, reviews of our payloads by AST will occur during, for example, the processing of a launch vehicle provider launch license.
International Traffic in Arms Regulations and Export Controls
Our orbital infrastructure business is subject to, and we must comply with, stringent U.S. import and export control laws, including ITAR and EAR of the Bureau of Industry and Security of the U.S. Department of Commerce. The ITAR generally restricts the export of hardware, software, technical data and services that have defense or strategic applications. The EAR similarly regulates the export of hardware, software and technology that has commercial or “dual-use” applications (i.e., for both military and commercial applications) or that have less sensitive military or space-related applications that are not subject to the ITAR. The regulations exist to advance the national security and foreign policy interests of the United States.

Competition
We operate in highly competitive markets that are sensitive to technological advances and generally encounter intense competition to win contracts from many other firms, including lower and mid-tier federal contractors with specialized capabilities, large defense contractors and the federal government. Some of our competitors in each of our markets are larger than we are and can maintain higher levels of expenditures for research and development. In each of our markets, we concentrate on the opportunities that we believe are compatible with our resources, overall technological capabilities and objectives. Principal competitive factors in these markets are product quality and reliability; technological capabilities, including reliable, resilient and innovative space infrastructure technologies; service; past performance; ability to develop and implement complex, integrated solutions; ability to meet delivery schedules; and cost-effectiveness. We believe that we compete favorably on the basis of these factors.
We frequently “partner” or are involved in subcontracting and teaming relationships with companies that are, from time to time, competitors on other programs. We compete domestically and internationally against (i) non-traditional aerospace and defense contractors, principally Blue Canyon Technologies, Inc. (a subsidiary of Raytheon Technologies), York Space Systems and Tyvak Nano-Satellite Systems, Inc., Space Micro Inc., Amergient Technologies, Sodern, and (ii) occasionally large aerospace and defense companies, principally, Northrop Grumman Corporation, L3Harris, Moog, Ball Aerospace, and Maxar Technologies. Our defense prime contractor customers could decide to pursue one or more of our product development areas as a core competency and insource that technology development and production rather than purchase that capability from us as a supplier. This competition could result in fewer customer orders and a loss of market share.
In addition, some of our foreign competitors currently benefit from, and others may benefit in the future from, protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies. Government support of this nature greatly reduces the commercial risks associated with aerospace technology development activities for these competitors. This market environment may result in increased pressures on our pricing and other competitive factors.
Intellectual Property
We own a substantial intellectual property portfolio that includes many U.S. and foreign patents, as well as many U.S. trademarks, domain names and copyrights. We actively pursue internal development of intellectual property. In addition to our patent portfolio, we own other intellectual property such as unpatented trade secrets, know-how, data and software. Additionally, we rely on licenses of certain intellectual property to conduct our business operations, including certain proprietary rights licensed to and from third parties. While our intellectual property rights in the aggregate are important to our operations, we do not believe that any particular trade secret, patent, trademark, copyright, license or other intellectual property right is of such importance that its loss, expiration or termination would have a material effect on our business.
Raw Materials and Suppliers
We are generally engaged in light manufacturing activities and have limited exposure to fluctuations in the supply of raw materials. When we manufacture and sell products and systems, most of the value that we provide is labor oriented, such as design, engineering, assembly and test activities. In manufacturing our products, we use our own production capabilities as well as a base of third-party suppliers and subcontractors. Certain aspects of our manufacturing activities require relatively scarce raw materials; occasionally, we have experienced difficulty in our ability to procure raw materials, components, sub-assemblies and other supplies required in our manufacturing process.
Legal Proceedings
We are subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, we believe that we have valid defenses with respect to any matters currently pending against us and we intend to vigorously defend against such matters. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on our consolidated balance sheets, statements of operations or cash flows.
Human Capital
We strive to be the employer of choice in the space community. As of June 30, 2021, we had 473 employees, all of whom are based in the United States and Luxembourg. Based on existing programs, we are planning to increase the size of our workforce by approximately one third to support already-contracted work. We have an established and experienced human resources team that is leading this effort. Most of our employees fall into one or more of the following categories: (i) graduates from well-regarded engineering universities with a desire to make a long-term impact, (ii) experienced engineers from other aerospace companies who are excited about the ongoing innovation and industry transformations that we believe we are driving, and (iii) founders and employees from companies we have acquired. Many of these employees are highly accomplished in their fields and earned advanced degrees in concentrations such as aerospace engineering, mechanical engineering, physics, chemistry, robotics, and astronomy.
As we continue to grow, we are partnering with more universities and increasing our presence in key U.S. and European markets to expand our employee base.
Facilities
We have facilities throughout the United States and one facility in Europe, totaling 169,126 square feet as of June 30, 2021. Our headquarters is located in Jacksonville, Florida, in proximity to major NASA and other space offices and operations. We also have North American locations in Huntsville, Alabama; Albuquerque, New Mexico; Arapahoe and Boulder Counties in Colorado; Goleta, California; Linthicum, Maryland and Marlborough, Massachusetts. In Europe, we have a facility in Luxembourg. Each of these facilities is strategically located near major national security or civil space community facilities, key customer facilities, commercial space centers and/or prestigious engineering talent pools.
Our current facilities have supported the development of technology that is transforming the space industry, and the current footprint is sufficient to support near-term growth. However, as we continue to grow, we plan to continue and even accelerate the pace of leasehold improvements so that our facility capacity is not a limiting factor on our growth.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers named in the “— Summary Compensation Table” below.
Overview
We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as principal executive officer and the next two most highly compensated executive officers at the end of the fiscal year ended December 31, 2020:
•
Peter Cannito, Chief Executive Officer;

•
Andrew Rush, Chief Operating Officer; and

•
William Read, Chief Financial Officer.

Summary Compensation Table
The following table presents summary information regarding the total compensation paid to, earned by, and awarded to each of our Named Executive Officers for the fiscal year ending December 31, 2020.
Name and Principal Position	Year	Salary(1)	Bonus	Option Awards(2)	Total
Peter Cannito, Chief Executive Officer	2020	$234,231	$117,115	$418,000	$769,346
Andrew Rush, Chief Operating Officer	2020	198,204	65,407	225,720	489,331
William Read, Chief Financial Officer	2020	114,583	68,750	167,200	350,533

(1)
Each of the Named Executive Officers began providing services to Holdings during the 2020 fiscal year and, as such, these numbers represent salary amounts actually paid to each of the Named Executive Officers for the period in the year during which they provided services to Holdings.

(2)
The amounts reported in the Option Awards column represent the grant date fair value of Class P Common Units in Holdings (the “Class P Units”) granted to the Named Executive Officers as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The Class P Units represent membership interests that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Class P Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The assumptions used in calculating the grant date fair value of the Class P Units reported in the Option Awards column are set forth in Note P to Redwire’s consolidated financial statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for these units and do not correspond to the actual economic value that may be received by the Named Executive Officers for the units. See “Additional Narrative Disclosure — Equity Incentives” below for additional details.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
Mr. Cannito is party to an employment agreement with Redwire Corporation and Messrs. Rush and Read are parties to employment agreements with Redwire Intermediate Holdings, LLC, a subsidiary of Redwire Corporation. The employment agreements and offer letter each provide for annual base salary, target bonus opportunity, an initial grant of incentive units, paid vacation, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally. The amount of base salary and bonus opportunity provided for each of our Named Executive Officers under their respective employment agreement or offer letter are as follows: for Mr. Cannito, a base salary of $375,000 and target annual bonus of 50% of his base salary; for Mr. Rush, a base salary of $375,000 and target annual bonus of 33% of his base salary; and for Mr. Read, a base salary of $275,000 and target annual bonus of 60% of his base salary.
The employment agreements also provide for certain severance benefits upon a resignation by the applicable Named Executive Officer for “Good Reason,” upon a termination by Redwire without “Cause,” or due to the Named Executive Officer’s death or “Disability.” Please see “Additional Narrative Disclosure — Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits provided to our Named Executive Officers under the employment agreements.
Equity Incentives
In 2020, Redwire offered equity incentives to our Named Executive Officers through grants of Class P Units in Redwire. The Class P Units are divided into three tranches, as described in more detail below in the section entitled “Outstanding Equity Awards at Fiscal Year-End.” Certain tranches of these Class P Units are subject to both time-based and performance-based vesting requirements and are subject to accelerated time-based vesting upon the occurrence of a qualifying sale of Holdings. The remaining tranches of Class P Units are subject to performance-based vesting requirements only and terminate if such performance-based vesting requirements are not met upon a qualifying sale of Holdings.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes, for each of the Named Executive Officers, the number of outstanding Class P Common Units in Holdings held as of December 31, 2020.
Name	Option Awards(1)(2)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date
Peter Cannito	—	1,375,000	N/A	N/A
Andrew Rush	—	742,500	N/A	N/A
William Read	—	550,000	N/A	N/A

(1)
This table reflects information regarding Class P Units granted to our Named Executive Officers that were outstanding as of December 31, 2020. The Class P Units represent membership interests that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Class P Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option- like feature.” For more information on these incentive units, see “Narrative Disclosure to Summary Compensation Table — Equity Incentives” above.

(2)
Each of our Named Executive Officers were granted awards of Class P Units on October 22, 2020. Under the terms of the applicable award documentation, the Class P Units are divided into three tranches: Tranche I Units (40% of the units granted), Tranche II Units (40% of the units granted) and Tranche III Units (20% of the units granted).

The Tranche I Units are subject to both time-based and performance-based vesting. The time-based vesting will occur with respect to 20% of the Tranche I Units on each of the first five anniversaries of the date of grant, so long as the Named Executive Officer remains employed through such vesting date, and the time based vesting of the Tranche I Units accelerates upon a “Sale of the Company,” as defined in “Additional Narrative Disclosure — Potential Payments Upon Termination or Change in Control,” below. The Tranche I Units will vest with respect to performance upon the achievement of a certain investor internal rate of return on or following a “Liquidity Event,” which generally means a Sale of the Company, a public offering or an extraordinary cash dividend.
The Tranche II and Tranche III Units are subject to performance based vesting only and vest if (i) in the case of the Tranche II Units, certain investor inflows over investor outflows are achieved or (ii) in the case of the Tranche III Units, a specific internal rate of return of investors is achieved, in each case, upon a Sale of the Company, so long as the Named Executive Officer remains employed through such sale. All Tranche II and Tranche III Units will be forfeited upon a Sale of the Company if the respective performance conditions are not met.
(3)
These equity awards are not traditional options and, therefore, there is no exercise price or option expiration date associated with them.

Additional Narrative Disclosure
Retirement Benefits
We do not have a defined benefit pension plan or nonqualified deferred compensation plan. Redwire currently maintains a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the Named Executive Officers, can make voluntary pre-tax contributions. In 2020, Redwire did not make any Company contributions to the participant’s retirement plans but have provided matching contributions to all eligible employees, including our Named Executive Officer, starting in 2021. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.
Potential Payments Upon Termination or Change in Control
As described in the footnotes to the “Outstanding Awards at Fiscal Year End” table above, Tranche I of the Class P Units held by the Named Executive Officer will fully time vest upon a “Sale of the Company” (as defined below), and Tranche II and Tranche III of the Class P Units will fully vest upon a Sale of the Company only if certain performance metrics are achieved. If such performance metrics are not achieved at such time, the Tranche II and Tranche III Units are forfeited for no consideration. The Class P Units are not subject to accelerated vesting in any other scenario, including a termination of the Named Executive Officer’s employment or services.
For purposes of the Class P Units, a “Sale of the Company” means either (i) the sale, lease, transfer, conveyance or other disposition (whether in one transaction or a series of transactions) of all or substantially all of the assets of Holdings and its subsidiaries to an independent third party or (ii) a transaction or series of transactions, the result of which is that Holdings unitholders and their affiliates immediately prior to the transaction (or series of transactions) are no longer the “beneficial owners” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of the voting power of the outstanding voting securities of Holdings. Notwithstanding the previous sentence, if AE Industrial Partners Fund II, L.P. provides written notice to Holdings that a transaction or series of transactions will not be deemed a Sale of the Company, then such transaction or transactions will not be deemed a Sale of the Company.
Mr. Cannito’s offer letter with Holdings does not provide for severance benefits upon a termination of his employment.
Mr. Rush’s employment agreement provides that upon a termination of his employment by Redwire for any reason other than for “Cause” or upon his resignation for “Good Reason,” he will receive: (i) any accrued but unpaid benefits; (ii) any unpaid annual bonus for the completed fiscal year ending immediately prior to termination; (iii) continued payments of Mr. Rush’s then current base salary for six months; and (iv) payment of the company portion of COBRA premiums for up to six months to continue health insurance coverage for
Mr. Rush and his eligible dependents. If Mr. Rush’s employment is terminated due to his death or “Disability,” he will be entitled to receive any accrued but unpaid benefits and any unpaid annual bonus for the completed fiscal year ending prior to the termination. The severance benefits described in this paragraph are subject to

Mr. Rush’s execution of a general release of claims and continuing compliance with restrictive covenants, including a one year non-competition and non-solicitation period.
Mr. Read’s employment agreement provides that upon a termination of his employment by Redwire for any reason other than for “Cause” or upon his resignation for “Good Reason,” he will receive: (i) any accrued but unpaid benefits; (ii) any unpaid annual bonus for the completed fiscal year ending immediately prior to termination; (iii) continued payments of Mr. Read’s then current base salary for six months (which will increase to 12 months in the case of a termination on or after August 4, 2022); (iv) payment of the company portion of COBRA premiums for up to six months (or 12 months, in the case of a termination on or after August 4, 2022) to continue health insurance coverage for Mr. Read and his eligible dependents; and (v) his target annual bonus, prorated for the portion of the year worked prior to the termination. If Mr. Read’s employment is terminated due to his death or “Disability,” he will be entitled to receive any accrued but unpaid benefits and any unpaid annual bonus for the completed fiscal year ending prior to the termination. The severance benefits described in this paragraph are subject to Mr. Read’s execution of a general release of claims and continuing compliance with restrictive covenants, including a one year non-competition and non-solicitation period, and certain cooperation covenants.
For purposes of Messrs. Rush’s and Read’s employment agreements:
“Cause” means, subject to certain notice and cure provisions, any of the following: (i) indictment for, conviction of or plea of nolo contendere to a felony or a fraud, or other act involving dishonesty or disloyalty to any member of the Company Group; (ii) conduct by the executive that brings or could reasonably be expected to bring any member of the Company Group into substantial public disgrace or disrepute or otherwise materially or demonstrably injures the integrity, character or reputation of any member of the Company Group; (iii) gross negligence or willful misconduct by the executive in connection with his duties, obligations or responsibilities to any member of the Company Group (iv) material non-performance of the duties reasonably assigned other than in connection with a disability; (v) breach of the restrictive covenants set forth in the employment agreement or any other applicable restrictive covenants with any member of the Company Group; (vi) material breach of a material employment policy of any member or the Company Group; or (vii) any other material breach by the executive of the employment agreement or any other material agreement with any member of the Company Group.
“Company Group” means Holdings, Cosmos Acquisition LLC and each of their direct and indirect subsidiaries and affiliates.
“Disability” means that, because of an accident, disability, or physical or mental illness, the executive is incapable of performing his duties to any member of the Company Group, as determined by the CEO. The executive will be deemed to have become incapable of performing the executive’s duties if: (i) the executive is incapable of doing so for periods amounting in the aggregate to 90 days within any 120-day period and remains so incapable at the end of such aggregate 120 days; (ii) the executive qualifies to receive long-term disability payments under the long-term disability insurance program; or (iii) the executive is determined totally disabled by the Social Security Administration.
“Good Reason” means, subject to certain notice and cure provisions, (i) a material diminution in the executive’s title, job duties, authorities or responsibilities; (ii) a reduction in the executive’s base salary or target bonus opportunity (other than a reduction in compensation of not more than 10% that applies to the executive and all other similarly positioned employees); (iii) a relocation of the executive’s principal place of employment by more than 30 miles; or (iv) a material breach of the employment agreement by Redwire.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes to those statements included elsewhere in this prospectus. Certain information contained in this discussion and analysis includes forward- looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus. Unless the context otherwise requires, all references in this section to the “Company,” “Redwire,” “we,” “us” or “our” refer to Cosmos Intermediate, LLC and its direct and indirect wholly-owned subsidiaries prior to the consummation of the Business Combination.
The following discussion and analysis of financial condition and results of operations of Redwire is provided to supplement the consolidated financial statements and the accompanying notes of Redwire included elsewhere in this prospectus. We intend for this discussion to provide you with information that will assist you in understanding our financial statements and the accompanying notes, the changes in those financial statements and the accompanying notes from period to period, and the primary factors that accounted for those changes. The discussion and analysis of financial condition and results of operations of Redwire is organized as follows:
•
Business Overview:   This section provides a general description of our business, our priorities and the trends affecting our industry in order to provide context for management’s discussion and analysis of our financial condition and results of operations.

•
Recent Developments:   This section provides recent developments that we believe are necessary to understand our financial condition and results of operations.

•
Results of Operations:   This section provides a discussion of the results of operations on a historical basis for the following periods: the six month period ended June 30, 2021 (the “Successor 2021 Period”), the period from February 10, 2020 (inception) to June 30, 2020 (the “Successor Q2 2020 Period”), and the year to date period ended June 21, 2020 for the Predecessor (the “Predecessor 2020 Period”). Our historical results of operations for the Successor 2021 Period and Successor 2020 Period only include results of operations of our acquired entities from the respective effective dates. This section also provides a discussion of the results of operations on a historical basis for the periods from February 10, 2020 (inception) to December 31, 2020 (the “Successor 2020 Period”), January 1, 2020 to June 21, 2020 (the “Predecessor 2020 Period”), and the year ended December 31, 2019 (the “Predecessor 2019 Period”). Our historical results of operations for the Successor 2020 Period only include results of operations of our acquired entities from the respective effective dates in the Successor 2020 Period.

•
Liquidity and Capital Resources:   This section provides an analysis of our ability to generate cash and to meet existing or reasonably likely future cash requirements.

•
Critical Accounting Policies and Estimates:   This section discusses the accounting policies and estimates that we consider important to our financial condition and results of operations and that require significant judgment and estimates on the part of management in their application. In addition, our significant accounting policies, including critical accounting policies, are summarized in Note B to the accompanying Redwire interim condensed consolidated financial statements.

Information for each of the Successor 2021 Period, the Successor Q2 2020 Period, and the Predecessor 2020 Period has been derived from our interim condensed consolidated financial statements. Information for each of the Successor 2020 Period, the Predecessor 2020 Period, and the Predecessor 2019 Period has been derived from our audited consolidated financial statements.
Business Overview
We manufacture and deliver space infrastructure to our customers. We offer a broad array of products and services, many of which have been enabling space missions since the 1960s and have been flight-proven on over 150 satellite missions, including missions such as the GPS constellation, New Horizons and Perseverance. We are also a provider of innovative technologies with the potential to help transform the economics of space and create new markets for its exploration and commercialization. One example of this is our patented suite of in-space manufacturing and robotic assembly technologies, OSAM. Other examples of our proprietary technologies include deployable structures, human-rated camera systems and advanced payload adapters.
We are a space infrastructure company that has grown organically while also continuing to integrate several acquisitions from a fragmented landscape of space-focused technology companies with innovative capabilities and deep flight heritage. Many of our technologies are flight-proven and have been adopted by a broad range of customers across national security, civil and commercial space. Combining heritage and innovation in this way has enabled us to accelerate the delivery of disruptive technologies.
We believe the space economy is at an inflection point. The reduction of launch costs over the last decade has eliminated the single largest economic barrier to entry for the expanded utilization of space, and the increasing cadence of launches provides more flexible, reliable access. This lower cost access has resulted in both the expansion and modernization of traditional national security and civil uses of space and has enticed new commercial entrants to invest substantial capital to develop new space-based business models. Our goal is to provide a full suite of infrastructure solutions, including mission-critical components, services and systems that will contribute to a dramatic expansion of the space-based economy. We believe that our products and services are essential to the growth of space as a strategic military and commercial domain, as well as a frontier for science and exploration.
Recent Developments
Acquisition Activity
On March 2, 2020, the Company acquired the business unit of Adcole. Adcole Maryland Aerospace, LLC was established in 2017 after a merger between a division of Adcole Corporation (founded in 1957) and Maryland Aerospace Incorporated and has been at the forefront of space exploration since its early history, providing satellite components that are integral to the mission success of hundreds of LEO, GEO and interplanetary spacecraft. The Company’s core capabilities include the design and manufacture of mission-critical, high reliability optical sensors for satellites providing guidance, navigation, situational awareness and control capabilities. Key products include sun sensors, star trackers and star cameras.
On June 1, 2020, the Company acquired DSS, which was established in 2001. DSS provides systems engineering that supports the design, development, integration, testing and operations of science and exploration spacecraft. DSS provides critical systems engineering support to next generation space exploration programs such as Dream Chaser and Orion. The Company is a prime contractor on NASA’s Commercial Lunar Payload Services (CLPS) contract.
On June 22, 2020, the Company acquired MIS. MIS was established in 2010 and is the industry leader for space manufacturing technologies, delivering next-generation capabilities in orbit to support exploration objectives and national security priorities. As the first commercial company to additively manufacture in space, MIS’s vision is to sustainably develop off-Earth manufacturing capabilities to enable the future of space exploration. With a focus on industrializing the space environment, MIS specializes in on-orbit manufacturing, space-enabled materials development, and exploration manufacturing technology. On August 31, 2020, the Company entered into the Original SVB Loan Agreement (as defined below) for $45.35 million, proceeds of which were primarily used to repay AE for financing the MIS acquisition.
On October 28, 2020, we acquired Roccor, which was established in 2012. Roccor specializes in deployable structure systems, thermal management systems, and advanced manufacturing in the aerospace industry. Roccor develops a variety of products including solar arrays, antennas and thermal management solutions. Roccor was selected by NASA to develop a first of its kind deployable structure for a nearly 18,000 square foot solar sail that will allow solar scientists to view the sun from different perspectives — and stay in orbit longer — than before. On October 28, 2020, we entered into the Adams Street Credit Agreement for a $31.0 million term loan to finance the Roccor acquisition.

On December 11, 2020, we acquired LoadPath, which was established in 2009. LoadPath specializes in the development and delivery of aerospace structures, mechanisms, and thermal control solutions, and performs design, analysis, testing and fabrication to advanced technologies through the complete concept-to-flight development cycle. Specific products and services include multiple payload adapters, deployable structures and booms, thermal management technology, spacecraft mechanisms, CubeSat components and launch accommodations, Veritrek, ground support equipment and testing services.
On January 15, 2021, we acquired Oakman, which was established in 2012. Oakman specializes in the development of MOSA, rapid spacecraft design and development, and custom missions, payloads and applications. Oakman’s proprietary digital engineering modular, open systems software environment, ACORN, enables the next generation of digitally engineered spacecraft that helps to optimize the balance between cost and tailor ability in spacecraft design and development. On January 15, 2021, the Company drew $15.0 million on its Adams Street Delayed Draw Term Loan (as defined below) under the Adams Street Credit Agreement to finance the Oakman acquisition.
On February 17, 2021, the Company acquired DPSS, which was established in 2008. DPSS’s mission is to develop new and enabling deployable technologies for space applications, transition emerging technologies to industry for infusion into future DoD, NASA and/or commercial programs and design, analyze, build, test and deliver on-time among the deployable solar arrays, deployable structures and space system products. DPSS has developed a one-of-a-kind, patented ROSA technology which is a new and innovative mission-enabling rolled flexible blanket solar array system that offers greatly improved performance over state-of-the-art rigid panel solar arrays. On February 17, 2021, the Company amended the Adams Street Credit Agreement to increase the principal amount of the Adams Street Term Loan (as defined below) by an additional $32.0 million to finance the DPSS acquisition.
Merger Agreement
On March 25, 2021, the Company entered into the Merger Agreement by and among GPAC, Merger Sub, Cosmos and Holdings.
Pursuant to the Merger Agreement, the parties thereto entered into a business combination transaction by which, (i) GPAC domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and the Companies Act of the Cayman Islands (the “Domestication”), (ii) Merger Sub merged with and into Cosmos, with Cosmos being the surviving entity in the merger (the “First Merger”), and (iii) immediately following the First Merger, Cosmos merged with and into GPAC, with GPAC being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers” or the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). In this prospectus, we refer to the Domestication and the Transactions, collectively, as the “Business Combination” and “New Redwire” refers to GPAC after giving effect to the Business Combination.
The Closing Merger Consideration was paid in a combination of cash and stock consideration. The cash consideration was comprised of $75.0 million (such amount, the “Closing Cash Consideration”). The remainder of the Closing Merger Consideration was comprised of (i) 37,200,000 shares of common stock, par value $0.0001 per share, of GPAC (the “New Redwire Common Stock,” and such shares, the “Closing Share Consideration”) and (ii) 2,000,000 warrants to purchase one share of New Redwire Common Stock per warrant (the “Closing Warrant Consideration”), with such amount of warrants corresponding to the forfeiture of certain warrants acquired by GPAC’s Sponsor, Genesis Park Holdings, a Cayman Islands limited liability company (the “Sponsor”) and Jefferies in connection with GPAC’s initial public offering. At the effective time of the First Merger, the units of Cosmos were cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate, the Closing Cash Consideration, the Closing Share Consideration and the Closing Warrant Consideration.
On September 2, 2021, we consummated the previously announced Merger pursuant to the business combination agreement dated March 25, 2021 by and among Genesis Park Acquisition Corp, Shepard Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of Genesis Park Acquisition Corp, Cosmos and Holdings. Upon the closing of the Merger, Genesis Park Acquisition Corp was renamed to Redwire Corporation. The Merger is accounted for as a reverse recapitalization in which

Genesis Park Acquisition Corp is treated as the acquired company. A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of the Company in many respects. We weredeemed the accounting predecessor and the combined entity became the successor SEC registrant, Redwire.
Refer to Note T — Subsequent Events of the notes to the interim condensed consolidated financial statements for further discussion.
COVID-19 Operational Posture and Current Impact
As aerospace manufacturing, communications and defense are federal critical infrastructure sectors, we have kept some of our workforce onsite to maintain critical operations. As such, our operations continue to expose us to risks associated with the COVID-19 pandemic. Authorities around the world have implemented numerous measures to try to reduce the spread of the virus and such measures have impacted and continue to impact us, our suppliers, and consumers. While some of these measures have been lifted or eased in certain jurisdictions, we continue to evaluate the ongoing impact of the pandemic.
In response to this exposure, our pandemic crisis response plan remains activated to protect the health and safety of our team members, families, customers, and communities, while continuing to meet our commitments to customers. Our mitigation strategies cover employee preparation, travel, security, supply chain, the ability to work virtually offsite, facility preparation and communications. In doing so, we continue to diligently follow safety protocols, including social distancing, alternating shifts, temperature checks, deep cleaning facilities and employee isolation strategies for essential personnel working at our sites. Additionally, we are encouraging employees to receive COVID-19 vaccinations.
Accordingly, given the ongoing nature of the outbreak, at this time we cannot reasonably estimate the magnitude of the ultimate impact that COVID-19 will have on our business, financial performance, and operating results. The near and long-term impacts of the current pandemic on the cost and schedule of the numerous programs in our existing backlog and the timing of new awards remains uncertain. We are observing stress in our supplier base inside and outside the U.S. We will continue to monitor and assess the actual and potential COVID-19 impacts on employees, customers, suppliers and the productivity of the work being done, all of which, to some extent, will impact revenues, estimated costs to complete projects, earnings and cash flow.
Results of Operations
Successor 2021 Period, Successor Q2 2020 Period, and Predecessor 2020 Period
Results of operations for the Successor 2021 Period include the results of Oakman and DPSS from the effective dates of the acquisitions as both entities were acquired during the period, and the results for Adcole, DSS, MIS, Roccor, and LoadPath from the beginning of the period. Results of operations for the Successor Q2 2020 Period include the results of Adcole, DSS and MIS from the effective date of the acquisition as the entities were acquired during the period. Results of operations for the Predecessor 2020 Period only include the results of MIS. Accordingly, the periods presented below are not directly comparable.

The following table sets forth results of our operations expressed in U.S. thousands of dollars and as a percentage of net revenues for the periods presented.
	Successor				Predecessor
	Six month period ended June 30, 2021		Period from February 10, 2020 to June 30, 2020		Period from January 1, 2020 to June 21, 2020
Net revenues	$63,846	% 100	$5,171	% 100	$16,651	% 100%
Cost of sales	47,755	75	3,481	67	12,623	76
Gross margin	16,091	25	1,690	33	4,028	24
Operating expenses:
Selling, general and administrative	23,399	37	1,941	38	5,260	32
Contingent earnout expense	11,114	17	—	—	—	—
Transaction expense	2,419	4	5,459	106	—	—
Research and development	1,954	3	528	10	387	2
Operating loss	(22,795)	(36)	(6,238)	(121)	(1,619)	(10)
Interest income	(1)	—	—	—	(7)	—
Interest expense	3,192	5	—	—	83	—
Other (income) expense, net	(23)	—	12	—	23	—
Loss before taxes	(25,963)	(41)	(6,250)	(121)	(1,718)	(10)
Income tax benefit	(2,388)	(4)	(1,278)	(25)	(384)	(2)
Net loss	$(23,575)	% (37)	$(4,972)	% (96)	$(1,334)	% (8)
Net Revenues
Net revenues were $63.85 million for the Successor 2021 Period, as compared to $5.17 million for the Successor Q2 2020 Period and $16.65 million for the Predecessor 2020 Period. The increase in net revenues for the Successor 2021 Period is primarily driven by inclusion of net revenues from Adcole, DSS, MIS, Roccor, LoadPath, Oakman, and DPSS compared to the Successor Q2 2020 Period which only included net revenues of Adcole, DSS and MIS after their respective acquisition dates, and compared to the Predecessor 2020 Period which only included net revenues of MIS. Net revenue in the Successor 2021 Period includes $50.27 million from Adcole, DSS, MIS, Roccor, and LoadPath and $13.58 million from Oakman and DPSS which were acquired in January 2021 and February 2021, respectively.
Cost of Sales
Cost of sales as a percentage of net revenues for the Successor 2021 Period was 75%, as compared to 67% for the Successor Q2 2020 Period and 76% for the Predecessor 2020 Period. We expect cost of sales as a percentage of net revenues to decline the remainder of 2021 due to a product mix that is expected to generate a higher gross profit margin. In the Predecessor 2020 Period, the high costs incurred for the Company’s largest contract during the period, the Archinaut One contract, contributed to a higher cost of sales margin than usual, compared to historical margins for the product mix at this business unit. In the Successor Q2 2020 Period, the product mix in the period is a comparably higher revenue margin than in some of the business units later acquired which are included in the Successor 2021 Period, contributing to a lower cost of sales margin for the Successor Q2 2020 Period when compared to the Successor 2021 Period.
Selling, General and Administrative
Selling, general and administrative expenses as a percentage of net revenues for the Successor 2021 Period were 37%, as compared to 38% for the Successor Q2 2020 Period and 32% for the Predecessor 2020 Period. In the Successor 2021 Period, the increased expenses relate to higher spending for human capital and systems as we invested in our business development and centralized corporate functions at the beginning of the year to support near and long-term growth. As a result, we do not expect material incremental investment for the remainder of 2021, helping drive operating leverage as the business grows. In addition, higher expenses related to the capital market and advisory fees incurred for SPAC readiness of $6 million, compared to the lower selling, general and administrative expenses in the Successor Q2 2020 Period and Predecessor 2020 Period.
Research and Development
Research and development expenses as a percentage of net revenues for the Successor 2021 Period were 3%, as compared to 10% for the Successor Q2 2020 Period and 2% for the Predecessor 2020 Period. The Company’s primary research and development projects relate to the next generation star tracker, camera systems, and software applications.
Contingent Earnout Expense
Earnout expenses as a percentage of net revenues for the Successor 2021 Period were 17%, as compared to 0% for the Successor Q2 2020 Period and Predecessor 2020 Period. Earnout expense in the Successor 2021 Period relates to a settlement agreement the Company executed with the sellers of MIS regarding the contingent earnout payment set forth in the purchase agreement and the Roccor contingent earnout payment.
Transaction Expense
Transaction expenses as a percentage of net revenues for the Successor 2021 Period were 4%, as compared to 106% for the Successor Q2 2020 Period and 0% for the Predecessor 2020 Period. The transaction expense incurred in the Successor 2021 Period were related to the acquisition of Oakman and DPSS. The transaction expense incurred in the Successor Q2 2020 Period were related to the acquisitions of Adcole, DSS and MIS, as well as costs associated with our evaluation of other acquisition opportunities. We expect to incur acquisition costs and other related expenses periodically in the future as we continue to seek acquisition opportunities to expand our technological capabilities. Transaction costs incurred by the acquired entities prior to the consummation of an acquisition are not reflected in our historical results of operations.
Interest Expense
Interest expense as a percentage of net revenues for the Successor 2021 Period was 5%, as compared to 0% for the Successor Q2 2020 Period and 0% for the Predecessor 2020 Period. The interest expense incurred for the Successor 2021 Period was primarily related to the Company entering into the amendment to the Adams Street Credit Agreement to increase the principal amount of the Adams Street Term Loan, as further discussed in our description of our liquidity and capital resources. The interest expense incurred for the Predecessor 2020 Period related to credit agreements with outstanding balances repaid prior to our acquisition of MIS.
Other (Income) Expense, net
Other (income) expense, net as a percentage of net revenues was less than 1% for each of the Successor 2021 Period, Successor Q2 2020 Period and Predecessor 2020 Period. Other income for the Successor 2021 Period is primarily composed of LoadPath earnings from providing training programs.
Income Tax Benefit
Income tax benefit as a percentage of net revenues for the Successor 2021 Period was (4)%, as compared to (25)% for the Successor Q2 2020 Period and (2)% for the Predecessor 2020 Period.
The following table provides information regarding our income tax benefit during the periods indicated:
	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Income tax benefit	$(2,388)	$(1,278)	$(384)
Effective tax rate	9.2%	20.5%	22.4%

The decrease in our effective tax rate for the Successor 2021 Period compared to the Successor Q2 2020 and the Predecessor 2020 Period is primarily due to the impact of nondeductible transaction costs and earnout expense.
Refer to Note L — Income Taxes of the notes to the interim condensed consolidated financial statements for further discussion.
Successor 2020 Period, Predecessor 2020 Period, and Predecessor 2019 Period
Results of operations for the Successor 2020 Period include the results for Adcole, DSS, MIS, Roccor and LoadPath, from the effective acquisition date as all entities were acquired during the Successor 2020 Period. Results of operations for the Predecessor 2020 Period and the Predecessor 2019 Period include only the results of MIS prior to its effective acquisition date. Accordingly, the periods presented below are not directly comparable.
The following table sets forth results of our operations expressed in U.S. thousands of dollars and as a percentage of net revenues for the periods presented.
	Successor		Predecessor
	Period from February 10, 2020 to December 31, 2020		Period from January 1, 2020 to June 21, 2020		Year ended December 31, 2019
Net revenues	$40,785	% 100	$16,651	% 100	$19,013	% 100
Cost of sales	32,676	80	12,623	76	15,019	79
Gross margin	16,091	20	4,028	24	3,994	21
Operating expenses:
Selling, general and administrative	13,103	32	5,260	32	6,320	33
Research and development	2,008	5	387	2	890	5
Acquisition costs and other related expenses	9,944	24	—	—	—	—
Operating loss	(16,946)	(42)	(1,619)	(10)	(3,216)	(17)
Interest income	(2)	—	(7)	—	(27)	—
Interest expense	1,074	3	83	—	134	1
Other expense, net	15	—	23	—	24	—
Loss before taxes	(18,033)	(44)	(1,718)	(10)	(3,347)	(18)
Income tax (benefit) expense	(3,659)	(9)	(384)	(2)	10	—
Net (loss) income	$(14,374)	% (35)	$(1,334)	% (8)	$(3,357)	% (18)
Net Revenues
Net revenues were $40.79 million for the Successor 2020 Period, as compared to $16.66 million for the Predecessor 2020 Period and $19.01 million for the Predecessor 2019 Period. The change was primarily driven by net revenues for the Successor 2020 Period, including net revenues related to Adcole, DSS, MIS, Roccor and LoadPath, which were acquired during the period, as compared to the Predecessor 2020 Period and Predecessor 2019 Period, which only included net revenues related to MIS. Net revenue in the Predecessor 2019 and Predecessor 2020 Periods is composed of acquired revenue related to MIS. Net revenue in the Successor 2020 Period includes $18.72 million of acquired revenue related to Adcole, DSS, Roccor and LoadPath and $22.06 million of organic revenue related to MIS.
There were two significant contracts that MIS entered into in the Predecessor 2019 period, which include the Archinaut One contract awarded by NASA with a total contract value of $73.83 million and a contract awarded by the European Space Agency with a total contract value of €10 million. The total value of all other contracts awarded in the Predecessor 2019 Period was $2.79 million. In the Predecessor 2020 Period and the Successor 2020 Period, the total contract values awarded were $8.21 million and $22.67 million, respectively.
Cost of Sales
Cost of sales as a percentage of net revenues for the Successor 2020 Period was 80%, as compared to 76% for the Predecessor 2020 Period and 79% for the Predecessor 2019 Period. The change was primarily driven by the costs for the Archinaut One contract awarded in the Predecessor 2019 period decreasing in the Successor 2020 Period as the contract period progresses. Apart from the Archinaut One impact, overall contract cost margins have improved in the Successor 2020 Period.
Selling, General and Administrative
Selling, general and administrative expenses as a percentage of net revenues for the Successor 2020 Period were 32%, as compared to 32% for the Predecessor 2020 Period and 33% for the Predecessor 2019 Period. Significant additional expenses were incurred in the Successor 2020 Period to establish the Cosmos corporate office and senior management team, integrate new acquisitions and engage consultants and auditors in advance of the Business Combination.
Research and Development
Research and development expenses as a percentage of net revenues for the Successor 2020 Period were 5%, as compared to 2% for the Predecessor 2020 Period and 5% for the Predecessor 2019 Period. The Company’s primary research and development projects relate to the Star Tracker development and the advanced electronics, optical and software system development.
As of December 31, 2020 (Successor), the Company has incurred $1.24 million to date in research and development expense related to the in-flight attitude determination for CubeSats and small satellite missions Star Tracker development project, for which sustaining engineering tasks and new product development is ongoing. The project is expected to be completed in December 2021, and remaining costs to complete the project are expected to be $260,000. The remaining costs to complete the project are primarily related to approved monthly research and development costs. The risks and uncertainties associated with completing this project are related to cost reduction as contracts are awarded for the new Star Tracker product. We began to receive cash inflows from this project starting in April 2021.
As of December 31, 2020 (Successor), we have incurred $107,000 to date in research and development expense related to advanced electronics, optical and software system development. The project is expected to be completed in Winter 2021, and remaining costs to complete the project are expected to be $542,000. The remaining costs to complete the project are primarily associated with labor to complete prototype development and testing. The risks and uncertainties associated with completing this project are primarily in thermal vacuum qualification with expected input voltage range performance at hot and cold. We expect cash inflows from this project beginning in Q4 2021.
Acquisition Costs and Other Related Expenses
Acquisition costs and other related expenses as a percentage of net revenues for the Successor 2020 Period were 24%, as compared to 0% for the Predecessor 2020 Period and 0% for the Predecessor 2019 Period. The acquisition costs and other related expenses incurred for the Successor 2020 Period were related to the Adcole Acquisition, the DSS Acquisition, the MIS Acquisition, the Roccor Acquisition and the LoadPath Acquisition, as well as costs associated with our evaluation of other acquisition opportunities. We expect to incur acquisition costs and other related expenses periodically in the future as we continue to seek acquisition opportunities to expand our technological capabilities. Transaction costs incurred by the acquiree prior to the consummation of an acquisition are not reflected in our historical results of operations.

Interest Income
Interest income as a percentage of net revenues was 0% for the Successor 2020 Period, Predecessor 2020 Period and Predecessor 2019 Period. Interest income primarily relates to interest earned on the certificate of deposit, bank accounts, and promissory notes. The changes in interest income from the Predecessor 2019 Period primarily relate to options settled/cancelled for promissory notes.
Interest Expense
Interest expense as a percentage of net revenues for the Successor 2020 Period was 3%, as compared to 0% for the Predecessor 2020 Period and 1% for the Predecessor 2019 Period. The interest expense incurred for the Successor 2020 Period was primarily related to the Company entering into the Adams Street Credit Agreement, as further discussed in the description of our liquidity and capital resources. The interest expense incurred for the Predecessor 2020 Period and the Predecessor 2019 Period related to credit agreements with outstanding balances repaid prior to the Company’s acquisition of MIS.
Other Expense, net
Other expense, net as a percentage of net revenues was 0% for the Successor 2020, the Predecessor 2020 Period and the Predecessor 2019 Period. Other expense, net is primarily composed of expense for taxes other than income tax.
Income Tax (Benefit) Expense
Income tax (benefit) expense as a percentage of net revenues for the Successor 2020 Period were (9%), as compared to (2%) for the Predecessor 2020 Period and (0%) for the Predecessor 2019 Period.
The following table provides information regarding our income tax (benefit) expense during the periods indicated:
	Successors	Predecessor
	Period from February 10, 2020 to December 31, 2020	Period from January 1, 20202 to June 21, 2020	Year ended December 31, 2019
Income tax (benefit) expense	$(3,659)	$(384)	$10
Effective tax rate	20.3%	22.4%	(0.3)%
The decrease in our effective tax rate for the Successor Period from February 10, 2020 to December 31, 2020 compared to the Predecessor Period from January 1, 2020 to June 21, 2020 was primarily due to the 5-year net operating loss carryback rule enacted by CARES Act in the Predecessor Period from January 1, 2020 to June 21, 2020, and a full valuation allowance against the net deferred tax assets in the Predecessor Period.
The increase in our effective tax rate for the Predecessor Period from January 1, 2020 to June 21, 2020 compared to the Predecessor Year ended December 31, 2019 was primarily due to the favorable impact of 5-year net operating loss carryback rule enacted by the Cares Act, and favorable impact of change of control compensation and excess tax benefit related to stock compensation in the Predecessor Period from January 1, 2020 to June 21, 2020.
In assessing the realizability of deferred income tax assets, the Company considers whether it is more-likely- than-not that some or all of the deferred income tax assets will not be realized. The ultimate realization of the deferred income tax assets is dependent upon the generation of future taxable income during the periods in which the net operating loss (NOL) and tax credit carryforwards are available. As of December 31, 2020 (Successor), and 2019 (Predecessor) the Company’s valuation allowance was $57,000 and $1.51 million, respectively. The change in the valuation allowance is primarily as a result of the recording of deferred tax liabilities for fixed and intangible assets in connection with the 2020 acquisitions of Adcole, DSS, MIS, Roccor, and LoadPath. As of December 31, 2020 (Successor), the Company has determined that it is more-likely-than-not that the deferred tax assets will be utilized.

Refer to Note L — Income Taxes of the Notes to Financial Statements for further discussion.
Supplemental Non-GAAP Information
The Company uses Adjusted EBITDA and Pro Forma Adjusted EBITDA to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Adjusted EBITDA and Pro Forma Adjusted EBITDA are financial measures not calculated in accordance with GAAP. Adjusted EBITDA is defined as net (loss) income adjusted for interest expense (income), net, income tax (benefit) expense, depreciation and amortization, acquisition costs, acquisition integration costs, purchase accounting fair value adjustment related to deferred revenue, capital market and advisory fees, write-off of long-lived assets, and equity-based compensation. Pro Forma Adjusted EBITDA is computed in accordance with Article 8 of Regulation S-X and is computed to give effect to the business combinations as if they occurred on January 1 of the year prior to the year in which they occurred. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. This non-GAAP financial measure should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.
Successor 2021 Period, Successor Q2 2020 Period, and Predecessor 2020 Period
The following table presents a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to net income (loss), computed in accordance with GAAP (in thousands):
	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Net (loss) income	$(23,575)	$(4,972)	$(1,334)
Interest expense	3,192	—	83
Income tax benefit	(2,388)	(1,278)	(384)
Depreciation and amortization	4,889	420	59
Acquisition deal cost(i)	2,419	5,459	—
Acquisition integration cost(i)	805	124	—
Acquisition earnout cost(ii)	11,114	—	—
Purchase accounting fair value adjustment related to deferred revenue(iii)	167	20	—
Capital market and advisory fees(iv)	6,004	200	—
Write-off of long-lived assets	—	227	—
Equity-based compensation	—	—	997
Adjusted EBITDA	2,627	200	(579)
Pro forma impact as EBITDA	299	(941)	—
Pro forma adjusted EBITDA	$2,926	$(741)	$(579)

(i)
Cosmos incurred acquisition costs related to the purchase of five companies in 2020 (Adcole, DSS, MIS, Roccor, and LoadPath). Costs include both diligence costs and integration costs after the companies are acquired.

(ii)
Cosmos incurred purchase accounting fair value adjustments to unwind deferred revenue for Adcole, MIS, and Roccor.

(iii)
Cosmos incurred capital market and advisory fees related to advisors assisting with preparation for the Business Combination.

(iv)
Cosmos incurred write-off costs for long-lived assets at Adcole related to the write-off of leasehold improvements when Adcole moved office locations.

Successor 2020 Period, Predecessor 2020 Period, and Predecessor 2019 Period
The following table presents a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to net income (loss), computed in accordance with GAAP (in thousands):
	Successor	Predecessors
	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Net loss	$(14,374)	$(1,334)	$(3,357)
Interest expense	1,074	83	134
Income tax (benefit) expense	(3,659)	(384)	10
Depreciation and amortization	3,107	59	66
Acquisition deal cost(i)	9,944	—	—
Acquisition integration cost(i)	937	—	—
Purchase accounting fair value adjustment related to deferred revenue(ii)	598	—	—
Capital market and advisory fees(iii)	2,598	—	—
Write-off of long-lived assets(iv)	227	—	—
Equity-based compensation	—	997	129
Adjusted EBITDA	451	(579)	(3,018)
Pro forma impact as EBITDA	7,361	—	—
Pro forma adjusted EBITDA	$7,812	$(579)	$(3,018)

(i)
Cosmos incurred acquisition costs related to the purchase of five companies in 2020 (Adcole, DSS, MIS, Roccor, and LoadPath). Costs include both diligence costs and integration costs after the companies are acquired.

(ii)
Cosmos incurred purchase accounting fair value adjustments to unwind deferred revenue for Adcole, MIS, and Roccor.

(iii)
Cosmos incurred capital market and advisory fees related to advisors assisting with preparation for the Business Combination.

(iv)
Cosmos incurred write-off costs for long-lived assets at Adcole related to the write-off of leasehold improvements when Adcole moved office locations.

Key Performance Indicators
Book-to-bill Ratio
We view book-to-bill as an indicator of future revenue growth potential. To drive future revenue growth, our goal is for the level of contract awarded in a given period to exceed the net revenue recorded, thus yielding a book-to-bill ratio greater than 1.0.
Book-to-bill is the ratio of total contract awarded to net revenues recorded in the same period. The contracts awarded balance includes firm contract orders including time and material contracts which were awarded during the period and does not include unexercised contract options or potential orders under indefinite delivery/indefinite quantity contracts. Although the contracts awarded balance reflects firm contract orders, terminations, amendments, or contract cancellations may occur which could result in a reduction to the contracts awarded balance.

Successor 2021 Period, Successor Q2 2020 Period, and Predecessor 2020 Period
Our book-to-bill ratio is as follows (in thousands):
	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Contracts awarded	$81,718	$18,677	$8,209
Net revenues	63,846	5,171	16,651
Book-to-bill ratio	1.28	3.61	0.49
Our book-to-bill ratio was 1.28 for the Successor 2021 Period, as compared to 3.61 for the Successor Q2 2020 Period and 0.49 for the Predecessor 2020 Period.
In the Successor 2021 Period, $37.73 million of the contracts awarded balance relates to acquired contract value from the Oakman and DPSS acquisitions. In the Successor Q2 2020 Period, $14.37 million of the contracts awarded balance relates to acquired contract value from the Adcole, DSS and MIS acquisitions.
The increase in contract awarded value in the Successor 2021 Period, compared to the Successor Q2 2020 Period (which includes only Adcole, DSS and MIS), and the Predecessor 2020 Period, is due to inclusion of contracts awarded to Adcole, DSS, MIS, Roccor, LoadPath, Oakman and DPSS.
Successor 2020 Period, Predecessor 2020 Period, and Predecessor 2019 Period
	Successor	Predecessors
	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Contracts awarded	$22,668	$8,209	$87,790
Net revenues	40,785	16,651	19,013
Book-to-bill ratio	0.56	0.49	4.62
Our book-to-bill ratio was 0.56 for the Successor 2020 Period, as compared to 0.49 for the Predecessor 2020 Period and 4.62 for the Predecessor 2019 Period.
The Archinaut One contract awarded in 2019 for $73.83 million is the primary driver of the decrease in contract value in turn decreasing the book-to-bill ratio from December 31, 2019 (Predecessor) compared to the subsequent period.
Backlog
We view growth in backlog as a key measure of our business growth. Contracted backlog represents the estimated dollar value of firm funded executed contracts for which work has not been performed (also known as the remaining performance obligations on a contract). Our contracted backlog includes $20.46 million and $4.31 million in remaining contract value from time and materials contracts as of June 30, 2021 and as of December 31, 2020, respectively.
Organic contracted backlog change excludes backlog activity from acquisitions for the first four full quarters since the entities’ acquisition date. Contracted backlog activity for the first four full quarters since the entities’ acquisition date is included in acquisition-related contracted backlog change. After the completion of four fiscal quarters, acquired entities are treated as organic for current and comparable historical periods.
Organic contract value includes the remaining contract value as of January 1 not yet recognized as revenue and additional orders awarded during the period for those entities treated as organic. Acquisition-related contract value includes remaining contract value as of the acquisition date not yet recognized as revenue and additional orders awarded during the period for entities not treated as organic. Similarly, organic revenue includes revenue earned during the period presented for those entities treated as organic, while acquisition-related revenue includes the same for all other entities, excluding any pre-acquisition revenue earned during the period. The Predecessor 2019 and Predecessor 2020 Periods are treated as organic below to ensure comparability of acquisition-related contracted backlog for future reporting periods.
	June 30, 2021	December 31, 2020	December 31, 2019
Organic backlog as of January 1	$52,599	$77,663	$12,929
Organic Additions during the period	1,230	13,648	83,747
Organic revenue recognized during the period	(18,506)	(38,712)	(19,013)
Organic backlog at end of period	35,323	52,599	77,663
Acquisition-related contract value beginning of period	69,674	71,169	—
Acquisition-related additions during the period	80,488	17,229	—
Acquisition-related revenue recognized during the period	(45,340)	(18,724)	—
Acquisition-related backlog at end of period	104,822	69,674
Contracted backlog at end of period	$140,145	$122,273	$77,663
The acquisition-related contracted backlog activity in the Successor 2021 Period includes contracted backlog activity from Adcole, DSS, Roccor, LoadPath, Oakman, and DPSS. The organic contracted backlog activity in the Successor 2021 Period includes contracted backlog activity from MIS only. Contracted backlog increased during the Successor 2021 period primarily due to the acquisitions of Oakman and DPSS, offset by a decrease in organic contracted backlog related to higher organic revenue than organic additions during the period.
The organic contracted backlog activity for the year ended December 31, 2020 includes the contracted backlog activity of MIS during the Predecessor 2020 Period and the Successor Q2 2020 period. The acquisition-related contracted backlog activity for the year ended December 31, 2020 includes contracted backlog activity from Adcole, DSS, Roccor, and LoadPath. The 2019 contracted backlog activity includes only MIS activity during the Predecessor 2019 Period. The Company’s highest value contract, Archinaut One was executed in July 2019. The decrease in the December 31, 2020 organic contracted backlog compared to December 31, 2019 is primarily due to higher organic revenue from Archinaut One.
Although contracted backlog reflects business associated with contracts that are considered to be firm, terminations, amendments or contract cancellations may occur, which could result in a reduction in our total backlog. In addition, some of our multi-year contracts are subject to annual funding. Management fully expects all amounts reflected in contracted backlog to ultimately be fully funded. Contracted backlog related to contracts from MIS operations in Luxembourg of $7.24 million as of June 30, 2021 and $8.63 million as of December 31, 2020 is subject to foreign exchange rate conversions from euros to U.S. dollars that could cause the remaining backlog balance to fluctuate with the foreign exchange rate at the time of measurement.
Our total backlog as of June 30, 2021, which includes both contracted and uncontracted backlog, is $277.57 million. Uncontracted backlog represents the anticipated contract value, or portion thereof, of goods and services to be delivered under existing contracts which have not been appropriated or otherwise authorized. Our uncontracted backlog as of June 30, 2021 is $137.42 million. Uncontracted backlog includes $56.04 million of contract extensions under negotiation that are priced, fully scoped, verbally awarded, and expected to be executed shortly.
Liquidity and Capital Resources
Our primary sources of liquidity are cash flows provided by our operations and access to existing credit facilities, with AE funding to purchase Adcole, DSS, and MIS providing an additional source of liquidity in the Successor Q2 2020 Period. Our primary short-term cash requirements are to fund working capital, operating lease obligations, and short-term debt, including current maturities of long-term debt. Working capital requirements can vary significantly from period to period, particularly as a result of the timing of receipts and disbursements related to long-term contracts.

Our medium-term to long-term cash requirements are to service and repay debt, to expand through acquisitions, and to invest in facilities, equipment, technologies, and research and development for growth initiatives.
Our ability to fund our cash needs will depend, in part, on our ability to generate cash in the future, which depends on our future financial results. Our future results are subject to general economic, financial, competitive, legislative and regulatory factors that may be outside of our control. Our future access to, and the availability of credit on acceptable terms and conditions, is impacted by many factors, including capital market liquidity and overall economic conditions.
We believe that our cash from operating activities generated from continuing operations during the year, together with available borrowings under our existing credit facilities and cash received from the Merger, will be adequate for the next 12 months to meet our anticipated uses of cash flow, including working capital, operating lease obligations, capital expenditures and debt service costs. While we intend to reduce debt over time using cash provided by operations, we may also attempt to meet long-term debt obligations, if necessary, by obtaining capital from a variety of additional sources or by refinancing existing obligations. These sources include public or private capital markets, bank financings, proceeds from dispositions or other third-party sources.
As of June 30, 2021 (Successor), our available liquidity totaled $32.39 million, which was comprised of $7.39 million of available cash and cash equivalents, $5.0 million in available borrowings from our existing credit facilities, and $20.0 million from available parent support. As of December 31, 2020 (Successor), our available liquidity totaled $42.08 million, which was comprised of $22.08 million of available cash and cash equivalents and $20.0 million in available borrowings from our existing credit facilities. The following table summarizes our existing credit facilities (in thousands):
	Successors
	June 30, 2021	December 31, 2020
Adams Street Term Loan	$30,845	$31,000
Adams Street Revolving Credit Facility	—	—
Adams street Delayed Draw Term Loan	14,925	—
Adams Street Incremental Term Loan	31,920	—
Silicon Valley Bank Loan Agreement	41,626	46,500
DSS PPP Loan	450	1,058
Total debt	$119,766	$78,558
Less: unamortized discounts and issuance costs	1,812	842
Total debt, net	$117,954	$77,716
Less: current portion	1,230	1,074
Long-term debt, net	$116,724	$76,642
Adams Street Credit Agreement
On October 28, 2020, the Company entered into the Adams Street Credit Agreement, which includes the following:
(i)
$31.0 million term loan (the “Adams Street Term Loan”). Proceeds from the Adams Street Term Loan were used to finance the acquisition of Roccor, pay acquisition-related costs, fund working capital needs (including the payment of any working capital adjustment pursuant to the Roccor acquisition agreement) and other general corporate purposes;

(ii)
$5.0 million revolving credit facility (the “Adams Street Revolving Credit Facility”); and

(iii)
$15.0 million delayed draw term loan (the “Adams Street Delayed Draw Term Loan”).

As of December 31, 2020 (Successor), the balances of the Adams Street Revolving Credit Facility and the Adams Street Delayed Draw Term Loan of $5.0 million and $15.0 million, respectively, were undrawn and available to the Company. The Company intends to use the proceeds of the Adams Street Revolving Credit Facility and the Adams Street Delayed Draw Term Loan to fund working capital needs, to fund acquisitions and for general corporate purposes. The Adams Street Credit Agreement has a maturity date of October 28, 2026. The Adams Street Credit Agreement is secured by a security interest in all right, title or interest in or to certain assets and properties owned by the Company and the guarantors included in the Adams Street Credit Agreement. The Adams Street Credit Agreement requires the Company to meet customary affirmative and negative covenants, default provisions, representations and warranties and other terms and conditions. The Company is required to make mandatory prepayments of the outstanding principal and accrued interest under the Adams Street Credit Agreement (i) upon the occurrence of certain events and (ii) to the extent a specified net leverage ratio is exceeded as evaluated on any test period ending date. The test period ending dates are March 30, June 30, September 30 and December 31 each year, starting on March 31, 2021, through the maturity of the agreement. As of June 30, 2021 (Successor) and December 31, 2020 (Successor), the Company was in compliance with its debt covenants under the Adams Street Credit Agreement.
Test Periods	Consolidated Total Net Leverage Ratio
June 30, 2021
September 30, 2021	6.00
December 31, 2021
March 31, 2022	5.50
June 30, 2022
September 30, 2022	5.00
December 31, 2022
March 31, 2023	4.50
June 30, 2023
September 30, 2023	4.00
December 31, 2023
March 31, 2024 and testing periods thereafter	3.50
On January 15, 2021, the Company drew $15.0 million on the delayed draw term loan to finance the Oakman acquisition. On February 17, 2021, the Company amended the Adams Street Credit Agreement to increase the principal amount of the Adams Street Term Loan by an additional $32.0 million to finance the DPSS acquisition.
On September 2, 2021, the Adams Street Credit Agreement was amended to provide that the consolidated total net leverage ratio not exceed 6.50:1.00 on the last day of any quarter (“the Financial Covenant”), to remove the cap on the amount of unrestricted cash which may be netted for purposes of the Financial Covenant, to redefine “Consolidated EBITDA”, and to reset the call protection terms.
SVB Loan Agreement
On August 31, 2020, the Company entered into a $45.35 million loan agreement with Silicon Valley Bank (the “Original SVB Loan Agreement”) maturing on August 31, 2021, which was subsequently modified on October 28, 2020 to (i) increase the available commitment by $5.72 million and (ii) pay $.57 million toward the outstanding principal under the Original SVB Loan Agreement. This resulted in a modified loan (the “SVB Loan Agreement”) for $50.50 million. On October 30, 2020, the Company made a $4.0 million principal payment. The balance as of December 31, 2020 (Successor) was $46.50 million. As of December 31, 2020 (Successor), the Company recorded a related party receivable for a $4.87 million payment to AE to be applied to the principal on this loan which AE applied to another portfolio company’s debt balance instead. Consequently, the SVB Loan Agreement lender did not receive the payment and the balance of $46.50 million was not reduced by the $4.87 million. On April 2, 2021, the Company extended the maturity date to September 30, 2022. As a result, the SVB Loan Agreement is included in long-term debt on the

Company’s consolidated balance sheet as of December 31, 2020. The SVB Loan Agreement requires the Company to meet customary affirmative and negative covenants, default provisions, representations and warranties and other terms and conditions and is guaranteed by AE. As of June 30, 2021 (Successor) and December 31, 2020 (Successor), the Company was in compliance with its debt covenants under the SVB Loan Agreement.
On April 2, 2021, the Company subsequently amended the SVB Loan Agreement to extend the term from August 2021 to September 30, 2022.
Pursuant to the Merger Agreement, GPAC required that all amounts outstanding under the SVB Loan Agreement as of the closing of the Business Combination (the “Closing”), be repaid at the Closing. The Company delivered a customary payoff letter to GPAC setting forth the payoff amount for all outstanding indebtedness under the SVB Loan Agreement as of two days prior to the Closing. Subsequent to the Successor 2021 Period, the remaining outstanding principal and interest balances of $41.63 million and $.10 million, respectively, under the SVB Loan Agreement were repaid using a portion of the proceeds from the Merger.
DSS Paycheck Protection Program Loan
On May 1, 2020, prior to the DSS Acquisition, DSS received a Paycheck Protection Program (“PPP”) loan for $1.06 million (the “DSS PPP Loan”), which has a maturity date of May 1, 2022. Under the terms of the DSS PPP Loan, DSS could apply for forgiveness under the PPP regulations if DSS used the proceeds of the loan for its payroll costs and other expenses in accordance with the requirements of the PPP. As the funds were disbursed to DSS prior to the acquisition, the Company intends on repaying any unforgiven balance with funds held in a DSS savings account as of the date of the DSS acquisition. On June 18, 2021, $.61 million was forgiven and as a result reclassified to note payable to the seller of DSS.
The maturities of the Company’s existing credit facilities are as follows (in thousands):
	2021	2022	2023	2024	2025	Thereafter	Total
Adams Street Term Loan	$155	$310	$310	$310	$310	$29,450	$30,845
Adams Street Incremental Term Loan	160	320	320	320	320	30,480	31,920
Adams Street Delayed Draw Term Loan	75	150	150	150	150	14,250	14,925
SVB Loan Agreement	—	41,626	—	—	—	—	41,626
DSS PPP Loan	450	—	—	—	—	—	450
Toal	$840	$42,406	$780	$780	$780	$74,180	$119,766
Subsequent to the Successor 2021 Period, the remaining outstanding principal balance of $41.63 million under the Silicon Valley Bank Agreement was repaid. Refer to Note T — Subsequent Events of the notes to the interim condensed consolidated financial statements for further discussion.
We do not have any off-balance sheet financing arrangements or liabilities, guarantee contracts, retained or contingent interests in transferred assets, or any obligation arising out of a material variable interest in an unconsolidated entity. We do not have any majority-owned subsidiaries that are not consolidated in the financial statements. Additionally, we do not have an interest in, or relationships with, any special purpose entities.

Cash Flows
Successor 2021 Period, Successor Q2 2020 Period, and Predecessor 2020 Period
The following table summarizes certain information from our consolidated statements of cash flows (in thousands):
	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Net cash (used in) provided by operating activities	$(20,083)	$(7,564)	$3,162
Net cash used in investing activities	(35,185)	(64,042)	(250)
Net cash provided by financing activities	40,714	86,504	1,361
Effect of foreign currency rate changes on cash and cash equivalents	(132)	2	(6)
Net (decrease) increase in cash and cash equivalents	(14,686)	14,900	4,267
Cash and cash equivalents at end of period	$7,390	$14,900	$13,559
Operating activities
For the Successor 2021 Period, net cash used in operating activities was $20.08 million. Net loss before deducting depreciation, amortization and other non-cash items generated a cash outflow of $9.85 million and was further impacted by an unfavorable change in net working capital of $10.23 million during this period. The unfavorable change in net working capital was largely driven by the decrease in accounts receivable of $3.36 million, contract assets of $3.54 million, prepaid expenses and other assets of $3.45 million, and deferred revenue of $4.29 million, offset by the increase in accounts payable and accrued expenses of $5.92 million.
For the Successor Q2 2020 Period, net cash used by operating activities was $7.56 million. Net loss before deducting depreciation, amortization and other non-cash items generated a cash outflow of $5.60 million while unfavorable changes in net working capital of $1.96 million during this period. The unfavorable change in net working capital was largely driven by the decrease in other liabilities of $3.29 million and deferred revenue of $.59 million, offset by increase in accounts receivable of $0.47 million, prepaid expenses and other assets of $0.33 million, and accounts payable and accrued expenses of $0.85 million.
For the Predecessor 2020 Period, net cash provided by operating activities was $3.16 million. Net loss before deducting depreciation, amortization and other non-cash items generated a cash outflow of $(0.14) million while favorable changes in net working capital of $3.31 million contributed to operating cash flows during this period. The favorable change in net working capital was largely driven by the increase in accounts payable and accrued expenses of $4.65 million.
Investing activities
For the Successor 2021 Period, net cash used in investing activities was $35.19 million, consisting of $38.74 million used for the acquisitions of Oakman and DPSS, as well as $1.32 million used for the purchase of property, plant and equipment.
For the Successor Q2 2020 Period, net cash used in investing activities was $64.04 million, consisting of $63.98 million used for the acquisition of Adcole, DSS and MIS as well as $0.06 million used for the purchase of property, plant and equipment.
For the Predecessor 2020 Period, net cash used in investing activities was $0.25 million, consisting of the purchase of property, plant and equipment.
Financing activities
For the Successor 2021 Period, net cash provided by financing activities was $40.71 million, consisting of proceeds from long term debt of $45.97 million offset by repayment of long-term debt of $5.19 million.

For the Successor Q2 2020 Period, net cash provided by financing activities was $86.50 million, consisting of proceeds from long term debt of $45.35 million and Parent’s contribution of $41.15 million.
For the Predecessor 2020 Period, net cash provided by financing activities was $1.36 million, consisting of proceeds from long-term debt of $1.46 million offset by repayment of long-term debt of $0.10 million.
Successor 2020 Period, Predecessor 2020 Period, and Predecessor 2019 Period
	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Net cash (used in) provided by operating activities	$(15,560)	$3,162	$5,665
Net cash used in investing activities	(85,322)	(250)	(191)
Net cash provided by financing activities	122,705	1,361	818
Effect of foreign currency rate changes on cash and cash equivalents	343	(6)	(13)
Net (decrease) increase in cash and cash equivalents	22,076	4,267	6,279
Cash and cash equivalents at end of year	$22,076	$13,559	$9,292
Operating activities
For the Successor 2020 Period, net cash used in operating activities was $15.65 million. Net income before deducting depreciation, amortization and other non-cash items generated a cash outflow of $13.96 million and was further impacted by an unfavorable change in net working capital of $1.69 million during this period. The unfavorable change in net working capital was largely driven by decrease in other liabilities $5.71 million, offset by the increase in deferred revenue of $3.62 million and accounts payable and accrued expenses of $2.65 million.
For the Predecessor 2020 Period, net cash provided by operating activities was $3.16 million. Net income before deducting depreciation, amortization and other non-cash items generated a cash outflow of $0.14 million while favorable changes in net working capital of $3.31 million contributed to operating cash flows during this period. The favorable change in net working capital was largely driven by the increase in accounts payable and accrued expenses of $4.65 million.
For the Predecessor 2019 Period, net cash provided by operating activities was $5.67 million. Net income before deducting depreciation, amortization and other non-cash items generated a cash outflow of $0.98 million. This cash outflow was offset by favorable changes in net working capital of $6.64 million during this period. The favorable change in net working capital was largely driven by the decrease in accounts receivable of $2.30 million, increase in deferred revenue of $3.61 million.
Investing activities
For the Successor 2020 Period, net cash used in investing activities was $85.32 million, consisting of $79.53 million used for the acquisitions of Adcole, DSS, MIS, Roccor and LoadPath, $0.92 million used for the purchase of property, plant and equipment, and an advance to related party of $4.87 million.
For the Predecessor 2020 Period, net cash used in investing activities was $0.25 million, consisting of the purchase of property, plant and equipment.
For the Predecessor 2019 Period, net cash used in investing activities was $0.19 million, consisting of the purchase of property, plant and equipment.
Financing activities
For the Successor 2020 Period, net cash provided by financing activities was $122.71 million, consisting of the payments received from Parent’s contribution of $46.08 million and proceeds from long term debt of $81.29 million offset by repayment of long-term debt of $4.66 million.

For the Predecessor 2020 Period, net cash provided by financing activities was $1.36 million, consisting of the proceeds from long term debt of $1.46 million offset by repayment of long-term debt of $0.10 million.
For the Predecessor 2019 Period, net cash provided by financing activities was $0.82 million, consisting of the proceeds from long term debt of $1.0 million offset by repayment of long-term debt of $0.18 million.
Foreign Currency Exposures
The Company is exposed to foreign currency exchange risk related to currency translation exposure because the operations of one of its subsidiaries are measured in their functional currency, which is the currency of the primary economic environment in which the subsidiary operates: Luxembourg. Any currency balances that are denominated in currencies other than the functional currency of the subsidiary are remeasured into the functional currency, with the resulting gain or loss recorded in the other income (expense) in the Company’s consolidated statements of operations and comprehensive income. In consolidation, the Company’s subsidiary activity denominated in currencies other than the U.S. dollar is translated into U.S. dollars, the Company’s reporting currency, using the average exchange rate in effect during each fiscal month during the period, with any related gain or loss recorded as a foreign currency translation adjustment in other comprehensive income (loss). The assets and liabilities of subsidiaries that use functional currencies other than the U.S. dollar are translated into U.S. dollars in consolidation using period end exchange rates, with the effects of foreign currency translation adjustments included in accumulated other comprehensive income (loss) in the Company’s consolidated statements of operations and comprehensive income.
The Company’s operations in Luxembourg execute contracts and incur the majority of expenses in euros. We seek to naturally hedge the Company’s foreign exchange transaction exposure by matching the transaction currencies for its cash inflows and outflows and maintaining access to credit in the principal currency in which we conduct business, the U.S. dollar. We do not currently hedge our foreign exchange transactions or translation exposure but may consider doing so in the future.
Critical Accounting Policies and Estimates
For the critical accounting estimates used in preparing our consolidated financial statements, we make assumptions and judgments that can have a significant impact on net revenues, cost and expenses, and other expense (income), net, in our consolidated statements of operations and comprehensive income, as well as, on the value of certain assets and liabilities on our consolidated balance sheets. We base our assumptions, judgments and estimates on historical experience and various other factors that we believe are reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions.
In accordance with the Company’s policies, we regularly evaluate estimates, assumptions, and judgments; our estimates, assumptions, and judgments are based on historical experience and on factors we believe are reasonable under the circumstances. The results involve judgments about the carrying values of assets and liabilities not readily apparent from other sources. If our assumptions or conditions change, the actual results the Company reports may differ from these estimates. We believe the following critical accounting policies affect the more significant estimates, assumptions, and judgments the Company uses to prepare our consolidated financial statements.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Business Combinations
Under the acquisition method of accounting, the Company recognizes tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at acquisition date. The accounting for business combinations requires us to make significant estimates and assumptions, especially with respect to goodwill, intangible assets, and contingent consideration.
Goodwill
The Company recognizes the goodwill for business combinations in which the acquisition method of accounting is applied, whereby the excess of the purchase consideration over the fair value of identifiable net assets acquired and liabilities assumed is allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets.
The Company assesses goodwill for impairment at the reporting unit level, which is defined as an operating segment or one level below an operating segment. Goodwill is tested annually for impairment as of October 1, or more frequently if events or circumstances indicate the carrying value may be impaired. In circumstances where a qualitative analysis indicates that the fair value of a reporting unit does not exceed its carrying value, a quantitative analysis is performed using an income approach. The Company performed the qualitative assessment for each of the three reporting units on December 31, 2020 and did not find any indicators that the fair value is more likely than not below the carrying value. As such, the quantitative assessment was not required, and no goodwill impairment was recognized for the year-ended December 31, 2020. Going forward, the Company will test goodwill for impairment annually as of the first day of the fiscal fourth quarter (i.e., October 1) or, as prescribed in ASC 350, when indications of potential impairment exist.
The discounted cash flow approach requires management to make certain assumptions based upon information available at the time the valuations are performed. Actual results could differ from these assumptions. Our management believes the assumptions used are reflective of what a market participant would have used in calculating fair value considering current economic conditions.
Additional risks for goodwill across all reporting units include, but are not limited to:
•
our failure to reach our internal forecasts could impact our ability to achieve our forecasted levels of cash flows and reduce the estimated discounted value of our reporting units;

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adverse technological events that could impact our performance;

•
volatility in equity and debt markets resulting in higher discount rates; and

•
significant adverse changes in the regulatory environment or markets in which we operate.

It is not possible at this time to determine if an impairment charge would result from these factors. We will continue to monitor our goodwill for potential impairment indicators in future periods.
Intangible Assets
Identifiable finite-lived intangible assets, including technology, trademarks, and customer relationships, have been acquired through the Company’s various business combinations. The fair value of the acquired trademarks, technology, and customer relationships has been estimated using various underlying judgments, assumptions, and estimates. Potential changes in the underlying judgments, assumptions, and estimates used in our valuations of acquired intangible assets could result in different estimates of the future fair values. A potential increase in discount rates, a reduction in projected cash flows or a combination of the two could lead to a reduction in estimated fair values, which may result in impairment charges that could materially affect our financial statements in any given year. The approaches used for determining the fair value of finite-lived technology, trademarks and customer relationships acquired depends on the circumstances; the Company has used the income approach (within the income approach, various methods are available such as multi-period excess earnings, with and without, incremental and relief from royalty methods). Within each income approach method, a tax amortization benefit is included, which represents the tax benefit resulting from the amortization of that intangible asset depending on the tax jurisdiction where the intangible asset is held.
Finite-lived intangible assets are reported at cost, net of accumulated amortization, and are either amortized on a straight-line basis over their estimated useful lives or over the period the economic benefits of the intangible asset are consumed. Significant judgment is also required in assigning the respective useful lives of intangible assets. Our assessment of intangible assets that have a finite life is based on a number of factors including the competitive environment, market share, brand history, underlying product life cycles, attrition rate, operating plans, cash flows (i.e., economic life based on the discounted and undiscounted cash flows), future usage of intangible assets and the macroeconomic environment. The costs of finite-lived intangible assets are amortized to expense over the estimated useful life.
Contingent Consideration
We record contingent consideration resulting from a business combination at its fair value on the acquisition date. The fair value of any contingent consideration is calculated considering the probability of occurrence of an earnout payment. The fair value of contingent consideration is estimated using the Black-Scholes options pricing model, which uses assumptions such as a risk-free interest rates, discount rates and volatility rates.
Revenue Recognition
The recognition and measurement of revenue requires the use of judgments and estimates. Specifically, judgment is used in interpreting complex arrangements with nonstandard terms and conditions and determining when all criteria for revenue recognition have been met. The Company’s revenues are derived from the sales of products and services.
The Company engages in long-term contracts for production and service activities and recognizes revenue for performance obligations over time. The Company’s contracts generally do not contain penalties, credits, price concessions or other types of potential variable consideration. Prices are fixed at contract inception and are not contingent on performance or any other criteria. Revenue is recognized over time (versus point in time recognition), due to the fact that the Company’s performance creates an asset with no alternative use to the Company and the Company has an enforceable right to payment for performance completed to date. The Company considers the nature of these contracts and the types of products and services provided when determining the proper accounting for a particular contract. These contracts include both fixed-price and cost reimbursable contracts. The Company’s cost reimbursable contracts typically include cost-plus fixed fee and time and material (“T&M”) contracts. The portion of the payments retained by the customer or advance payment is not considered a significant financing component because it is used to facilitate inventory demands at the onset of a contract and to safeguard the Company from the failure of the other party to abide by some or all of their obligations under the contract.
The Company recognizes revenue over time using the cost-to-cost method to measure progress. Under the cost-to-cost method, revenue is recognized based on the proportion of total costs incurred to estimated total costs-at-completion (“EAC”). An EAC includes all direct costs and indirect costs directly attributable to a program or allocable based on our program cost pooling arrangements. Estimates regarding the Company’s cost associated with the design, manufacture and delivery of products and services are used in determining the EAC. Changes in EAC are applied retrospectively and when adjustments in estimated contract costs are identified, such revisions may result in current period adjustments to earnings applicable to performance in prior periods. In accordance with the guidance in ASC 805, contracts recognized under the cost-to-cost method were reset as of the date of acquisition to calculate prospective periods using the contract value and estimated costs to complete as of the acquisition date rather than the contract value and estimated costs to complete since inception of the contract. For T&M contracts, the Company recognizes revenue reflecting the number of direct labor hours expended in the performance of a contract multiplied by the contract billing rate, as well as reimbursement of other direct billable costs.
Our cost estimation process is based on the professional knowledge of our engineering, program management and financial professionals and draws on their significant experience and judgment. We prepare EACs for our contracts and calculate estimated revenues and costs over the life of our contracts. Accounting for long-term contracts requires significant judgment relative to estimating total contract revenues and costs, in particular, assumptions relative to the amount of time to complete the contract, including the assessment of the nature and complexity of the work to be performed. The Company’s estimates are based upon the professional knowledge and experience of its engineers, program managers and other personnel, who review each long-term contract monthly to assess the contract’s schedule, performance, technical matters and estimated cost at completion. Changes in estimates are applied retrospectively for contracts executed after the date of acquisition and are applied via the ASC 805 reset method described above for contracts existing at the date of acquisition. When adjustments in estimated contract costs are identified, such revisions may result in current period adjustments to earnings applicable to performance in prior periods.
Factors considered in these estimates include our historical performance, the availability, productivity and cost of labor, the nature and complexity of work to be performed, availability and cost of materials, components and subcontracts, the risk and impact of delayed performance and the level of indirect cost allocations.
Impairment of Long-Lived Assets
The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows to which the asset relates is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No such impairment charges were recognized during the periods presented.
Using a discounted cash flow method involves significant judgment and requires the Company to make significant estimates and assumptions, including long-term projections of cash flows, market conditions and appropriate discount rates. Judgments are based on historical experience, current market trends, consultations with external valuation specialists and other information. If facts and circumstances change, the use of different estimates and assumptions could result in a materially different outcome. The Company generally develops these forecasts based on recent sales data for existing products, acquisitions, and estimated future growth of the market in which it operates.
Income Taxes
Significant judgments are required in order to determine the realizability of tax assets. In assessing the need for a valuation allowance, we evaluate all significant available positive and negative evidence, including historical operating results, estimates of future sources of taxable income, carry-forward periods available, the existence of prudent and feasible tax planning strategies and other relevant factors. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.
Equity-Based Compensation
2011 Equity Incentive Plan
Prior to June 22, 2020 the Predecessor maintained a plan to provide a performance incentive and to encourage stock ownership by employees, officers and directors of the Predecessor (the “2011 Equity Incentive Plan”). Under the 2011 Equity Incentive Plan, incentive stock options (“ISOs”) could only be granted to employees, while non-qualified stock options (“NQSOs”) could be granted to employees, officers and directors of the Predecessor. The Predecessor recognized the equity-based compensation cost related to the 2011 Equity Incentive Plan over the requisite service period using the straight-line attribution method.
The fair value of the awards for which equity-based compensation cost was recognized under the 2011 Equity Incentive Plan was estimated using the Black-Scholes options pricing model, which uses assumptions such as a risk-free interest rates, discount rates and volatility rates. The historical volatility used in the determination of the fair value of the ISOs and NQSOs was based on analysis of the historical volatility of guideline public companies and factors specific to the Predecessor.
Predecessor Promissory Notes
Between 2014 and 2017, the Predecessor extended loans to certain key management personnel for the purchase of Predecessor shares (the “Predecessor Promissory Notes”). The Predecessor Promissory Notes were secured by the underlying shares and were nonrecourse to the respective debtor’s personal assets. The Predecessor Promissory Notes carried interest at between 1.85% and 1.91% per annum, and were expected to mature between April 2020 and June 2023 or earlier upon the occurrence of certain events specified in the Predecessor Promissory Notes. The Predecessor Promissory Notes represent in-substance ISOs for purposes of equity-based compensation cost recognition.
The fair value of the awards for which equity-based compensation cost was recognized under the Predecessor Promissory Notes was estimated using the Black-Scholes options pricing model, which uses assumptions such as a risk-free interest rates, discount rates and volatility rates. The Black-Scholes options pricing model for the Predecessor Promissory Notes also assumed the amount of nonrecourse principal and interest that is considered part of the exercise price of the in-substance ISOs. The historical volatility used in the determination of the fair value of the in-substance ISOs was based on analysis of the historical volatility of guideline public companies and factors specific to the Predecessor.
Class P Unit Incentive Plan
Holdings adopted a written compensatory benefit plan (the “Class P Unit Incentive Plan”) to provide incentives to existing or new employees, officers, managers, and directors of the Company or its subsidiaries in the form of Class P Units (“Incentive Units”). The Class P Unit Incentive Plan, among other things, established the ownership of Incentive Units in Holdings and defined the distribution rights and allocations of profits and losses associated with those Incentive Units. Incentive Units have a participation threshold of $1.00 and are divided into three tranches (“Tranche I,” “Tranche II” and “Tranche III”). Tranche I, Tranche II and Tranche III Incentive Units are subject to performance-based, service-based and market-based conditions.
Equity-based compensation for awards with performance conditions is based on the probable outcome of the related performance condition. The vesting of the Incentive Units is contingent on the sale of Holdings or a liquidity event. As such events are not considered probable until they occur, recognition of equity-based compensation cost for the Incentive Units is deferred until the sale of Holdings or a liquidity event occurs. Once the event occurs, unrecognized compensation cost associated with the performance-vesting Incentive Units (based on their grant date fair value) will be recognized based on the portion of the requisite service period that has been rendered.
For the Incentive Units granted in fiscal 2020, the Company used a market approach, specifically the subject company transaction method (the “Backsolve” method) considering the price paid by the investors of the Class A common units, representing the most reliable indication of value. The Black-Scholes option pricing model was used to allocate the equity value to different classes of equity, with inputs for unit value of the expected term to exit, risk-free rate, expected volatility, exercise price (including vesting conditions), and a discount for lack of marketability in the valuation of the Incentive Units.
On March 24, 2021, Holdings amended the Class P Unit Incentive Plan so that the Tranche I and the Tranche III Incentive Units will immediately become fully vested, subject to continued employment or provision of services, upon the closing of the transaction stipulated in the Merger Agreement. Holdings also amended the Class P Unit Incentive Plan so that the Tranche II Incentive Units will vest on any liquidation event, as defined in the Class P Unit Incentive Plan, rather than only upon consummation of the sale of Holdings, subject to the market-based condition stipulated in the Class P Unit Incentive Plan prior to its amendment. As of March 24, 2021, there was approximately $27.94 million of unrecognized compensation costs related to Incentive Units.
The unrecognized compensation cost for Incentive Units as of December 31, 2020 ($1.9 million) was based on a valuation performed as of October 22, 2020, the grant date of the awards. As of October 22, 2020, there was not an expectation that Cosmos Intermediate would merge with the Company.
On March 24, 2021 the Class P Unit Incentive Plan was amended, resulting in Cosmos Intermediate performing an analysis to assess the impact of this modification. The calculated fair value of the Class P Incentive Units as of March 24, 2021 was determined to be $27.94 million which was higher than the original grant date fair value. The primary factor contributing to the increase in the units’ fair value was the expectation that Cosmos Intermediate would merge with GPAC as the Merger Agreement was executed on March 25, 2021. The valuation as of October 22, 2020 was based on the total invested capital into Cosmos Intermediate of $56 million at the time of the valuation and did not contemplate a potential exit transaction involving a special purpose acquisition vehicle. The valuation performed as of March 24, 2021 factored in the value of the consideration Redwire expects to receive outlined in the Merger Agreement. Other assumption changes in the March 24, 2021 valuation compared to the October 22, 2020 valuation included an expected shorter time until exit, lowered volatility, and lower discount for lack of marketability, which contributed to a higher estimated fair value of the Class P Incentive Units.

MANAGEMENT
Executive Officers and Board of Directors
The following persons serve as our executive officers and directors:
Name	Age	Position
Peter Cannito	48	Chairman and Chief Executive Officer
Andrew Rush	36	President and Chief Operating Officer
Bill Read	51	Chief Financial Officer
Nathan O’Konek	39	Executive Vice President, General Counsel and Secretary
Les Daniels	74	Director
Reggie Brothers	61	Director
Joanne Isham	65	Director
Kirk Konert	34	Director
Jonathan E. Baliff	57	Director
John S. Bolton	53	Director
Executive Officers
Peter Cannito.   Mr. Cannito has served as our Chief Executive Officer since March 2020. Prior to his current role, Mr. Cannito served as the CEO of Polaris Alpha from October 2016 until December 2018, a high- tech solutions provider developing systems for the DoD and Intelligence Community Prior to that, Mr. Cannito previously held executive roles, including CEO and COO, at EOIR Technologies and he led a team of software and systems engineers at Booz Allen Hamilton focused on critical defense and intelligence programs. Mr. Cannito has been an operating partner with AEI Industrial from August 2019 to Present. Mr. Cannito received a bachelor’s degree in Finance from the University of Delaware, an MBA from the University of Maryland, and served as an officer in the U.S. Marine Corps. We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director on the Board of Directors.
Bill Read.   Mr. Read has served as our Chief Financial Officer since August, 2020. Prior to Holdings, Mr. Read was the EVP/CFO of Abaco Systems from February 2018 to October 2019, a major private equity backed supplier of embedded computing systems for the defense and aerospace industry. Mr. Read also served as CFO of Harmar Mobility from May 2017 until February 2018 and CFO of Domo Tactical Communications from June 2016 to April 2017. Mr. Read also served as CFO for BBB Industries, the leading supplier of remanufactured automotive hard parts to the US aftermarket from November 2012 until May 2016. Bill has a bachelor’s degree in Accounting from the University of Tennessee at Martin and an MBA from The Jack C. Massey Gradute School of Business at Belmont University. He is a licensed Certified Public Accountant (inactive-TN), a Certified Management Accountant and a Chartered Global Management Accountant.
Andrew Rush.   Mr. Rush has served as our President and Chief Operating Officer since January 2021. Mr. Rush has been COO since June 2020. Previously, Mr. Rush was the President & CEO of Made In Space from March 2015 to June 2020. Mr. Rush is a member of the NASA Advisory Council and currently serves as Chairman of the council’s Regulatory and Policy Committee. Prior to joining Made In Space, Mr. Rush was employed at PCT Law Group from March 2012 to March 2015, where he rose to the role of intellectual property law partner. Mr. Rush earned a bachelor’s degree in physics from the University of North Florida and a Juris Doctorate degree from Stetson University.
Nathan O’Konek.   Mr. O’Konek has served as AE Red Holdings’ Executive Vice President and General Counsel since June 2020. Previously Mr. O’Konek was Executive Vice President, Strategic Development and General Counsel of Made In Space from February 2019 to June 2020. Prior to joining Made In Space, Mr. O’Konek was Senior Director, Commercial Space from July 2018 to February 2019 and Director, Commercial Space from July 2017 to July 2018 of Space Florida, the aerospace economic development agency of the State of Florida. Mr. O’Konek previously served as the Director of Business Operations and Corporate Secretary of Masten Space Systems from December 2011 until July 2017. Mr. O’Konek began his career as a capital markets attorney in the London and New York offices of Latham & Watkins. Mr. O’Konek graduated from Carleton College and from the University of Minnesota Law School.
Directors
Les Daniels.   Mr. Daniels has been an Operating Partner at AE Industrial Partners, LLC since October 2017. Mr. Daniels currently sits on the boards of AE Industrial’s portfolio company, Moeller, as well as GAMCO Investors, Inc. (GBL) and CSAT Solutions. Mr. Daniels also serves on The Advisory Committee on Trade Policy and Negotiation (ACTPN) as a presidential appointee. Mr. Daniels was a founding partner of CAI Managers & Co., L.P., a private equity firm located in New York City, where he served from 1989 to 2014. Prior to CAI Managers, Mr. Daniels served as President of Burdge, Daniels & Co., Inc., a company engaged as a principal in venture capital and buyout investments and trading of private placement securities. Mr. Daniels also served as Senior Vice President of Blyth, Eastman, Dillon & Co., where he was responsible for its corporate fixed-income sales and trading departments. Mr. Daniels earned his undergraduate degree from Fordham University. We determined that Mr. Daniels extensive experience in aerospace, business and on public company boards, as well as his perspective as a representative of our largest shareholder, qualifies him to serve as a director on the Board of Directors.
Reggie Brothers.   Dr. Brothers has served as CEO of BigBear.ai since June 2020. Previously, Dr. Brothers served as Chief Technology Officer at Peraton Corporation from January 2018 to June 2020 and as Principal at The Chertoff Group from January 2017 to January 2018. From April 2014 to January 2017, Dr. Brothers served as the Under Secretary for Science and Technology at the Department of Homeland Security. Dr. Brothers received an undergraduate degree from Tufts University, a master’s degree from Southern Methodist University and a PhD from Massachusetts Institute of Technology. We determined that Dr. Brother’s 30 year career and extensive experience in senior leadership positions in science and technology spanning academia, government and industry qualifies him to serve as a director on the Board of Directors
Joanne Isham.   Ms. Isham is the Founder of Veros Global Solutions, LLC, and President of Isham Associates, LLC, both advisory firms focused on national security and innovative technologies, and she has served at each since January 2020 and December 2011, respectively. From June 2006 through December 2010 Ms. Isham served Vice President, Deputy General Manager of Network Systems at BAE Systems plc, Chief Operations Officer of HPTi, and Vice President of L1. Ms. Isham previously served as a Senior Executive in the Central Intelligence Agency from 1977 to 2006 during which time she served as the Deputy Director for Science and Technology from 1998 — 2001 and as Deputy Director of the National Geospatial-Intelligence Agency from 2001 until 2006. Ms. Isham is currently a board member of Maxar Technologies Inc. Ms. Isham earned her undergraduate degree from the University of Notre Dame. We determined that Ms. Isham’s history and experience in relevant industries qualifies her to serve as a director on the Board of Directors.
Kirk Konert.   Mr. Konert has served with AE Industrial Partners, LLC, as a Partner since October 2019 and as a Principal starting in August 2014. Previously, Mr. Konert was a Senior Associate at Sun Capital Partners from July 2011 to July 2014. Mr. Konert earned his undergraduate degree from Davidson College. We determined that Mr. Konert’s experience and history in portfolio company management qualifies him to be a director on the Board of Directors.
Jonathan E. Baliff.   Mr. Baliff has served as President, Chief Financial Officer and Director of GPAC since November 2020. He has been a leader in the aviation and infrastructure sector for over 25 years, acting as a public company senior executive in addition to an investment and commercial banker. Most recently, Mr. Baliff was at Bristow (formerly NYSE:BRS), the world’s largest commercial helicopter and industrial aviation company serving the energy and government sectors, where he served first as Chief Financial Officer from 2010 to 2014 and President and Chief Executive Officer from 2014 to 2019. During his time at Bristow, the company consistently led its peers in safety, operational and financial performance with over $1.5 billion in business and long-term contract acquisitions. Despite significant turmoil in the offshore transportation services market following the 2014 global oil price collapse, Bristow continued to recognize revenue growth while Bristow’s peer group’s revenues fell by an average of ~10% annually with most competitors filing for bankruptcy over the same period. Bristow filed for Chapter 11 bankruptcy protection in May 2019. Mr. Baliff is currently named as a defendant in a class-action lawsuit against Bristow and certain of its former directors and officers, which is currently entering mediation. A related derivative lawsuit has already been dismissed. Prior to joining Bristow, Mr. Baliff acted as Executive Vice President for Strategy at NRG (NYSE:NRG), the largest independent electric power generator in the United States, from 2007 to 2010. As both a banker to and an employee of NRG, Mr. Baliff was part of the team that led the company out of bankruptcy in 2004 to become a member of the Fortune 500 and systematically changed the company’s business by pursuing a retail customer and low-carbon energy strategy. This strategy included completing over $5 billion in acquisitions including the purchase of Reliant Energy and Green Mountain Energy, growing the retail footprint of NRG to over three million customers. Prior to NRG, Mr. Baliff acted as a Managing Director in Credit Suisse’s Global Energy Group from 1996 to 2007 and an associate in J.P. Morgan’s Natural Resources Group from 1995 to 1996, where he was responsible for corporate finance and M&A executions during the era of natural gas and electric utility deregulation, with over $50 billion in M&A transactions and financings completed. Additionally, Mr. Baliff served on active duty in the U.S. Air Force from 1985 to 1993 as an aviator flying the F-4 Phantom fighter aircraft. Currently, Mr. Baliff serves on the board of directors and Risk Committee of Texas Capital Bancshares, Inc. (NYSE:TCBI), the parent company of Texas Capital Bank. Mr. Baliff has served on the Board of TCBI since 2017, during which period the company generated an average annual increase in net income available to common shareholders of 29.1%. Mr. Baliff holds a Bachelor of Aerospace Engineering from the Georgia Institute of Technology and a Master of Science in Foreign Service from Georgetown University. We determined that Mr. Baliff’s industry and public company experience qualifies him to be a director on the Board of Directors.
John S. Bolton.   Mr. Bolton has acted as an Advisor to GPAC since November 2020. Mr. Bolton has over 30 years of industry executive experience, including seven years as President of Honeywell’s (NYSE:HON) Aerospace Air Transport & Regional business, a $4.7 billion revenue per year global business enterprise that provides original equipment and aftermarket products and services to the aviation segments. He also spent three years as Vice President leading Honeywell’s Aftermarket for the Business & General Aviation Strategic Business Unit, where he leveraged extensive cross-functional, product and customer experience to provide strategic and tactical leadership to this $1.2 billion business. Mr. Bolton is currently the Owner and President of Blu Sky Edge Corp, an aviation commercial propulsion engine leasing and product sales company. Mr. Bolton holds a B.S. from Clarkson University in New York and an M.B.A. from Duke University. We determined that Mr. Bolton’s extensive experience and history in the aerospace industry, as well as his senior leadership experience in a public company, qualifies him to be a director on the Board of Directors.
Director Independence
NYSE listing standards require that a majority of the board of directors of a company listed on NYSE be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Les Daniels, Reggie Brothers, Joanne Isham, Kirk Konert, Jonathan E. Baliff and John S. Bolton is an independent director under the NYSE rules and each of Jonathan Baliff, John Bolton and Reggie Brothers is an independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with GPAC and with Redwire Corporation and all other facts and circumstances the our Board deems relevant in determining independence, including the beneficial ownership of GPAC ordinary shares and Redwire Corporation Common Stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”
Status as a Controlled Company
Because Holdings possesses the ability to vote a majority of our outstanding voting Common Stock, we are a controlled company under the NYSE corporate governance requirements. A controlled company need not comply with the NYSE corporate governance rules that require its board of directors to have a majority of independent directors and independent compensation and nominating and governance committees. We may, in the future, utilize some or all of these exemptions, subject to the requirements under the Investor Rights Agreement that a total of four independent directors be nominated to the Board of Directors. Notwithstanding our status as a controlled company, we remain subject to the NYSE corporate governance requirement that requires it to have an audit committee composed entirely of independent directors. Upon ceasing to be a controlled company, we will take all action necessary to comply with the NYSE rules, including appointing a majority of independent directors to our board of directors and ensuring we have a compensation committee and a nominating and governance committee, each composed entirely of independent directors, subject to a permitted “phase-in” period.
Classified Board of Directors
Our directors are classified and designated as Class I, Class II and Class III directors. Pursuant to the Investor Rights Agreement, (i) the Class I directors consist of two directors nominated by the Partners, (ii) the Class II directors consist of one director nominated by Sponsor and two directors nominated by the Partners and (iii) the Class III directors consist of one director nominated by the Sponsor and one director nominated by the Partners. The Investor Rights Agreement further provides that (A) the initial term of the Class I directors will expire immediately following our 2022 annual meeting of shareholders at which directors are elected, (B) the initial term of the Class II directors will expire immediately following our 2023 annual meeting of shareholders at which directors are elected and (C) the initial term of the Class III directors will expire immediately following our 2024 annual meeting at which directors are elected. At each succeeding annual meeting of shareholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
Committees of the Board of Directors
The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Pursuant to the Investor Rights Agreement, subject to applicable laws, stock exchange regulations and independence requirements, at least one director nominated by the Partners and at least one director nominated by the Sponsor serves on each committee. The composition of each committee is set forth below.
Audit Committee
Our Audit Committee is composed of Jonathan Baliff, John Bolton and Reggie Brothers, with Jonathan Baliff serving as chair of the committee. We comply with the audit committee requirements of the SEC and NYSE. Our Board has determined that Jonathan Baliff, John Bolton and Reggie Brothers meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of NYSE. Our Board determined that Jonathan Baliff is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NYSE. The Audit Committee’s responsibilities include:
•
appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
review our policies on risk assessment and risk management;

•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•
reviewing the adequacy of our internal control over financial reporting;

•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•
monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•
preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

•
reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•
reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Compensation Committee
Our Compensation Committee is composed of John Bolton, Kirk Konert and Les Daniels, with Kirk Konert serving as chair of the committee. The Compensation Committee’s responsibilities include:
•
annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

•
reviewing and approving the compensation of our other executive officers;

•
appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•
conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•
annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of NYSE;

•
reviewing and establishing our overall management compensation, philosophy and policy;

•
overseeing and administering our compensation and similar plans;

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reviewing and making recommendations to our Board with respect to director compensation; and

•
reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation
Peter Cannito, our Chairman and CEO Redwire, serves on the board of directors of BigBear.ai, for which Reggie Brothers serves as Chief Executive Officer. Otherwise, none of our executive officers currently serves or has served as a member of any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time since January 1, 2020. In addition, no member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Kirk Konert, Les Daniels and Jonathan Baliff, with Les Daniels serving as chair of the committee. The Nominating and Corporate Governance Committee’s responsibilities include:

•
developing and recommending to our Board criteria for board and committee membership;

•
subject to the rights of the Sponsor under the Investor Rights Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

•
developing and recommending to our Board best practices and corporate governance principles;

•
developing and recommending to our Board a set of corporate governance guidelines; and

•
reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

Code of Conduct and Ethics
We have adopted a code of conduct and ethics that will apply to its directors, officers and employees in accordance with applicable federal securities laws, a copy of which will be available on our website at https://redwirespace.com/ We will make a printed copy of the code of conduct and ethics available to any shareholder who so requests.
If we amend or grant a waiver of one or more of the provisions of its code of ethics, it intends to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of its code of ethics that apply to its principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at https://redwirespace.com/. The information on this website is not part of this prospectus.

SELLING SHAREHOLDERS
This prospectus relates to the resale by the Selling Shareholders from time to time of up to 67,262,510 shares of Common Stock (including 13,920,979 shares issuable upon exercise of Warrants) and 5,732,168 Warrants. The Selling Shareholders may from time to time offer and sell any or all of the Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the Common Stock or Warrants other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, the aggregate number of shares of Common Stock and Warrants beneficially owned, the aggregate number of shares of Common Stock and Warrants that the Selling Shareholders may offer pursuant to this prospectus and the number of shares of Common Stock and Warrants beneficially owned by the Selling Shareholders after the sale of the securities offered hereby. We have based percentage ownership on 59,661,273 shares of Common Stock outstanding as of September 2, 2021.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Common Stock or Warrants. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock and Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Shareholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares registered on its behalf. A Selling Shareholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
Name of Selling Shareholder	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
	Shares	%			Shares	%
Jonathan E. Baliff	5,000	*				*
John Bolton	—	—	—	—	—	—
Reggie Brothers	—	—	—	—	—	—
Peter Cannito	—	—	—	—	—	—
Les Daniels	—	—	—	—	—	—
Joanne Isham	—	—	—	—	—	—
Kirk Konert	—	—	—	—	—	—
William Read	—	—	—	—	—	—
Andrew Rush	—	—	—	—	—	—
Nathan O’Konek	—	—	—	—	—	—
AE Red Holdings(1)	39,200,000(3)	62%	37,200,000	2,000,000	—	—
Genesis Park Holdings(2)	9,500,947(4)	18%	4,094,406	5,406,541	—	—
Genesis Park II L.P.(2)	2,500,000(5)	4%	2,000,000	500,000	—	—
Crescent Park Master Fund, L.P.	372,638	*	372,638	—	—	—
Crescent Park FOF Partners, L.P.	36,530	*	36,530	—	—	—

Name of Selling Shareholder	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
	Shares	%			Shares	%
Crescent Park Global Equity Master Fund, L.P.	75,870	*	75,870	—	—	—
Crescent Park SPV I, L.P.	14,962	*	14,962	—	—	—
ARCH INVESTMENTS, LTD	25,000	*	25,000	—	—	—
BBCM Master Fund Ltd.	2,500,000	4%	2,500,000	—	—	—
Bobbitt Noel	100,000	*	100,000	—	—	—
Christy Hartman	2,500	*	2,500	—	—	—
David Bilger	5,000	*	5,000	—	—	—
David N. Siegel	100,000	*	100,000	—	—	—
Eric Dyer	10,000	*	10,000	—	—	—
Francis A. and Andrea F. Newman Trust	15,000	*	15,000	—	—	—
Global Undervalued Securities Master Fund, LP	853,490(6)	1%	300,000	553,490	—	—
GP Three Holdings LP	50,000	*	50,000	—	—	—
J. Goldman Master Fund, L.P.	642,926(7)	*	427,500	215,426	—	—
Jefferies LLC	325,627(8)	*	—	325,627	—	—
John S. Bolton Grantor Retained Annuity Trust dated March 23, 2021	200,000	*	200,000	—	—	—
Keith E. Rowling Living Trust	75,000	*	75,000	—	—	—
Kepos Alpha Master Fund L.P.	200,000	*	200,000	—	—	—
Kevin G. McAllister	30,000	*	30,000	—	—	—
Korsh Jafarnia 2011 Family Trust	10,000	*	10,000	—	—	—
LKCM Investment Partnership, L.P.	500,000	*	500,000	—	—	—
Meyer Tully, LLC	331,121(9)	*	200,000	131,121	—	—
MWIS Eureka Fund; MWIS Systematic Alpha Plus Fund; MWIS Market Netural TOPS Fund; MWIS TOPS Fund	200,000	*	200,000	—	—	—
NEK INVESTCO, INC.	10,000	*	10,000	—	—	—
Norman A. Schneeberger	50,000	*	50,000	—	—	—
Pamela J. Braden Revocable Trust	100,000	*	100,000	—	—	—
Paul E. Fulchino	20,000	*	20,000	—	—	—
Paul Hobby	300,000(10)	*	250,000	50,000	—	—
Paul McElhinney	30,000	*	30,000	—	—	—
RiverPark Strategic Income Fund	122,000	*	122,000	—	—	—
Destinations Global Fixed Income Opportunities Fund	238,000	*	238,000	—	—	—
Cohanzick Absolute Return Master Fund, Ltd.	40,000	*	40,000	—	—	—
Robert A Milton Revocable Trust dated December 12, 2013	25,000	*	25,000	—	—	—
Scott Truskin and Abrea Goodman	25,000	*	25,000	—	—	—

Name of Selling Shareholder	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
	Shares	%			Shares	%
Scott Wandtke	20,000	*	20,000	—	—	—
Senvest Master Fund, LP	800,000	1%	800,000	—	—	—
Senvest Technology Partners Master Fund, LP	200,000	*	200,000	—	—	—
Shaper Family Partnership, NO. 1, Ltd.	15,000	*	15,000	—	—	—
Steven J. Gibson	175,000(11)	*	150,000	25,000	—	—
Thomas D. Friedkin	30,000(12)	*	20,000	10,000	—	—
Wayne Gilbert West	100,000	*	100,000	—	—	—

(1)
AE Red Holdings is controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP (collectively the “AE Partners Funds”). The general partner of the AE Partners Funds is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs. Greene and Rowe make all voting and investment decisions with respect to the securities held by AE Red Holdings. Each of the entities and individuals named above disclaims beneficial ownership of the Redwire common stock held of record by AE Red Holdings, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 2500 N. Military Trail, Suite 470, Boca Raton, Florida 33431.

(2)
Genesis Park II, LP (“GPLP”) is the managing member of the Sponsor, and Genesis Park II GP, LLC (“GPLLC”) is the general partner of GPLP, and as such, has voting and investment discretion with respect to the ordinary shares held of record by the Sponsor and may be deemed to have shared beneficial ownership of the ordinary shares held directly by the Sponsor. The managers of GPLLC are Paul Hobby, Peter Shaper and Steven Gibson, none of whom exercise voting or dispositive power with respect to the ordinary shares alone or are deemed to have beneficial ownership. Certain of our directors hold a direct or indirect interest in the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(3)
Includes 2,000,000 shares of Common Stock issuable upon exercise of Warrants.

(4)
Includes 5,406,541 shares of Common Stock issuable upon exercise of Warrants.

(5)
Includes 500,000 shares of Common Stock issuable upon exercise of Warrants.

(6)
Includes 553,490 shares of Common Stock issuable upon exercise of Warrants.

(7)
Includes 215,426 shares of Common Stock issuable upon exercise of Warrants.

(8)
Represents 325,627 shares of Common Stock issuable upon exercise of Warrants.

(9)
Includes 131,121 shares of Common Stock issuable upon exercise of Warrants.

(10)
Includes 50,000 shares issuable upon the exercise of Warrants.

(11)
Includes 25,000 shares issuable upon the exercise of Warrants.

(12)
Includes 10,000 shares issuable upon the exercise of Warrants.

DESCRIPTION OF SECURITIES
General
Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), and 100,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”). As of September 2, 2021 we had 59,661,273 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (“DGCL”).
Common Stock
Dividend Rights
Subject to applicable law and the rights, if any, of the holders of any outstanding series of our Preferred Stock or any class or series of stock having a preference over or the right to participate with our Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on our Common Stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as our Board in its discretion shall determine.
Voting Rights
Each outstanding share of our Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of shares of Common Stock do not have cumulative voting rights.
Preemptive Rights
Our Common Stock is not be entitled to preemptive or other similar subscription rights to purchase any of our securities.
Conversion or Redemption Rights
The Company’s Common Stock is neither convertible nor redeemable.
Liquidation Rights
Upon our liquidation, the holders of our Common Stock are entitled to receive pro rata the Company’s assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of our Preferred Stock then outstanding.
Preferred Stock
Our Board may, without further action by our shareholders, from time to time, direct the issuance of shares of Preferred Stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our Common Stock. Satisfaction of any dividend preferences of outstanding shares of the Company’s Preferred Stock would reduce the amount of funds available for the payment of dividends on shares of the Company’s Common Stock. Holders of shares of our Preferred Stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our Common Stock. Under certain circumstances, the issuance of shares of our Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our Board may issue shares of our Preferred Stock with voting and conversion rights which could adversely affect the holders of shares of our Common Stock.
Warrants
Public Warrants
Each whole warrant entitles the registered holder to purchase one whole share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on November 24, 2021. Pursuant to the warrant agreement, dated November 23, 2020, between GPAC and Continental Stock Transfer & Trust Company, as warrant agent (as may be amended, supplemented or otherwise modified from time to time, the “GPAC Warrant Agreement”), a warrant holder may exercise its warrants only for a whole number of shares of Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire on September 2, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of our Common Stock pursuant to the exercise for cash of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of our Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of our Common Stock upon exercise of a warrant unless our Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the warrants.
We may call the warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported last sale price of our Common Stock (or the closing bid price of our Common Stock in the event shares of our Common Stock are not traded on any specific day) equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of our Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of our Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of our Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of our Common Stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of our Common Stock is increased by a stock dividend payable in shares of our Common Stock, or by a split-up of shares of our Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. A rights offering to holders of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our Common Stock) and (ii) one minus the quotient of (x) the price per share of our Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (A) if the rights offering is for securities convertible into or exercisable for our Common Stock, in determining the price payable for our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (B) fair market value means the volume weighted average price of our Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.
Whenever the number of shares of our Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such shares of our Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of our Common Stock in such a transaction is payable in the form of our Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the GPAC Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the GPAC Warrant Agreement) of the warrant.
The warrants were issued in registered form under the GPAC Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The GPAC Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of our Common Stock and any voting rights until they exercise their warrants and receive shares of our Common Stock. After the issuance of shares of our Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Warrants may be exercised only for a whole number of shares of our Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of our Common Stock to be issued to the warrant holder.
Private Placement Warrants
The private placement warrants (including the shares of our Common Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until October 2, 2021
(except, among other limited exceptions, to officers and directors and other persons or entities affiliated with the Sponsor, Jefferies or Holdings) and they will not be redeemable by us, so long as they are held by the Sponsor, Jefferies, Holdings or their respective permitted transferees. Additionally, for so long as the private placement warrants are held by Jefferies or its designees or affiliates, they may not be exercised after five years from GPAC’s initial public offering. The Sponsor, Jefferies, Holdings and their respective permitted transferees have the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor, Jefferies, Holdings or their respective permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in GPAC’s initial public offering.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) of the shares of our Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the shares of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor, Jefferies, Holdings or their respective permitted transferees is because, in the case of the Sponsor and its permitted transferees, it is not known at this time whether they will be affiliated with Us following an initial business combination and, in the case of Jefferies, Holdings and their respective permitted transferees, the Sponsor, Jefferies and Holdings agreed that the private placement warrants purchased by Jefferies and issued to Holdings in connection with the closing of the Business Combination would have the same terms as the private placement warrants purchased by the Sponsor. If the Sponsor or Holdings or any of their respective permitted transferees is affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect that we will have policies in place that prohibit insiders from selling our securities, except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if such insider is in possession of material nonpublic information. Accordingly, unlike public shareholders who could exercise their warrants and sell our Common Stock issuable upon such exercise freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Pursuant to the Investor Rights Agreement, the private placement warrants and the warrants that were issued to Holdings at the closing of the Business Combination may not be sold, transferred, pledged, or otherwise disposed of until October 2, 2021.
Quorum
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote at the meeting, present in person, or represented by proxy, will constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise required by law, the rules of any stock exchange upon which our securities are listed or provided by the Certificate of Incorporation or Bylaws; provided, however, that where a separate vote by a class or series or classes or series is required, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of Our issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. If, however, such quorum will not be present or represented at any meeting of the shareholders, the chairperson of the meeting or shareholders holding a majority in voting power of the shares of our stockr, present in person or by proxy and entitled to vote thereon, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws
Our Certificate of Incorporation, Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that may result in a premium over the prevailing market price for the shares of Common Stock held by shareholders.
These provisions include:
•
Classified Board:   Our Certificate of Incorporation provides that our Board be divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our Board. Our Certificate of Incorporation also provides that, subject to any rights of holders of our Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our Board.

•
Shareholder Action by Written Consent:   Our Certificate of Incorporation will preclude shareholder action by written consent at any time when Holdings and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of our stock entitled to vote generally in the election of directors.

•
Special Meetings of Shareholders:   Our Certificate of Incorporation and Bylaws provides that, except as required by law, special meetings of our shareholders may be called at any time only by or at the direction of our Board or the chairman of our Board. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

•
Advance Notice Procedures:   Our Bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to our Board. Shareholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Although the Bylaws do not give our Board the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Us.

•
Removal of Directors; Vacancies:   Our Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when Holdings and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of our stock entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2∕3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class. In addition, our Certificate of Incorporation provides that, subject to the rights of any holders of our Common Stock under the Investor Rights Agreement and the rights granted to one or more series of Our Preferred Stock then outstanding, at any time when Holdings and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of our stock, any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

•
Supermajority Approval Requirements:   Our Certificate of Incorporation and Bylaws provide that our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our Bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Delaware and our Certificate of Incorporation. The Bylaws may be amended or repealed, and new bylaws may be adopted, by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all the then-outstanding shares of stock entitled to vote on such amendment, repeal or adoption, voting together as a single class; provided, however, that if the our Board recommends that shareholders approve such amendment or repeal at such meeting of shareholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class. At any time when Holdings and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of all outstanding shares of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our Bylaws by our shareholders will require the affirmative vote of the holders of at least 66 2∕3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our Certificate of Incorporation provides that at any time when Holdings and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, the following provisions in our Certificate of Incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2∕3% (as opposed to a majority threshold that would apply if Holdings and its permitted transferees beneficially own, in the aggregate, 50% or more) in voting power of all the then- outstanding shares of our stock entitled to vote thereon, voting together as a single class:
•
the provision requiring a 66 2∕3% supermajority vote for shareholders to amend our Bylaws;

•
the provisions providing for a classified board of directors (the election and term of our directors);

•
the provisions regarding resignation and removal of directors;

•
the provisions regarding entering into business combinations with interested shareholders;

•
the provisions regarding shareholder action by written consent;

•
the provisions regarding calling special meetings of shareholders;

•
the provisions regarding filling vacancies on our Board and newly created directorships;

•
the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•
the provision requiring exclusive forum in Delaware; and

•
the amendment provision requiring that the above provisions be amended only with a 66 2∕3% supermajority vote.

The combination of the classification of our Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing shareholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.
Authorized but Unissued Shares
Our authorized but unissued shares of our Common Stock and our Preferred Stock will be available for future issuance without shareholder approval, subject to stock exchange rules, at the discretion of our Board. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued Common Stock or Preferred Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our shareholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, shareholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Shareholders’ Derivative Actions
Under the DGCL, any of our shareholders may bring an action in our name to procure a judgment in Our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of Our shares at the time of the transaction to which the action relates or such shareholder’s stock thereafter devolved by operation of law.

Exclusive Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, a state court within the State of Delaware (or, if no state court within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on Our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of Our directors, officers or other employees to us or Our shareholders, (3) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, Our Certificate of Incorporation or Our Bylaws, (4) any other action asserting a claim against us or any director or officer of the Company that is governed by the internal affairs doctrine or (5) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; provided that for the avoidance of doubt, the forum selection provision that identifies a state court within the State of Delaware as the exclusive forum for certain litigation, including any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions of our Certificate of Incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or shareholders. Our Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of Our officers, directors or shareholders or their respective affiliates, other than those officers, directors, shareholders or affiliates who are our employees. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, none of Holdings or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which our affiliates now engage or propose to engage or (2) otherwise competing with our affiliates. In addition, to the fullest extent permitted by law, in the event that Holdings or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Certificate of Incorporation, We have sufficient financial resources to undertake the opportunity, and the opportunity would be in line with our business.
Limitation of Director Liability
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of us and our shareholders, through shareholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.
The limitation of liability, indemnification and advancement provisions that are included in our Certificate of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Rule 144
Pursuant to Rule 144 under the Securities Act, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial GPAC holders, purchasers of placement units, affiliates of the Sponsor and other third parties will be able to sell their founder shares, placement shares, and placement warrants (and shares issued upon their exercise), as applicable, pursuant to and in accordance with Rule 144 without registration one year after we have completed our initial business combination. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:
•
1% of the total number of shares of Common Stock then outstanding, which was approximately 596,613 shares on September 2; or

•
the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also limited be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
As of the date of this prospectus, we had 59,661,273 shares of Common Stock outstanding. Of these shares, the 8,489,245 Common Stock shares sold in GPAC’s initial public offering and not redeemed in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.
Listing
Our Common Stock and warrants on NYSE are under the symbols “RDW” and “RDW.WS”, respectively.

PLAN OF DISTRIBUTION
The Selling Shareholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock and/or Warrants on NYSE or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
The Selling Shareholders may use any one or more of the following methods when disposing of their shares of our Common Stock or our Warrants:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
in underwritten transactions;

•
short sales;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price;

•
distribution to members, limited partners or shareholders of Selling Shareholders;

•
“at the market” or through market makers or into an existing market for the shares;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock or our Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares or Warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Common Stock or Warrants or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Shareholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Shareholders from the sale of our Common Stock or Warrants offered by them will be the purchase price of our Common Stock or Warrants less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock or Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.
The Selling Shareholders also may in the future resell a portion of our Common Stock or Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Common Stock or Warrants may be underwriting discounts and commissions under the Securities Act. If any selling security holder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling security holder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our Common Stock or Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or Warrants.
The Selling Shareholders may use this prospectus in connection with resales of our Common Stock and Warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Shareholders, the terms of our Common Stock or Warrants and any material relationships between us and the Selling Shareholders. The Selling Shareholders may be deemed to be underwriters under the Securities Act in connection with our Common Stock or Warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Shareholders will receive all the net proceeds from the resale of our Common Stock or Warrants.
A Selling Shareholder that is an entity may elect to make an in-kind distribution of Common Stock or Warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable Common Stock or Warrants pursuant to the distribution through a registration statement.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of September 2, 2021:
•
each person known to be the beneficial owner of more than 5% of our outstanding shares of Common Stock or the beneficial owner of more than 5% of the shares of GPAC’s common stock upon completion of the Business Combination;

•
each of our current executive officers and directors; and

•
all of our current executive officers and directors as a group;

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.
The expected beneficial ownership of our Common Stock is based on an expected 59,661,273 shares of Common Stock issued and outstanding.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.
Name and Address of Beneficial Owners(1)	Amount and nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
All directors and officers Post-Business Combination:
Jonathan E. Baliff	5,000	*
John Bolton	—	—
Reggie Brothers	—	—
Peter Cannito	—	—
Les Daniel	—	—
Joanne Isham	—	—
Kirk Konert	—	—
Bill Read	—	—
Andrew Rush	—	—
Nathan O’Konek	—	—
All directors and officers Post-Business Combination (ten persons)
Five Percent Holders
AE Red Holdings(2)	37,200,000	62%
Genesis Park Holdings(3)	6,094,406	10%
Crescent Park Management, LP(4)	3,047,125	5%

(1)
Unless otherwise indicated, the business address of each of the individuals is 8226 Philips Highway, Suite 101 Jacksonville, Florida 32256

(2)
Holdings is controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP (collectively the “AE Partners Funds”). The general partner of the AE Partners Funds is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs. Greene and Rowe make all voting and investment decisions with respect to the securities held by Holdings. Each of the entities and individuals named above disclaims beneficial ownership of the New Redwire Common Stock held of record by Holdings, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 2500 N. Military Trail, Suite 470, Boca Raton, Florida 33431.
(3)
GPLP is the managing member of the Sponsor, and GPLLC is the general partner of GPLP, and as such, has voting and investment discretion with respect to the ordinary shares held of record by the Sponsor and may be deemed to have shared beneficial ownership of the ordinary shares held directly by the Sponsor. The managers of GPLLC are Paul Hobby, Peter Shaper and Steven Gibson, none of whom exercise voting or dispositive power with respect to the ordinary shares alone or are deemed to have beneficial ownership. Each of our officers and directors hold a direct or indirect interest in the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(4)
Based on Amendment No. 2 to Schedule 13D jointly filed on April 12, 2021 by Crescent Park Management, L.P. (“Crescent Park”), Crescent Park GP, LLC (“Crescent Park GP”), CPM GP, LLC (“CPM GP”), Crescent Park Master Fund, L.P. (“Master Fund”) and Eli D. Cohen (collectively, the “Crescent Filers”). The business address of the Crescent Filers is 1900 University Avenue, Suite 501, East Palo Alto, California 94303. Crescent Park is an investment adviser to several private investment funds, including Master Fund which directly holds 1,647,068 Class A ordinary shares. CPM GP is the general partner of Crescent Park. Crescent Park GP is the general partner of the Funds. Mr. Cohen is the controlling person of Crescent Park and Crescent Park GP. By virtue of these relationships Crescent Park, CPM GP, Crescent Park GP and Mr. Cohen may be deemed to beneficially own 2,390,000 Class A ordinary shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
Trademark Rights
In June 2020, Cosmos acquired the rights to the “Redwire” trademark from three individuals, including two of our executive officers, Peter Cannito and Faith Horowitz, in exchange for an equal share of an aggregate of 300,000 class A common units, which had a total fair value of approximately $300,000 at the time of the acquisition.
Parent Company Support
AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP, the Company’s majority owners, entered into a written support letter, dated as of July 6, 2021, with the Company to provide additional funding of up to $20 million to support its operating, investing and financing activities, in each case to the extent the Company is unable to obtain such support from another source. This agreement terminated in connection with the closing of the Business Combination and no amounts were paid thereunder.
Consulting Agreement
Redwire was a party to a Consulting Agreement, dated March 2, 2020 (the “Consulting Agreement”), as amended June 25, 2020, by and among certain of Redwire’s subsidiaries and AE pursuant to which Redwire received consulting services from AE related to business and financial management. In connection with the closing of the Business Combination, the parties terminated the Consulting Agreement and AE was paid amounts of approximately $315,000 by Redwire.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considered the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires the Company’s Audit Committee to take the following considerations into account, among other factors it deems appropriate:
•
whether the transaction was undertaken in the ordinary course of business of the Company;

•
whether the Related Party Transaction was initiated by the Company or the Related Party;

•
the availability of other sources of comparable products or services;

•
whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to the Company of, the Related Party Transaction;

•
the approximate dollar value of the amount involved in the Related Party Transaction, particularly as it relates to the Related Party;

•
the Related Party’s interest in the Related Party Transaction; and

•
any other information regarding the Related Party Transaction or the Related Party that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.
In addition, under our code of conduct and ethics, which have been adopted, our employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

All of the transactions described above were entered into prior to the adoption of the Company’s written related party transactions policy, but all were approved by the applicable board of directors considering similar factors to those described above.

LEGAL MATTERS
The validity of the securities offered by this prospectus have been passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.
EXPERTS
The financial statements of Genesis Park Acquisition Corp. as of December 31, 2020 and for the period from July 29, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Cosmos Intermediate, LLC (“Successor”) as of December 31, 2020 and for the period from February 10, 2020 to December 31, 2020 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of In Space Group, Inc. (“Predecessor”) as of December 31, 2019, for the year ended December 31, 2019 and for the period from January 1, 2020 to June 21, 2020 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Roccor, LLC as of December 31, 2019 and 2018 and for the years then ended included in this prospectus have been so included in reliance on the report of Plante & Moran, PLLC, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Adcole Maryland Aerospace, LLC as of March 1, 2020 and December 31, 2019, the period from January 1, 2020 to March 1, 2020 and for the year ended December 31, 2019 included in this Prospectus have been so included in reliance on the report of BDO USA, LLP, an independent auditor, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Deployable Space Systems, Inc. as of December 31, 2020 and for the year then ended included in this prospectus have been so included in reliance on the report of Plante & Moran, PLLC, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
If you would like additional copies of this prospectus, you should contact us by telephone or in writing:
Redwire Corporation
8226 Philips Highway, Suite 101
Jacksonville, Florida 32256
Phone: (650) 701-7722

INDEX TO FINANCIAL STATEMENTS
Page
Audited Financial Statements of Genesis Park Acquisition Corp.
Report of Independent Registered Public Accounting Firm	F-3
Financial Statements:
Balance Sheet as of December 31, 2020	F-4
Statement of Operations for the period from July 29, 2020 (inception) through December 31, 2020	F-5
Statement of Changes in Shareholders’ Equity for the period from July 29, 2020 (inception) through December 31, 2020	F-6
Statement of Cash Flows	F-7
Notes to Financial Statements	F-8 to F-23
Unaudited Financial Statements of Genesis Park Acquisition Corp.
Financial Statements:
Consolidated Balance Sheets as of June 30, 2021 (unaudited) and December 31, 2020 (Restated)	F-24
Consolidated Statement of Operations for the quarter ended June 30, 2021	F-25
Consolidated Statement of Changes in Shareholders’ Equity for the quarter ended June 30, 2021 and period from July 29, 2020 (inception) through December 31, 2020	F-26
Consolidated Statement of Cash Flows for the quarter ended June 30, 2021	F-27
Notes to Financial Statements	F-28 to F-42
Audited Consolidated Financial Statements of Cosmos Intermediate, LLC
Report of Independent Registered Public Accounting Firm	F-43
Financial Statements:
Consolidated Balance Sheet as of December 31, 2020 and December 31, 2019	F-45
Consolidated Statement of Operations and Comprehensive (Loss) Income for the period from February 10, 2020 to December 31, 2020, the period from January 1, 2020 to June 21, 2020 and the year ended December 31, 2020
F-46
Consolidated Statement of Changes in Equity for the period from January 1, 2020 to June 21, 2020 and the year ended December 31, 2020	F-47
Consolidated Statement of Cash Flows for the period from February 10, 2020 to December 31, 2020, the period from January 1, 2020 to June 21, 2020 and the year ended December 31, 2020	F-48
Notes to Consolidated Financial Statements	F-49 to F-84
Unaudited Consolidated Financial Statements of Cosmos Intermediate, LLC
Financial Statements:
Condensed Consolidated Balance Sheet as of June , 2021 and December 31, 2020 (unaudited)	F-85
Condensed Consolidated Statement of Operations and Comprehensive (Loss) Income for six month period ended June 30, the period from February 10, 2020 to June 30, 2020 and the six month period ended June 30, 2020 (unaudited)
F-86
Condensed Consolidated Statement of Changes in Equity for the six month period ended June 30, 2021, the period from February 10, 2020 to June 30, 2020 and the six month period ended June 30, 2020 (unaudited)
F-87

Page
Condensed Consolidated Statement of Cash Flows for the six month period ended June 30, 2021, the period from February 10, 2020 to June, 2020 and the six month period ended June 30, 2020 (unaudited)	F-88
Notes to Consolidated Financial Statements	F-89 to F-112
Audited Financial Statements of Adcole Maryland Aerospace, LLC
Report of Independent Registered Public Accounting Firm	F-113
Financial Statements:
Balance Sheet as of March 1, 2020 and December 31, 2019	F-114
Statement of Operations and Comprehensive Income for the period from January 1, 2020 to March 1, 2020 and the year ended December 31, 2019	F-115
Statement of Changes in Equity for the period from January 1, 2020 to March 1, 2020 and the year ended December 31, 2019	F-116
Statement of Cash Flows for the period from January 1, 2020 to March 1, 2020 and the year ended December 31, 2019	F-117
Notes to Financial Statements	F-118 to F-126
Unaudited Interim Condensed Financial Statements of Roccor, LLC
Financial Statements:
Interim Condensed Balance Sheet as of September 30, 2020 and December 31, 2019	F-127
Interim Condensed Statement of Operations and Comprehensive Income (Loss) for the nine month period ended September 30, 2020 and 2019	F-128
Interim Condensed Statement of Changes in Shareholders’ Equity for the nine month period ended September 30, 2020 and 2019	F-129
Interim Condensed Statement of Cash Flows for the nine month period ended September 30, 2020 and 2019	F-130
Notes to Financial Statements	F-131 to F-136
Audited Financial Statements of Roccor, LLC
Report of Independent Accounting Firm	F-137
Financial Statements:
Balance Sheet as of December 31, 2019 and December 31, 2018	F-138
Statement of Operations for the years ended December 31, 2019 and December 31, 2018	F-139
Statement of Shareholders’ Equity for the years ended December 31, 2019 and December 31, 2018	F-140
Statement of Cash Flows for the years ended December 31, 2019 and December 31, 2018	F-141
Notes to Financial Statements	F-142 to F-154
Audited Financial Statements of Deployable Space Systems, Inc.
Report of Independent Accounting Firm	F-155
Financial Statements
Balance Sheet as of December 31, 2020	F-156
Statement of Operations for the year ended December 31, 2020	F-157
Statement of Stockholders’ Equity for the year ended December 31, 2020	F-158
Statement of Cash Flows for the year ended December 31, 2020	F-159
Notes to Financial Statements	F-160 to F-166

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of
Genesis Park Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Genesis Park Acquisition Corp. (the “Company”), as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 29, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 29, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 10, 2021

Genesis Park Acquisition Corp.
BALANCE SHEET
DECEMBER 31, 2020
(As Restated)
Assets
Cash	$1,295,380
Prepaid expenses and other current assets	185,011
Total current assets	1,480,391
Cash and marketable securities held in Trust Account	166,243,614
Total Assets	$167,724,005
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$125,000
Due to related party	2,500
Total current liabilities	127,500
Warrant liability	36,549,753
Deferred underwriting discount	5,732,168
Total liabilities	42,409,421
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 11,853,653 shares at $10.15 per share	120,314,578
Shareholders’ Equity:
Preference shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 230,000,000 shares authorized; 4,523,969 shares issued and outstanding (excluding 11,853,653 shares subject to possible redemption)	453
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 4,312,500 shares issued and outstanding(1)	431
Additional paid-in capital	17,260,671
Accumulated deficit	(12,261,549)
Total shareholders’ equity	5,000,006
Total Liabilities and Shareholders’ Equity	$167,724,005

(1)
Includes up to 218,094 Class B ordinary shares that were forfeited to the Company for no consideration due to the over-allotment option expiring unused on January 7, 2021. (See Note 4)
The accompanying notes are an integral part of these financial statements.

Genesis Park Acquisition Corp.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 29, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
General and administrative expenses	$39,657
Loss from operations	(39,657)
Other income
Excess of fair value of Private Placement Warrants	(11,211,642)
Transaction costs	(1,021,001)
Interest income	10,751
Total other income/(expense)	(12,221,892)
Net loss	$(12,261,549)
Weighted average ordinary shares outstanding, basic and diluted – Class A	16,377,622
Basic and diluted net income per ordinary share – Class A	$0.00
Weighted average ordinary shares outstanding, basic and diluted – Class B(1)	3,827,271
Basic and diluted net loss per ordinary share – Class B	$(3.20)

(1)
Excludes up to 218,094 Class B ordinary shares that were forfeited to the Company for no consideration due to the over-allotment option expiring unused on January 7, 2021. (See Note 4)

The accompanying notes are an integral part of these financial statements.

Genesis Park Acquisition Corp.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM JULY 29, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares(1)	Amount
Balance as of July 29, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Class B ordinary shares issued to Sponsor	—	—	4,312,500	431	24,569	—	25,000
Sale of 16,377,622 Units at IPO net of Public Warrant initial fair value	16,377,622	1,638	—	—	146,168,639	—	146,170,277
Offering costs					(8,619,144)		(8,619,144)
Class A ordinary shares subject to possible redemption	(11,853,653)	(1,185)	—	—	(120,313,393)	—	(120,314,578)
Net loss	—	—	—	—	—	(12,261,549)	(12,261,549)
Balance as of December 31, 2020	4,523,969	$453	4,312,500	$431	$17,260,671	$(12,261,549)	$5,000,006

(1)
Includes up to 218,094 Class B ordinary shares that were forfeited to the Company for no consideration due to the over-allotment option expiring unused on January 7, 2021. (See Note 4)

The accompanying notes are an integral part of these financial statements.

Genesis Park Acquisition Corp.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 29, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
Cash Flows from Operating Activities:
Net loss	$(12,261,549)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(10,751)
Transaction costs	1,021,001
Excess of fair value of Private Placement Warrants	11,211,642
Changes in current assets and current liabilities:
Prepaid expenses and other current assets	(185,011)
Accounts payable	125,000
Due to related party	2,500
Net cash used in operating activities	(97,168)
Cash Flows from Investing Activities:
Purchase of investments held in Trust Account	(166,232,863)
Net cash used in investing activities	(166,232,863)
Cash Flows from Financing Activities:
Proceeds from Initial Public Offering, net of underwriter’s fees	160,500,696
Proceeds from private placement	7,732,168
Proceeds from issuance of promissory note to related party	30,000
Repayment of promissory note to related party	(30,000)
Payment of offering costs	(607,453)
Net cash provided by financing activities	167,625,411
Net Change in Cash	1,295,380
Cash – Beginning	—
Cash – Ending	$1,295,380
Supplemental Disclosure of Non-cash Financing Activities:
Value of Class A ordinary shares subject to possible redemption at November 27, 2020	120,335,873
Change in value of Class A ordinary shares subject to possible redemption	(21,295)
Value of Class A ordinary shares subject to possible redemption at December 31, 2020	120,314,578
Deferred underwriting commissions charged to additional paid-in capital	$5,732,168
Initial classification of warrant liability	$36,549,753
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000
The accompanying notes are an integral part of these financial statements.

Genesis Park Acquisition Corp.
NOTES TO FINANCIAL STATEMENTS
(AS RESTATED)
DECEMBER 31, 2020
Note 1 — Organization and Business Operations
Organization and General
Genesis Park Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on July 29, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location.
The Company has selected December 31 as its fiscal year end.
As of December 31, 2020, the Company had not yet commenced any operations. All activity for the period from July 29, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the Initial Public Offering (“IPO”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and will recognize changes in the fair value of the warrant liability as other income (expense).
Financing
The registration statement for the Company’s IPO was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 23, 2020 (the “Effective Date”). On November 27, 2020, the Company consummated the IPO of 16,377,622 units (the “Units”), including the issuance of 1,377,622 Units as a result of the underwriter’s partial exercise of its over-allotment option. Each Unit consists of one Class A ordinary share, $0.0001 par value (“Ordinary Share”), and one-half of one redeemable warrant (“Warrant”) entitling its holder to purchase one Class A ordinary share at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $163,776,220 (Note 4).
Simultaneously with the closing of the IPO, the Company consummated the private placement (“Sponsor Private Placement”) with Genesis Park Holdings (“Sponsor”) for an aggregate of 7,292,541 warrants (“Sponsor Private Warrants”), each at a price of $1.00 per Sponsor Private Warrant, generating total proceeds of $7,292,541 and with Jefferies LLC (“Jefferies”), underwriter for the IPO, of an aggregate of 439,627 warrants (the “Jefferies Private Warrants” and together with Sponsor Private Warrants, “Private Warrants”), each at a price of $1.00 per Jefferies Private Warrant, generating total proceeds of $439,627, which is described in Note 5.
Offering costs amounted to $9,640,145 consisting of $3,275,524 of upfront underwriting discount, $5,732,168 deferred underwriter’s discount and $632,453 of other offering costs. Of the offering costs, $1,021,001 is included in transaction costs on the Statement of Operations and $8,619,144 is included in equity.
Trust Account
Following the closing of the IPO on November 27, 2020, an amount of $ 166,232,863 ($10.15 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrant was placed in a trust account (“Trust Account”) which was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act 1940, as amended (the “ Investment Company Act”), with a maturity of 185 days or less. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, the proceeds from IPO and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest to occur of: (a) the completion of the Company’s initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to provide for the redemption of its public shares in connection with an initial Business Combination or to redeem 100% of its public shares if the Company does not complete its initial Business Combination within 18 months from the closing of the IPO or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, and (c) the redemption of the Company’s public shares if the Company is unable to complete its initial Business Combination within 18 months from November 27, 2020 (the “Combination Period”), the closing of the IPO.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.
The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.
The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.15 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination.
If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing redemption rights, if the Company seeks shareholder approval of its initial business combination and the Company does not conduct redemptions in connection with its initial business combination pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without the Company’s prior consent.
The Sponsor and the Company’s officers and directors (the “initial shareholders”) have agreed not to propose any amendment to Amended and Restated Memorandum and Articles of Association (a) that would modify the substance or timing of the Company’s obligation to provide for the redemption of its public shares in connection with an initial business combination or to redeem 100% of our public shares if the Company does not complete its initial business combination within 18 months from the closing of the Proposed Public Offering (the “Combination Period”) or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides its public shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete its initial business combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The initial shareholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to any founder shares held by them if the Company fails to complete its initial business combination within the Combination Period. However, if the initial shareholders acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a Business Combination the Combination Period.
On January 13, 2021, the Company announced that the holders of the Units may elect to separately trade the Class A Ordinary Shares and Warrants comprising the Units commencing on January 14, 2021. Those Units not separated will continue to trade on The New York Stock Exchange under the symbol “GNPK.U,” and the Class A Ordinary Shares and Warrants that are separated will trade on The New York Stock Exchange under the symbols “GNPK” and “GNPK WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of the Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A Ordinary Shares and Warrants. (See Note 4)
Liquidity and Capital Resources
As of December 31, 2020, the Company had cash outside the Trust Account of $1,295,380 available for working capital needs. All remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination, pay tax obligations or to redeem ordinary share. As of December 31, 2020, none of the amount in the Trust Account was available to be withdrawn as described above.
Through December 31, 2020, the Company’s liquidity needs were satisfied through a capital contribution from the Sponsor of $25,000, to cover certain offering costs, in exchange for the founder shares (see Note 6), the loan under an unsecured promissory note from the Sponsor of $30,000 (see Note 6), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The promissory note from the Sponsor was paid in full on November 27, 2020.
The Company anticipates that the $1,295,380 outside of the Trust Account as of December 31, 2020, will be sufficient to allow the Company to operate for at least the next 12 months from the issuance of these financial statements, assuming that a Business Combination is not consummated during that time. Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 6) from the shareholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 6), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.
The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating the Business Combination is less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the Business Combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.
Note 2 — Restatement of Previously issued Financial Statements
On April 12, 2021, the Staff of the SEC issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a Business Combination. The terms described in the SEC Statement are common in SPACs and are similar to the terms contained in the warrant agreement, dated as of November 23, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”). In response to the SEC Statement, the Company reevaluated the accounting treatment of (i) the 8,188,811 redeemable warrants (the “Public Warrants”) that were included in the Units issued by the Company in the IPO and (ii) the 7,732,168 redeemable warrants that were issued to the Company’s Sponsor and Jefferies, an underwriter for the IPO, in a private placement that closed concurrently with the closing of the IPO (see Note 4, Note 5 and Note 7). The Company previously accounted for the Warrants as components of equity.
In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging; Contracts in Entity’s Own Equity, the Company concluded that the terms of the Warrant Agreement preclude the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, management concluded that the Warrants should be recorded as derivative liabilities on the Balance Sheet and measured at fair value at issuance (on the date of the consummation of the IPO) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Operations in the period of the change. In accordance with ASC 825-10 “Financial Instruments”, the Company has concluded that a portion of the transaction costs related to the IPO and the Private Placement, which were previously charged to shareholders’ equity, should be allocated to the Warrants based on their relative fair value against total proceeds, and recognized as transaction costs in the Statement of Operations.
The Company’s management and the audit committee of the Company’s board of directors concluded that it is appropriate to restate (i) the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from July 29, 2020 (inception) through December 31, 2020, as previously reported in its Form 10-K and (ii) certain items on the audited balance sheet dated as of November 27, 2020, as previously reported in a Current Report on Form 8-K filed with the SEC on December 3, 2020. The restated classification and reported values of the Warrants as accounted for under ASC 815-40 are included in the financial statements herein.

The following tables summarize the effect of the restatement on each financial statement line item as of the dates, and for the period, indicated:
	As Previously Reported	Adjustment	As restated
Balance Sheet at November 27, 2020
Warrant liability	$—	$36,549,753	$36,549,753
Total liabilities	5,680,163	36,549,753	42,229,916
Class A ordinary shares subject to possible redemption	156,885,627	(36,549,754)	120,335,873
Class A ordinary shares	92	360	442
Additional paid-in capital	5,007,093	12,232,284	17,239,377
Accumulated deficit	(7,611)	(12,232,643)	(12,240,254)
Total Shareholders’ Equity	5,000,005	1	5,000,006
Balance Sheet at December 31, 2020
Warrant liability	$—	$36,549,753	$36,549,753
Total liabilities	5,859,668	36,549,753	42,409,421
Class A ordinary shares subject to possible redemption	156,864,332	(36,549,754)	120,314,578
Class A ordinary shares	93	360	453
Additional paid-in capital	5,028,387	12,232,284	17,260,671
Accumulated deficit	(28,906)	(12,232,643)	(12,261,549)
Total Shareholders’ Equity	$5,000,005	$1	$5,000,006
Statement of Operations for the period from July 29, 2020 (inception) through December 31, 2020
Excess of fair value of Private Placement Warrants	—	(11,211,642)	(11,211,642)
Transaction costs	$—	$(1,021,001)	$(1,021,001)
Total other income/(expense)	10,751	(12,232,643)	(12,221,892)
Net Loss	(28,906)	(12,232,643)	(12,261,549)
Basic and diluted net loss per share, Class B Ordinary shares	$0.00	$(3.20)	(3.20)
Statement of Cash Flows for the period from July 29, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(28,906)	$(12,232,643)	$(12,261,549)
Excess of fair value of Private Placement Warrants	—	11,211,642	11,211,642
Transaction costs		1,021,001	1,021,001
Net cash used in operating activities	(97,168)	—	(97,168)
Supplemental disclosure of cash flow information:
Class A ordinary shares subject to possible redemption	156,864,332	(36,549,754)	120,314,578
Initial classification of warrant liability	—	36,549,753	36,549,753
Note 3 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $1,295,380 in cash at December 31, 2020.
Investment Held in Trust Account
Investment held in Trust Account consist of United States Treasury securities. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.
A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.
Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest income” line item in the Statement of Operations. Interest income is recognized when earned.

Offering Costs Associated with IPO
The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering. Offering costs are charged to shareholders’ equity or the Statement of Operations based on the relative value of the Public Warrants to the proceeds received from the Units sold upon the completion of the IPO. Accordingly, on December 31, 2020, offering costs totaling $9,640,145 (consisting of $3,275,524 of underwriting fee, $5,732,168 of deferred underwriting fee and $632,453 of other offering costs) were recognized with $1,021,001 allocated to the Public Warrants and Private Warrants, included in the Statement of Operations as a component of other income/(expense) and $8,619,144 included in shareholders’ equity.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. The Company’s derivative instruments are recorded at fair value as of the IPO (November 27, 2020) and re-valued at each reporting date, with changes in the fair value reported in the Statement of Operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument. As the warrants meet the definition of a derivative the warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Operations in the period of change. In accordance with ASC 825-10 “Financial Instruments”, the Company has concluded that a portion of the transaction costs which directly related to the Initial Public Offering and the Private Placement, which were previously charged to shareholders’ equity, should be allocated to the Warrants based on their relative fair value against total proceeds, and recognized as transaction costs in the Statement of Operations.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

See Note 7 for additional information on assets and liabilities measured at fair value.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance

Coverage of $250,000. At December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Ordinary Shares Subject to Possible Redemption
The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Net Loss Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the (i) IPO, and (ii) Private Placement Warrants since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s Statement of Operations includes a presentation of income (loss) per share for Class A Ordinary Shares subject to possible redemption in a manner similar to the two-class method of income (loss) per ordinary share. Net income per ordinary share, basic and diluted, for redeemable Class A Ordinary Shares is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of redeemable Class A Ordinary Shares outstanding since original issuance.
Net loss per ordinary share, basic and diluted, for non-redeemable Class B Ordinary Shares is calculated by dividing the net income (loss), by the weighted average number of non-redeemable Class B Ordinary Shares outstanding for the period. Non-redeemable Class B Ordinary Shares include the Founder Shares as these ordinary shares do not have any redemption features and do not participate in the income earned on the Trust Account.
Below is a reconciliation of the net loss per ordinary share:
For the period ended December 31, 2020
Redeemable Class A Ordinary Shares
Numerator: Earnings allocable to Redeemable Class A Ordinary Shares
Interest Income	$10,751
Net Earnings	10,751
Denominator: Weighted Average Redeemable Class A Ordinary Shares
Redeemable Class A Ordinary Shares, Basic and Diluted	16,377,622
Earnings/Basic and Diluted Redeemable Class A Ordinary Shares(1)	$0.00
Non-Redeemable Class B Ordinary Shares
Numerator: Net Income minus Redeemable Net Earnings
Net Income (Loss)	$(12,272,300)
Non-Redeemable Net Loss	$(12,272,300)
Denominator: Weighted Average Non-Redeemable Class B Ordinary Shares
Non-Redeemable Class B Ordinary Shares, Basic and Diluted	3,827,271
Loss/Basic and Diluted Non-Redeemable Ordinary Shares(1)	$(3.20)

(1)
Calculated from original date of issuance

Weighted average shares were reduced for the effect of an aggregate of 267,135 shares of Class B ordinary shares that were forfeited since the over-allotment option was not exercised by the underwriters (see Note 6). As of December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”).
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered a Cayman Islands exempted company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.
Risks and Uncertainties
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Note 4 — Initial Public Offering
Pursuant to the IPO, the Company sold 16,377,622 Units, including 1,377,622 Units as a result of the underwriter’s partial exercise of the over-allotment option, at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The warrants will become exercisable on the later of 30 days after the completion of the initial Business

Combination or 12 months from the closing of the IPO, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation (see Note 4).
Warrants
Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the IPO. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement registering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination or within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the Company’s satisfying obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.
Once the warrants become exercisable, the Company may call the warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•
if, and only if, the reported closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrantholders.

•
If and when the warrants become redeemable by the Company, the Company may exercise its redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were initially offered by the Company in IPO.

Note 5 — Private Placement
Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 7,292,541 Sponsor Private Warrants and Jefferies, an underwriter for the IPO, purchased an aggregate of 439,627 Jefferies Private Warrants, at a price of $1.00 per unit, for an aggregate purchase price of $7,732,168. A portion of the proceeds from the Private Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account.
Each Private Placement Warrant is exercisable to purchase one share of Class A ordinary share at $11.50 per share.
If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.
Note 6 — Related Party Transactions
Founder Shares
On July 30, 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for 5,750,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On November 16, 2020, the Sponsor surrendered an aggregate of 1,437,500 founder shares, which were cancelled, resulting in an aggregate of 4,312,500 shares outstanding and held by the Sponsor. The Sponsor agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriter so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the IPO. On November 27, 2020, the underwriter partially exercised the over-allotment option resulting in 344,406 Founder Shares no longer subject to forfeiture. The underwriter has a 45-day option to exercise the over-allotment. At December 31, 2020, 218,094 shares remain subject to forfeiture. On January 7, 2021 the underwriter’s 45-day over-allotment option expired resulting in 218,094 founder shares forfeited to the company for no consideration. (See Note 4)
The initial shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination, or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the “lock-up”). Notwithstanding the foregoing, (1) if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.
Promissory Note — Related Party
The Sponsor agreed to loan the Company an aggregate of up to $300,000 to be used for the payment of costs related to the IPO. The promissory note was non-interest bearing, unsecured and due on the earlier of March 31, 2021 or the closing of the IPO.
As of December 31, 2020, the Company had repaid in full $30,000 in borrowings that was outstanding under the promissory note. The loan was repaid out of the offering proceeds not held in the Trust Account.
Due to Related Party
The balance of $2,500 represents the amount accrued for the administrative support services provided by Sponsor.

Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement warrants at a price of $1.00 per warrant. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Administrative Service Fee
Commencing on the date of the IPO, the Company has agreed to pay the Sponsor a total of $15,000 per month for office space, secretarial and administrative services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the period from November 27, 2020 (date of the IPO) to December 31, 2020 the Company has incurred $15,000 in fees for these services, of which $2,500 of such amount is included in due to related party on the accompanying balance sheet.
Note 7 — Recurring Fair Value Measurements
Investment Held in Trust Account
As of December 31, 2020, the investments in the Company’s Trust Account consisted of $95 in U.S. Money Market funds and $166,243,519 in U.S. Treasury Securities. All of the U.S. Treasury Securities mature on May 27, 2021. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts. The Company considers all investments with original maturities of more than three months but less than one year to be short-term investments. The carrying value approximates the fair value due to its short-term maturity. The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on December 31, 2020 are as follows:
	Carrying Value/Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of December 31, 2020
U.S. Money Market	$95	$—	$—	$95
U.S. Treasury Securities	166,243,519	10,751	(12,968)	166,230,551
	$166,243,614	$10,751	$(12,968)	$166,230,646
Fair values of its investments are classified as Level 1 utilizing quoted prices (unadjusted) in active markets for identical assets.
Warrant Liability
At December 31, 2020, the Company’s warrant liability was valued at $36,549,753. Under the guidance in ASC 815-40 the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s Statement of Operations.

Recurring Fair Value Measurements
The following table presents fair value information as of December 31, 2020 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments consist of U. S. Treasury Bills or U.S. Money Market, fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s warrant liability is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the warrant liability is classified within Level 3 of the fair value hierarchy. For the period ending December 31, 2020 there were to transfers into or out of Level 1, Level 2 or Level 3 classification.
The following table sets forth by level within the fair value hierarchy our financial assets and liabilities that were accounted for at fair value on a recurring basis:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Investments held in Trust Account – U.S. Money Market	$95	$—	$—
Investments held in Trust Account – U.S. Treasury	$166,230,551	$—	$—
Liabilities
Public Warrants	$—	$—	$17,605,944
Private Warrants	$—	$—	$18,943,809
Measurement
The Company established the initial fair value for the Warrants on November 27, 2020, the date of the consummation of the Company’s IPO. On December 31, 2020 the fair value was remeasured. For both periods, neither the Public Warrants nor the Private Warrants were separately traded on an open market. As such, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A ordinary shares and one-half of one Public Warrant), (ii) the sale of Private Warrants, and (iii) the issuance of Class B ordinary shares, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption (temporary equity), Class A ordinary shares (permanent equity) and Class B ordinary shares (permanent equity) based on their relative fair values at the initial measurement date. The Warrants were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs.

The key inputs into the Monte Carlo simulation model and the modified Black-Scholes model were as follows at initial measurement and at December 31, 2020:
Input	November 27, 2020 (Initial Measurement)	December 31, 2020
Risk-free interest rate	0.44%	0.43%
Expected term (years)	5.0	5.0
Expected volatility	40.0%	40.0%
Exercise price	$11.50	$11.50
Probability of completing a Business Combination	80%	80%
Dividend yield	0%	0%
Expected stock price at De-SPAC	$10.00	$10.00
The change in the fair value of the warrant liabilities for the period ended December 31, 2020 is summarized as follows:
Fair value at issuance November 27, 2020	$36,549,753
Change in fair value	—
Fair Value at December 31, 2020	$36,549,753
Note 8 — Commitments and Contingencies
Registration Rights
The holders of (i) the Founder Shares, which were issued in a private placement prior to the closing of the IPO, (ii) private placement warrants, which will be issued in a private placement simultaneously with the closing of the IPO and the Class A ordinary shares underlying such private placement warrants, (iii) private placement warrants that may be issued upon conversion of working capital loans (and the securities underlying such warrants) and (iv) the units purchased by Genesis Park in this offering and the Class A ordinary shares and warrants comprising the units (including the Class A ordinary shares underlying the warrants in the units) will have registration rights to require the Company to register a sale of any of its securities held by them (in the case of the Founder Shares, only after conversion of such shares into Class A ordinary shares) pursuant to a registration and shareholder rights agreement. These holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriters Agreement
The underwriter had a 45-day option beginning November 27, 2020 to purchase up to an additional 2,250,000 additional Units to cover over-allotments. On November 27, 2020, the underwriter partially exercised its over-allotment option and purchased an additional 1,377,622 Units.
On November 27, 2020, the underwriter was paid a cash underwriting fee of 2% of the gross proceeds of the Initial Public Offering, $3,275,524.
In addition, $0.35 per unit, or $5,732,168 in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
As of December 31, 2020, the remaining overallotment option was not exercised. (See Note 4)

Note 9 — Shareholders’ Equity
Preference shares — The Company is authorized to issue a total of 2,000,000 shares of preference shares at par value of $0.0001 each. As of December 31, 2020, there were no preference shares issued and outstanding.
Class A Ordinary Shares — The Company is authorized to issue a total of 230,000,000 shares of Class A ordinary shares at par value of $0.0001 each. As of December 31, 2020, there were 4,523,969 Class A ordinary shares issued and outstanding, excluding 11,853,653 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue a total of 20,000,000 shares of Class B ordinary shares at par value of $0.0001 each. Holders are entitled to one vote for each share of Class B ordinary shares. As of December 31, 2020, there were 4,312,500 shares of Class B ordinary shares issued and outstanding. Of the 4,312,500 shares of Class B ordinary shares, an aggregate of up to 218,094 shares are subject to forfeiture to the Company by the founders for no consideration to the extent that the underwriter’s over-allotment option is not exercised, so that the number of shares of Class B ordinary shares will collectively equal 20% of the Company’s issued and outstanding ordinary shares after the IPO. On January 7, 2021 the underwriter’s 45-day over-allotment option expired resulting in 218,094 founder shares forfeited to the company for no consideration. (See Note 4)
Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders, except as required by law or stock exchange rule; provided that only holders of the Class B ordinary shares have the right to vote on the election of the Company’s directors prior to the initial Business Combination and holders of a majority of the Company’s Class B ordinary shares may remove a member of the board of directors for any reason.
The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding (excluding the private placement shares) upon the consummation of the IPO, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement shares issued to the Sponsor, members of the Company’s management team or any of their affiliates upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to one.
Note 10 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. The Company did not identify any other subsequent events, other than as described below, that would have required adjustment or disclosure in the financial statements that are not already previously disclosed.
The underwriter of the IPO was granted a 45-day option from the date of the IPO to purchase up to 2,250,000 additional Units to cover over-allotments. The over-allotment option was partially exercised to purchase 1,377,622 Units on November 27, 2020. On January 7, 2021 the remaining option to purchase additional Units expired unused. As such, 218,094 Founder Shares were forfeited to the Company for no consideration.
Redwire Business Combination
On March 25, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Shepard Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”), Cosmos Intermediate, LLC, a Delaware

limited liability company and direct, wholly owned subsidiary of Holdings (“Cosmos”), and Redwire, LLC. Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) by which, (i) the Company shall domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and the Companies Act of the Cayman Islands, (ii) Merger Sub will merge with and into Cosmos, with Cosmos being the surviving entity in the merger (the “First Merger”), and (iii) immediately following the First Merger, Cosmos will merge with and into the Company, with the Company being the surviving entity in the merger.
For additional information regarding the Business Combination and the Merger Agreement and related agreements, see the Current Report on Form 8-K filed by the Company with the SEC on March 25, 2021.

Genesis Park Acquisition Corp.
CONSOLIDATED BALANCE SHEETS
	June 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Cash	$557,200	$1,295,380
Prepaid expenses and other current assets	122,826	185,011
Total current assets	680,026	1,480,391
Cash and marketable securities held in Trust Account	166,290,257	166,243,614
Total Assets	$166,970,283	$167,724,005
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$194,799	$125,000
Due to related party	53,946	2,500
Total current liabilities	248,745	127,500
Warrant liability	41,166,837	36,549,753
Deferred underwriting discount	5,732,168	5,732,168
Total liabilities	47,147,750	42,409,421
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 11,312,564 and 11,853,653 shares at $10.15 per share, respectively	114,822,525	120,314,578
Shareholders’ Equity:
Preference shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 230,000,000 shares authorized; 5,065,058 and 4,523,969 shares issued and outstanding (excluding 11,312,564 and 11,853,653 shares subject to possible redemption), respectively	507	453
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 4,094,406 and 4,312,500 shares issued and outstanding, respectively (1)	409	431
Additional paid-in capital	22,752,692	17,260,671
Accumulated deficit	(17,753,600)	(12,261,549)
Total shareholders’ equity	5,000,008	5,000,006
Total Liabilities and Shareholders’ Equity	$166,970,283	$167,724,005

(1)
On January 7, 2021, 218,094 Class B ordinary shares were forfeited to the Company for no consideration due to the over-allotment option expiring partially unused. (See Note 6)

The accompanying notes are an integral part of these financial statements.

Genesis Park Acquisition Corp.
(UNAUDITED) CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three months ended June 30, 2021	Six months ended June 30, 2021
General and administrative expenses	$707,636	$921,610
Loss from operations	(707,636)	(921,610)
Other income/(expense)
Change in fair value of warrant liability	(5,062,749)	(4,617,084)
Interest earned on marketable securities held in Trust Account	18,185	46,643
Total other expense	(5,044,564)	(4,570,441)
Net Loss	(5,752,200)	(5,492,051)
Weighted average redeemable ordinary shares outstanding, basic and diluted – Class A	16,377,622	16,377,622
Basic and diluted net income per ordinary share – Class A	$0.00	$0.00
Weighted average ordinary shares outstanding, basic and diluted – Class B	4,094,406	4,094,406
Basic and diluted net loss per ordinary share – Class B	$(1.40)	$(1.35)
The accompanying notes are an integral part of these financial statements.

Genesis Park Acquisition Corp.
(UNAUDITED) CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020 (audited)	4,523,969	$453	4,312,500	$431	$17,260,671	$(12,261,549)	$5,000,006
Change in Class A ordinary shares subject to possible redemption	(25,630)	(3)	—	—	(260,142)	—	(260,145)
Forfeiture of Class B ordinary shares on January 7, 2021			(218,094)	(22)	22
Net income	—	—	—	—	—	260,149	260,149
Balance as of March 31, 2021	4,498,339	450	4,094,406	409	17,000,551	(12,001,400	5,000,010
Change in Class A ordinary shares subject to possible redemption	566,719	57			5,752,141		5,752,198
Net loss						(5,752,200)	(5,752,200)
Balance as of June 30, 2021	5,065,058	507	4,094,406	409	22,752,692	(17,753,600)	5,000,008

(1)
On January 7, 2021, 218,094 Class B ordinary shares were forfeited to the Company for no consideration due to the over-allotment option expiring unused. (See Note 6)

The accompanying notes are an integral part of these financial statements.

Genesis Park Acquisition Corp.
(UNAUDITED) CONSOLIDATED STATEMENT OF CASH FLOWS
Six months ended June 30, 2021
Cash flows from operating activities:
Net loss	$(5,492,051)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(46,643)
Change in fair value of warrant liability	4,617,084
Changes in current assets and current liabilities:
Prepaid expenses and other current assets	62,185
Accounts payable	69,799
Net cash used in operating activities	(789,626)
Cash flows from financing activities:
Due to related party	51,446
Net cash provided by financing activities	51,446
Net change in cash	(738,180)
Cash, beginning of the period	1,295,380
Cash, end of period	$557,200
Supplemental Disclosure of Non-cash Financing Activities:
Non-cash investing and financing transactions:
Change in value of Class A ordinary shares subject to possible redemption	$5,492,053
The accompanying notes are an integral part of these financial statements.

Genesis Park Acquisition Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Organization and General
Genesis Park Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on July 29, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location.
As of June 30, 2021, the Company had not yet commenced any operations. All activity for the period from July 29, 2020 (inception) through June 30, 2021 relates to the Company’s formation, the Initial Public Offering (“IPO”) described below and its efforts toward locating and completing a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and will recognize changes in the fair value of the warrant liability as other income (expense).
Financing
The registration statement for the Company’s IPO was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 23, 2020 (the “Effective Date”). On November 27, 2020, the Company consummated the IPO of 16,377,622 units (the “Units”), including the issuance of 1,377,622 Units as a result of the underwriter’s partial exercise of its over-allotment option. Each Unit consists of one Class A ordinary share, $0.0001 par value (“Ordinary Share”), and one-half of one redeemable warrant (“Warrant”) entitling its holder to purchase one Class A ordinary share at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $163,776,220. On January 7, 2021, 218,094 Class B ordinary shares were forfeited to the Company for no consideration due to the over-allotment option expiring partially unused. (See Note 6).
Simultaneously with the closing of the IPO, the Company consummated the private placement (“Sponsor Private Placement”) with Genesis Park Holdings (“Sponsor”) for an aggregate of 7,292,541 warrants (“Sponsor Private Warrants”), each at a price of $1.00 per Sponsor Private Warrant, generating total proceeds of $7,292,541 and with Jefferies LLC (“Jefferies”), underwriter for the IPO, of an aggregate of 439,627 warrants (the “Jefferies Private Warrants” and together with Sponsor Private Warrants, “Private Warrants”), each at a price of $1.00 per Jefferies Private Warrant, generating total proceeds of $439,627, which is described in Note 5.
Trust Account
Following the closing of the IPO on November 27, 2020, an amount of $166,232,863 ($10.15 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Warrants was placed in a trust account (“Trust Account”) which was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, the proceeds from the IPO and the sale of the Private Warrants will not be released from the Trust Account until the earliest to occur of: (a) the completion of the Company’s initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to provide for the redemption of its public shares in connection with an initial Business Combination or to redeem 100% of its public shares if the Company does not complete its initial Business Combination by

May 27, 2022 or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, and (c) the redemption of the Company’s public shares if the Company is unable to complete its initial Business Combination by May 27, 2022 (the “Combination Period”), the eighteen month anniversary of the closing of the IPO.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.
The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post- transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.
The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.15 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination.
If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing redemption rights, if the Company seeks shareholder approval of its initial business combination and the Company does not conduct redemptions in connection with its initial business combination pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without the Company’s prior consent.
The Sponsor and the Company’s officers and directors (the “initial shareholders”) have agreed not to propose any amendment to the Amended and Restated Memorandum and Articles of Association (a) that would modify the substance or timing of the Company’s obligation to provide for the redemption of its public shares in connection with an initial business combination or to redeem 100% of our public shares if the Company does not complete its initial business combination by May 27, 2022 (the “Combination Period”) or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides its public shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete its initial business combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The initial shareholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to any founder shares held by them if the Company fails to complete its initial business combination within the Combination Period. However, if the initial shareholders acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a Business Combination within the Combination Period.
On January 13, 2021, the Company announced that the holders of the Units may elect to separately trade the Class A Ordinary Shares and Warrants comprising the Units commencing on January 14, 2021. Those Units not separated will continue to trade on The New York Stock Exchange under the symbol “GNPK.U,” and the Class A Ordinary Shares and Warrants that are separated will trade on The New York Stock Exchange under the symbols “GNPK” and “GNPK WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of the Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A Ordinary Shares and Warrants. (See Note 6)
Liquidity, Capital Resources and Going Concern
As of June 30, 2021, the Company had cash outside the Trust Account of $557,200 available for working capital needs. All remaining funds held in the Trust Account is generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination, to pay tax obligations or to redeem ordinary shares. As of June 30, 2021, none of the amount in the Trust Account was available to be withdrawn as described above.
Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 6) from the shareholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 6), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until May 27, 2022 to consummate the proposed Business Combination. It is uncertain that the Company will be able to consummate the proposed Business Combination by this time. If a business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the

Company be required to liquidate after May 27, 2022. The Company intends to complete the proposed Business Combination before the mandatory liquidation date.
The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating the Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the Business Combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.
Proposed Business Combination
On March 25, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Shepard Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of Genesis Park (“Merger Sub”), Cosmos Intermediate, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Holdings (as defined herein) (“Redwire”), and Redwire, LLC, a Delaware limited liability company (“Holdings”).
Pursuant to the Merger Agreement, the parties thereto will enter into a Business Combination by which, (i) the Company shall domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and the Companies Act of the Cayman Islands (the “Domestication,” and the Company after giving effect to the Domestication, “New Redwire”), (ii) Merger Sub will merge with and into Redwire, with Redwire being the surviving entity in the merger (the “First Merger”), and (iii) immediately following the First Merger, Redwire will merge with and into the Company, with the Company being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, being collectively referred to as the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). The proposed Business Combination is expected to be consummated after the required approval by the shareholders of the Company and the satisfaction of certain closing conditions described in the Company’s Current Report on Form 8-K, as filed with the SEC on March 25, 2021. On August 11, 2021 the SEC declared effective the registration statement filed by the Company in relation to the Business Combination, which allowed the Company to proceed with soliciting a shareholder vote on the transaction.
The aggregate consideration to be paid to Holdings (the “Closing Merger Consideration”) will be paid in a combination of stock and cash consideration. The cash consideration will be an amount equal to $75,000,000 (such amount, the “Closing Cash Consideration”). The remainder of the Closing Merger Consideration will be paid in (i) 37,200,000 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock,” and such shares, the “Closing Share Consideration”) and (ii) 2,000,000 warrants to purchase one share of Class A Common Stock per warrant (the “Closing Warrant Consideration”), with such amount of warrants corresponding to the forfeiture of certain warrants acquired by the Sponsor and Jefferies in connection with the IPO.
In connection with the execution of the Merger Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the Company has agreed to issue and sell to the PIPE Investors, and the PIPE Investors have agreed to subscribe for and purchase, an aggregate of 10,000,000 shares of Class A Common Stock at a purchase price of $10.00 per share for aggregate gross proceeds of $100,000,000 (the “PIPE Financing”). The closing of the PIPE Financing is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and the Transactions will be consummated immediately following the closing of the PIPE Financing. The Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the mutual written agreement of the parties thereto. The counterparties to certain of the Subscription Agreements are directors, officers or affiliates of the Company and such Subscription Agreements have been approved by the Company’s audit committee and board of directors in accordance with the company’s related persons transaction policy.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $557,200 and $1,295,380 in cash at June 30, 2021 and December 31, 2020.
Investments Held in Trust Account
Investments held in Trust Account are held in a money market fund characterized as Level 1 investments within the fair value hierarchy under ASC 820 (as defined below).
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities (other than the Warrants), which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. The Company’s derivative instruments are recorded at fair value as of the IPO (November 27, 2020) and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the consolidated balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument. As the warrants meet the definition of a derivative the warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statement of operations in the period of change.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instnunents in markets that are not active; and
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its o-wn assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are mwbservable.
See Note 7 for additional information on assets and liabilities measured at fair value.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Ordinary Shares Subject to Possible Redemption
The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity.
The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Net Income (loss) Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants issued in connection with (i) the IPO, and (ii) the Private Warrants since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for Class A Ordinary Shares subject to possible redemption in a manner similar to the two-class method of income (loss) per ordinary share. Net income per ordinary share, basic and diluted, for redeemable Class A Ordinary Shares is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of redeemable Class A Ordinary Shares outstanding since original issuance.
Net income (loss) per ordinary share, basic and diluted, for non-redeemable Class B Ordinary Shares is calculated by dividing the net income (loss), by the weighted average number of non-redeemable Class B Ordinary Shares outstanding for the period. Non-redeemable Class B Ordinary Shares include the Founder Shares as these ordinary shares do not have any redemption features and do not participate in the income earned on the Trust Account. Below is a reconciliation of the net income per ordinary share:
	Six months ended June 30, 2021	Three months ended June 30, 2021
Redeemable Class A Ordinary Shares Numerator: Earnings allocable to Redeemable Class A Ordinary Shares
Interest Income	$46,643	$18,185
Net Earnings	46,643	18,185
Denominator: Weighted Average Redeemable Class A Ordinary Shares
Redeemable Class A Ordinary Shares, Basic and Diluted	16,377,622	16,377,622
Earnings/Basic and Diluted Redeemable Class A Ordinary Shares	$0.00	$0.00
Non-Redeemable Class B Ordinary Shares
Numerator: Net Loss minus Redeemable Net Earnings
Net Loss
Non-Redeemable Net Income	$(5,538,694)	$(5,770,385)
Denominator: Weighted Average Non-Redeemable Class B Ordinary Shares
Non-Redeemable Class B Ordinary Shares, Basic and Diluted	4,094,406	$4,094,406
Loss/Basic and Diluted Non-Redeemable Ordinary Shares	$(1.35)	$(1.41)
As of June 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”).
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered a Cayman Islands exempted company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might results from the outcome of this uncertainty.
Recent Accounting Pronouncements
In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging- Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020- 06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Note 3 — Initial Public Offering
Pursuant to the IPO, the Company sold 16,377,622 Units, including 1,377,622 Units as a result of the underwriter’s partial exercise of the over- allotment option, at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The warrants will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.
Note 4 — Warrants
As of June 30, 2021 and December 31, 2020 there were 8,188,811 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of the initial Business Combination or (b) 12 months from the closing of the IPO. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement registering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination or within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available.
If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the Company’s satisfying obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.
Once the warrants become exercisable, the Company may call the warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•
if, and only if, the reported closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrantholders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were initially offered by the Company in the IPO.
Note 5 — Private Placement
As of June 30, 2021 and December 31, 2020 there were 7,732,168 Private Warrants outstanding. Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 7,292,541 Sponsor Private Warrants and Jefferies, an underwriter for the IPO, purchased an aggregate of 439,627 Jefferies Private Warrants, at a price of $1.00 per Warrant, for an aggregate purchase price of $7,732,168. A portion of the proceeds from the Private Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account.
Each Private Warrant is exercisable to purchase one Class A ordinary share at $11.50 per share.
If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Warrants will be used to fund the redemption of the public shares (subject to the requirements of applicable law), and the Private Warrants will expire worthless.
Note 6 — Related Party Transactions
Founder Shares
On July 30, 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for 5,750,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On November 16, 2020, the Sponsor surrendered an aggregate of 1,437,500 founder shares, which were cancelled, resulting in an aggregate of 4,312,500 shares outstanding and held by the Sponsor. The Sponsor agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriter so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the IPO. On November 27, 2020, the underwriter partially exercised the over- allotment option resulting in 344,406 Founder Shares no longer subject to forfeiture. The underwriter had a 45-day option to exercise the over-allotment. On January 7, 2021 the underwriter’s 45-day over-allotment option expired resulting in 218,094 founder shares forfeited to the Company for no consideration.
The initial shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination, or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the “lock-up”). Notwithstanding the foregoing, (1) if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.
Promissory Note — Related Party
The Sponsor agreed to loan the Company an aggregate of up to $300,000 to be used for the payment of costs related to the IPO. The promissory note was non-interest bearing, unsecured and due on the earlier of March 31, 2021 or the closing of the IPO. These loans were repaid in full on November 27, 2020. The Promissory Note is no longer available to the Company.
Due to Related Party
The Sponsor or an affiliate of the sponsor occasionally incurs expenses on behalf of the Company. The liability is non-interest bearing, due on demand, and as of June 30, 2021 and December 31, 2020, an aggregate of $53,946 and $2,500, respectively remains payable.
Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement warrants at a price of $1.00 per warrant. As of June 30, 2021 and December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Administrative Service Fee
The Company entered into an agreement to pay monthly expenses for office space, administrative services, and support services to the Sponsor. The agreement terminates upon the earlier of the completion of a Business Combination or the liquidation of the Company. For the three and six month ended June 30, 2021, $53,329 was paid by a related party.
Units
The managing member of the Company’s sponsor, Genesis Park II, LP (“Genesis Park”), purchased 1,000,000 units in the IPO at the public offering price of $10.00 per unit, generating total proceeds of

$10,000,000. Genesis Park has agreed to vote the Class A ordinary shares underlying such units in favor of the Business Combination and the other proposals being presented at the extraordinary general meeting. Accordingly, it is possible that other public shareholders holding only 5,141,609 of the other public shares would be required to approve the Business Combination, depending on the number of shares that are present at the meeting to approve such transaction. Of this amount, 145,000 public shares may be held by certain of our directors who purchased such number of units in the IPO at the public offering price of $10.00 per unit, including Mr. Hobby, who purchased 100,000 of such shares and 50,000 public shares may be held by a manager of the general partner of Genesis Park. In addition, 2,547,125 public shares may be held by funds managed by Crescent Park (the “Crescent Park Funds”), which has, pursuant to a Voting and Support Agreement entered into with Holdings and Redwire, agreed, among other things, to vote all of the ordinary shares held by the Crescent Park Funds in favor of the Business Combination and the other proposals being presented at the extraordinary general meeting and not to elect to redeem or tender or submit for redemption their ordinary shares in connection with the Business Combination.
As a result of the fmmder shares, private placement warrants and units that Genesis Park may hold (directly or indirectly), it may have different interests with respect to a vote on an initial business combination than other public shareholders.
Registration and Shareholder Rights Agreement
The Company has previously entered into a registration and shareholder rights agreement pursuant to which its initial shareholders and their permitted transferees, if any, are entitled to certain registration rights with respect to the private placement warrants, the securities issuable upon conversion of working capital loans (if any), and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares. Pursuant to such registration and shareholder rights agreement, the Sponsor, upon and following consummation of a Business Combination, will be entitled to nominate three individuals for election to the board of directors of the surviving company, as long as the Sponsor holds any securities covered by such registration and shareholder rights agreement.
Genesis Park Investments in New Redwire
In connection with the execution of the Merger Agreement, the Company entered into a subscription agreement with Genesis Park pursuant to which (i) the Company has agreed to issue and sell to Genesis Park, and Genesis Park has agreed to subscribe for and purchase from the Company, an aggregate of 1,000,000 shares of common stock of New Redwire (as defined herein) (“New Redwire Common Stock”) at a purchase price of $10.00 per share for aggregate gross proceeds of $10,000,000 and (ii) the Company entered into a subscription agreement with each of Mr. Hobby and Mr. Gibson, each of whom is a manager of the general partner of Genesis Park, and GP Three Holdings GP, LLC an entity controlled by Mr. Hobby (“GP III”) pursuant to which the Company has agreed to issue and sell to Mr. Hobby, Mr. Gibson and GP III, and each of Mr. Hobby, Mr. Gibson and GP III has agreed to subscribe for and purchase from the Company, an aggregate of 300,000 shares of New Redwire Common Stock at a purchase price of $10.00 per share for aggregate gross proceeds of $3,000,000. The obligation of each of (i) the Company, on the one hand, and Genesis Park, Mr. Hobby, Mr. Gibson and GP III, on the other hand, to consummate the purchase and sale of such 1,300,000 shares of New Redwire Common Stock pursuant to such subscription agreements, is in each case conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions. Each such subscription agreement has been approved by the Company’s audit committee in accordance with the Company’s related persons transaction policy and will terminate upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the mutual written agreement of the parties thereto.
Following the consummation of the Business Combination, Genesis Park, Mr. Hobby, Mr. Gibson, GP III and the Sponsor will collectively own 6,544,406 shares of New Redwire Common Stock, which collectively will represent approximately 10.8% of the outstanding shares of New Redwire Common Stock, assuming that the maximum number of the Company’s Class A ordinary shares are redeemed such that the remaining funds held in the trust account after the payment of the redeeming shares’ pro-rata allocation are sufficient to satisfy the Minimum Closing Cash Condition of $185,000,000.

Note 7 — Recurring Fair Value Measurements
Investments Held in Trust Account
As of December 31, 2020, the investments in the Company’s Trust Account consisted of $95 in U.S. Money Market funds and $166,243,519 in U.S. Treasury Securities. All of the U.S. Treasury Securities matured on May 27, 2021. The Company classifies its United States Treasury securities as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts. The Company considers all investments with original maturities of more than three months but less than one year to be short-term investments. The carrying value approximates the fair value due to its short-term maturity.
The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on December 31, 2020 are as follows:
	Carrying Value/ Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of December 31, 2020
U.S. Money Market	$95	$—	$—	$95
U.S. Treasury Securities	166,243,519	10,751	(12,968)	166,230,551
	$166,243,614	$10,751	$(12,968)	$166,230,646
At June 30, 2021, all of the Company’s trust assets on the consolidated balance sheet consist of U. S. Money Market funds which are classified as cash equivalents. Fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.
Warrant Liability
At June 30, 2021 and December 31, 2020, the Company’s warrant liability was valued at $41,166,837 and $36,549,753, respectively. Under the guidance in ASC 815-40 the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.
Recurring Fair Value Measurements
The following tables presents fair value information as of June 30, 2021 and December 31, 2020 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments consist U.S. Money Market funds, fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s warrant liability for the Private Warrants is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Warrant liability is classified within Level 3 of the fair value hierarchy. The Company’s warrant liability for the Public Warrants is based on quoted prices (unadjusted) with less volume and transaction frequency than active markets. The fair value of the Public Warrant liability is classified within Level 2 of the fair value hierarchy. For the period ending June 30, 2021 the Public Warrants were reclassified from a Level 3 to a Level 2 classification.
The following table sets forth by level within the fair value hierarchy our financial assets and liabilities that were accounted for at fair value on a recurring basis:

June 30, 2021
	(Level 1)	(Level 2)	(Level 3)
Assets
Investments held in Trust Account – U.S. Money Market	$166,290,257	$—	$—
Invest Liabilities
Public Warrants	$—	$19,980,699	$—
Private Warrants	$—	$—	$21,186,138
December 31, 2020
	(Level 1)	(Level 2)	(Level 3)
Assets
Investments held in Trust Account – T-Bills	$166,232,864	$—	$—
Invest Liabilities
Public Warrants	$—	$17,605,944	$—
Private Warrants	$—	$—	$18,943,809
Measurement
On June 30, 2021 and December 31, 2020, the Company used a modified Black-Scholes model to value the Private Warrants. The warrants were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs.
The key inputs into the modified Black Scholes model were as follows at December 31, 2020 and at June 30, 2021:
Input	December 31, 2020	June 30, 2021
Risk-free interest rate	0.43%	0.90%
Expected term (years)	5.0	5.17
Expected volatility	40.0%	32.5%
Exercise price	$11.50	$11.50
Probability of completing a Business Combination	80%	N/A
Dividend yield	0%	0%
Expected stock price at De-SPAC	$10.00	$10.31
The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our Warrants classified as Level 3:
Fair value at December 31, 2020	$36,549,753
Public Warrants reclassified to level 2(1)	(17,933,496)
Change in fair value	2,569,881
Fair Value at June 30, 2021	$21,186,138

(1)
Assumes the Public Warrants were reclassified on March 31, 2021.

Note 8 — Commitments and Contingencies
Registration Rights
The holders of (i) the Founder Shares, which were issued in a private placement prior to the closing of the IPO, (ii) private placement warrants, which were issued in a private placement simultaneously with the closing of the IPO and the Class A ordinary shares underlying such private placement warrants, (iii) private placement warrants that may be issued upon conversion of working capital loans (and the securities underlying such warrants) and (iv) the units purchased by Genesis Park in the IPO and the Class A ordinary shares and warrants comprising the units (including the Class A ordinary shares underlying the warrants in the units) have registration rights to require the Company to register a sale of any of its securities held by them (in the case of the Founder Shares, only after conversion of such shares into Class A ordinary shares) pursuant to a registration and shareholder rights agreement. These holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriters Agreement
The underwriter had a 45-day option beginning November 27, 2020 to purchase up to an additional 2,250,000 additional Units to cover over-allotments. On November 27, 2020, the underwriter partially exercised its over-allotment option and purchased an additional 1,377,622 Units. In January 2021 the option to purchase the remaining Units expired unused.
In addition, $0.35 per unit, or $5,732,168 in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 9 — Shareholders’ Equity
Preference shares  — The Company is authorized to issue a total of 2,000,000 shares of preference shares at par value of $0.0001 each. As of June 30, 2021 and December 31, 2020 there were no preference shares issued and outstanding.
Class A Ordinary Shares  —  The Company is authorized to issue a total of 230,000,000 Class A ordinary shares at par value of $0.0001 each. As of
June 30, 2021 and December 31, 2020, there were 5,065,058 and 4,523,969 Class A ordinary shares issued and outstanding, excluding 11,312,564 and 11,853,653 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares  —  The Company is authorized to issue a total of 20,000,000 Class B ordinary shares at par value of $0.0001 each. Holders are entitled to one vote for each Class B ordinary share. As of December 31, 2020, there were 4,312,500 Class B ordinary shares issued and outstanding. Of the 4,312,500 Class B ordinary shares, an aggregate of up to 218,094 shares were subject to forfeiture to the Company by the founders for no consideration to the extent that the underwriter’s over-allotment option is not exercised, so that the number of Class B ordinary shares will collectively equal 20% of the Company’s issued and outstanding ordinary shares after the IPO. On January 7, 2021 the underwriter’s 45-day over-allotment option expired resulting in 218,094 founder shares forfeited to the Company for no consideration. At June 30, 2021, 4,094,406 were outstanding. All share and per share amounts were restated. (See Note 6) Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders, except as required by law or stock exchange rule; provided that only holders of the Class B ordinary shares have the right to vote on the election of the Company’s directors prior to the initial Business Combination and holders of a majority of the Company’s Class B ordinary shares may remove a member of the board of directors for any reason.
The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding (excluding the private placement shares) upon the consummation of the IPO, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement shares issued to the Sponsor, members of the Company’s management team or any of their affiliates upon conversion of Working Capital Loans. On August 12, 2021, the Sponsor, as the holder of all of the Class B ordinary shares, waived the foregoing anti-dilution rights in connection with the issuances contemplated by the Merger Agreement and the Subscription Agreements. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to one.
Note 10 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. The Company did not identify any other subsequent events, other than as described above, that would have required adjustment or disclosure in the consolidated financial statements that are not already previously disclosed.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Members of Cosmos Intermediate, LLC
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Cosmos Intermediate, LLC and its subsidiaries (Successor) (the “Company”) as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, of changes in equity and of cash flows for the period from February 10, 2020 to December 31, 2020, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from February 10, 2020 to December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
May 11, 2021
We have served as the Company’s auditor since 2020.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of In Space Group, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of In Space Group, Inc. and its subsidiaries (Predecessor) (the “Company”) as of December 31, 2019, and the related consolidated statements of operations and comprehensive loss, of changes in equity and of cash flows for the year ended December 31, 2019 and for the period from January 1, 2020 to June 21, 2020, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from January 1, 2020 to June 21, 2020 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
May 11, 2021
We have served as the Company’s auditor since 2020.

COSMOS INTERMEDIATE, LLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, with the exception of shares, and per share amounts)
	Successor	Predecessor
	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$22,076	$9,292
Accounts receivable, net	6,057	6
Contract assets	4,172	232
Inventory	330	—
Income tax receivable	688	62
Related party receivable	4,874	—
Prepaid expenses and other current assets	1,109	158
Total current assets	39,306	9,750
Property, plant and equipment, net	3,262	253
Goodwill	52,711	—
Intangible assets, net	60,961	—
Other non-current assets	534	102
Total assets	$156,774	$10,105
Liabilities and Equity
Current liabilities:
Accounts payable	$7,158	$1,647
Notes payable to sellers	1,827	—
Short-term debt, including current portion of long-term debt	1,074	208
Accrued expenses	7,462	43
Deferred revenue	15,665	6,316
Other current liabilities	378	395
Total current liabilities	33,564	8,610
Long-term debt	76,642	3,096
Deferred tax liabilities	7,367	—
Non-current deferred revenue	—	1,398
Other non-current liabilities	6	1,183
Total liabilities	117,579	14,286
Commitments and contingencies (Note M)
Preferred Stock – $0.0001 par value per share, 526,587 shares authorized, issued, and outstanding at December 31, 2019 (Predecessor) (liquidation preference of $9,015)	—	9,015
Equity:
Common Stock – $0.0001 par value per share, 2,401,881 shares authorized, issued, and outstanding at December 31, 2019	—	—
Class F Common Stock – $0.0001 par value per share, 1,316,467 shares authorized, issued, and outstanding at December 31, 2019 (Predecessor)	—	—
Members’ contribution/Additional paid-in capital	53,063	10
Accumulated deficit	(14,374)	(13,198)
Accumulated other comprehensive income (loss)	506	(8)
Members’/shareholders’ equity (deficit)	39,195	(4,181)
Total liabilities, preferred stock, and members’/shareholders’ equity (deficit)	$156,774	$10,105
The accompanying notes are an integral part of the consolidated financial statements.

COSMOS INTERMEDIATE, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands of U.S. dollars, except unit and per unit data)
	Successor	Predecessor
	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Revenues	$40,785	$16,651	19,013
Cost of sales	32,676	12,623	15,019
Gross margin	8,109	4,028	3,994
Operating expenses:
Selling, general and administrative	13,103	5,260	6,320
Research and development	2,008	387	890
Transaction expenses (includes payments to related parties of $2,726)	9,944	—	—
Operating loss	(16,946)	(1,619)	(3,216)
Interest income	(2)	(7)	(27)
Interest expense	1,074	83	134
Other expense	15	23	24
Loss before income taxes	(18,033)	(1,718)	(3,347)
Income tax (benefit) expense	(3,659)	(384)	10
Net loss	$(14,374)	$(1,334)	(3,357)
Basic net loss per Unit	$(144)
Diluted net loss per Unit	$(144)
Weighted-average Units outstanding:
Basic	100
Diluted	100
Comprehensive (loss) income:
Net loss	$(14,374)	$(1,334)	(3,357)
Foreign currency translation gain (loss), net of tax	506	2	(8)
Total other comprehensive income (loss), net of tax	506	2	(8)
Total comprehensive loss	$(13,868)	$(1,332)	(3,365)
The accompanying notes are an integral part of the consolidated financial statements.

COSMOS INTERMEDIATE, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(In thousands of U.S. dollars, except share and unit data)
For the Predecessor 2019 Period and the Predecessor 2020 Period
	Common Stock		Class F Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Deficit
	Shares	Par Value	Shares	Par Value
As of December 31, 2018 (Predecessor)	3,628,585	$0.0001	—	$0.0001	$519	$(3,623)	$—	$(3,104)
Issuance of common stock upon exercise of equity- based compensation awards	62,389	—	—	—	—	—	—	—
Equity-based compensation expense	—	—	—		2,288	—	—	2,888
Recapitalization, including transfer to temporary equity	(1,289,093)	—	1,316,467	—	(2,797)	(6,218)	—	(9,015)
Foreign currency translation, net of tax	—	—	—	—	—	—	(8)	(8)
Net loss	—	—	—	—	—	(3,357)	—	(3,357)
As of December 31, 2019 (Predecessor)	2,401,881	$—	1,316,467	$—	$10	(13,198)	$(8)	(13,196)
Equity-based compensation expense	—	—	—	—	998	—	—	998
Foreign currency translation	—	—	—	—	—	—	2	2
Net loss	—	—	—	—	—	(1,334)	—	(1,334)
As of June 21, 2020 (Predecessor)	2,401,881	$—	1,316,467	$—	$1,008	$(14,532)	$(6)	$(13,530)
For the Successor 2020 Period
	Units	Amount	Retained Deficit	Accumulated Other Comprehensive Income	Total Members’ Equity
Successor balance as of February 10, 2020	—	$—	$—	$—	$—
Parent’s contributions	100	47,082	—	—	47,082
Parent contributions for acquisitions	—	5,981	—	—	5,981
Foreign currency translation	—	—	—	506	506
Net loss	—	—	(14,374)	—	(14,374)
Successor balance as of December 31, 2020	100	$53,063	$(14,374)	$506	$39,195
The accompanying notes are an integral part of the consolidated financial statements.

COSMOS INTERMEDIATE, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
	Successor	Predecessor
	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Cash flows from operating activities:
Net loss	$(14,374)	$(1,334)	$(3,357)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	3,107	59	66
Amortization of debt issuance costs and discount	30	134	27
Parent’s contributions for acquisitions	705	—	—
Loss on disposal of property and equipment	227	—	—
Equity-based compensation expense	—	997	2,288
Deferred income tax benefits	(3,658)	—	—
Changes in assets and liabilities:
Accounts receivable	(1,625)	(548)	2,295
Contract assets	11	(433)	37
Inventory	(67)	(30)	—
Prepaid expenses and other assets	(568)	(354)	(115)
Accounts payable and accrued expenses	2,647	4,647	674
Deferred revenue	3,621	64	3,613
Other liabilities	(5,706)	(40)	137
Net cash (used in) provided by operating activities	(15,650)	3,162	5,665
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(79,531)	—	—
Purchase of property, plant and equipment, net	(917)	(250)	(191)
Advance to related party	(4,874)	—	—
Net cash used in investing activities	(85,322)	(250)	(191)
Cash flows from financing activities:
Repayments of term loans	(4,661)	(102)	(182)
Proceeds from term loans	81,289	1,463	1,000
Parent’s contribution	46,077	—	—
Net cash provided by financing activities	122,705	1,361	818
Effect of foreign currency rate changes on cash and cash equivalents	343	(6)	(13)
Net increase in cash and cash equivalents	22,076	4,267	6,279
Cash and cash equivalents at beginning of period	—	9,292	3,013
Cash and cash equivalents at end of period	$22,076	$13,559	$9,292
Cash paid (received) during the period for:
Interest	$196	$70	$109
Income taxes	$135	$41	$(9)
Supplemental disclosures – non cash activities:
Non-cash investing activity
Parent’s contribution for acquisition of businesses	$(5,981)	$—	$—
Purchase of intangible assets settled by Parent	$(300)	$—	$—
Purchase of property, plant and equipment directly settled by term loan	$—	$—	$(72)
Property, plant and equipment expenditures included in accounts payable or accrued liabilities	$83	$—	—
The accompanying notes are an integral part of the consolidated financial statements.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note A — Description of the Business
AE Industrial Partners Fund II, LP (“AE”), a private equity firm specializing in aerospace, defense, and government services, formed a series of acquisition vehicles on February 10, 2020, which included Cosmos Parent, LLC, Cosmos Intermediate, LLC, Cosmos Finance, LLC and Cosmos Acquisition, LLC, with Cosmos Parent, LLC being the top holding company. Cosmos Parent, LLC owned 100% of the equity in Cosmos Intermediate, LLC; Cosmos Intermediate, LLC owned 100% of the equity in Cosmos Finance, LLC; Cosmos Finance, LLC owned 100% of the equity in Cosmos Acquisition, LLC. Upon the formation of these acquisition vehicles, Cosmos Intermediate, LLC (“Successor”) effected a number of acquisitions through its wholly owned subsidiary, Cosmos Acquisition, LLC.
•
On March 2, 2020, Cosmos Acquisition, LLC acquired a business unit of Adcole Corporation, Adcole Space, LLC (“Adcole”). Adcole was established in 1957 and has been at the forefront of space exploration since its beginning, providing satellite components that are integral to the mission success of hundreds of low-earth orbit (“LEO”), geosynchronous (“GEO”) and interplanetary spacecraft. The company’s core capabilities include the design and manufacture of mission-critical, high reliability optical sensors for satellites providing guidance, navigation, situational awareness, and control capabilities. Key products include sun sensors, star trackers, and star cameras.

•
On June 1, 2020, Cosmos Acquisition, LLC acquired Deep Space Systems, Inc. (“DSS”). DSS was established in 2001 and provides systems engineering solutions that support the design, development, integration, testing, and operations of science and exploration spacecraft. DSS provides critical systems engineering support to next generation space exploration programs such as Dream Chaser and Orion, and is a prime contractor on the National Aeronautics and Space Administration (“NASA”)’s highly competitive Commercial Lunar Payload Services (“CLPS”) contract.

•
On June 22, 2020, Cosmos Acquisition, LLC acquired In Space Group, Inc. and its subsidiaries (collectively “MIS” or “Predecessor”). MIS was established in 2010. MIS is the industry leader for space manufacturing technologies, delivering next-generation capabilities in orbit to support exploration objectives and national security priorities. As the first commercial company to additively manufacture in space, MIS’s vision is to sustainably develop off-Earth manufacturing capabilities to enable the future of space exploration. With a focus on industrializing the space environment, MIS specializes in on-orbit manufacturing, space-enabled materials development, and exploration manufacturing technology.

•
On June 22, 2020, the name of Cosmos Parent, LLC was changed to Redwire, LLC.

•
On October 28, 2020 Cosmos Acquisition, LLC acquired Roccor, LLC (“Roccor”). Roccor was established in 2012. Roccor specializes in deployable structure systems, thermal management systems, and advanced manufacturing in the aerospace industry. Roccor develops a variety of products including solar arrays, antennas, and thermal management solutions. Roccor was selected by NASA to develop a first of a kind deployable structure for a nearly 18,000 square foot solar sail.

•
On December 11, 2020 Cosmos Acquisition, LLC acquired LoadPath, LLC (“LoadPath”). LoadPath was established in 2009. LoadPath specializes in the development and delivery of aerospace structures, mechanisms, and thermal control solutions. The company performs design, analysis, testing, and fabrication to advanced technologies through the complete concept-to-flight development cycle. Specific product and services include multiple payload adapters, deployable structures and booms, thermal management technology, spacecraft mechanisms, CubeSat components and launch accommodations, Veritrek, ground support equipment, and testing services.

The Successor is a wholly owned subsidiary of Redwire, LLC (“Parent”). The Predecessor comprised of MIS before its acquisition date, and the Successor, including Adcole, DSS, MIS, Roccor, and LoadPath, after the acquisition date of each, are collectively “the Company.” The Company develops and manufactures a wide array of space infrastructure solutions and provides advanced engineering, modeling and simulation services to enable future space missions. Some of these products and services have been enabling space

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
missions since the 1960s and have been flight-proven on over 150 satellite missions, including high-priority missions such as the GPS constellation, New Horizons and Perseverance. The Company is also a leading provider of innovative technologies with the potential to help transform the economics of space and create new markets for its exploration and commercialization.
Note B — Summary of Significant Accounting Policies
Basis of Presentation
MIS was identified as the Predecessor through an analysis of various factors, including the size, financial characteristics, ongoing management, and order of the acquired entities. As of December 31, 2019 and for the year ended December 31, 2019 (collectively, the “Predecessor 2019 Period”) and the period from January 1, 2020 to June 21, 2020 (the “Predecessor 2020 Period”) relate to the predecessor period for Cosmos and includes all of the accounts of only MIS and its subsidiaries. As of December 31, 2020 and for the period from February 10, 2020 (inception) through December 31, 2020 (collectively, the “Successor 2020 Period”) relate to activity of Cosmos Intermediate, LLC and its subsidiaries. The Successor 2020 Period begins before the Predecessor 2020 Period ends due to the acquisitions that took place prior to the acquisition of MIS.
The Adcole, DSS, MIS, Roccor, and LoadPath acquisitions were accounted for as business combinations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), and the resulting new basis of accounting is reflected in the Successor 2020 Period as of each acquisition date. As a result, financial information of the Predecessor and Successor periods has been prepared under two different bases of accounting and therefore are not comparable.
The consolidated financial statements have been prepared in accordance with the United States (“U.S.”) generally accepted accounting principles (“GAAP”) and all intercompany balances and transactions have been eliminated in consolidation. Amounts presented within tables in the consolidated financial statements and accompanying notes are presented in thousands of U.S. dollars, with the exception of percentages, unit, share, per unit, and per share amounts.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ from those estimates. Accounting policies subject to estimates include valuation of intangible assets and contingent consideration, revenue recognition, income taxes, and equity-based compensation.
Business Combinations
The Company utilizes the acquisition method of accounting under ASC 805, for all transactions and events in which it obtains control over one or more other businesses (even if less than 100% ownership is acquired), to recognize the fair value of all assets acquired and liabilities assumed and to establish the acquisition date fair value as of the measurement date.
While the Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the business combination date, the estimates and assumptions are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the business combination date, the Company records adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. For changes in the valuation of intangible assets between the preliminary and final purchase price allocation, the related amortization is adjusted in the period it occurs. Subsequent to the measurement period, any adjustment to assets acquired or liabilities assumed is included in operating results in the period in which the adjustment is identified. Transaction costs that are incurred in connection with a business combination, other than costs associated with the issuance of debt or equity securities, are expensed as incurred.
Contingent consideration is classified as a liability or as equity on the basis of the definitions of a financial liability and an equity instrument; contingent consideration payable in cash is classified as a liability. The Company recognizes the fair value of any contingent consideration that is transferred to the seller in a business combination on the date at which control of the acquiree is obtained. Contingent consideration payments related to acquisitions are measured at fair value each reporting period using Level 3 unobservable inputs (Level 3). Any changes in the fair value of these contingent consideration payments are included in operating income in the consolidated statements of operations.
Revenue Recognition
Based on the specific analysis of its contracts, the Company has determined that its contracts are subject to revenue recognition in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Recognition under the ASC 606 five-step model involves (i) identification of the contract, (ii) identification of performance obligations in the contract, (iii) determination of the transaction price, (iv) allocation of the transaction price to the previously identified performance obligations, and (iv) revenue recognition as the performance obligations are satisfied.
During step one of the five step model, the Company considers whether contracts should be combined or separated, and based on this assessment, the Company combines closely related contracts when all the applicable criteria are met. The combination of two or more contracts requires judgment in determining whether the intent of entering into the contracts was effectively to enter into a single contract, which should be combined to reflect an overall profit rate. Similarly, the Company may separate an arrangement, which may consist of a single contract or group of contracts, with varying rates of profitability, only if the applicable criteria are met. Judgment is involved in determining whether a group of contracts may be combined or separated based on how the arrangement and the related performance criteria were negotiated. The conclusion to combine a group of contracts or separate a contract could change the amount of revenue and gross profit recorded in a given period.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when the performance obligation is satisfied. The Company’s contracts with customers generally do not include a right of return relative to delivered products. In certain cases, contracts are modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are accounted for as part of the existing contract. Certain contracts with customers have options for the customer to acquire additional goods or services. In most cases the pricing of these options are reflective of the standalone selling price of the good or service. These options do not provide the customer with a material right and are accounted for only when the customer exercises the option to purchase the additional goods or services. If the option on the customer contract was not indicative of the standalone selling price of the good or service, the material right would be accounted for as a separate performance obligation.
The Company’s revenues are derived from the design and sales of components for spacecraft and satellites and the performance of engineering, modeling and simulation services related to spacecraft design and mission execution. Each promised good or service within a contract is accounted for separately under the guidance of ASC 606 if they are distinct. Promised goods or services not meeting the criteria for being a distinct performance obligation are bundled into a single performance obligation with other goods or services that together meet the criteria for being distinct. The appropriate allocation of the transaction price and recognition of revenue is then applied for the bundled performance obligation. The Company has concluded that its service contracts generally contain a single performance obligation given the interrelated nature of the activities within the context to which the transaction price is assigned and for which revenue is recognized over time.
Once the Company identifies the performance obligations, the Company determines the transaction price, which includes estimating the amount of variable consideration to be included in the transaction price, if any. The Company’s contracts generally do not contain penalties, credits, price concessions, or other types of potential variable consideration. Prices are fixed at contract inception and are not contingent on performance or any other criteria.
The Company engages in long-term contracts for production and service activities and recognizes revenue for performance obligations over time. These long-term contracts involve the design, development, manufacture, or modification of components for spacecraft and satellites. Revenue is recognized over time (versus point in time recognition), as the Company’s performance creates an asset with no alternative use to the Company and the Company has an enforceable right to payment for performance completed to date, and the customer receives the benefit as the Company builds the asset. The Company considers the nature of these contracts and the types of products and services provided when determining the proper accounting for a particular contract. These contracts include both fixed-price and cost reimbursable contracts. The Company’s cost reimbursable contracts typically include cost-plus fixed fee and time and material (“T&M”) contracts.
For long-term contracts, the Company typically recognizes revenue using the input method, using a cost-to-cost measure of progress. The Company believes that this method represents the most faithful depiction of the Company’s performance because it directly measures value transferred to the customer. Contract estimates are based on various assumptions to project the outcome of future events that may span several years. These assumptions include: the amount of time to complete the contract, including the assessment of the nature and complexity of the work to be performed; the cost and availability of materials; the availability of subcontractor services and materials; and the availability and timing of funding from the customer. The Company bears the risk of changes in estimates to complete on a fixed-price contract, which may cause profit levels to vary from period to period. For cost reimbursable contracts, the Company is reimbursed periodically for allowable costs and is paid a portion of the fee based on contract progress. In the limited instances where the Company enters into T&M contracts, revenue recognized reflects the number of direct labor hours expended in the performance of a contract multiplied by the contract billing rate, as well as reimbursement of other direct billable costs. For T&M contracts, the Company recognizes revenue in

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
the amount for which the Company has a right to invoice the customer based on the control transferred to the customer. For over time contracts, the Company recognizes anticipated contract losses as soon as they become known and estimable.
Accounting for long-term contracts requires significant judgment relative to estimating total contract revenues and costs, in particular, assumptions relative to the amount of time to complete the contract, including the assessment of the nature and complexity of the work to be performed. The Company’s estimates are based upon the professional knowledge and experience of its engineers, program managers and other personnel, who review each long-term contract monthly to assess the contract’s schedule, performance, technical matters and estimated cost at completion. Changes in estimates are applied retrospectively and when adjustments in estimated contract costs are identified, such revisions may result in current period adjustments to earnings applicable to performance in prior periods.
On long-term contracts, the portion of the payments retained by the customer is not considered a significant financing component; the Company expects, at contract inception, that the lag period between the transfer of a promised good or service to a customer and when the customer pays for that good or service will not constitute a significant financing component. Many of the Company’s long-term contracts have milestone payments, which align the payment schedule with the progress towards completion on the performance obligation. On some contracts, the Company may be entitled to receive an advance payment, which is not considered a significant financing component because it is used to facilitate inventory demands at the onset of a contract and to safeguard the Company from the failure of the other party to abide by some or all of their obligations under the contract.
Contract Balances
Contract balances result from the timing of revenue recognized, billings and cash collections, and the generation of contract assets and liabilities.
Contract assets represent revenue recognized in excess of amounts invoiced to the customer and the right to payment is not subject to the passage of time. Contract liabilities are presented as deferred revenue on the Company’s consolidated balance sheets and consist of deferred product revenue, billings in excess of revenues, deferred service revenue, and customer advances. Deferred product revenue represents amounts that have been invoiced to customers but are not yet recognizable as revenue because the Company has not satisfied its performance obligations under the contract. Billings in excess of revenues represents milestone billing contracts where the billings of the contract exceed recognized revenues.
Contract asset balances on the Company’s consolidated balance sheets were $4,172 thousand as of December 31, 2020 (Successor), compared to $232 thousand as of December 31, 2019 (Predecessor). The change was primarily driven by contract asset balances as of the Successor 2020 Period including contract asset balances related to Adcole, MIS, DSS, Roccor, and LoadPath, while the Predecessor 2019 Period included contract asset balances related to MIS only.
Contract liability balances included in deferred revenue on the Company’s consolidated balance sheets were $15,665 thousand as of the December 31, 2020 (Successor), compared to $6,316 thousand as of December 31, 2019 (Predecessor). The change was primarily driven by contract liability balances as of the Successor 2020 Period including contract liability balances related to Adcole, MIS, DSS, Roccor, and LoadPath, while the Predecessor 2019 Period included contract liability balances related to MIS only. Revenue recognized in the Successor 2020 and the Predecessor 2020 Period that was included in the contract liability balance as of December 31, 2019 (Predecessor) was $1,792 thousand and $4,551 thousand, respectively.
Remaining Performance Obligations
The Company includes in its computation of remaining performance obligations customer orders for which it has accepted signed sales orders. The definition of remaining performance obligations excludes

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
those contracts accounted for under the “right to invoice” practical expedient. As of December 31, 2020 (Successor), the aggregate amount of the transaction price allocated to remaining performance obligations was $122,019 thousand. The Company expects to recognize approximately 60% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.
Cash and Cash Equivalents
Cash and cash equivalents is comprised of cash on hand, cash balances with banks and similar institutions and all highly liquid investments with an original maturity of three months or less. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.
Fair Value of Financial Instruments
The Company measures certain financial assets and liabilities, including contingent consideration, at fair value. ASC 820, Fair Value Measurement and Disclosures (“ASC 820”), specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs have created the following fair-value hierarchy:
Level 1 — Quoted prices for identical instruments in active markets;
Level 2 — Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and
Level 3 — Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.
Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, certificate of deposits, and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high-credit quality. At times, such amounts may exceed federally insured limits. Cash and cash equivalents on deposit or invested with financial and lending institutions was $22,076 thousand and $9,292 thousand, as of December 31, 2020 (Successor) and December 31, 2019 (Predecessor), respectively.
The Company provides credit to customers in the normal course of business. The carrying amount of current accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers’ financial condition and limits the amount of credit extended when deemed necessary. The Company maintains an allowance for doubtful accounts to provide for the estimated amount of accounts receivable that will not be fully collected. The allowance is based on the assessment of the following factors: customer creditworthiness, historical payment experience, and age of outstanding accounts receivable and any applicable collateral.
Inventory
Inventory is stated at the lower of cost or net realizable value. Cost is calculated on a first-in, first-out (“FIFO”) basis. Inventory may consist of raw materials, work-in-process, and finished goods. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expense. Inventory is impaired when it is probable that inventory values exceed their net realizable value. Changes in these estimates are included in cost of sales in the consolidated statements of operations.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Segment Information
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has concluded that it operates in one operating segment and one reportable segment, space infrastructure, as the CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.
Goodwill and Indefinite-Lived Assets
Goodwill is the amount by which the purchase price exceeded the fair value of the net identifiable assets acquired and liabilities assumed in a business combination on the date of acquisition (see Note G). Goodwill is assessed for impairment at least annually as of October 1, on a reporting unit basis, or when events and circumstances occur indicating that the recorded goodwill may be impaired. The Company assesses impairment first on a qualitative basis to determine if a quantitative assessment is necessary. In circumstances where our qualitative analysis indicates that the fair value of a reporting unit does not exceed its carrying value, the goodwill impairment loss is measured as the amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the carrying amount of goodwill. All indefinite-lived assets are reviewed for impairment annually, and as necessary if indicators of impairment are present.
Long-Lived Assets
The Company regularly evaluates its property, plant and equipment and intangible assets other than goodwill for impairment when events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable, in accordance with ASC 360, Property, Plant, and Equipment (“ASC 360”) and ASC 350, Intangibles — Goodwill and Other (“ASC 350”). If the Company determines that the carrying amount of an asset or asset group is not recoverable based upon the undiscounted expected future cash flows of the asset or asset group, the Company records an impairment loss equal to the excess of carrying amount over the estimated fair value of the asset or asset group.
Property, Plant and Equipment
Property, plant and equipment are the long-lived, physical assets of the Company, acquired for use in the Company’s normal business operations and not intended for resale by the Company. These assets are recorded at cost. Renewals and betterments that increase the useful lives of the assets are capitalized. Repair and maintenance expenditures that increase the efficiency of the assets are expensed as incurred. Assets under capital lease are recorded at the present value of the minimum lease payments required during the lease period. Depreciation is based on the estimated useful lives of the assets using the straight-line method and is included in selling, general and administrative or cost of sales based upon the asset; depreciation and amortization expense includes the amortization of assets under capital leases. Expected useful lives are reviewed at least annually. Estimated useful lives are as follows:
Property, plant and equipment	Estimated useful life in years
Computer equipment	3
Furniture and fixtures	7
Laboratory equipment	5 – 10
Software	3 – 5
Leasehold improvements	5 or lease term
As assets are retired or sold, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Finite-lived Intangible Assets
Finite-lived intangible assets result from the Company’s various business combinations (see Note C) and consist of identifiable finite-lived intangible assets, including technology, trademarks, and customer relationships. These finite-lived intangible assets are reported at cost, net of accumulated amortization, and are either amortized on a straight-line basis over their estimated useful lives or over the period the economic benefits of the intangible asset are consumed.
Income Taxes
The Company accounts for income taxes under ASC 740, Income Taxes (“ASC 740”). The Company computes its provision for income taxes using the asset and liability method, under which deferred tax assets and liabilities are calculated based on the basis difference for financial reporting and tax basis of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse. All deferred income taxes are classified as non-current in the Company’s consolidated balance sheets. The Company records a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
The Company did not recognize certain tax benefits from uncertain tax positions within the provision for income taxes. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. As of December 31, 2020 (Successor), the Company’s estimated gross unrecognized tax benefits were $1,671 thousand, of which $1,586 thousand if recognized would favorably impact the Company’s future earnings. Due to uncertainties in any tax audit outcome, estimates of the ultimate settlement of our unrecognized tax positions may change and the actual tax benefits may differ from the estimates. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.
Research and Development Costs
Research and development costs are primarily made up of labor charges, prototype material, and development expenses. Research and development costs are expensed in the period incurred.
Advertising Costs
All advertising, promotional and marketing costs are expensed when incurred. During the Successor 2020 Period, Predecessor 2020 Period and Predecessor 2019 Period, advertising costs were $147 thousand, $86 thousand, and $155 thousand, respectively, and are including in Selling, general and administrative within the consolidated statements of operations.
Equity-based Compensation
The Company has a written compensatory benefit plan to provide incentives to existing or new employees, officers, managers, directors, and other service providers of the Company. Equity-based compensation cost is measured at the grant date based on the fair value of the award, which is calculated using the Black-Scholes Option Pricing Model (“OPM”). The vesting of the incentives is contingent on service-based, performance-based, and market conditions and, as such, the recognition of compensation cost is deferred until the performance conditions are met. Once the performance conditions are met, unrecognized compensation cost is recognized based on the portion of the requisite service period that has been rendered. If the requisite period is complete, compensation cost is recognized regardless of market conditions being met. Forfeitures are recognized in the period they occur.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Net Income (Loss) per Unit
The Company has one class of limited liability company units (“Units”). Basic net income (loss) per Unit is computed by dividing income available to Unit holders by the number of weighted average Units outstanding during the period. Diluted net income (loss) per Unit is computed by dividing income available to Unit holders, adjusted for the effects of the presumed issuance of potential Units, if any, by the number of (1) weighted average Units outstanding, plus (2) potentially issuable Units. The Company’s consolidated statements of operations include a presentation of net loss per Unit for the Successor 2020 Period. Net loss per share data has not been presented for the Predecessor 2020 Period and the Predecessor 2019 Period in accordance with ASC 260, Earnings per Share in which earnings per share data is only required for entities that have issued common stock or potential common stock if those securities trade in a public market on a stock exchange or in the over-the counter market.
Foreign Currency
The local currency of our operations in Luxembourg, the euro, is considered to be the functional currency of that operation. The accounts of foreign subsidiaries are translated using exchange rates in effect at the end of the reporting period for assets and liabilities on the consolidated balance sheets and at average exchange rates during the reporting period for results of operations. The related translation adjustments are reported in accumulated other comprehensive income (loss). Realized gains and losses on foreign currency transactions are included in the consolidated statements of operations and comprehensive (loss) income.
Accumulated Other Comprehensive Income (Loss)
Accumulated other comprehensive income (loss) (“AOCI”) includes foreign currency translation adjustments.
The components of AOCI included $506 thousand, $1 thousand, $(8) thousand of foreign currency translation adjustments for the Successor 2020 Period, the Predecessor 2020 Period and the Predecessor 2019 Period, respectively.
Recently Issued Accounting Pronouncements
The FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current lease requirements in ASC 840, Leases. ASU 2016-02 requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the consolidated balance sheets. The reporting of lease-related expenses in the consolidated statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a right of use asset and liability on the Company’s consolidated balance sheets.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326) (“ASU 2016-13”), an amendment of the FASB Accounting Standards Codification. Subsequent to the issuance of ASU 2016-13, there were various updates that amended and clarified the impact of ASU 2016-13. ASU 2016-13 broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The amendments in ASU 2016-13 will require an entity to record an allowance for credit losses for certain financial instruments and financial assets, including accounts receivable, based on expected losses rather than incurred losses. The measurement of expected credit losses is based on relevant information about past events, including historical experience,

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. The use of forecasted information incorporates more timely information in the estimate of expected credit losses. The new guidance will be effective for the years beginning after December 15, 2022. The Company does not expect this guidance to have a material impact to its consolidated financial statements or related disclosures.
Recently Adopted Accounting Pronouncements
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which replaces numerous requirements in GAAP, including industry-specific requirements, and provides companies with a single revenue recognition model for recognizing revenue from contracts with customers. The core principle of the new standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services in accordance with the five-step model outlined in Topic 606. The two permitted transition methods under the new standard are the full retrospective method, in which case the standard would be applied to each prior reporting period presented, and the cumulative effect of applying the standard would be recognized at the earliest period presented; or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application.
Effective January 1, 2019, the Predecessor adopted the requirements of ASU 2014-09 using the modified retrospective method. The Company identified key factors from the five-step model to recognize revenue as prescribed by the new standard that may be applicable to each of the Company’s contract types. Significant customers and contracts were identified, and the Company reviewed these contracts. The Company completed the evaluation of the provisions of these contracts and compared the historical accounting policies and practices to the requirements of the new standard, including the related qualitative disclosures regarding the potential impact of the effects of the accounting policies and a comparison to the Predecessor previous revenue recognition policies. Based on the completed evaluation, the Company concluded the adoption of the requirements of ASU 2014-09 did not have a material impact on the consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), an amendment of the FASB Accounting Standards Codification. ASU 2017-04 eliminates the requirement to measure the implied fair value of goodwill by assigning the fair value of a reporting unit to all assets and liabilities within that unit (“the Step 2 test”) from the goodwill impairment test. Instead, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited by the amount of goodwill in that reporting unit. The new standard is effective for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2022. ASU 2017-04 requires prospective adoption and permits early adoption for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company concluded that there is no impact to its consolidated financial statements from adopting this guidance on January 1, 2020.
In August 2018, the FASB issued ASU No. 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40) (“ASU 2018-15”), an amendment of the FASB Accounting Standards Codification. ASU 2018-15 provides guidance to determine whether to capitalize implementation costs of a cloud computing arrangement that is a service contract or expense as incurred. Costs of arrangements that do not include a software license should be accounted for as a service contract and expensed as incurred. ASU 2018-15 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. ASU 2018-15 permits two methods of adoption: prospectively to all implementation costs incurred after the date of adoption, or retrospectively to each prior reporting period presented. The Company concluded that there is no impact to its consolidated financial statements from adopting this guidance on January 1, 2020.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), an amendment of the FASB Accounting Standards Codification. The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions for intra period tax allocations and deferred tax liabilities for equity method investments and adds guidance whether a step-up in tax basis of goodwill relates to a business combination or a separate transaction. This ASU is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company concluded that there is no impact to its consolidated financial statements from adopting this guidance on January 1, 2020.
Note C — Business Combinations
Adcole Acquisition
On March 2, 2020, the Successor acquired 100% of the equity interest of Adcole for cash. The acquisition supports the Company’s growth in its offering of space structures.
The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.
March 2, 2020
Cash paid	$32,640
Purchase consideration	$32,640
Assets:
Cash	$156
Accounts receivable	840
Contract assets	1,427
Inventory	212
Prepaid expenses and other current assets	661
Property, plant and equipment	444
Intangible assets	9,690
$13,430
Liabilities:
Accounts payable	$894
Accrued expenses	644
Deferred revenue	777
$2,315
Fair value of net identifiable assets acquired	11,115
Goodwill	$21,525
The following table summarizes the intangible assets acquired by class:
March 2, 2020
Trademark	$1,000
Technology	2,400
Customer relationships	6,100
In-process research and development (“IPR&D”)	190
Total intangible assets	$9,690

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The fair value of the acquired trademark and technology was estimated using the relief from royalty (“RFR”) method. The fair value of the acquired customer relationships was estimated using the excess earnings method. The fair value of the IPR&D was estimated using the replacement cost method.
The acquisition was accounted for as a business combination, whereby the excess of the consideration paid over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is deductible over 15 years.
The results of operations of the acquired businesses for the period from March 2, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and net loss included in the Successor 2020 Period were $8,096 thousand and ($1,878) thousand, respectively. The acquisition-related costs included in transaction expenses in the consolidated statement of operations for the Successor 2020 Period were $2,055 thousand.
DSS Acquisition
On June 1, 2020, the Successor acquired 100% of the equity interest of DSS for cash and 1,000,000 units of the Successor’s Parent’s equity (“Parent Units”). The acquisition supports the Company’s growth in its offering of engineering solutions.
The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.
June 1, 2020
Cash paid	$3,940
Equity issued	1,000
Purchase consideration	$4,940
Assets:
Cash	$1,071
Accounts receivable	1,282
Contract assets	107
Inventory	39
Prepaid expenses and other current assets	37
Property, plant and equipment	710
Intangible assets	850
Other non-current assets	26
$4,122
Liabilities:
Accounts payable	$284
Deferred revenue	188
Current Portion of long-term debt	353
Other current liabilities	1,178
Long-term debt	705
Deferred tax liabilities	458
$3,166
Fair value of net identifiable assets acquired	956
Goodwill	$3,984

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following table summarizes the intangible assets acquired by class:
June 1, 2020
Trademark	$150
Customer relationships	700
Total intangible assets	$850
The amounts above represent the current preliminary fair value estimates but the measurement period is still open.
The fair value of the acquired trademark was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.
The results of operations of the acquired businesses for the period from June 1, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and net loss included in the Successor 2020 Period were $5,381 thousand and ($1,707) thousand, respectively. The acquisition-related costs included in transaction expenses in the consolidated statement of operations for the Successor 2020 Period were $434 thousand.
MIS Acquisition
On June 22, 2020, the Successor acquired 100% of the equity interest of MIS for cash and 2,615,726 Parent Units. The acquisition supports the Company’s growth in its offering of space structures.
The purchase agreement with the sellers of MIS awarded them a contingent right to an earnout payment from the Company upon the achievement of certain revenue milestones over the year ended December 31, 2020. The earnout amount would be computed as $1.50 for every $1.00 of MIS revenue, as defined in the purchase agreement with the sellers of MIS, in excess of $40,000 thousand for the year ended December 31, 2020; the contingent earnout shall not exceed $15,000 thousand or be less than $0. The fair value of the MIS contingent earnout was estimated using the Black-Scholes OPM. The assumptions used in the Black-Scholes OPM were as follows:
MIS Black-Scholes OPM Assumptions
Risk-free interest rate	0.2%
Revenue discount rate	6.5%
Revenue volatility	30.0%
Earnout payment discount rate	5.9%
The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 22, 2020
Cash paid	$42,177
Equity issued	2,616
Contingent consideration	600
Purchase consideration	$45,393
Assets:
Cash	$13,559
Accounts receivable	585
Contract assets	665
Property, plant and equipment	451
Intangible assets	35,000
Other non-current assets	676
$50,936
Liabilities:
Accounts payable	$3,689
Deferred revenue	7,128
Other current liabilities	2,749
Deferred tax liabilities	7,297
$20,863
Fair value of net identifiable assets acquired	30,073
Goodwill	$15,320
The following table summarizes the intangible assets acquired by class:
June 22, 2020
Trademarks	$3,400
Technology	16,000
Customer relationships	15,600
Total intangible assets	$35,000
The amounts above represent the current preliminary fair value estimates but the measurement period is still open.
The fair value of the acquired trademark and technology was estimated using the RFR method. The fair value of the acquired customer relationships was estimated using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.
The results of operations of the acquired businesses for the period from June 22, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and net loss included in the Successor 2020 Period were $22,061 thousand and $(1,186) thousand, respectively. The acquisition-related costs included in transaction expenses in the consolidated statement of operations for the Successor 2020 Period were $4,132 thousand.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Roccor Acquisition
On October 28, 2020, the Company acquired 100% of the equity interest of Roccor for cash and 1,564,531 Parent Units. The acquisition supports the Company’s growth in its offering of space structures.
The purchase agreement with the sellers of Roccor awarded them a contingent right to an earnout payment from the Company upon the achievement of certain revenue milestones for the year ended December 31, 2021. The earnout amount would be based on one of the following: (i) $0 if Roccor revenue for the year ended December 31, 2021 is less than $30,000 thousand, (ii) $1,000 thousand if Roccor revenue for the year ended December 31, 2021 is equal to or greater than $30,000 thousand but less than $40,000 thousand, (iii) $2,000 thousand if Roccor revenue for the year ended December 31, 2021 is equal to or greater than $40,000 thousand. The fair value of the Roccor contingent earnout was estimated using the Black-Scholes OPM; the fair value of the Roccor contingent earnout was $550 thousand as of the acquisition date. The assumptions used in the Black-Scholes OPM were as follows:
Roccor
Risk-free interest rate	0.1%
Revenue discount rate	7.0%
Revenue volatility	30.0%
Earnout payment discount rate	4.0%
The purchase agreement with the sellers of Roccor also stipulated that certain funds in the amount of $466 thousand were to be held in escrow (the “PBR Escrow”), subject to a variance (the “PBR Variance”), for the benefit of the sellers. The PBR Variance was defined as the excess revenue recorded by Roccor for the year ended December 31, 2020, based on the difference between Roccor’s forecasted revenues and Roccor’s actual revenues for the eight months ended August 31, 2020. Upon determination of the PBR Variance, an amount equal to (i) the PBR Escrow less (ii) the PBR Variance will be disbursed to the sellers of Roccor; any remaining PBR Escrow funds will be disbursed to the Company. Since the transfer of the PBR Escrow funds is contingent upon the PBR Variance, the Company’s obligation to deliver the PBR Escrow funds net of PBR Variance was determined to be a contingent consideration. The fair value of the PBR Variance was determined to be $359 thousand as of the acquisition date, therefore contingent consideration related to PBR Escrow was determined to be $107 thousand. PBR Escrow amount of $107 thousand was paid to sellers of Roccor in March 2021.
The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 28, 2020
Cash paid	$15,683
Equity issued	1,565
Contingent consideration	657
Purchase consideration	$17,905
Assets:
Cash	6,161
Accounts receivable	$517
Contract assets	1,797
Property, plant and equipment	1,128
Intangible assets	13,400
Other non-current assets	361
$23,364
Liabilities:
Accounts payable	$1,880
Deferred revenue	3,240
Other current liabilities	5,112
Deferred tax liabilities	1,952
$12,184
Fair value of net identifiable assets acquired	11,180
Goodwill	$6,725
The following table summarizes the intangible assets acquired by class:
October 28, 2020
Trademarks	$1,200
Technology	6,500
Customer relationships	5,700
Total intangible assets	$13,400
The amounts above represent the current preliminary fair value estimates but the measurement period is still open.
The fair value of the acquired trademark and technology was estimated using the RFR method. The fair value of the acquired customer relationships was estimated using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.
The results of operations of the acquired businesses for the period from October 28, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and net income included in the Successor 2020 Period were $5,003 thousand and $338 thousand, respectively. The acquisition-related costs included in transaction expenses in the consolidated statement of operations for the Successor 2020 Period were $1,838 thousand.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
LoadPath Acquisition
On December 11, 2020, the Successor acquired 100% of the equity interest of LoadPath for cash and 800,000 Parent Units. The acquisition supports the Company’s growth in its offering of engineering solutions.
The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.
December 11, 2020
Cash paid	$7,598
Equity issued	800
Purchase consideration	$8,398
Assets
Cash	$995
Accounts receivable	1,208
Contract assets	187
Prepaid expenses and other current assets	2
Property, plant and equipment	42
Intangible assets	4,230
$6,664
Liabilities
Accounts payable	$334
Deferred revenue	394
Other current liabilities	1,203
Deferred tax liabilities	1,148
$3,079
Fair value of net identifiable assets acquired	3,585
Goodwill	$4,813
The following table summarizes the intangible assets acquired by class:
December 11, 2020
Trademarks	$560
Technology	370
Customer relationships	3,300
Total intangible assets	$4,230
The amounts above represent the current preliminary fair value estimates but the measurement period is still open.
The fair value of the acquired trademark and technology was estimated using the RFR method. The fair value of the acquired customer relationships was estimated using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The results of operations of the acquired businesses for the period from December 11, 2020 to December 31, 2020 have been included in the results of operations for the Successor 2020 Period; the post-acquisition net revenues and net loss included in the Successor 2020 Period were $245 thousand and $(32) thousand, respectively. The acquisition-related costs included in transaction expenses in the consolidated statement of operations for the Successor 2020 Period were $1,485 thousand.
Pro Forma Financial Data (Unaudited)
The following table presents the pro forma combined results of operations for the business combinations for the years ended December 31, 2020 and December 31, 2019 as though the acquisitions had been completed as of January 1, 2019. The year ended December 31, 2020 includes the pre-acquisition 2020 period, the Predecessor 2020 Period, and the Successor 2020 Period. The year ended December 31, 2019 includes the pre-acquisition 2019 period and the Predecessor 2019 Period.
	Pro forma for the year ended
	December 31, 2020	December 31, 2019
Net revenues	$84,770	$56,129
Net loss	$(9,131)	$(12,978)
The amounts included in the pro forma information are based on the historical results and do not necessarily represent what would have occurred if all the business combinations had taken place as of January 1, 2019, nor do they represent the results that may occur in the future. Accordingly, the pro forma financial information should not be relied upon as being indicative of the results that would have been realized had the acquisition occurred as of the date indicated or that may be achieved in the future.
Transaction expenses of $9,944 incurred in the Successor 2020 period are reflected in the pro forma net loss for the year ended December 31, 2019.
Note D — Fair Value of Financial Instruments
Cash and cash equivalents, accounts receivable, inventories, prepaid expenses and other current assets, accounts payable, salaries and benefits payable, accrued interest, and other accrued expenses and current liabilities are reflected on the consolidated balance sheets at amounts that approximate fair value because of the short-term nature of these financial assets and liabilities.
As of December 31, 2019 (Predecessor), the Predecessor held a $126 thousand certificate of deposit that was not carried at fair value on the consolidated balance sheets because it was classified as a held-to-maturity security. As of December 31, 2020 (Successor), the Company had no securities it was holding to maturity.
As of December 31, 2020 (Successor), the fair value of the Successor’s debt approximates its carrying value and is classified as a Level 2 fair value in the fair value hierarchy as it is based on discounted cash flows using a current borrowing rate.
Contingent consideration consists of estimated future payments related to the Successor’s acquisitions of MIS and Roccor. As certain inputs are not observable in the market, contingent consideration payments are classified as Level 3 instruments and included in note payable to seller on the Successor’s consolidated balance sheets. Significant changes in the significant unobservable inputs used in the Black-Scholes OPM used to determine the fair value of contingent consideration would result in a significantly lower or higher fair value measurement. The Company adjusts the previous fair value estimate of contingent consideration at each reporting period while considering changes in forecasted financial performance and overall change in risk based on the period of time elapsed.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Financial liabilities measured at fair value on a recurring basis are as follows:
		Successor
	December 31, 2020
	Balance Sheet Location	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	Notes payable to sellers			1,257	1,257
The changes in the fair value of contingent consideration are as follows:
Level 3
February 10, 2020	$—
Additions	1,257
Changes in fair value	—
Settlements	—
December 31, 2020	$1,257
Note E — Accounts Receivable, net
The accounts receivable balance is composed as follows:
	Successor	Predecessor
	December 31, 2020	December 31, 2019
Accounts Receivable, net:
Billed receivables	$5,352	$6
Unbilled receivables	705	—
Total	$6,057	$6
Accounts receivable are recorded for amounts to which the Company is entitled and has invoiced to the customer. Allowance for doubtful accounts was not material in any period and therefore not presented on the face of the financial statements. The Company identified a portion of accounts receivable that were unbilled to the customer at December 31, 2020 (Successor) but was subsequently invoiced in January 2021.
Note F — Inventory
The inventory balance of $330 thousand as of December 31, 2020 (Successor) related to raw materials; there was no inventory balance as of December 31, 2019 (Predecessor). The Company did not have inventory reserves as of December 31, 2020 (Successor).

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note G — Property, Plant and Equipment, net
The property, plant and equipment, net balances are as follows:
	Successor	Predecessor
	December 31, 2020	December 31, 2019
Computer equipment	$739	$128
Furniture and fixtures	442	43
Laboratory equipment	1,357	13
Software	359	36
Leasehold improvements	672	103
Less: accumulated depreciation	(307)	(70)
	$3,262	$253
Depreciation expense related to property, plant and equipment was $307 thousand, $59 thousand and $66 thousand for the Successor 2020 Period, the Predecessor 2020 Period, and the Predecessor 2019 Period respectively.
Note H — Goodwill
The Company performed an annual qualitative assessment of impairment as of October 1 for each of the three reporting units, Mission Solutions, Space Components, and Engineering Services, concluding that it was not more likely than not that the fair value of each reporting unit was less than its carrying value. The Company also concluded that there were no indicators of impairment requiring further testing as of December 31, 2020 (Successor).
The changes in the carrying amount of goodwill are as follows:
	Successor	Predecessor
	December 31, 2020	December 31, 2019
Beginning Balance	$—	$—
Goodwill arising from the Adcole acquisition	21,525	—
Goodwill arising from the DSS acquisition	3,984	—
Goodwill arising from the MIS acquisition	15,320	—
Goodwill arising from the Roccor acquisition	6,725	—
Goodwill arising from the LoadPath acquisition	4,813	—
Change arising from impact of foreign currency	344	—
Ending Balance	$52,711	$—

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note I — Intangible Assets
The intangible asset balances and accumulated amortization are as follows:
	Successor
	December 31, 2020
	Gross carrying amount	Accumulated amortization	Net carrying amount	Weighted average useful life in years
Intangible assets subject to amortization:
Customer relationships	$31,541	$(899)	$30,642	19
Technology	25,368	(1,508)	23,860	12
Trademarks	6,344	(393)	5,951	9
Intangible assets not subject to amortization:
Cosmos Tradename	300	—	300
IPR&D	208	—	208
Total	$63,761	$(2,800)	$60,961
Amortization expense related to intangible assets was $2,800 thousand, $0 thousand, and $0 thousand for the Successor 2020 Period, Predecessor 2020 Period, and Predecessor 2019 Period, respectively.
Estimated amortization expense for the next five years is $6,274 thousand, $6,111 thousand, $5,957 thousand, $5,570 thousand, $5,145 thousand, respectively.
Note J — Debt
Predecessor Debt
Crestmark Equipment Finance Agreement
On May 13, 2017 the Predecessor entered into a financing agreement with Crestmark Equipment Finance, Inc. (the “Crestmark Equipment Finance Agreement”) for $715 thousand to finance equipment. The Crestmark Equipment Finance Agreement had a nominal and effective interest rate of 8.88% per annum and a maturity date of May 1, 2021. The Crestmark Equipment Finance Agreement was collateralized by various assets including (a) space-ready AMF 3D printers, (b) an earth-ready AMF 3D printer, (c) Dimension Elite 3D printers, and (d) a 12x12 clean room. As of June 22, 2020, the Predecessor repaid the $187 thousand outstanding balance under the Crestmark Equipment Finance Agreement with the proceeds from the sale of MIS.
Navitas Credit Corp. Equipment Finance Agreement
On December 4, 2019 the Predecessor entered into a financing agreement with Navitas Credit Corporation (the “Navitas Credit Corp. Equipment Finance Agreement”) for $72 thousand to finance office furniture. The Navitas Credit Corp. Equipment Finance Agreement had a nominal and effective interest rate of 6.74% per annum and a maturity date of November 1, 2024. As of June 22, 2020 the Predecessor repaid the $64 thousand outstanding balance under the Navitas Credit Corp. Equipment Finance Agreement with the proceeds from the sale of MIS.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Space Florida Loans
The Predecessor entered into certain loan agreements with Space Florida (the “Space Florida Loans”) as follows:
(i)
On March 29, 2017, the Predecessor entered into a loan agreement for $1,000 thousand (the “2017 Space Florida Loan”) to fund a portion of the development of the Predecessor’s space-based optical fiber manufacturing business. The 2017 Space Florida Loan had a nominal and effective interest rate of 5.00% per annum and a maturity date of March 1, 2022.

(ii)
On December 17, 2018, the Predecessor entered into a second loan agreement for $1,000 thousand (the “2018 Space Florida Loan”) to fund a portion of the Predecessor’s space manufacturing business. The 2018 Space Florida Loan had a nominal and effective interest rate of 5.00% per annum and a maturity date of December 1, 2023. The loan was collateralized by various equipment including (a) an in-space recycler and (b) an additive manufacturing filament production unit.

(iii)
On October 23, 2019, the Predecessor entered into a third loan agreement for $1,000 thousand (the “2019 Space Florida Loan”) to fund a portion of the development of the Predecessor’s space manufacturing business. The 2019 Space Florida Loan had a nominal and effective interest rate of 5.00% per annum and a maturity date of October 1, 2024. The loan was collateralized by a turbine ceramic manufacturing module as well as the properties collateralized in the previous loans.

As of June 22, 2020, the Predecessor repaid the $3,000 thousand outstanding balance under the Space Florida Loans with the proceeds from the sale of MIS.
Interest expense in relation to the Predecessor debt (the Crestmark Equipment Finance Agreement, the Navitas Credit Corp., Equipment Finance Agreement, and the Space Florida Loans) was $0, $83 thousand, and $139 thousand for the Successor 2020 Period, Predecessor 2020 Period, and Predecessor 2019 Period, respectively.
Successor Debt
Adams Street Capital Credit Agreement
On October 28, 2020, the Company entered into a credit agreement with Adams Street Capital (the “Adams Street Credit Agreement”). The Adams Street Credit Agreement includes the following:
(i)
A $31,000 thousand term loan (the “Adams Street Term Loan”) that matures on October 28, 2026 with a nominal interest rate of 7.00%, based on an applicable spread of 6.00% and a London Interbank Offered Rate (“LIBOR”) floor of 1.00%, and an effective interest rate of 7.23% per annum. Proceeds from the loan were used to finance the acquisition of Roccor, pay acquisition-related costs, fund working capital needs (including the payment of any working capital adjustment pursuant to the acquisition agreement), and other general corporate purposes.

(ii)
A $5,000 thousand revolving credit facility (the “Adams Street Revolving Credit Facility”) that matures on October 28, 2026 with a nominal interest rate of 7.00%, per annum based on an applicable spread of 6.00% and a LIBOR floor of 1.00%, and an effective interest rate of 7.23%. The Company is also subject to undrawn commitment fees of 0.50% and had not drawn on the available commitment as of December 31, 2020 (Successor); proceeds from the revolving credit facility will be used to fund working capital needs, and other general corporate purposes.

(iii)
A $15,000 thousand delayed draw term loan (the “Adams Street Delayed Draw Term Loan”) that matures on October 28, 2026 with a nominal and effective interest rate of 7.00% per annum, based on an applicable spread of 6.00% and a LIBOR floor of 1.00%, and an effective interest rate of

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
7.23%. The Company had not drawn on the available commitment as of December 31, 2020 (Successor); proceeds will be used to finance acquisitions.
The Adams Street Credit Agreement requires the Company to meet certain financial and other covenants and is secured by a security interest in all right, title or interest in or to certain assets and properties owned by the Company and the guarantors included in the Adams Street Credit Agreement. As of December 31, 2020 (Successor), the Company remained compliant with the covenant requirements.
Silicon Valley Bank Loan Agreement
On August 31, 2020, the Company entered into a $45,350 thousand loan agreement with Silicon Valley Bank (the “Original SVB Loan”), which was subsequently modified on October 28, 2020 to (i) increase the available commitment by $5,718 thousand and (ii) apply a $568 thousand principal payment toward the outstanding balance of the Original SVB Loan; this resulted in a modified loan (the “SVB Loan”) for $50,500 thousand. On October 30, 2020, the Company made a $4,000 thousand principal payment. The balance as of December 31, 2020 (Successor) is $46,500 thousand. The SVB Loan has a nominal interest rate of 2.75% per annum, an effective interest rate of 2.78%, and a maturity date of August 31, 2021. Proceeds from the SVB Loan were used to repay certain obligations due to AE, finance the MIS acquisition, contribute to working capital, and fund the Company’s general business requirements. The SVB Loan requires the Company to meet certain financial and other covenants and is guaranteed by AE. The SVB Loan is included within long-term debt on the Company’s consolidated balance sheets as the Company amended the term to September 30, 2022.
Paycheck Protection Program (“PPP”) Loans
Prior to their acquisition dates, MIS and LoadPath received PPP Loans for $1,463 thousand (the “MIS PPP Loan”) and $339 thousand (the “LoadPath PPP Loan”), respectively. Under the terms of the MIS PPP Loan and LoadPath PPP Loan, MIS and LoadPath could apply for forgiveness under the PPP regulations if MIS and LoadPath used the proceeds of the loan for their payroll costs and other expenses in accordance with the requirements of the PPP. MIS and LoadPath used the entire available commitment for qualifying expenses; MIS applied for forgiveness on December 16, 2020. The purchase agreement with the sellers of MIS and LoadPath stipulated that the MIS PPP Loan and the LoadPath PPP Loan would be settled from funds held in escrow as part of the acquisition; as such, the MIS PPP Loan and the LoadPath PPP Loan are not an obligation of the Company and did not have a balance on the opening balance sheets as of the respective acquisition dates. The funds to settle the portion of the MIS PPP Loan and LoadPath PPP Loan, if any, which is not forgiven by the Small Business Administration (“SBA”) were placed in an escrow account prior to the MIS and the LoadPath acquisitions. After final determination by the SBA of the amount deemed forgivable, the forgiveness amount shall be disbursed to the sellers of MIS and LoadPath and any forgivable loan escrow funds remaining shall be paid to the Company.
On May 1, 2020, prior to its acquisition, DSS received a PPP Loan for $1,058 thousand (the “DSS PPP Loan”). Under the terms of the DSS PPP Loan, DSS could apply for forgiveness under the PPP regulations if DSS used the proceeds of the loan for its payroll costs and other expenses in accordance with the requirements of the PPP. Proceeds from the DSS PPP loan, including interest calculated at a nominal and effective interest rate of 1.00% per annum, were included in a DSS savings account as of the DSS acquisition date. Any amount of the DSS PPP Loan forgiven and proportionate interest amount will be released to the seller of DSS. The Company has not and does not plan to use any of the DSS PPP Loan funds assumed as part of the DSS acquisition; the remaining unforgiven balance of the loan will be paid according to the terms of DSS PPP Loan. The Company has not and does not plan to seek forgiveness for any of qualifying expenses incurred subsequent to the DSS acquisition under the DSS PPP Loan funds assumed as part of the DSS acquisition; any remaining unforgiven balance of the loan will be paid according to the terms of DSS PPP Loan.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Predecessor and the Successor debt balances are summarized as follows:
	Successor	Predecessor
	December 31, 2020	December 31, 2019
Crestmark Equipment Finance Agreement	$—	$283
Navitas Credit Corp. Equipment Finance Agreement	—	71
2017 Space Florida Loan	—	1,000
2018 Space Florida Loan	—	1,000
2019 Space Florida Loan	—	1,000
Adams Street Term Loan	31,000	—
Adams Street Revolving Credit Facility	—	—
Adams Street Delayed Draw Term Loan	—	—
SVB Loan Agreement	46,500	—
DSS PPP Loan	1,058	—
Total debt	$78,558	$3,354
Less: unamortized discounts and issuance costs	842	50
Total debt, net	$77,716	$3,304
Less: current portion	1,074	208
Long-term debt, net	$76,642	$3,096
The maturities of the Company’s long-term debt outstanding as of December 31, 2020 (Successor) are as follows:
	2021	2022	2023	2024	2025	Thereafter	Total
Adams Street Term Loan	310	310	310	310	310	29,450	31,000
SVB Loan Agreement	—	46,500	—	—	—	—	46,500
DSS PPP Loan	764	294	—	—	—	—	1,058
Total	1,074	47,104	310	310	310	29,450	78,558
Interest expense, including the amortization of debt issuance costs, charged for the Successor 2020 Period was $878 thousand.
Note K — Leases
The Company is obligated under certain operating leases for its facilities and office equipment. Certain facility leases contained predetermined fixed escalation of minimum rents at rates ranging from 1.50% to 3.23% per annum and renewal options that could extend certain leases to up to five additional years; the office

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
equipment lease contained a renewal option that could extend the lease to consecutive 60-day terms and a purchase option. As of December 31, 2020 (Successor), the future annual minimum lease payments for operating leases are as follows:
Fiscal Year	Total
2021	$1,620
2022	1,633
2023	1,647
2024	1,675
2025	1,363
Thereafter	570
Total	$8,508
The Company records rent expense on a straight-line basis over the life of the lease. Rent expense under all leases for the Successor Period 2020, Predecessor 2020 Period, and Predecessor 2019 Period was $1,091 thousand, $228 thousand, and $625 thousand, respectively.
Note L — Income Taxes
The components of income before income taxes and income tax expense were as follows:
	Successor	Predecessor
	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Income before income taxes:
U.S.	$(18,017)	$(1,783)	$(2,976)
Foreign	(16)	65	(371)
	$(18,033)	$(1,718)	$(3,347)
Income tax expense (benefit):
Federal:
Current	—	(387)	7
Deferred	(3,064)	—	—
	(3,064)	(387)	7
State:
Current	—	3	3
Deferred	(595)	—	—
	(595)	3	3
Foreign:
Current	—	—	—
Deferred	—	—	—
	—	—	—
	$(3,659)	$(384)	$10

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The following is the reconciliation of the amounts computed using the federal statutory income tax rate and the amounts computed using the effective income tax rate:
	Successor	Predecessor
	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Tax (benefit) at federal statutory rates	$(3,787)	$(361)	$(703)
State income tax (benefit), net of federal tax benefit	(595)	29	(30)
Research and development tax credits	(20)	(460)	(636)
Permanent differences	57	(17)	44
Tax (benefits) /non-deductible expense related to stock compensation	—	(119)	458
Acquisition costs	685	—	—
Reserves for unrecognized income tax benefits	1	386	644
Change in valuation allowance	—	129	166
Other	—	29	67
	$(3,659)	$(384)	$10
The components of net deferred tax assets (liabilities) are as follows:
	Successor	Predecessor
	December 31, 2020	December 31, 2019
Deferred tax assets:
Accrued expenses and reserves	$493	$5
Deferred rent	82	50
Tax credit carryforwards	346	6
Deferred revenue	1,168	1,006
Net operating loss carryforwards	3,467	325
Interest disallowance	271	—
Equity-based compensation	—	142
Total deferred tax assets	5,827	1,534
Valuation allowance	(57)	(1,505)
Net deferred tax assets	5,770	29
Deferred tax liabilities:
Depreciation and amortization	(12,949)	(1)
Other	(188)	(28)
Total deferred tax liabilities	(13,137)	(29)
As reported:
Net deferred tax assets (liabilities)	$(7,367)	$—

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The changes in valuation allowance were as follows:
Description	Balance at Beginning of Year	Provision Charged (Credited) to Expense	Acquired	Balance at End of Year
Successor period from February 10, 2020 to December 31, 2020	$—	$(20)	$77	$57
Predecessor period from January 1, 2020 to June 21, 2020	$1,505	$112	$—	$1,617
Predecessor year ended December 31, 2019	$1,244	$261	$—	$1,505
In assessing the realizability of deferred income tax assets, the Company considers whether it is more-likely- than-not that some or all of the deferred income tax assets will not be realized. The ultimate realization of the deferred income tax assets is dependent upon the generation of future taxable income during the periods in which the net operating loss (“NOL”) and tax credit carryforwards are available. As of December 31, 2020 (Successor) and 2019 (Predecessor), the Company’s valuation allowance was $57 and $1,505, respectively. The change in the valuation allowance is primarily as a result of the recording of deferred tax liabilities for fixed and intangible assets in connection with the acquisitions discussed in Note C Business Combinations. As of December 31, 2020 (Successor), the Company has determined that it is more-likely-than-not that the deferred tax assets will be utilized.
The Company has federal and state NOLs and other tax credit carryforwards. Due to changes in the Company’s ownership, the utilization of NOL carryforwards and research and development credit carryforwards, that can be used to offset future taxable income, are subject to annual limits in accordance with Internal Revenue Code (“IRC”) Section 382, as well as similar state provisions. The Company does not expect Section 382 to limit the Company’s ability to realize its deferred tax assets.
As of December 31, 2020 (Successor), the Company’s Federal NOL carryforwards are $13,202 resulting in a deferred tax asset of $2,772. The Company has deferred tax assets from state NOL carryforwards of $639 thousand. The Company has deferred tax assets from foreign NOLs of $56 thousand. U.S federal NOL can be carried forward indefinitely, and state NOL carryforwards will expire in various years beginning in 2034. Foreign NOLs begin expiring in 2036. As of December 31, 2020 (Successor), the Company has available Federal research and development credit carryforwards of $344 which will expire if unused starting in 2035 and $2 of foreign tax credit carry forwards which do not expire.
As of December 31, 2020 (Successor), the Company is no longer subject to U.S. Federal income tax examinations for years prior to 2017. Operating loss or tax credit carryforwards generated prior to 2017 may be subject to tax audit adjustment.
The Company accounts for uncertain income tax positions pursuant to the guidance in ASC Topic 740, Income Taxes. Some uncertain income tax position liabilities have been recorded against the Company’s deferred income tax assets to offset such tax attribute carryforwards and other positions that cannot be offset by tax attributes until liability has been booked.
The changes in reserves for unrecognized income tax benefits are as follows:
	Successor	Predecessor
	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Unrecognized tax benefits, beginning of period	$1,671	$1,275	$639
Increases for tax positions taken related to a prior period	—	105	—
Increases for tax positions taken during the current period	—	291	636
Unrecognized tax benefits, end of period	$1,671	$1,671	$1,275

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expenses. The Company does not anticipate a material impact to the consolidated financial statements in the next 12 months as a result of uncertain tax positions and expiring statutes of limitation.
On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The CARES Act is an emergency economic stimulus package that includes spending and tax incentives to strengthen the U.S. economy and fund a nationwide effort to curtail the effect of the COVID-19 pandemic. While the CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions which are expected to impact the Company’s consolidated financial statements include 5-year carryback of NOLs generated in 2018, 2019 and 2020, the removal of certain limitations on the utilization of NOLs, increasing the ability to deduct interest expense, and amending certain provisions of the previously enacted Tax Cuts and Jobs Act. As of December 31, 2020 (Successor) the impact of the CARES Act included a refund of $406 for NOL carrybacks in the Company’s income tax provision.
Note M — Employee Benefit Plans
401(k) Plan
The Predecessor maintained a qualified 401(k) plan (the “Predecessor 401(k) Plan”) for its U.S. employees. The Predecessor did not make any contributions to the plan for the Predecessor 2019 Period or the Predecessor 2020 Period.
The Company maintains three qualified 401(k) plans for its U.S. employees: the Redwire 401(k) plan, the Roccor 401(k) plan, and the LoadPath 401(k) plan. During the Successor 2020 Period, the Company matched employee contributions up to 50% for the Redwire 401(k) plan; the Company matched employee contributions up to 100% for the Roccor 401(k) plan and the LoadPath 401(k) plan. The Company recognized expense for matching contributions related to all plans of $187 thousand for the Successor 2020 Period.
Note N — Commitments and Contingencies
Contingencies in the Normal Course of Business
Under certain contracts with the U.S. government and certain governmental entities, contract costs, including indirect costs, are subject to audit by and adjustment through negotiation with governmental representatives. Revenue is recorded in amounts expected to be realized on final settlement of any such audits.
Legal Proceedings
The Company is subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s consolidated balance sheets, statements of operations, or cash flows.
Business Combinations
The Company has acquired and plans to continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities. The associated acquisition costs incurred in the form of professional fees and services may be material to the future periods in which they occur, regardless of whether the acquisition is ultimately completed.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note O — Equity
Predecessor
Prior to October 11, 2019 the Predecessor had one class of issued and outstanding shares of common stock (“Common Stock”). On October 11, 2019 the Predecessor filed an amended and restated certificate of incorporation that reallocated the Predecessor’s Common Stock to a new class of common stock: Class F common stock (“Class F Common Stock”). Effective October 11, 2019 two and one half-tenth of the Predecessor’s issued and outstanding Common Stock was reallocated to issued and outstanding Class F Common Stock (the “Common Stock Recapitalization”). Class F Common Stock-holders and Preferred Stock holders were entitled to the same voting rights as the Common Stock-holders. In addition, Class F Common Stock shares were convertible to Common Stock shares at the option of the holder. Class F Common Stock-holders were entitled to receive dividends on a pro rata basis with the Common Stock- holders.
Profits, losses, and distributions of the Predecessor were allocated among the classes of shares, as provided for in the amended and restated certificate of incorporation.
Pursuant to the Successor’s acquisition of MIS on June 22, 2020, there were no shares of Common Stock, Class F Common Stock, and Preferred Stock issued and outstanding as of that date.
Successor
The Successor has an unlimited number of authorized Successor units (“Units”), of which 100 Units are issued and outstanding as of December 31, 2020 (Successor).
Profits and losses of the Successor are allocated among the Units based on the allocation of such profits and losses for purposes of calculating the Unit holders’ capital account balances; distributions are made to Unit holders based on their percentage interests at the times and in the aggregate amounts determined by the Successor’s board of managers (the “Board”). The LLC agreement stipulates that any indemnity by the Successor shall be provided out of and to the extent of the Successor’s assets only; members do not have personal liability for any such indemnity.
Note P — Redeemable Preferred Stock
Concurrent with the Common Stock Recapitalization, one-tenth of the Predecessor’s issued and outstanding Common Stock was reallocated to issued and outstanding preferred stock (“Preferred Stock” in the “Preferred Stock Recapitalization”). Preferred Stock shares were convertible to Common Stock shares at the option of the holder and had preference in the event of any liquidation, either voluntary or involuntary, in excess of the stated par value of the Preferred Stock shares; Preferred Stock holders were entitled to receive dividends on a pro rata basis with the Class F Common Stock holders and the Common Stock holders. The Common Stock Recapitalization and the Preferred Stock Recapitalization are, collectively, the “Recapitalization.”
The Preferred Stock shares are considered redeemable securities under GAAP due to the existence of redemption provisions upon a deemed liquidation event, which is outside the Company’s control. Therefore, they are presented as temporary equity in the mezzanine section of the consolidated balance sheet for the Predecessor 2019 Period. The Preferred Stock shares have been recorded at their issuance date fair value. As the Preferred Stock shares were not redeemable and not probable of becoming redeemable, adjustment to the initial carrying amount to the liquidation value of $9,015 thousand was not necessary.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The changes in the redeemable Preferred Stock balance for the Predecessor 2020 Period and the Predecessor 2019 Period are as follows:
	Predecessor
	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Balance at beginning of period	9,015	—
Recapitalization	—	9,015
Balance at end of period	9,015	9,015
Note Q — Equity-Based Compensation
Predecessor
2011 Equity Incentive Plan
Prior to June 22, 2020 the Predecessor maintained a plan to provide a performance incentive and to encourage stock ownership by employees, officers, and directors of the Predecessor (“the 2011 Equity Incentive Plan”). 1,000,000 Predecessor common stock shares were reserved and available for grant and issuance pursuant to the 2011 Equity Incentive Plan.
Under the 2011 Equity Incentive Plan, incentive stock options (“ISOs”) could only be granted to employees, while non-qualified stock options (“NQSOs”) could be granted to employees, officers, directors, and other service providers of the Predecessor. ISOs and NQSOs had a four-year graded vesting period, with a quarter of each grant vesting one year from the grant date and 2.08% vesting monthly thereafter over 36 months; the vesting of ISOs was subject to continued employment. The maximum term over which ISOs and NQSOs were exercisable was 10 years from the date the ISOs or the NQSOs were granted.
	Predecessor
	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Grant date fair value of options granted	$—	$17
Intrinsic value of options exercised	—	62
Grant date fair value of shares vested	9	23
Cash received from options exercised	—	16
Tax benefit from options exercised	—	(3)
The Predecessor recognized the equity-based compensation cost related to the 2011 Equity Incentive Plan over the requisite service period using the straight-line attribution method. The Predecessor used the Black-Scholes OPM for measuring the fair value of the awards for which equity-based compensation cost was recognized under the 2011 Equity Incentive Plan. The assumptions used in determining the fair value of ISOs and NQSOs for the Predecessor 2020 Period and the Predecessor 2019 Period are as follows:

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Predecessor
	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Range of expected time to exit (years)	3 – 5	3 – 5
Range of volatilities	55.00 – 63.09%	55.00 – 63.09%
Range of risk-free interest rates	1.33 – 2.51%	1.33 – 2.51%
The expected time to exit used in the determination of the fair value of the ISOs and NQSOs was based on the expected time to liquidity assessed by the Predecessor. The historical volatility used in the determination of the fair value of the ISOs and NQSOs was based on analysis of the historical volatility of comparable public companies and factors specific to the Predecessor. Selling, general and administrative for the Predecessor 2020 Period and the Predecessor 2019 Period included approximately $7 thousand and $22 thousand of equity-based compensation related to ISOs and NQSOs. The related tax benefit for the Predecessor 2020 Period and the Predecessor 2019 Period was $1 thousand and $5 thousand, respectively.
Certain unvested ISOs and NQSOs became fully vested and were settled for $523 thousand of the purchase consideration on the MIS acquisition date. Accelerated vesting was triggered by the actions of the Successor, therefore fair value of the consideration attributable to the accelerated equity-based awards relating to post-acquisition services of $102 thousand has been recognized in the Successor 2020 Period; the related tax benefit for the Successor 2020 Period was $21 thousand. The component relating to pre-acquisition services has been included as part of the MIS purchase consideration. There were no remaining ISOs and NQSOs outstanding as of December 31, 2020 (Successor).
	ISOs and NQSOs	Weighted- average exercise price
Outstanding as of December 31, 2019	133,661	$1.47
Forfeited	(2,900)	$1.80
Settled or cancelled	(130,761)	$1.46
Outstanding as of December 31, 2020	—
Predecessor Promissory Notes
Between 2014 and 2017, the Predecessor extended loans to three key members of management for the purchase of Predecessor shares for a principal of $1,022 thousand (the “Predecessor Promissory Notes”). The Predecessor Promissory Notes were secured by the underlying shares and were nonrecourse to the respective debtor’s personal assets. The Predecessor Promissory Notes carried interest at between 1.85% and 1.91% per annum, and were expected to mature between April 2020 and June 2023 or earlier upon the occurrence of certain events specified in the Predecessor Promissory Notes.
The Predecessor Promissory Notes represented in-substance ISOs with a grant date fair value of $520 thousand and the equity-based compensation expense related to them was recognized over the requisite service period of four years. Pursuant to the Recapitalization, a Release of Security Interest Agreement, dated October 17, 2019, was executed between the three debtors of the Predecessor Promissory Notes and the Predecessor. The Release of Security Interest Agreement stipulated the release of the Predecessor’s security interest in the portion of the Common Stock issued to each debtor of the Predecessor Promissory Notes that was reclassified to Class F Common Stock and to Preferred Stock in the Recapitalization, while retaining the security interest in the portion that remained as Common Stock after the Recapitalization. These events resulted in a modification of the original in-substance options associated with the Predecessor Promissory Notes; the total incremental cost resulting from this modification was $2,170 thousand.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Selling, general and administrative for the Predecessor 2020 Period and the Predecessor 2019 Period included approximately $988 thousand and $2,267 thousand of equity-based compensation related to Predecessor Promissory Notes, including the incremental cost related to the modification resulting from the Release of Security Interest Agreement. The Predecessor 2020 Period equity-based compensation expense also includes the expense related to the accelerated vesting of the Predecessor Promissory Notes; in accordance with the original terms of the grants, on June 22, 2020, the Successor’s acquisition of MIS accelerated the vesting of the Predecessor Promissory Notes in-substance options, and the related principal and interest outstanding on the such notes was forgiven. The tax benefit of equity-based compensation related to the Predecessor Promissory Notes for the Predecessor 2020 Period and the 2019 Predecessor Period was $208 thousand and $476 thousand, respectively.
The assumptions used in determining the fair value of the in-substance ISOs represented by the Predecessor Promissory Notes for the Predecessor 2020 Period and the Predecessor 2019 Period are as follows:
Predecessor
	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Range of expected time to exit (years)	3 – 5	3 – 5
Range of volatilities	55.00 – 63.09%	55.00 – 63.09%
Range of Predecessor Promissory Notes interest rates	1.85 – 1.91%	1.85 – 1.91%
Range of risk-free interest rates	1.33 – 1.62%	1.33 – 1.62%
The expected time to exit used in the determination of the fair value of the Predecessor Promissory Notes was based on the expected time to liquidity assessed by the Predecessor. The historical volatility used in the determination of the fair value of the in-substance ISOs represented by the Predecessor Promissory Notes was based on analysis of the historical volatility of comparable public companies and factors specific to the Predecessor.
	Predecessor
	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Grant date fair value of shares vested	12	228
	In-substance ISOs represented by the Predecessor Promissory Notes	Weighted- average exercise price
Outstanding as of December 31, 2019	1,028,784	$0.99
Settled or cancelled	(1,028,784)	$0.99
Outstanding as of December 31, 2020	—
Successor
Class P Unit Incentive Plan
The Company’s Parent adopted a written compensatory benefit plan (the “Class P Unit Incentive Plan”) to provide incentives to existing or new employees, officers, managers, directors, or other service providers of the Company or its subsidiaries in the form of the Parent’s class P Units (“Incentive Units”). Incentive Units have a participation threshold of $1.00 and are divided into three tranches (“Tranche I,”

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
“Tranche II,” and “Tranche III”): Tranche I, Tranche II, and Tranche III Incentive Units are subject to performance-based, service-based, and market-based conditions.
•
The performance condition relates to the sale of the Parent or the occurrence of a liquidity event for Tranche I and sale of the Parent for Tranche II and Tranche III

•
The service condition relates to the five-year required service period of the grantee for Tranche I and continued employment of the grantee through the performance condition achievement date for Tranche II and Tranche III

•
The market-based condition relates to a target internal rate of return, as defined in the Class P Unit Incentive Plan, required from the sale of the Parent or liquidity event, for Tranche I, Tranche II, and Tranche III

Equity-based compensation for awards with performance conditions is based on the probable outcome of the related performance condition. The vesting for each tranche of the Incentive Units is contingent on the sale of the Parent or a liquidity event. As such events are not considered probable until they occur, recognition of equity-based compensation for the Incentive Units is deferred until the sale of the Parent or a liquidity event occurs. Once the event occurs, unrecognized compensation cost associated with the performance-vesting Incentive Units (based on their grant date fair value) will be recognized based on the portion of the requisite service period that has been rendered.
The grant date fair value of the Incentive Units was $1,900 thousand for the Successor 2020 Period. There was no equity-based compensation recognized for the Successor 2020 Period; as of December 31, 2020 (Successor), there was approximately $1,894 thousand of unrecognized compensation costs related to Incentive Units.
Certain information related to the Incentive Units is presented as follows:
Incentive Units
Unvested and outstanding as of December 31, 2019	—
Granted	6,170,000
Forfeited	(18,750)
Unvested and outstanding as of December 31, 2020	6,151,250
The assumptions used in determining the fair value of the Incentive Units for the Successor 2020 Period are as follows:
Successor
Period from February 10, 2020 to December 31, 2020
Volatility	$70.1%
Risk-free interest rate	0.25%
Expected time to exit (years)	3.50
The volatility used in the determination of the fair value of the Incentive Units was based on analysis of the historical volatility of guideline public companies and factors specific to the Successor.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note R — Net Loss per Unit
The numerators and denominators of the basic and diluted net loss per Unit are computed as follows (in thousands, except for Unit data):
Successor
Period from February 10, 2020 to December 31, 2020
Basic and diluted net income (loss) per Unit
Numerator:
Net loss	$(14,374)
Denominator:
Weighted average Units outstanding – basic and diluted	100
Basic and diluted net income (loss) per Unit	(144)
There were no potentially issuable Units or other dilutive securities in the Successor 2020 Period.
Note S — Geographic Information and Significant Customers
The Company has customers located in the United States, Luxembourg, Germany, Japan, Korea, Poland, and Taiwan. Revenues based on the geographic location of the Company’s customers are as follows:
	Successor	Predecessor
	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
U.S.	$38,774	$15,856	$18,795
Luxembourg	1,535	795	218
Germany	46	—	—
Japan	62	—	—
Korea	147	—	—
Poland	169	—	—
Taiwan	52	—	—
Total net revenues	$40,785	$16,651	$19,013
Substantially all of the Company’s property, plant and equipment were in the U.S. as of December 31, 2020 (Successor) and 2019 (Predecessor), respectively.

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Net revenues by customer grouping are as follows:
	Successor	Predecessor
	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
Civil Space	$23,571	$15,844	$17,751
National security	7,034	684	1,043
Commercial and other	10,180	123	219
Total net revenues	$40,785	$16,651	$19,013
The majority of the Company’s net revenues are derived from government contracts. Customers comprising 10% or more of net revenues are as follows:
	Successor	Predecessor
	Period from February 10, 2020 to December 31, 2020	Period from January 1, 2020 to June 21, 2020	Year ended December 31, 2019
NASA	$21,352	$15,020	$17,393
	$21,352	$15,020	$17,393
Note T — Related Parties
On June 5, 2020, Cosmos Parent, LLC acquired the customer contracts and all intellectual property, including the name “Redwire”, and all of Redwire’s trademarks and goodwill associated therewith, from certain officers of the Company in exchange for 300,000 Parent Units valued at $1.00 each.
The Company made $4,874 thousand payment to AE in October 2020, which is reflected as an intercompany receivable due from AE on the consolidated balance sheet as of December 31, 2020 (Successor). This amount was repaid in February 2021.
The Company paid $2,726 thousand in acquisition support fees to AE, of which $500 thousand related to an annual management fee and $2,226 thousand related to deal closing fees from the acquisition funds flow statements.
Note U — Subsequent Events
The Successor has evaluated subsequent events from the date of the consolidated balance sheet through the date the consolidated financial statements were issued on May 11, 2021.
On January 15, 2021, the Cosmos Acquisition, LLC acquired 100% of the equity interests of Oakman Aerospace, Inc. (“Oakman”) in exchange for cash and equity. Oakman’s proprietary digital engineering modular, open systems software environment, ACORN, enables the next generation of digitally engineered spacecraft that optimizes the balance between cost and tailorability in spacecraft design and development. Under the terms of the securities purchase agreement, Oakman’s shareholders received purchase consideration of $15,159 thousand, $14,159 thousand of which was paid in cash and $1,000 thousand in equity. The Company drew $15,000 thousand on the Adams Street Delayed Draw Term Loan to finance the Oakman acquisition.
On February 17, 2021, the Cosmos Acquisition, LLC acquired 100% of the equity interests of Deployable Space Systems, Inc. (“DPSS”) in exchange for cash. DPSS’s mission is to develop new and enabling deployable technologies for space applications, transition emerging technologies to industry for

COSMOS INTERMEDIATE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
infusion into future Department of Defense, NASA, and commercial programs and design, analyze, build, test and deliver on-time the highest quality deployable solar arrays, deployable structures and space system products available. Under the terms of the securities purchase agreement, DPSS’s shareholders received purchase consideration of $24,773 thousand in cash. The Company amended the Adams Street Capital Credit Agreement to increase the principal amount by an additional $32,000 thousand on the Adams Street Term Loan to finance the DPSS acquisition.
On April 2, 2021, the Company subsequently amended the SVB Loan Agreement to extend the term from August 2021 to September 30, 2022.
On March 24, 2021, the Company’s Parent amended the Class P Unit Incentive Plan so that the Tranche I and the Tranche III Incentive Units will immediately become fully vested, subject to continued employment or provision of services, upon the closing of the transaction stipulated in the Agreement and Plan of Merger (the “Merger Agreement”) dated March 25, 2021. The Company’s Parent also amended the Class P Unit Incentive Plan so that the Tranche II Incentive Units will vest on any liquidation event, as defined in the Class P Unit Incentive Plan, rather than only upon consummation of the sale of the Parent, subject to the market-based condition stipulated in the Class P Unit Incentive Plan prior to its amendment. As of March 24, 2021, there was approximately $27,942 thousand of unrecognized compensation costs related to Incentive Units.
On March 25, 2021, the Company’s Parent entered into the Merger Agreement by and among Genesis Park Acquisition Corp. (“Genesis Park”), Shepard Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of Genesis Park (“Merger Sub”), the Company, and the Company’s Parent. Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) by which Merger Sub will merge with and into the Company, with the Company being the surviving entity in the merger (the “First Merger”), and (iii) immediately following the First Merger, the Company will merge with and into Genesis Park, with Genesis Park being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, being collectively referred to as the “Mergers”).

COSMOS INTERMEDIATE, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands of U.S. dollars)
	Successor
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$7,390	$22,076
Accounts receivable, net	12,478	6,057
Contract assets	9,363	4,172
Inventory	477	330
Income tax receivable	688	688
Related party receivable	—	4,874
Prepaid expenses and other current assets	5,122	1,109
Total current assets	35,518	39,306
Property, plant and equipment, net	5,115	3,262
Goodwill	69,333	52,711
Intangible assets, net	91,552	60,961
Other non-current assets	118	534
Total assets	$201,636	$156,774
Liabilities and Equity
Current liabilities:
Accounts payable	$5,954	$7,158
Notes payable to sellers	12,874	1,827
Short-term debt, including current portion of long-term debt	1,230	1,074
Accrued expenses	17,234	7,462
Deferred revenue	15,225	15,665
Other current liabilities	1,049	378
Total current liabilities	53,566	33,564
Long-term debt	116,724	76,642
Deferred tax liabilities	13,795	7,367
Other non-current liabilities	—	6
Total liabilities	184,085	117,579
Equity:
Additional paid-in capital	55,173	53,063
Accumulated deficit	(37,949)	(14,374)
Accumulated other comprehensive income	327	506
Members’ equity	17,551	39,195
Total liabilities and members’ equity	$201,636	$156,774
The accompanying notes are an integral part of the condensed consolidated financial statements.

COSMOS INTERMEDIATE, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)
(In thousands of U.S. dollars, except unit and per unit data)
	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Revenues	$63,846	$5,171	$16,651
Cost of sales	47,755	3,481	12,623
Gross margin	16,091	1,690	4,028
Operating expenses:
Selling, general and administrative	23,399	1,941	5,260
Contingent earnout expense	11,114	—	—
Transaction expense	2,419	5,459	—
Research and development	1,954	528	387
Operating loss	(22,795)	(6,238)	(1,619)
Interest income	(1)	—	(7)
Interest expense	3,192	—	83
Other (income) expense, net	(23)	12	23
Loss before income taxes	(25,963)	(6,250)	(1,718)
Income tax benefit	(2,388)	(1,278)	(384)
Net loss	$(23,575)	$(4,972)	$(1,334)
Basic and diluted net loss per Unit	$(236)	$(50)	$—
Weighted-average Units outstanding:
Basic and diluted	100	100	—
Comprehensive (loss) income:
Net loss	$(23,575)	$(4,972)	$(1,334)
Foreign currency translation (loss) gain, net of tax	(179)	38	2
Total other comprehensive (loss) income, net of tax	(179)	38	2
Total comprehensive loss	$(23,754)	$(4,934)	$(1,332)
The accompanying notes are an integral part of the condensed consolidated financial statements.

COSMOS INTERMEDIATE, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Unaudited)
(In thousands of U.S. dollars, except share and unit data)
For the Predecessor 2020 Period
	Common Stock		Class F Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss)	Total Shareholders’ (Deficit)
	Shares	Par Value	Shares	Par Value
Predecessor Balance as of December 31, 2019	2,401,881	$—	1,316,467	$—	$10	(13,198)	$(8)	(13,196)
Equity based compensation expense	—	—	—		998	—	—	998
Foreign currency translation, net of tax	—	—	—	—	—	—	2	2
Net loss	—	—	—	—	—	(1,334)	—	(1,334)
Predecessor Balance at June 21, 2020	2,401,881	$—	1,316,467	$—	$1,008	(14,532)	$(6)	(13,530)
For the Successor Q2 2020 Period
	Units	Amount	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Members’ Equity (Deficit)
Successor Balance as of February 10, 2020	—	$—	$—	$—	$—
Parent’s contributions	100	45,070	—	—	45,070
Foreign currency translation, net of tax	—	—	—	38	38
Net loss	—	—	(4,972)	—	(4,972)
Successor Balance at June 30, 2020	100	$45,070	$(4,972)	$38	$(40,136)
For the Successor 2021 Period
	Units	Amount	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Members’ Equity
Successor Balance as of December 31, 2020	100	$53,063	$(14,374)	$506	$39,195
Parent contributions for acquisitions	—	2,110	—	—	2,110
Foreign currency translation, net of tax	—	—	—	(179)	(179)
Net loss	—	—	(23,575)	—	(23,575)
Successor Balance as of June 30, 2021	100	$55,173	$(37,949)	$327	$17,551
The accompanying notes are an integral part of the condensed consolidated financial statements.

COSMOS INTERMEDIATE, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands of U.S. dollars)
	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Cash flows from operating activities:
Net loss	$(23,575)	$(4,972)	$(1,334)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	4,889	420	59
Amortization of debt issuance costs and discount	132	—	134
Equity based compensation expense	—	—	997
Loss on disposal of property and equipment	—	227	—
Contingent earnout expense	11,114	—	—
Income tax benefits	(2,476)	(1,278)	—
Other	65	—	—
Changes in assets and liabilities:
Accounts receivable	(3,361)	467	(548)
Contract assets	(3,535)	254	(433)
Inventory	(104)	23	(30)
Prepaid expenses and other assets	(3,446)	330	(354)
Accounts payable and accrued expenses	5,916	853	4,647
Deferred revenue	(4,289)	(594)	64
Other liabilities	(1,413)	(3,294)	(40)
Net cash (used in) provided by operating activities	(20,083)	(7,564)	3,162
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(38,735)	(63,983)	—
Purchases of property, plant and equipment	(1,324)	(59)	(250)
Settlement of related party receivable	4,874	—	—
Net cash used in investing activities	(35,185)	(64,042)	(250)
Cash flows from financing activities:
Repayments of term loans	(5,194)	—	(102)
Payment of term loan fees to third parties	(62)	—	—
Proceeds from term loans	45,970	45,350	1,463
Parent’s contribution	—	41,154	—
Net cash provided by financing activities	40,714	86,504	1,361
Effect of foreign currency rate changes on cash and cash equivalents	(132)	2	(6)
Net (decrease) increase in cash and cash equivalents	(14,686)	14,900	4,267
Cash and cash equivalents at beginning of period	22,076	—	9,292
Cash and cash equivalents at end of period	$7,390	$14,900	$13,559
Cash paid during the period for:
Interest	$2,892	$1,694	$70
Income taxes	—	—	$41
Supplemental disclosures – non cash activities:
Non-cash investing activity
Parent’s contribution for acquisition of businesses	$(2,110)	$(3,616)	$—
Purchase of intangible assets settled by Parent	$—	$(300)	$—
Property, plant and equipment expenditures included in accounts payable or accrued liabilities	$154	$—	$—
The accompanying notes are an integral part of the condensed consolidated financial statements.

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
Note A — Description of the Business
AE Industrial Partners Fund II, LP (“AEI”), a private equity firm specializing in aerospace, defense, and government services, formed a series of acquisition vehicles on February 10, 2020, which included Cosmos Parent, LLC, Cosmos Intermediate, LLC, Cosmos Finance, LLC and Cosmos Acquisition, LLC, with Cosmos Parent, LLC being the top holding company. Cosmos Parent, LLC owned 100% of the equity in Cosmos Intermediate, LLC; Cosmos Intermediate, LLC owned 100% of the equity in Cosmos Finance, LLC; Cosmos Finance, LLC owned 100% of the equity in Cosmos Acquisition, LLC. Upon the formation of these acquisition vehicles, Cosmos Intermediate, LLC (“Successor”) effected a number of acquisitions through its wholly owned subsidiary, Cosmos Acquisition, LLC.
These acquisitions included Adcole Space, LLC (“Adcole”), Deep Space Systems, Inc. (“DSS”), In Space Group, Inc. and its subsidiaries (collectively “MIS” or “Predecessor”), Roccor, LLC (“Roccor”), and LoadPath, LLC (“LoadPath”) as of December 31, 2020.
The Successor is a wholly owned subsidiary of Redwire, LLC (“Parent”). The Predecessor, which is comprised of MIS before its acquisition date, and the Successor, including Adcole, DSS, MIS, Roccor, LoadPath, Oakman, and DPSS, after the acquisition of each, respectively, are collectively referred to as “the Company.” The Company develops and manufactures a wide array of space infrastructure solutions and provides advanced engineering, modeling and simulation services to enable future space missions. Many of these products and services have been enabling space missions since the 1960s and have been flight-proven on over 150 satellite missions, including high-priority missions such as the GPS constellation, New Horizons and Perseverance. The Company also is a provider of innovative technologies with the potential to help transform the economics of space and create new markets for its exploration and commercialization
During the six month period ended June 30, 2021, the following acquisitions were completed:
•
On January 15, 2021, the Company acquired Oakman Aerospace, Inc. (“Oakman”), which was established in 2012. Oakman specializes in the development of modular open system architecture, rapid spacecraft design and development, and custom missions, payloads, and applications. Oakman’s proprietary digital engineering modular, open systems software environment, ACORN, enables the next generation of digitally engineered spacecraft that optimizes the balance between cost and tailoring capability in spacecraft design and development.

•
On February 17, 2021, the Company acquired Deployable Space Systems, Inc. (“DPSS”), which was established in 2008. DPSS’ mission is to develop new and enabling deployable technologies for space applications, transition emerging technologies to industry for infusion into future Department of Defense (“DoD”), NASA, and/or commercial programs and design, analyze, build, test and deliver on-time the deployable solar arrays, deployable structures and space system products. DPSS has developed a one of a kind, patented roll out solar array (“ROSA”) technology which is a new and innovative mission-enabling rolled flexible blanket solar array system that offers greatly improved performance over state-of-the-art rigid panel solar arrays.

Note B — Summary of Significant Accounting Policies
Basis of Presentation
The six month period ended June 30, 2021 (the “Successor 2021 Period”), and the period from February 10, 2020 (inception) to June 30, 2020 (the “Successor Q2 2020 Period”) relate to the activity of Cosmos Intermediate, LLC and its subsidiaries. MIS was identified as the Predecessor through an analysis of various factors, including the size, financial characteristics, ongoing management, and order in which the acquired entities were acquired. The year to date period ended June 21, 2020 (the “Predecessor 2020 Period”) relates to the activity of MIS and its subsidiaries.

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
The accompanying condensed consolidated financial statements have been prepared in accordance with the United States (“U.S.”) generally accepted accounting principles (“GAAP”) for interim financial statement information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. In the opinion of management, the condensed consolidated financial statements include all adjustments, consisting of adjustments associated with acquisition accounting and normal recurring adjustments, necessary for the fair statement of such financial statements. All intercompany balances and transactions have been eliminated in consolidation.
The Company’s unaudited interim condensed consolidated financial statements should be read in conjunction with the audited annual consolidated financial statements and related notes for the period ended December 31, 2020. Interim results are not necessarily indicative of the results for a full year.
There have been no significant changes from the significant accounting policies disclosed in Note B of the “Notes to Consolidated Financial Statements” included in the annual consolidated financial statements for the period ended December 31, 2020.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ from those estimates. Accounting policies subject to estimates include valuation of intangible assets and contingent consideration, revenue recognition, income taxes, and equity-based compensation.
Recently Issued Accounting Pronouncements
The FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current lease requirements in ASC 840, Leases. ASU 2016-02 requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the condensed consolidated balance sheets. The reporting of lease-related expenses in the condensed consolidated statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a right of use asset and liability on the Company’s condensed consolidated balance sheets.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326) (“ASU 2016-13”), an amendment of the FASB Accounting Standards Codification. Subsequent to the issuance of ASU 2016-13, there were various updates that amended and clarified the impact of ASU 2016-13. ASU 2016-13 broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The amendments in ASU 2016-13 will require an entity to record an allowance for credit losses for certain financial instruments and financial assets,

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
including accounts receivable, based on expected losses rather than incurred losses. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. The use of forecasted information incorporates more timely information in the estimate of expected credit losses. The new guidance will be effective for the years beginning after December 15, 2022. The Company does not expect this guidance to have a material impact on its condensed consolidated financial statements or related disclosures.
Note C — Business Combinations
Adcole Acquisition
On March 2, 2020, the Successor acquired 100% of the equity interest of Adcole in exchange for cash. The acquisition supports the Company’s growth in its offering of space structures.
The following table summarizes the fair value of the consideration transferred and the fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.
March 2, 2020
Cash paid	$32,640
Purchase consideration	$32,640
Assets:
Cash	$156
Accounts receivable	840
Contract assets	1,427
Inventory	212
Prepaid expenses and other current assets	661
Property, plant and equipment	444
Intangible assets	9,690
$13,430
Liabilities:
Accounts payable	$894
Accrued expenses	644
Deferred revenue	777
$2,315
Fair value of net identifiable assets acquired	11,115
Goodwill	$21,525

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
The following table summarizes the intangible assets acquired by class:
March 2, 2020
Trademark	$1,000
Technology	2,400
Customer relationships	6,100
In-process research and development (“IPR&D”)	190
Total intangible assets	$9,690
The fair value of the acquired trademark and technology was estimated using the relief from royalty (“RFR”) method. The fair value of the acquired customer relationships was estimated using the excess earnings method. The fair value of the IPR&D was estimated using the replacement cost method.
The acquisition was accounted for as a business combination, whereby the excess of the consideration paid over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is deductible over 15 years.
The results of operations of the acquired businesses for the period from March 2, 2020 to June 30, 2020 have been included in the results of operations for the Successor Q2 2020 Period; the post-acquisition revenues and net loss included in the Successor Q2 2020 Period were $3,373 thousand and ($279) thousand, respectively. The acquisition-related costs included in transaction expenses in the condensed consolidated statement of operations for the Successor Q2 2020 Period were $2,055 thousand.
DSS Acquisition
On June 1, 2020, the Successor acquired 100% of the equity interest of DSS in exchange for cash and 1,000,000 units of the Successor’s Parent’s equity (“Parent Units”). The acquisition supports the Company’s growth in its offering of engineering solutions.
The following table summarizes the fair value of the consideration transferred and the fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.
June 1, 2020
Cash paid	$3,940
Equity issued	1,000
Purchase consideration	$4,940
Assets:
Cash	$1,071
Accounts receivable	1,282
Contract assets	107
Inventory	39
Prepaid expenses and other current assets	37
Property, plant and equipment	710
Intangible assets	850
Other non-current assets	26
$4,122

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
June 1, 2020
Liabilities:
Accounts payable	$284
Deferred revenue	103
Current portion of long-term debt	353
Other current liabilities	1,178
Long-term debt	705
Deferred tax liabilities	458
$3,081
Fair value of net identifiable assets acquired	1,041
Goodwill	$3,899

The following table summarizes the intangible assets acquired by class:
June 1, 2020
Trademark	$150
Customer relationships	700
Total intangible assets	$850
The fair value of the acquired trademark was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.
The results of operations of the acquired businesses for the period from June 1, 2020 to June 30, 2020 have been included in the results of operations for the Successor Q2 2020 Period; the post-acquisition revenues and net loss included in the Successor Q2 2020 Period were $808 thousand and ($27) thousand, respectively. The acquisition-related costs included in transaction expenses in the condensed consolidated statement of operations for the Successor Q2 2020 Period were $434 thousand.
During the Successor 2021 Period, there was a measurement period adjustment to goodwill of $85 thousand, decreasing the balance to $3,899 thousand. Refer to Footnote H — Goodwill for further discussion.
MIS Acquisition
On June 22, 2020, the Successor acquired 100% of the equity interest of MIS in exchange for cash and 2,615,726 Parent Units. The acquisition supports the Company’s growth in its offering of space structures.
The purchase agreement with the sellers of MIS has a contingent earnout payment from the Company upon the achievement of certain revenue milestones over the year ended December 31, 2020. The earnout amount is computed at $1.50 for every $1.00 of MIS revenue, as defined in the purchase agreement, in excess of $40,000 thousand for the year ended December 31, 2020, and the contingent earnout shall not exceed $15,000 thousand or be less than $0. The Company executed a settlement agreement on August 20, 2021 with the sellers. Per the settlement agreement, the Company agreed to issue 1,354,088 Class A units of the

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
Parent and pay $1,552 thousand in cash. The fair value of the Class A units as of June 30, 2021 is $9,939 thousand. The fair value is arrived at using the following assumptions:
MIS Black-Scholes Option Pricing Model Assumptions
Risk-free interest rate	0.05%
Revenue volatility	51.7%
The total fair value of the contingent earnout payment as of June 30, 2021, including the equity component is $11,491 thousand. The change in the fair value of the earnout payment, $10,889 thousand, is reflected in contingent earnout expense on the condensed consolidated statement of operations for the Successor 2021 Period as the adjustment in fair value occurred subsequent to the MIS measurement period.
The following table summarizes the fair value of the consideration transferred and the fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.
June 22, 2020
Cash paid	$42,177
Equity issued	2,616
Contingent consideration	600
Purchase consideration	$45,393
Assets:
Cash	$13,559
Accounts receivable	1,097
Contract assets	665
Property, plant and equipment	451
Intangible assets	35,000
Other non-current assets	676
$51,448
Liabilities:
Accounts payable	$3,689
Deferred revenue	7,128
Other current liabilities	2,749
Deferred tax liabilities	7,297
$20,863
Fair value of net identifiable assets acquired	30,585
Goodwill	$14,808
The following table summarizes the intangible assets acquired by class:
June 22, 2020
Trademarks	$3,400
Technology	16,000
Customer relationships	15,600
Total intangible assets	$35,000

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
The fair value of the acquired trademark and technology was estimated using the RFR method. The fair value of the acquired customer relationships was estimated using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.
The results of operations of the acquired businesses for the period from June 22, 2020 to June 30, 2020 have been included in the results of operations for the Successor Q2 2020 Period; the post-acquisition revenues and net income included in the Successor Q2 2020 Period were $990 thousand and $793 thousand, respectively. The acquisition-related costs included in transaction expenses in the condensed consolidated statement of operations for the Successor Q2 2020 Period were $4,132 thousand.
During the Successor 2021 Period, there was a measurement period adjustment to goodwill of $512 thousand, decreasing the balance to $14,808 thousand. Refer to Footnote H — Goodwill for further discussion.
Roccor Acquisition
On October 28, 2020, the Successor acquired 100% of the equity interest of Roccor in exchange for cash and 1,564,531 Parent Units. The acquisition supports the Company’s growth in its offering of space structures.
The purchase agreement with the sellers of Roccor awarded such sellers with a contingent right to an earnout payment from the Company upon the achievement of certain revenue milestones for the year ended December 31, 2021. The earnout amount would be based on one of the following: (i) $0 if Roccor revenue for the year ended December 31, 2021 is less than $30,000 thousand, (ii) $1,000 thousand if Roccor revenue for the year ended December 31, 2021 is equal to or greater than $30,000 thousand but less than $40,000 thousand, (iii) $2,000 thousand if Roccor revenue for the year ended December 31, 2021 is equal to or greater than $40,000 thousand. The fair value of the Roccor contingent earnout was estimated using the Black-Scholes OPM; the fair value of the Roccor contingent earnout was $550 thousand as of the acquisition date. The assumptions used in the Black-Scholes OPM were as follows:
Roccor Black-Scholes OPM Assumptions
Risk-free interest rate	0.1%
Revenue discount rate	7.0%
Revenue volatility	30.0%
Earnout payment discount rate	4.0%
During the Successor 2021 Period, the revenue based earnout of $225 thousand was recorded in contingent earnout expense on the condensed consolidated statement of operations.
The purchase agreement also stipulated that certain funds in the amount of $466 thousand were to be held in escrow (the “PBR Escrow”), subject to a variance (the “PBR Variance”), for the benefit of the sellers. The PBR Variance was defined as the excess revenue recorded by Roccor for the year ended December 31, 2020, based on the difference between Roccor’s forecasted revenues and Roccor’s actual revenues for the eight months ended August 31, 2020. Upon determination of the PBR Variance, an amount equal to (i) the PBR Escrow less (ii) the PBR Variance will be disbursed to the sellers of Roccor; any remaining PBR Escrow funds will be disbursed to the Company. Since the transfer of the PBR Escrow funds is contingent upon the PBR Variance, the Company’s obligation to deliver the PBR Escrow funds net of PBR Variance was determined to be a contingent consideration. The fair value of the PBR Variance was determined to be

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
$359 thousand as of the acquisition date, therefore contingent consideration related to PBR Escrow was determined to be $107 thousand. PBR Escrow amount of $107 thousand was paid to sellers of Roccor in March 2021.
The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.
October 28, 2020
Cash paid	$14,999
Equity issued	1,565
Contingent consideration	657
Purchase consideration	$17,221
Assets:
Cash	$6,161
Accounts receivable	517
Contract assets	1,797
Property, plant and equipment	1,128
Intangible assets	13,400
Other non-current assets	361
$23,364
Liabilities:
Accounts payable	$1,880
Deferred revenue	3,240
Other current liabilities	5,112
Deferred tax liabilities	1,952
$12,184
Fair value of net identifiable assets acquired	11,180
Goodwill	$6,041
The following table summarizes the intangible assets acquired by class:
October 28, 2020
Trademarks	$1,200
Technology	6,500
Customer relationships	5,700
Total intangible assets	$13,400
The amounts above represent the current preliminary fair value estimates but the measurement period is still open and subject to further adjustments as additional information becomes available and as additional analyses and final allocations are completed.
The fair value of the acquired trademark and technology was estimated using the RFR method. The fair value of the acquired customer relationships was estimated using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.
During the Successor 2021 Period, there was a measurement period adjustment to goodwill of $684 thousand, decreasing the balance to $6,041 thousand. Refer to Footnote H — Goodwill for further discussion.
LoadPath Acquisition
On December 11, 2020, the Successor acquired 100% of the equity interest of LoadPath in exchange for cash and 800,000 Parent Units. The acquisition supports the Company’s growth in its offering of engineering solutions.
The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.
December 11, 2020
Cash paid	$7,598
Equity issued	800
Purchase consideration	$8,398
Assets
Cash	$995
Accounts receivable	1,208
Contract assets	187
Prepaid expenses and other current assets	2
Property, plant and equipment	42
Intangible assets	4,230
$6,664
Liabilities
Accounts payable	$334
Deferred revenue	394
Other current liabilities	1,203
Deferred tax liabilities	1,148
$3,079
Fair value of net identifiable assets acquired	3,585
Goodwill	$4,813
The following table summarizes the intangible assets acquired by class:
December 11, 2020
Trademarks	$560
Technology	370
Customer relationships	3,300
Total intangible assets	$4,230

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
The amounts above represent the current preliminary fair value estimates but the measurement period is still open and subject to further adjustments as additional information becomes available and as additional analyses and final allocations are completed.
The fair value of the acquired trademark and technology was estimated using the RFR method. The fair value of the acquired customer relationships was estimated using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.
Oakman Acquisition
On January 15, 2021, the Successor acquired 100% of the equity interest of Oakman for cash and 1,000,000 Parent Units. The acquisition supports the Company’s growth in its offering of engineering solutions.
The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.
January 15, 2021
Cash paid	$12,142
Equity issued	2,110
Purchase consideration	$14,252
Assets:
Accounts receivable	$1,279
Contract assets	121
Inventory	40
Prepaid expenses and other current assets	50
Property, plant and equipment	493
Intangible assets	10,600
$12,583
Liabilities:
Accounts payable	$46
Accrued expenses	2,022
Deferred revenue	253
Other current liabilities	45
Deferred tax liabilities	2,831
$5,197
Fair value of net identifiable assets acquired	7,386
Goodwill	$6,866

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
The following table summarizes the intangible assets acquired by class:
January 15, 2021
Trademark	$100
Technology	5,600
Customer relationships	4,900
Total intangible assets	$10,600
The amounts above represent the current preliminary fair value estimates but the measurement period is still open and subject to further adjustments as additional information becomes available and as additional analyses and final allocations are completed.
The fair value of the acquired trademark and technology was estimated using the RFR method. The fair value of the acquired customer relationships was estimated using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the consideration paid over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.
The results of operations of the acquired businesses for the period from January 15, 2021 to June 30, 2021 have been included in the results of operations for the Successor 2021 Period; the post-acquisition revenues and net loss included in the period were $2,688 thousand and ($564) thousand, respectively. The acquisition-related costs included in transaction expenses in the condensed consolidated statement of operations for the Successor 2021 Period were $657 thousand.
DPSS Acquisition
On February 17, 2021, the Successor acquired 100% of the equity interest of DPSS in exchange for cash. The acquisition supports the Company’s growth in its offering of deployable technology.
The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
February 17, 2021
Cash paid	$27,305
Purchase consideration	$27,305
Assets:
Cash	$711
Accounts receivable	1,270
Contract assets	1,534
Inventory	3
Prepaid expenses and other current assets	53
Property, plant and equipment	734
Intangible assets	24,160
Other non-current assets	48
$28,513
Liabilities:
Accounts payable	$1,186
Accrued expenses	1,282
Deferred revenue	3,830
Deferred tax liabilities	6,058
$12,356
Fair value of net identifiable assets acquired	16,157
Goodwill	$11,148
The following table summarizes the intangible assets acquired by class:
February 17, 2021
Trademark	$160
Technology	11,900
Customer relationships	12,100
Total intangible assets	$24,160
The amounts above represent the current preliminary fair value estimates but the measurement period is still open and subject to further adjustments as additional information becomes available and as additional analyses and final allocations are completed.
The fair value of the acquired trademark was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.
The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible. During the Successor 2021 Period, there was a measurement period adjustment to goodwill of $244 thousand, increasing the balance to $11,148 thousand. The change primarily related to the settlement of net working capital adjustments. Refer to Footnote H — Goodwill for further discussion.

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
The results of operations of the acquired businesses for the period from February 17, 2021 to June 30, 2021 have been included in the results of operations for the Successor 2021 Period; the post-acquisition revenues and net loss included in the Successor 2021 Period were $10,888 thousand and ($294) thousand, respectively. The acquisition-related costs, which are included in transaction expenses in the condensed consolidated statement of operations for the Successor 2021 Period were $1,566 thousand.
Pro Forma Financial Data (Unaudited)
The following table presents the pro forma combined results of operations for the business combinations for the six month periods ended June 30, 2021 and 2020 as though the acquisitions of Adcole, DSS, MIS, Roccor, and LoadPath (the “2020 business combinations”) had been completed as of January 1, 2019, and the acquisitions of Oakman and DPSS (the “2021 business combinations”) had been completed as of January 1, 2020. The pro forma six month period ended June 30, 2021 includes the pre-acquisition 2021 period, and Successor 2021 period for all entities. The pro forma six month period ended June 30, 2020 includes the Predecessor 2020 Period, the Successor Q2 2020 Period, and the pre-acquisition period for all business combinations.
	Pro forma for the six month period ended
	June 30, 2021	June 30, 2020
Revenues	$68,153	$57,290
Net (loss) income	(22,066)	(3,908)
The amounts included in the pro forma information are based on the historical results and do not necessarily represent what would have occurred if the 2021 business combinations had taken place as of January 1, 2020 and the 2020 business combinations had taken place as of January 1, 2019, nor do they represent the results that may occur in the future. Accordingly, the pro forma financial information should not be relied upon as being indicative of the results that would have been realized had the business combination occurred as of the date indicated or that may be achieved in the future.
During the Successor 2021 Period, the Company incurred $2,419 thousand of acquisition related costs attributable to the business combinations, included in the Successor 2021 Period transaction expenses on the condensed consolidated statement of operations. These expenses are reflected in the pro forma earnings for the six month period ended June 30, 2020, in the table above.
Note D — Fair Value of Financial Instruments
Cash and cash equivalents, accounts receivable, inventories, prepaid expenses and other current assets, accounts payable, salaries and benefits payable, accrued interest, and other accrued expenses and current liabilities are reflected on the condensed consolidated balance sheets at amounts that approximate fair value because of the short-term nature of these financial assets and liabilities.
As of June 30, 2021, the fair value of the Company’s debt approximates its carrying value and is classified as a Level 2 fair value in the fair value hierarchy as it is based on discounted cash flows using a current borrowing rate.
Contingent consideration consists of estimated future payments related to the Successor’s acquisitions of MIS and Roccor. As certain inputs are not observable in the market, contingent consideration payments are classified as Level 3 instruments and included in notes payable to seller on the Successor’s condensed consolidated balance sheets. Significant changes in the significant unobservable inputs used in the Black-Scholes OPM used to determine the fair value of contingent consideration would result in a significantly lower or higher fair value measurement. The Company adjusts the previous fair value estimate of contingent

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
consideration at each reporting period while considering changes in forecasted financial performance and overall change in risk based on the period of time elapsed.
Financial liabilities measured at fair value on a recurring basis are as follows:
		Successor
		June 30, 2021
	Balance Sheet Location	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	Notes payable to sellers			12,266	12,266
The changes in the fair value of contingent consideration are as follows:
Level 3
December 31, 2020	$1,257
Additions	227
Changes in fair value	10,889
Settlements	(107)
June 30, 2021	$12,266
See Note C — MIS Acquisition for a detailed discussion of the changes in fair value during the Successor 2021 Period.
Note E — Accounts Receivable, net
The accounts receivable balance is composed as follows:
	Successor
	June 30, 2021	December 31, 2020
Accounts Receivable, net
Billed receivables	$10,735	$5,352
Unbilled receivables	1,743	705
Total	$12,478	$6,057
Accounts receivable are recorded for amounts to which the Company is entitled and has invoiced to the customer. Allowance for doubtful accounts was not material in any period and therefore not presented in the financial statements. The Company identified a portion of accounts receivable that was unbilled to the customer at June 30, 2021 and at December 31, 2020 but was subsequently invoiced in July 2021 and January 2021, respectively.
Note F — Inventory
The inventory balances of $477 thousand as of June 30, 2021 and $330 thousand as of December 31, 2020 related to raw materials. The Company did not have inventory reserves as of June 30, 2021 or December 31, 2020.

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
Note G — Property, Plant and Equipment, net
The property, plant and equipment, net balances are as follows:
	Successor
	June 30, 2021	December 31, 2020
Computer equipment	$1,103	$739
Furniture and fixtures	626	442
Laboratory equipment	2,009	1,357
Software	736	359
Leasehold improvements	1,447	672
Construction in process	304	—
Less: accumulated depreciation	(1,110)	(307)
	$5,115	$3,262
Depreciation expense related to property, plant and equipment was $797 thousand, $41 thousand and $59 thousand for the Successor 2021 Period, Successor Q2 2020 Period, and Predecessor 2020 Period, respectively.
The Company occasionally designs and builds its own machinery. The cost of these projects, including direct material and labor, and other indirect costs attributable to the construction, are capitalized as construction in progress. No provision for depreciation is made on construction in progress until the related assets are completed and placed in service.
Note H — Goodwill
The Company performed an annual qualitative assessment of impairment as of October 1, 2020 for each of the three reporting units, Mission Solutions, Space Components, and Engineering Services, concluding there was no impairment. The Company also concluded that there were no indicators of impairment requiring further testing during the six month period ended June 30, 2021.
The changes in the carrying amount of goodwill are as follows:
Successor
June 30, 2021
Beginning Balance at January 1, 2021	$52,711
Goodwill arising from the Oakman acquisition	6,866
Goodwill arising from the DPSS acquisition	11,148
Measurement period adjustment – DSS acquisition	(85)
Measurement period adjustment – MIS acquisition	(512)
Measurement period adjustment – Roccor acquisition	(684)
Change arising from impact of foreign currency	(111)
Ending Balance	$69,333
The Company’s estimate of the amount payable to/receivable from the seller as of the acquisition date changed during the Successor 2021 Period. These changes primarily related to settlement of net working capital adjustments. These changes were caused by new information becoming available during the Successor

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
2021 Period relating to events and circumstances existing at the acquisition date, therefore measurement period adjustments were recorded.
Successor
December 31, 2020
Beginning Balance at February 10, 2020	$—
Goodwill arising from the Adcole acquisition	21,525
Goodwill arising from the DSS acquisition	3.984
Goodwill arising from the MIS acquisition	15,320
Goodwill arising from the Roccor acquisition	6,725
Goodwill arising from the LoadPath acquisition	4,813
Change arising from impact of foreign currency	344
Ending Balance	$52,711
Note I — Intangible Assets
The intangible asset balances and accumulated amortization are as follows:
	Successor
	As of June 30, 2021
	Gross carrying amount	Accumulated amortization	Net carrying amount	Weighted average useful life in years
Intangible assets subject to amortization:
Customer relationships	$48,485	$(2,246)	$46,239	19
Technology	42,812	(3,677)	39,135	14
Trademarks	6,591	(969)	5,622	9
Intangible assets not subject to amortization:
Cosmos Tradename	300	—	300
IPR&D	256	—	256
Total	$98,444	$(6,892)	$91,552
	Successor
	December 31, 2020
	Gross carrying amount	Accumulated amortization	Net carrying amount	Weighted average useful life in years
Intangible assets subject to amortization:
Customer relationships	$31,541	$(899)	$30,642	19
Technology	25,368	(1,508)	23,860	12
Trademarks	6,344	(393)	5,951	9
Intangible assets not subject to amortization:
Tradename	300	—	300
IPR&D	208	—	208
Total	$63,761	$(2,800)	$60,961

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
Amortization expense related to intangible assets was $4,092 thousand, $379 thousand, and $0 thousand for the Successor 2021 Period, Successor Q2 2020 Period, and Predecessor 2020 Period, respectively.
Note J — Debt
Adams Street Capital Credit Agreement
On October 28, 2020, the Company entered into a credit agreement with Adams Street Capital (the “Adams Street Credit Agreement”). The Adams Street Credit Agreement includes a $31,000 thousand term loan commitment, $5,000 thousand revolving credit facility commitment, and $15,000 thousand delayed draw term loan, all of which mature on October 28, 2026. On January 15, 2021, the Company drew $15,000 thousand on the delayed draw term loan to finance the Oakman acquisition. On February 17, 2021, the Company amended the Adams Street Capital Credit Agreement to increase the principal amount of the Adams Street Term Loan by an additional $32,000 thousand, which was incurred to finance the DPSS acquisition.
Silicon Valley Bank Loan Agreement
On August 31, 2020, the Company entered into a $45,350 thousand loan agreement with Silicon Valley Bank, which was subsequently modified to increase the principal on October 28, 2020 (the “SVB Loan”). On April 2, 2021, the Company subsequently amended the SVB Loan Agreement to extend the term from August 2021 to September 30, 2022.
As of June 30, 2021 and as of December 31, 2020, the Company remained compliant with the covenant requirements.
Paycheck Protection Program (“PPP”) Loans
On May 1, 2020, prior to its acquisition, DSS received a PPP Loan for $1,058 thousand (the “DSS PPP Loan”). Under the terms of the DSS PPP Loan, DSS could apply for forgiveness under the PPP regulations if DSS used the proceeds of the loan for its payroll costs and other expenses in accordance with the requirements of the PPP. Proceeds from the DSS PPP loan, including interest calculated at a nominal and effective interest rate of 1.00% per annum, were included in a DSS savings account as of the DSS acquisition date. Any amount of the DSS PPP Loan forgiven and proportionate interest amount will be released to the seller of DSS. The Company has not and does not plan to use any of the DSS PPP Loan funds assumed as part of the DSS acquisition. On June 18, 2021, $608 thousand was forgiven and as a result was reclassified as a note payable to the seller of DSS. The remaining unforgiven balance of the loan will be paid according to the terms of DSS PPP Loan.

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
The debt balances are summarized as follows:
	Successor
	June 30, 2021	December 31, 2020
2Adams Street Term Loan	$30,845	$31,000
Adams Street Revolving Credit Facility	—	—
Adams Street Delayed Draw Term Loan	14,925	—
Adams Street Incremental Term Loan	31,920	—
SVB Loan Agreement	41,626	46,500
DSS PPP Loan	450	1,058
Total debt	$119,766	$78,558
Less: unamortized discounts and issuance costs	1,812	842
Total debt, net	$117,954	$77,716
Less: current portion	1,230	1,074
Long-term debt, net	$116,724	$76,642
The maturities of the Company’s long-term debt outstanding as of June 30, 2021 are as follows:
	2021	2022	2023	2024	2025	Thereafter	Total
Adams Street Term Loan	$155	$310	$310	$310	$310	$29,450	$30,845
Adams Street Incremental Term Loan	160	320	320	320	320	30,480	31,920
Adams Street Delayed Draw Term Loan	75	150	150	150	150	14,250	14,925
SVB Loan Agreement	—	41,626	—	—	—	—	41,626
DSS PPP Loan	450	—	—	—	—	—	450
Total	$840	$42,406	$780	$780	$780	$74,180	$119,766
Subsequent to the six month period ended June 30, 2021, the outstanding principal balance of $41,626 thousand under the SVB Loan was repaid. See Note T — Subsequent Events for further details.
Interest expense, including the amortization of debt issuance costs, charged for the Successor 2021 Period was $3,190 thousand.
Note K — Leases
The Company is obligated under certain operating leases for its facilities and office equipment. Certain facility leases contained predetermined fixed escalation of minimum rents at rates ranging from 1.50% to 4.17% per annum and renewal options that could extend certain leases to up to five additional years; the office equipment lease contained a renewal option that could extend the lease to consecutive 60-day terms and a purchase option.

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
As of June 30, 2021, the future annual minimum lease payments for operating leases are as follows:
Fiscal Year	Total
2021 Remaining	$1,427
2022	3,320
2023	3,553
2024	3,525
2025	2,578
Thereafter	3,385
Total	$17,788
The Company records rent expense on a straight-line basis over the life of the lease. Rent expense under all leases for the Successor 2021 Period, Successor Q2 2020 Period, and Predecessor 2020 Period was $777 thousand, $106 thousand, and $228 thousand, respectively.
Note L — Income Taxes
The Company’s effective income tax rate on pre-tax income from continuing operations is as follows:
	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Effective tax rate	9.2%	20.5%	22.4%
The effective tax rate for the Successor 2021 Period differs from the U.S. federal income tax rate of 21.0% primarily due to nondeductible transaction costs, contingent earnout payments from the MIS acquisition, and changes in the estimated state income tax rate in connection with the acquisition of Oakman and DPSS partially offset by the estimated research and development income tax credit. The effective tax rate for the Successor Q2 2020 Period differs from the U.S. federal income tax rate of 21.0% primarily due to a full valuation allowance of the net deferred tax asset. The effective tax rate for the Predecessor 2020 Period differs from the U.S. federal income tax rate of 21.0% primarily due to the full valuation allowance of the net deferred tax asset offset by the income tax benefit of the carry back of net operating losses under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”).
The Company assesses the deferred tax assets for recoverability on a quarterly basis. In assessing the realizability of deferred income tax assets, the Company considers whether it is more-likely-than-not that some or all of the deferred income tax assets will not be realized. The ultimate realization of the deferred income tax assets is dependent upon the generation of future taxable income during the periods in which the net operating loss (“NOL”) and tax credit carryforwards are available. For the periods ended June 30, 2021 and June 30, 2020, the Successor has concluded that substantially all of the deferred tax assets are more-likely-than-not realizable. For the period ended June 21, 2020, the Predecessor maintained a full valuation allowance to reduce the net deferred tax asset to nil. The change in the valuation allowance is primarily as a result of the recording of deferred tax liabilities for fixed and intangible assets in connection with the 2020 business combinations.
Note M — Employee Benefit Plans
401(k) Plan
The Company maintains five qualified 401(k) plans for its U.S. employees: the Redwire 401(k) plan, the Roccor 401(k) plan, the LoadPath 401(k) plan, the Oakman 401(k) plan, and the DPSS 401(k) plan. During

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
the Successor 2021 Period, the Company matched employee contributions 50% up to 6% for the Redwire 401(k) plan and matched employee contributions 100% up to 4% for the Roccor 401(k) plan, 100% up to 6% for the LoadPath 401(k) plan, 100% up to 3% and then 50% of the next 2% for the Oakman 401(k), and 100% up to 3% and then 50% of the next 2% for the DPSS 401(k) plan. During the Successor Q2 2020 Period, the Company matched employee contributions up to 50% for the Redwire 401(k) plan. The Company recognized expense for matching contributions related to all plans of $591 thousand for the Successor 2021 Period and none for the Successor Q2 2020 Period.
The Predecessor maintained a qualified 401(k) plan (the “Predecessor 401(k) Plan”) for its U.S. employees. The Predecessor did not make any contributions to the plan for the Predecessor 2020 Period.
Note N — Commitments and Contingencies
Contingencies in the Normal Course of Business
Under certain contracts with the U.S. government and certain governmental entities, contract costs, including indirect costs, are subject to audit by and adjustment through negotiation with governmental representatives. Revenue is recorded in amounts expected to be realized on final settlement of any such audits.
Legal Proceedings
The Company is subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s condensed consolidated balance sheets, statements of operations, or cash flows.
Business Combinations
The Company has acquired and plans to continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities. The associated acquisition costs incurred in the form of professional fees and services may be material to the future periods in which they occur, regardless of whether the acquisition is ultimately completed.
Note O — Equity
The Successor has an unlimited number of authorized Successor units (“Units”), of which 100 Units are issued and outstanding as of June 30, 2021 and as of December 31, 2020.
Profits and losses of the Successor are allocated among the Units based on the allocation of such profits and losses for purposes of calculating the Unit holders’ capital account balances; distributions are made to Unit holders based on their percentage interests at the times and in the aggregate amounts determined by the Successor’s board of managers (the “Board”). The Cosmos Intermediate LLC agreement stipulates that any indemnity by the Successor shall be provided out of and to the extent of the Successor’s assets only; members do not have personal liability for any such indemnity.
Note P — Equity-Based Compensation
Class P Unit Incentive Plan
The Company’s Parent adopted a written compensatory benefit plan (the “Class P Unit Incentive Plan”) to provide incentives to existing or new employees, officers, managers, directors, or other service

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
providers of the Company or its subsidiaries in the form of the Parent’s class P Units (“Incentive Units”). Incentive Units have a participation threshold of $1.00 and are divided into three tranches (“Tranche I,” “Tranche II,” and “Tranche III”): Tranche I, Tranche II, and Tranche III Incentive Units are subject to performance-based, service-based, and market-based conditions.
On March 24, 2021, the Company’s Parent amended the Class P Unit Incentive Plan so that the Tranche I and the Tranche III Incentive Units will immediately become fully vested, subject to continued employment or provision of services, upon the closing of the transaction stipulated in the Agreement and Plan of Merger (the “Merger Agreement”) dated March 25, 2021. The Company’s Parent also amended the Class P Unit Incentive Plan so that the Tranche II Incentive Units will vest on any liquidation event, as defined in the Class P Unit Incentive Plan, rather than only upon consummation of the sale of the Parent, subject to the market-based condition stipulated in the Class P Unit Incentive Plan prior to its amendment. As of June 30, 2021, there was approximately $27,942 thousand of unrecognized compensation costs related to Incentive Units.
Note Q — Net Loss per Unit
The numerators and denominators of the basic and diluted net loss per Unit are computed as follows (in thousands, except for Unit data):
	Successor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020
Numerator:
Net loss	$(23,575)	$(4,972)
Denominator:
Weighted average Units outstanding – basic and diluted	100	100
Basic and diluted loss per Unit	$(236)	$(50)
There were no potentially issuable Units or other dilutive securities in the Successor 2021 Period or for the Successor Q2 2020 Period.
Note R — Revenue
Based on the specific analysis of its contracts, the Company has determined that its contracts are subject to revenue recognition in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Company’s revenues are derived from the design and sales of components for spacecraft and satellites and the performance of engineering, modeling and simulation services related to spacecraft design and mission execution. Each promised good or service within a contract is accounted for separately under the guidance of ASC 606 if they are distinct. Promised goods or services not meeting the criteria for being a distinct performance obligation are bundled into a single performance obligation with other goods or services that together meet the criteria for being distinct. The appropriate allocation of the transaction price and recognition of revenue is then applied for the bundled performance obligation. The Company has concluded that its service contracts generally contain a single performance obligation given the interrelated nature of the activities within the contract to which the transaction price is assigned and for which revenue is recognized over time.
The Company engages in long-term contracts for production and service activities and recognizes revenue for performance obligations over time. These long-term contracts involve the design, development,

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
manufacture, or modification of components for spacecraft and satellites. Revenue is recognized over time (versus point in time recognition), as the Company’s performance creates an asset with no alternative use to the Company and the Company has an enforceable right to payment for performance completed to date, and the customer receives the benefit as the Company builds the asset. The Company considers the nature of these contracts and the types of products and services provided when determining the proper accounting for a particular contract. These contracts include both fixed-price and cost reimbursable contracts. The Company’s cost reimbursable contracts typically include cost-plus fixed fee and time and material (“T&M”) contracts.
Revenues by customer grouping are as follows:
	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Civil space	$30,850	$1,531	$15,844
National security	15,780	1,629	684
Commercial and other	17,216	2,011	123
Total revenues	$63,846	$5,171	$16,651
Contract Balances
Contract balances result from the timing of revenue recognized, billings and cash collections, and the generation of contract assets and liabilities.
Contract assets represent revenue recognized in excess of amounts invoiced to the customer and the right to payment is not subject to the passage of time. Contract liabilities are presented as deferred revenue on the Company’s condensed consolidated balance sheets and consist of deferred product revenue, billings in excess of revenues, deferred service revenue, and customer advances. Deferred product revenue represents amounts that have been invoiced to customers but are not yet recognizable as revenue because the Company has not satisfied its performance obligations under the contract. Billings in excess of revenues represents milestone billing contracts where the billings of the contract exceed recognized revenues.
Contract asset balances on the Company’s condensed consolidated balance sheets were $9,363 thousand as of June 30, 2021, compared to $4,172 thousand as of December 31, 2020. The increase in contract assets was primarily driven by growth in revenue recognized and timing of billable milestones occurring during the Successor 2021 Period ended June 30, 2021, and also by the acquisitions of Oakman and DPSS compared to December 31, 2020 before they were acquired.
Contract liability balances included in deferred revenue on the Company’s condensed consolidated balance sheets were $15,225 thousand as of June 30, 2021, compared to $15,665 thousand as of December 31, 2020. The decrease in contract liabilities was related to timing of billable milestones occurring during the Successor 2021 Period, partially offset by an increase related to the acquisitions of Oakman and DPSS during the Successor 2021 Period ending June 30, 2021, compared to December 31, 2020 before they were acquired. Revenue recognized in the Successor 2021 Period that was included in the contract liability balance as of December 31, 2020 was $11,423 thousand.
Remaining Performance Obligations
The Company includes in its computation of remaining performance obligations customer orders for which it has accepted signed sales orders. The definition of remaining performance obligations excludes

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
those contracts accounted for under the “right to invoice” practical expedient. As of June 30, 2021, the aggregate amount of the transaction price allocated to remaining performance obligations was $122,436 thousand. The Company expects to recognize approximately 78% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.
Geographic Information and Significant Customers
The Company has customers located in the United States, Luxembourg, Germany, and South Korea.
Revenues based on the geographic location of the Company’s customers are as follows:
	Successor		Predecessor
	Six months period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
U.S.	$61,838	$5,004	$15,856
Luxembourg	1,915	51	795
Germany	17	—	—
Japan	—	10	—
South Korea	76	32	—
Poland	—	74	—
Total revenues	$63,846	$5,171	$16,651
The majority of the Company’s revenues are derived from government contracts. Customers comprising 10% or more of revenues are as follows:
	Successor		Predecessor
	Six months period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Air Force Research Laboratory	$6,545	$—	$—
Boeing	9,049	—	—
Lockheed Martin	—	1,291	—
Loral	—	551	—
NASA	19,057	1,282	15,020
	$34,651	$3,124	$15,020
Note S — Related Parties
During the Successor 2021 Period, Cosmos Intermediate, LLC paid $1,224 thousand in fees to AEI, of which $324 thousand related to management fees and $900 thousand related to transaction fees. As of June 30, 2021, $162 thousand of the related party management fees is included in accounts payable on the condensed consolidated balance sheet.
AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP, the Company’s majority owners (collectively, “AE”), entered into a written support letter,

COSMOS INTERMEDIATE, LLC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)
dated as of July 6, 2021, with the Company to provide additional funding of up to $20,000 thousand to support its operating, investing and financing activities, in each case to the extent the Company is unable to obtain such support from another source. This additional liquidity commitment extends through the earlier of July 15, 2022, or up to the point at which the Company’s unencumbered cash balance first exceeds $30,000 thousand, including as a result of a capital transaction at an earlier date. The letter was renewed on August 20, 2021 with the same terms through the earlier of September 15, 2022 or up to the point at which the Company’s unencumbered cash balance first exceeds $30,000 thousand, including as a result of a capital transaction at an earlier date.
During the Successor Q2 2020 Period, the Successor paid $1,860 thousand in fees to AEI, of which $200 thousand related to an annual management fee and $1,660 thousand related to transaction fees. The Company made a $4,874 thousand payment to AEI in October 2020, which was reflected as an intercompany receivable due from AEI on the consolidated balance sheet as of December 31, 2020. This amount was repaid in February 2021.
Note T — Subsequent Events
On July 6, 2021, AE entered into a written support letter with the Company. The letter was renewed on August 20, 2021. Refer to Note S — Related Parties for further details.
On August 20, 2021, the Company executed a settlement agreement with the sellers of MIS regarding the contingent earnout payment set forth in the purchase agreement. The total fair value of the contingent earnout payment as of June 30, 2021, including the equity component is $11,491 thousand. Refer to Note C — MIS Acquisition for further details.
On August 31, 2021, the Company repaid $172 thousand of outstanding principal on the SVB Loan.
On September 2, 2021, the Company consummated the previously announced Merger pursuant to the business combination agreement dated March 25, 2021 by and among Genesis Park Acquisition Corp, Shepard Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of Genesis Park Acquisition Corp, Cosmos and Holdings. Upon the closing of the Merger, Genesis Park Acquisition Corp was renamed to Redwire Corporation (“New Redwire”). The Merger is accounted for as a reverse recapitalization in which Genesis Park Acquisition Corp is treated as the acquired company. A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of the Company in many respects. The Company was deemed the accounting predecessor and the combined entity will be the successor SEC registrant, New Redwire.
As a result of the Merger, New Redwire issued 37,200,000 shares of common stock and paid $75,000 thousand to the Parent in exchange for units of the Company. New Redwire received aggregate gross proceeds of $110,583 thousand from the trust account and PIPE proceeds. Proceeds from the Merger were partially used to fund the $41,555 thousand repayment of the SVB Loan, including interest of $102 thousand, and transaction costs of $38,747 thousand. As the remaining proceeds increased New Redwire’s cash balance in excess of the terms of the support letter, the AE liquidity commitment is no longer binding.
On September 2, 2021, the Adams Street Credit Agreement was amended to provide that the consolidated total net leverage ratio not exceed 6.50:1.00 on the last day of any quarter (“the Financial Covenant”), to remove the cap on the amount of unrestricted cash which may be netted for purposes of the Financial Covenant, to redefine “Consolidated EBITDA”, and to reset the call protection terms.
The Company has evaluated subsequent events after the condensed consolidated balance sheet of June 30, 2021 through the condensed consolidated financial statement issuance date and there were no additional subsequent events that required disclosure.

Independent Auditor’s Report
To the Board of Directors
Adcole Maryland Aerospace, LLC
Marlborough, Massachusetts
We have audited the accompanying financial statements of Adcole Maryland Aerospace, LLC, which comprise the balance sheets as of March 1, 2020 and December 31, 2019, and the related statements of operations and comprehensive income (loss), changes in equity, and cash flows for the period January 1, 2020 to March 1, 2020 and the year ended December 31, 2019, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adcole Maryland Aerospace, LLC as of March 1, 2020 and December 31, 2019, and the results of their operations and their cash flows for the period January 1, 2020 to March 1, 2020 and the year ended December 31, 2019, in accordance with accounting principles generally accepted in the United States of America.
/s/ BDO USA, LLP
Boston, Massachusetts
April 23, 2021

ADCOLE MARYLAND AEROSPACE, LLC
BALANCE SHEETS
	March 1, 2020	December 31, 2019
Assets
Current Assets:
Cash and cash equivalents	$156,412	$1,405
Accounts receivable, net	839,641	369,502
Costs and estimated earnings in excess of billings on uncompleted contracts .	1,213,145	1,615,732
Inventory	212,052	121,202
Prepaid expenses and other current assets	531,335	34,014
Total Current Assets	2,952,585	2,141,855
Property and Equipment:
Lab equipment and tools	1,076,971	1,479,598
Computers	520,774	520,774
Buildings, land and improvements	330,847	330,847
Furniture and fixtures	30,922	30,922
	1,959,514	2,362,141
Less: Accumulated depreciation	1,422,589	1,496,896
Property and equipment, net	536,925	865,245
Other Assets:
Due from Parent	3,113,612	3,943,035
Total Assets	$6,603,122	$6,950,135
Liabilities and Equity
Current Liabilities:
Accounts payable	$250,442	$316,275
Billings in excess of costs and estimated earnings on uncompleted contracts	909,084	841,736
Accrued liabilities:
Accrued other	228,142	336,487
Accrued paid time off	225,969	217,537
Accrued payroll	190,152	219,773
Total Current Liabilities	1,803,789	1,931,808
Commitments and Contingencies (Note 7)
Equity
Net Parent investment	3,119,566	3,261,912
Non – controlling interests	1,679,767	1,756,415
Total Equity	4,799,333	5,018,327
Total Liabilities and Equity	$6,603,122	$6,950,135
The accompanying notes to financial statements are an integral part of these statements.

ADCOLE MARYLAND AEROSPACE, LLC
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
	Period January 1, 2020 to March 1, 2020	Year Ended December 31, 2019
Contract Revenues	$1,355,558	$13,089,380
Cost of Revenues	654,853	7,095,855
Gross Profit	700,705	5,993,525
Selling, general and administrative expenses	617,907	3,653,692
Income from Operations	82,798	2,339,833
Other (Expense) / Income:
Other (expense) / income	(27)	229,627
Loss on sale of property and equipment	(301,765)	(139,458)
(Loss) / Income	(218,994)	2,430,002
(Loss) / Income attributable to non – controlling interest	(76,648)	850,501
(Loss) / Income and comprehensive (loss) income attributable to the Adcole Maryland Aerospace, LLC	$(142,346)	$1,579,501
The accompanying notes to financial statements are an integral part of these statements.

ADCOLE MARYLAND AEROSPACE, LLC
STATEMENTS OF CHANGES IN EQUITY
For the period January 1, 2020 to March 1, 2020 and the year ended December 31, 2019
	Net Parent Investment	Non-Controlling Interests	Total Equity
Balance, January 1, 2019	$1,682,411	$905,914	$2,588,325
Net income	1,579,501	850,501	2,430,002
Balance, December 31, 2019	3,261,912	1,756,415	5,018,327
Net loss	(142,346)	(76,648)	(218,994)
Balance, March 1, 2020	$3,119,566	$1,679,767	$4,799,333
The accompanying notes to financial statements are an integral part of these statements.

ADCOLE MARYLAND AEROSPACE, LLC
STATEMENTS OF CASH FLOWS
	Period January 1, 2020 to March 1, 2020	Year ended December 31, 2019
Cash Flows from Operating Activities
Net (loss) / income	$(218,994)	$2,430,002
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	26,555	177,427
Loss on disposal of property, plant and equipment	301,765	139,458
Increase (decrease) in cash resulting from a change in:
Accounts receivable, net	(470,139)	1,757,913
Inventory, net	(90,850)	35,785
Prepaid expenses and other current assets	(497,321)	320,333
Accounts payable	(65,833)	(133,465)
Costs and estimated earnings in excess of billings on uncompleted contracts	402,587	(356,841)
Billings in excess of costs and estimated earnings on uncompleted contracts	67,348	(3,471,345)
Due from Parent	829,423	1,028,390
Accrued liabilities	(129,534)	(1,886,778)
Net cash provided by operating activities	155,007	40,879
Cash Flows from Investing Activities
Purchases of property and equipment	—	(81,224)
Net cash used in investing activities	—	(81,224)
Net Increase/(Decrease) in Cash and Cash Equivalents	155,007	(40,345)
Cash and Cash Equivalents – Beginning of the period	1,405	41,750
Cash and Cash Equivalents – End of the period	$156,412	$1,405
The accompanying notes to financial statements are an integral part of these statements.

ADCOLE MARYLAND AEROSPACE, LLC
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of the Business
Adcole Maryland Aerospace, LLC (“AMA” or the “Company”) is engaged in the design, engineering, manufacturing, and testing of sensors, cameras, and trackers used in space and satellite applications. The Company is headquartered in Marlborough, Massachusetts, and was formed in 2017 as a result of a spin off merger between Adcole Corporation (“Parent”) aerospace division and Maryland Aerospace, Inc.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The financial statements present the results of operations, financial position, and cash flows of the Company and have been “carved out” of and derived from the consolidated financial statements and accounting records of Adcole Corporation using the historical results of operations and historical basis of assets and liabilities of the Company. Accordingly, Adcole Corporation’s net investment in this Company (“Net Parent investment”) is presented in lieu of a controlling interest’s equity in the financial statements. Therefore, the financial statements reflect the Company’s historical financial position, results of operations, and cash flows as the Company was historically operated as part of Adcole Corporation. As a result, the Company’s financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what the Company’s results of operations, financial condition, and cash flows would have been had the Company operated as a separate Company during the periods presented.
The statements of operations include all sales and costs directly attributable to the Company. Certain shared costs and benefits with Adcole Corporation have been directly charged to the Company based on direct usage or other allocation methods, as discussed further in Note 10 — Related Party Transactions.
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.
Use of Estimates
The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates, judgements, and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenue and expenses in the financial statements and disclosures in the accompanying notes. Actual results and outcomes may differ materially from management’s estimates, judgments, and assumptions.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.
Allowance for Doubtful Accounts
The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the current status of the existing receivables. At March 1, 2020 and December 31, 2019, there was no allowance for doubtful accounts recorded.
Inventory
Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out (“FIFO”) basis. Inventory consists of raw material and components.

ADCOLE MARYLAND AEROSPACE, LLC
NOTES TO FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies (continued)
Property and Equipment
Property and equipment are stated at cost. Major renewals, additions, and betterments are charged to the property accounts, while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed in the period incurred.
Depreciation
Depreciation is computed using straight-line methods over the estimated useful lives of the related assets as follows:
Assets	Life in Years
Lab equipment and tools	8
Computers	8
Buildings, land and improvements	5 – 39
Furniture and fixtures	5 – 15
Depreciation expense was $26,555 for the period January 1 to March 1, 2020 and $177,427 for the year ended December 31, 2019.
Contract Balances
The timing of revenue recognition, billings and cash collections results in billed accounts receivable, costs and estimated earnings in excess of billings (contract assets), deferred revenue or customer advances, and billings in excess of costs and estimated earnings (contract liabilities) on the balance sheets. Generally, billing occurs subsequent to revenue recognition, as a right to payment is not just subject to passage of time, resulting in contract assets.
Costs incurred but not billed are recorded as contract assets as costs and estimated earnings in excess of billings, which represents the excess of contract costs and profits (or contract revenue) over the amount of contract billings to date, and are classified as a current asset. Costs and estimated earnings in excess of billings result when the appropriate contract revenue amount has been recognized over time in accordance with Accounting Standards Codification (“ASC”) 606, but a portion of the revenue recorded cannot be billed currently due to the billing terms defined in the contract. Unbilled costs and profits are billable in accordance with the billing terms of each of the existing contractual arrangements, and as such, the timing of contract billing cycles can cause fluctuations in the balance of unbilled costs and profits. Ultimate resolution of other unbilled costs and profits typically involves incremental progress toward contractual requirements.
Customer payments received in advance of satisfaction of the related performance obligations are deferred as contract liabilities, which are recognized over the contractual period. Billings in excess of costs and estimated earnings represent the excess of contract billings to date over the amount of contract costs and profits (or contract revenue) recognized to date. The balance may fluctuate depending on the timing of contract billings and the recognition of contract revenue. These assets and liabilities are reported on the balance sheets on a contract-by-contract basis at the end of each reporting period. Changes in the contract asset and liability balances during the period January 1 to March 1, 2020 and for the year ended December 31, 2019, were not materially impacted by any other factors.

ADCOLE MARYLAND AEROSPACE, LLC
NOTES TO FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies (continued)
For the period ended on	March 1, 2020	December 31, 2019	December 31, 2018
Accounts receivable, net	$839,641	$369,502	$2,127,415
Contract assets (costs and estimated earnings in excess of billings on uncompleted contracts)	1,213,145	1,615,732	1,258,891
Contract liabilities (billings in excess of costs and estimated earnings on uncompleted contracts)	909,084	841,736	4,313,081
In the period ended December 31, 2019, the Company recognized revenue of approximately $805,978 related to deferred revenue at December 31, 2018. No deferred revenue existed at December 31, 2019.
Disaggregation of Revenue
The following table presents the Company’s contract revenues disaggregated by revenue stream:
	Period January 1, 2020 to March 1, 2020	Year ended December 31, 2019
Components	$1,355,558	$12,719,775
Time and Materials (T&M) Services	—	369,605
	$1,355,558	$13,089,380
Revenue and Cost Recognition
The Company evaluates revenue from contracts with customers based on the five-step model outlined in Topic 606: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) the performance obligations are satisfied. The Company considers a contract with a client to exist under Topic 606 when there is approval and commitment from both the Company and the customer, the rights of the parties and payment terms are identified, the contract has commercial substance, and collectability of consideration is probable. The Company also will consider whether two or more contracts entered into with the same client should be combined and accounted for as a single contract. If, at the outset of an arrangement, the Company determines that a contract with enforceable rights and obligations does not exist, revenues are deferred until all criteria for an enforceable contract are met. Customer contracts are often modified to change the scope, price, specifications, or other terms within the existing arrangement. Contract modifications are evaluated by management to determine whether the modification should be accounted for as part of the original performance obligation(s) or as a separate contract. If the modification adds distinct services and increases the contract value proportionate to the stand-alone selling price of the additional services, it will be accounted for as a separate contract. Generally, the Company’s contract modifications do not include services which are distinct and are therefore accounted for as part of the original performance obligation(s) with any impact on transaction price or estimated costs at completion being recorded as through a cumulative catch-up adjustment to revenue.
The Company evaluates each service deliverable contracted with the customer to determine whether it represents a promise to transfer a distinct service representing a performance obligation. One or more service deliverables often represent a single performance obligation. This evaluation requires significant judgment, and the impact of combining or separating performance obligations may change the time over which revenue from the contract is recognized. The Company’s contracts generally provide a set of integrated or highly interrelated tasks or services and are therefore accounted for as a single performance obligation. However, in cases where the Company provides more than one distinct good or service within a client contract, the individual performance obligations are identified and accounted for discretely.

ADCOLE MARYLAND AEROSPACE, LLC
NOTES TO FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies (continued)
The transaction price represents the amount of consideration to which the Company expects to be entitled in exchange for transferring promised services to clients and is typically established at the time of contract inception based on discrete negotiations with clients. The consideration promised within a contract is in fixed amounts. In situations where a contract with a client contains more than one performance obligation, the Company allocates the transaction price of a contract between the performance obligations in the proportion to their respective stand-alone selling prices. The Company generally estimates the stand-alone selling price of performance obligations based on an expected cost-plus margin approach as allowed under Topic 606.
Under ASC 606, the Company recognizes revenue when the customer obtains control of promised services (the performance obligation) in an amount that reflects the consideration the Company expects to receive in exchange for those services (the transaction price). The Company measures revenue by estimating the transaction price based on the consideration specified in the customer contract. Contract costs include direct costs, such as labor and reimbursable expenses, as well as indirect costs identifiable with, or allocable to, a specific contract that are expensed as incurred. The Company does not incur material incremental costs to acquire or fulfill contracts.
The following provides a description of the Company’s revenue recognition under major contract types:
Components Contracts
For Components Contracts, there is only one performance obligation, which is the provision of manufacturing engineering services and support. Revenue on firm fixed-price contracts is recognized on the percentage-of-completion method over time using the input method, measured by the percentage of costs incurred to date to estimated total costs for each contract.
Time & Materials Contracts
For Time & Materials Contracts, there is only one performance obligation, which is the provision of time and materials services that are paid by the customer based on time spent on the works.
Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.
The Company applied certain practical expedients permitted by Topic 606 which include: a) using the portfolio approach where contracts with similar characteristics were assessed collectively to evaluate risk of being impacted by the adoption of Topic 606; and b) consideration for significant financing components at contract inception where the contract terms require payment within one year or are considered immaterial to the contract. The Company has also elected to provide the reduced nonpublic business entity disclosures, which include not providing a quantitative reconciliation of opening and closing balances; the significant changes during the period for contract assets and liabilities; and the methods, inputs, and assumptions used to determine the transaction price and to allocate the transaction price.
Advertising Expense
Advertising costs are expensed as incurred. Advertising expense was not incurred for the period January 1, 2020 to March 1, 2020 and was $10,446 for the year ended December 31, 2019.
Research and Development Costs
The Company accounts for its research and development costs in accordance with ASC 730, Research and Development. Accordingly, research and development costs are charged to expense as incurred. Research

ADCOLE MARYLAND AEROSPACE, LLC
NOTES TO FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies (continued)
and development costs are included in selling, general and administrative expenses and were $209,858 and $1,419,132 for the period January 1, 2020 to March 1, 2020 and the year ended December 31, 2019 respectively.
Recently Adopted Accounting Standards
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606”), related to revenue recognition which replaces numerous requirements in U.S. GAAP, including industry specific requirements, and provides companies with a single revenue recognition model for recognizing revenue from contracts with customers. The core principle of the new standard is that a Company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services in accordance with the five-step model outlined in Topic 606. The two permitted transition methods under the new standard are the full retrospective method, in which case the standard would be applied to each prior reporting period presented, and the cumulative effect of applying the standard would be recognized at the earliest period presented; or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application.
Effective January 1, 2019, the Company adopted the requirements of Topic 606 using the modified retrospective method. The Company determined key factors from the five-step model to recognize revenue as prescribed by the new standard that may be applicable to each of the Company’s contract types. Significant customers and contracts were identified, and the Company reviewed these contracts. The Company completed the evaluation of the provisions of these contracts and compared the historical accounting policies and practices to the requirements of the new standard, including the related qualitative disclosures regarding the potential impact of the effects of the accounting policies and a comparison to the Company’s previous revenue recognition policies. The Company determined that the cumulative effect of initially applying the new standard to all contracts not yet completed or substantially completed as of December 31, 2018, was immaterial, and thus, an adjustment to beginning equity was not recorded.
New Accounting Pronouncements
FASB issued ASU No. 2016-02, Leases (Topic 842), which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheets. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the AMA’s year ending December 31, 2022, and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is not expected to have a significant effect on the Company’s financial statements as a result of the operating leases, as disclosed in Note 7, that will be reported on the balance sheet at adoption. Upon adoption, AMA will recognize a lease liability and corresponding right-of-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

ADCOLE MARYLAND AEROSPACE, LLC
NOTES TO FINANCIAL STATEMENTS
Note 3 — Accounts Receivable
As of	March 1, 2020	December 31, 2019
Billed:
Components contracts-in-progress	$839,641	$369,502
	$839,641	$369,502
Note 4 — Costs and Estimated Earnings on Uncompleted Contracts
As of	March 1, 2020	December 31, 2019
Costs incurred on uncompleted contracts	$8,371,953	$16,038,377
Estimated earnings	7,571,113	14,449,986
	15,943,066	30,488,363
Less: billings to date	15,639,005	29,714,367
	$304,061	$773,996
Included in the accompanying balance sheets under the following captions:
As of	March 1, 2020	December 31, 2019
Costs and estimated earnings in excess of billings on uncompleted contracts	$1,213,145	$1,615,732
Billings in excess of costs and estimated earnings on uncompleted contracts	(909,084)	(841,736)
	$304,061	$773,996
Note 5 — Inventory
Inventory consists of the following:
As of	March 1, 2020	December 31, 2019
Component inventory	$90,362	$103,968
Raw material	121,690	17,234
	$212,052	$121,202
Note 6 — Property and Equipment
As of	March 1, 2020
Asset Class	Gross Value	Accumulated Depreciation	Net Book Value
Lab equipment and tools	$1,076,971	$(925,936)	$151,035
Computers	520,774	(384,925)	135,849
Buildings, land and improvements	330,847	(103,906)	226,941
Furniture & fixtures	30,922	(7,822)	23,100
	$1,959,514	$(1,422,589)	$536,925

ADCOLE MARYLAND AEROSPACE, LLC
NOTES TO FINANCIAL STATEMENTS
Note 6 — Property and Equipment (continued)
As of	December 31, 2019
Asset Class	Gross Value	Accumulated Depreciation	Net Book Value
Lab equipment and tools	$1,479,598	$(1,012,611)	$466,987
Computers & equipment	520,774	(381,172)	139,602
Buildings, land and improvements	330,847	(95,634)	235,213
Furniture & fixtures	30,922	(7,479)	23,443
	$2,362,141	$(1,496,896)	$865,245
Note 7 — Operating Leases
The Company rents two office spaces that are located in Crofton, Maryland, and Herndon, Virginia. The lease commitments are through December 31, 2021 and March 1, 2020, with monthly payments of $9,817 and $2,456, respectively.
Future payments under these leases are as follows as of March 1, 2020:
Years ending December 31,
2020 (10 months following March 1, 2020)	$98,171
2021	117,806
$215,977
Note 8 — Income Taxes
Historically, the Company was taxed under the provisions of Subchapter K of the Internal Revenue Code (“IRC”). Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the Company’s members are liable for individual federal income taxes on their share of the Company’s taxable income. The Company has made tax distributions to its members in amounts intended to provide such members with sufficient cash to pay income taxes on their share of the Company’s income. As a result, the Company has not accrued income taxes for the period January 1, 2020 to March 1, 2020 and the year ended December 31, 2019. Further, the Company believes that no significant difference existed between the tax bases and the reported amounts of the Company’s assets and liabilities at March 1, 2020 and December 31, 2019, respectively.
As discussed further in Note 12 — Subsequent Event, subsequent to the Company’s acquisition by Cosmos Acquisition, LLC on March 2, 2020, the Company became a limited liability company that was disregarded for US tax purposes from the ultimate parent, who is subject to ASC 740, Income Taxes.
Note 9 — Employee Benefit Plan
The Company offers a defined contribution plan (the “Plan”) under Section 401(k) of the IRC covering all employees, except excluded employees as defined by the Plan, who are at least at the age of 21. Upon becoming eligible, participants are automatically enrolled in the Plan, unless elected otherwise by the participant. The Plan allows employees to make contributions up to a specified percentage of their compensation. Under the Plan, the Company may elect to make matching contributions. The Company made no such contributions during the period January 1, 2020 to March 1, 2020 and the year ended December 31, 2019.

ADCOLE MARYLAND AEROSPACE, LLC
NOTES TO FINANCIAL STATEMENTS
Note 10 — Related-Party Transactions
During the period January 1, 2020 to March 1, 2020 and the year ended December 31, 2019, the Company received certain payroll, IT, and administrative support from Adcole Corporation pursuant to a Shared Services Agreement executed between the two companies. Under the agreement, the Company was allocated costs based on agreed upon metrics for personnel compensation relating to services benefiting and directly attributable to the Company. However, the expenses reflected in the financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Company historically operated as a separate, stand-alone entity. Further, in addition to the Shared Services, the Company also rendered payment to Adcole Corporation for common costs that included heat, rent, maintenance, and supplies, and other costs that were used and incurred by the Company but paid for by Adcole Corporation. At March 1, 2020 and December 31, 2019, the Company had intercompany payables to Adcole Corporation for $2,871,859 and $2,637,436, respectively.
The Company also has intercompany loans due to Adcole Corporation in the amounts of $5,985,471 and $6,580,471 at March 1, 2020 and December 31, 2019, respectively.
Collectively on a net basis, $3,113,612 and $3,943,035 were included in dues from parent as non-current assets on the balance sheets as on March 1, 2020 and December 31, 2019, respectively.
Note 11 — Non-controlling Interests
Ownership interests in the Company held by parties other than Adcole Corporation are presented separately from net parent investment in the balance sheets as non-controlling interests. Specifically, Maryland Aerospace, Inc. owns 35% stake in the Company since its formation in 2017. The amount of net income attributable to Adcole Corporation and the non-controlling interests are both presented on the face of the statements of operations and comprehensive income.
The following table summarizes the activity for equity attributable to non-controlling interests:
	Period January 1, 2020 to March 1, 2020	Year ended December 31, 2019
Opening Balance	$1,756,415	$905,914
Net (loss) / income attributable to non-controlling interests	(76,648)	850,501
Closing Balance	$1,679,767	$1,756,415
Note 12 — Subsequent Event
The Company evaluated events or transactions subsequent to the balance sheet date for potential recognition or disclosure in the financial statements through the date of these financial statements.
Execution of Membership Interest Purchase Agreement for the sale of AMA
Effective March 2, 2020, Adcole Corporation and Maryland Aerospace, Inc. (collectively, the “Sellers”) entered into a Membership Interest Purchase Agreement and sold 100% interest in the Company to Cosmos Acquisition, LLC at an estimated purchase price of approximately $29,000,000 to be allocated to the Sellers. Cosmos Acquisition, LLC is ultimately owned by Redwire, LLC.
COVID-19 Operational Posture and Impact
As aerospace manufacturing is a federal critical infrastructure sector, the Company is allowed to keep some of its workforce onsite to maintain critical operations. As a result, such operations continue to expose the Company to risks associated with the COVID-19 pandemic. Authorities around the world have implemented numerous measures to try to reduce the spread of the virus, and such measures have impacted

ADCOLE MARYLAND AEROSPACE, LLC
NOTES TO FINANCIAL STATEMENTS
Note 12 — Subsequent Event (continued)
and continue to impact the Company and its suppliers and consumers. While some of these measures have been lifted or eased in certain jurisdictions, other jurisdictions have seen a resurgence of COVID-19 cases resulting in reinstitution or expansion of such measures.
In response to this exposure, the Company has activated a pandemic crisis response plan to protect the health and safety of its team members, families, customers, and communities while continuing to meet commitments to customers. The Company’s mitigation strategies cover employee preparation, travel, security, supply chain, the ability to work virtually offsite, facility preparation, and communications. All of the Company’s locations are currently operational through a combination of working remotely offsite and limited personnel working onsite for essential operations, though in some cases capacity utilization and productivity are below normalized levels. In doing so, the Company continues to diligently follow safety protocols, including social distancing, alternating shifts, temperature checks, deep cleaning facilities, and employee isolation strategies for essential personnel working at its sites. Additionally, the Company is encouraging employees to receive COVID-19 vaccinations.
Accordingly, given the ongoing nature of the outbreak, at this time the Company cannot reasonably estimate the magnitude of the ultimate impact that COVID-19 will have on its business, financial performance, and operating results. The near and long-term impacts of the current pandemic on the cost and schedule of the numerous programs in the Company’s existing backlog and the timing of new awards remains uncertain. The Company is observing stress in its supplier base inside and outside the U.S. Management will continue to monitor and assess the actual and potential COVID-19 impacts on employees, customers, suppliers, and the productivity of the work being done, all of which, to some extent, will impact revenues, estimated costs to complete projects, earnings, and cash flow.
Material Shiver Settlement
AMA entered into a subcontract with Millennium Engineering and Integration Company (“MEI”) to provide MEI with technical support services, data, and reports (“Project Shiver”). Subsequently pursuant to this contract, AMA received Stop Work Orders, and the subcontract was terminated by MEI at their convenience as on October 9, 2019, which was effective from October 1, 2019 (“Project Shiver Termination”) for contracts yet to be accomplished.
For the execution of the contract, AMA engaged certain subcontractors who were owed payment or reimbursement (“Shiver Claimants”) as a result of Project Shiver and the Project Shiver Termination. Proceeds recovered by AMA from MEI or other third parties related to Project Shiver shall be used to first satisfy any outstanding claim of subcontractors (“Shiver Claims”) or other third parties related to the Project Shiver Termination.
As of the date of these financial statements, AMA has achieved settlement with the subcontractors for a total amount of $644,000.

Roccor, LLC
Interim Condensed Balance Sheet
	September 30, 2020 (unaudited)	December 31, 2019
Assets
Current Assets
Cash	$5,094,142	$286,066
Contracts receivable	2,462,620	2,052,281
Prepaid expenses	123,964	122,580
Income tax receivable	46,048	—
Other current assets	42,935	43,409
Total current assets	7,769,709	2,504,336
Property and equipment – Net	1,130,685	929,597
Intangible assets – Net	468,607	385,911
Deferred tax asset	—	22,805
Total assets	$9,369,001	$3,842,649
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$984,729	$1,251,859
Revolving line of credit	—	50,000
Current portion of long-term debt	563,890	—
Current portion of capital lease obligation	100,603	102,065
Accrued and other current liabilities:
Accrued compensation	599,276	238,209
Deferred revenue	4,108,795	806,570
Other accrued liabilities	95,577	98,876
Total current liabilities	6,452,870	2,547,579
Long-term related party debt	648,505	367,500
Long-term debt – Net of current portion	347,010	—
Deferred tax liability	132,585	—
Capital lease obligation – Net of current portion	21,938	102,828
Total liabilities	7,602,908	3,017,907
Commitment and contingent liabilities (Note 13)
Stockholders’ Equity
Common stock, $0.0001 par value; 13,600,000 and 12,800,000 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 7,229,861 and 6,846,152 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	725	685
Additional paid-in capital	897,641	678,835
Retained earnings	867,727	145,222
Total stockholders’ equity	1,766,093	824,742
Total liabilities and stockholders’ equity	$9,369,001	$3,842,649
The accompanying notes are an integral part of these condensed financial statements

Roccor, LLC
Interim Condensed Statement of Operations and Comprehensive Income (Loss)
	Nine Months Ended September 30
	2020 (unaudited)	2019 (unaudited)
Net Sales	$12,208,057	$6,987,648
Operating Expenses
Direct expenses	7,998,944	4,536,460
Sales and marketing	788,480	959,545
Research and development	133,758	93,115
Finance and administrative	2,405,216	1,831,443
Total operating expenses	11,326,398	7,420,563
Operating Income (Loss)	881,659	(432,915)
Nonoperating Income (Expense)
Interest income	51	73
Interest expense	(42,151)	(31,021)
Other income	6,751	23,877
Other expense	(16,069)	(1,814)
Total nonoperating expense	(51,418)	(8,885)
Income (Loss) – Before income taxes	830,241	(441,800)
Income Tax Expense (Recovery)	107,736	(39,115)
Net income (loss)	722,505	(402,685)
Other Comprehensive Income (Loss)	—	—
Comprehensive income (loss)	$722,505	$(402,685)
The accompanying notes are an integral part of these condensed financial statements

Roccor, LLC
Interim Condensed Statement of Changes in Stockholders’ Equity
	Common Stock	Additional Paid-in Capital	(Accumulated Deficit) Retained Earnings	Total
Balance – January 1, 2019	$640	$489,011	$(83,919)	$405,732
Net loss	—	—	(402,685)	(402,685)
Stock options exercised	23	27,224	—	27,247
Stock – based compensation expense	—	91,686	—	91,686
Balance – September 30, 2019 (Unaudited)	663	607,921	(486,604)	121,980
Balance – January 1, 2020	685	678,835	145,222	824,742
Net income	—	—	722,505	722,505
Related party note payable converted to common stock	17	18,978		18,995
Stock options exercised	23	41,096	—	41,119
Stock – based compensation expense	—	158,732	—	158,732
Balance – September 30, 2020 (Unaudited)	$725	$897,641	$867,727	$1,766,093
The accompanying notes are an integral part of these condensed financial statements

Roccor, LLC
Interim Condensed Statement of Cash Flows
	Nine Months Ended September 30
	2020 (unaudited)	2019 (unaudited)
Cash Flows from Operating Activities
Net income (loss)	$722,505	$(402,685)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	202,121	147,771
Loss on disposal of property and equipment	1,376	—
Deferred income taxes	155,390	—
Stock compensation expense and issuance of stock	158,732	91,686
Changes in operating assets and liabilities that (used) provided cash:
Contracts receivable	(410,339)	396,657
Income tax receivable	(46,048)	—
Prepaid expenses and other current assets	(910)	125,792
Accounts payable	(267,130)	(140,103)
Income tax payable	—	(125,239)
Deferred revenue	3,302,225	54,843
Accrued compensation and other accrued liabilities	357,768	38,236
Net cash provided by operating activities	4,175,690	186,958
Cash Flows from Investing Activities
Purchases of property and equipment	(398,013)	(366,132)
Purchases of intangible assets	(89,268)	(68,050)
Net cash used in investing activities	(487,281)	(434,182)
Cash Flows from Financing Activities
Borrowings on revolving line of credit	475,000	1,600,000
Repayments on revolving line of credit	(525,000)	(1,250,000)
Borrowings of long-term debt	910,900	—
Borrowings of long-term related party debt	300,000	—
Repayments on capital lease obligations	(82,352)	(102,370)
Proceeds from exercise of common stock options	41,119	27,246
Net cash provided by financing activities	1,119,667	274,876
Net Increase in Cash	4,808,076	27,652
Cash – Beginning of year	286,066	193,901
Cash – End of period	$5,094,142	$221,553
Supplemental Cash Flow Information – Cash paid for interest	$42,151	$31,021
Significant Noncash Transactions
Conversion of related party note payable to common stock	$18,995	$—
Purchase of property and equipment through capital lease	—	266,254
The accompanying notes are an integral part of these condensed financial statements

Roccor, LLC
Notes to Financial Statements
Nine Months Ended September 30, 2020
Note 1 — Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements and related notes have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). In the opinion of Roccor, LLC (the “Company”), these condensed interim financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of September 30, 2020, and its results of operations for the nine months ended September 30, 2020 and 2019, and cash flows for the nine months ended September 30, 2020 and 2019. The condensed balance sheet as of December 31, 2019, was derived from audited annual financial statements, but does not contain all of the footnote disclosures from the annual financial statements. These interim condensed financial statements should be read in conjunction with the audited financial statements as of and for the year ended December 31, 2019. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year.
Risks and Uncertainties
On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus a pandemic. First identified in late 2019 and now known as COVID-19, the outbreak has impacted millions of individuals worldwide. In response, many countries have implemented measures to combat the outbreak that have impacted global business operations. Throughout the pandemic, the Company was considered an essential business and permitted to operate. At the height of the pandemic, in April 2020, the Company was uncertain how it would be impacted. Given the uncertainty facing the Company, as permitted under the under the Coronavirus Aid, Relief, and Economic Security (CARES) Act, the Company applied for and received a loan under the Paycheck Protection Program (PPP), as disclosed in Note 8. While the Company’s results of operations, cash flows, and financial condition were not significantly impacted, the extent of any future impact cannot be reasonably estimated at this time.
Advertising Expense
Advertising expense is charged to income during the year in which it is incurred. Advertising expense for the nine months ended September 30, 2020 and 2019, was $83,213 and $73,047, respectively.
Upcoming Accounting Pronouncement
The Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2016-02, Leases (Topic 842), which will supersede the current lease requirements in Accounting Standards Codification 840. The ASU requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 10, which will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-of-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

Roccor, LLC
Notes to Financial Statements
Nine Months Ended September 30, 2020
Note 2 — Revenue
Disaggregation of Revenue
The following table disaggregates revenue by Government and Commercial:
	Nine Months Ended September 30
	2020	2019
Government	$10,676,445	$5,481,039
Commercial	1,531,612	1,506,609
Total revenue from contracts	$12,208,057	$6,987,648
Contracts Receivable and Assets
The Company has an unconditional right to collection of recorded contracts receivable. As of September 30, 2020 and December 31, 2019, the Company had $1,159,717 and $1,019,807, respectively, of unbilled contracts receivable recorded related to revenue from contracts with customers. As of September 30, 2020 and December 31, 2019, the Company did not record any contract assets.
Contract Liabilities
In the nine months ended September 30, 2020, the Company recognized revenue of$806,570 related to the deferred revenue as of December 31, 2019. Deferred revenue related to revenue from contracts with customers as of September 30, 2020 and December 31, 2019, was $4,108,795 and $806,570, respectively.
Remaining Performance Obligations
As of September 30, 2020, the Company’s remaining performance obligations related to its contracts with customers was $29,123,128, of which $6,217,655 and $22,249,651 were expected to be recognized through December 31, 2020 and in 2021, respectively, with the remaining balance of $655,822 expected to be recognized in 2022 and 2023. This balance excludes the value of unsatisfied performance obligations for contracts that have an original duration of one year or less and contracts for which the variable consideration is allocated entirely to wholly unsatisfied performance obligations.
Note 3 — Property and Equipment
Property and equipment are summarized as follows:
	At September 30, 2020	At December 31, 2019
Computer hardware and software	$683,127	$544,883
Leasehold improvements	377,761	369,389
Machinery and equipment	433,377	237,348
Furniture and fixtures	245,122	191,102
Total cost	1,739,387	1,342,722
Accumulated depreciation	(608,702)	(413,125)
Property and equipment – Net	$1,130,685	$929,597
Depreciation and amortization expense related to property and equipment for the nine months ended September 30, 2020 and September 30, 2019, was $195,577 and $141,605, respectively.

Roccor, LLC
Notes to Financial Statements
Nine Months Ended September 30, 2020
Note 4 — Intangible Assets
Intangible assets of the Company are summarized as follows:
	September 30, 2020			December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Amortized intangible assets:
Patents pending	$353,448	$—	$353,448	$264,180	$—	$264,180
Patents	101,176	(19,313)	81,863	101,176	(14,849)	86,327
Licenses	41,539	(8,958)	32,581	41,539	(6,850)	34,689
Trademarks	715	—	715	715	—	715
Total	$496,878	$(28,271)	$468,607	$407,610	$(21,699)	$385,911
Amortization expense for intangible assets totaled $6,572 and $6,166 for the nine months ended September 30, 2020 and September 30, 2019, respectively.
Estimated amortization expense for the remainder of 2020 and years ending December 31 related to the intangible assets above, with the exception of patents pending and trademarks not subject to amortization, is as follows:
Years Ending	Amount
2020	$2,191
2021	8,763
2022	8,763
2023	8,763
2024	8,763
Thereafter	431,364
Total	$468,607
Note 5 — Income Taxes
Realization of deferred tax assets is dependent on generating sufficient taxable income prior to the expiration of loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized.
The Company had cumulative net operating losses of approximately $357,238 as of September 30, 2019, related to U.S. federal and state jurisdictions; this balance was not subject to expiration. On March 27, 2020 the CARES Act was passed which provided for the carryback of net operating losses to prior tax periods. The Company elected to carry back its net operating loss from its 2019 tax year in August of 2020. As such, the Company had no cumulative net operating losses for income tax purposes as of September 30, 2020 and the benefit of the carryback of previously mentioned net operating losses is reflected in the income tax provision as of September 30, 2020. The Tax Reform Act of 1986 contains provisions that may limit some or all of the net operating loss carryforwards available to be used in any given year in the event of a significant change in ownership. Additional utilization of the net operating losses may be subject to certain limitations under Section 382 of the Internal Revenue Code and other limitations under state and foreign tax laws.
Note 6 — Line of Credit
Under a line of credit agreement with a local financial institution, the Company has available borrowings of $850,000 and $600,000 as of September 30, 2020 and December 31, 2019, respectively. Interest is payable

Roccor, LLC
Notes to Financial Statements
Nine Months Ended September 30, 2020
monthly at a rate of 1.50 percent above the prime rate, as published by The Wall Street Journal (an effective rate of 4.75 and 4.35 percent as of September 30, 2020 and December 31, 2019, respectively). Interest expense under the line of credit for the nine months ended September 30, 2020 and September 30, 2019, was $1,771 and $11,761, respectively. The line of credit is collateralized by the assets of the Company and personal guarantees by certain owners of the Company. The Company is subject to certain restrictive covenants in relation to this agreement. Subsequent to September 30, 2020, the line of credit agreement was paid and terminated on October 28, 2020.
Note 7 — Long-term Related Party Debt
On November 12, 2019, December 13, 2019, and December 31, 2019, the Company entered into unsecured note payable agreements with certain employees and stockholders for $285,000, $82,500 and $150,000, respectively. These notes are payable in monthly installments of interest of 6.00 percent, with principal and any outstanding balance due in full on December 1, 2021.
On January 27, 2020, the Company entered into an additional agreement with an employee for $150,000 under the terms described above that was funded on January 27, 2020. Subsequent to the date of the note, $18,995 of the balance was converted to shares of equity.
The total amount outstanding as of September 30, 2020 and December 31, 2019, was $648,505 and $367,500, respectively. During October 2020, these notes were paid in full.
Related party interest expense for the nine months ended September 30, 2020, was $28,268, compared with $0 for the nine months ended September 30, 2019.
Note 8 — Long-term Debt — PPP Loan
During the period ended September 30, 2020, the Company received a Paycheck Protection Program (PPP) loan in the amount of $910,900. The PPP loan program was created under the CARES Act and is administered by the Small Business Administration (SBA). Under the terms of this program, the loan may be fully or partially forgiven if the loan proceeds are spent on qualifying expenses and if staffing level and salary maintenance requirements are met. The Company may use the funds on qualifying expenses over a covered period of up to 24 weeks. At the conclusion of the covered period, any balance that is not forgiven by the SBA will be repaid over a period of two years, with interest accruing at a 1 percent, with monthly payments of principal and interest on November 15, 2020 per the terms of the agreement with the lending institution. Based on the loan amount, irrespective of any potential forgiveness that may be granted in the future, monthly principal payments would be approximately $51,263 during the repayment period.
Any request for forgiveness is subject to review and approval by the lender and the SBA, including review of qualifying expenditures and staffing and salary levels.
Subsequent to September 30, 2020, the Company applied for and received notification of forgiveness of the entire loan balance from the SBA. The amount of the loan forgiven will be recorded as cancellation of debt income at the time of forgiveness was received.
Note 9 — Capital Leases
The Company leases equipment under long-term lease arrangements that are classified as capital leases. The present values of the net minimum lease payments have been capitalized and are being amortized over the useful lives of the assets. Under the terms of the lease agreements, payments ranging from $7,398 to $8,760 are due monthly through January 2022 and quarterly through February 2021. The balance of the capital leases as of September 30, 2020 and December 31, 2019, is $122,541 and $204,893, respectively. Interest expense under capital leases for the nine months ended September 30, 2020 and September 30, 2019, was $12,112 and $19,260, respectively.

Roccor, LLC
Notes to Financial Statements
Nine Months Ended September 30, 2020
Property and equipment held under capital leases consists of the following at:
	September 30, 2020	December 31, 2019
Computer hardware and software	$266,254	$266,254
Machinery and equipment	94,586	94,586
Total cost	360,840	360,840
Accumulated depreciation	(127,768)	(77,189)
Property and equipment under capital leases – Net	$233,072	$283,651
The future minimum lease payments under capital leases are as follows:
Years Ending December 31	Amount
2020	$30,864
2021	97,446
Total	128,310
Less amount representing interest	(5,769)
Less current obligations	(100,603)
Long-term obligation under capital leases	$21,938
Note 10 — Operating Leases
The Company leases its office building and certain office equipment under operating leases, expiring through May 2025. Certain leases require the Company to pay taxes, insurance, utilities, and maintenance costs. Total rent expense under these leases was $349,771 and $221,446 for the periods ended September 30, 2020 and 2019, respectively.
Future minimum annual commitments under these operating leases are as follows:
Years Ending December 31	Amount
2020	$115,719
2021	470,362
2022	482,589
2023	419,398
2024	357,155
Thereafter	150,606
Total	$1,995,829
Note 11 — Common Stock
The Company has authorized up to 13,600,000 and 12,800,000 shares of common stock as of September 30, 2020 and December 31, 2019, respectively, of which 7,229,861 and 6,846,152 were issued and outstanding as of September 30, 2020 and December 31, 2019, respectively. Par value per share of common stock is $0.0001.
During the nine months ended September 30, 2020, stock options were exercised for a total of 217,088 shares of common stock. A note payable with a related party was converted to common stock for a total of 166,621 shares. During the year ended December 31, 2019, stock options were exercised for a total of 451,716 shares of common stock.

Roccor, LLC
Notes to Financial Statements
Nine Months Ended September 30, 2020
Note 12 — Stock Options
During the nine months ended September 30, 2020 and 2019, the Company issued incentive stock options of 690,018 and 1,388,733, respectively. The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model that uses the weighted-average assumptions noted in the following table.
	September 30, 2020	December 31, 2019
Approximate risk-free rate	1.06%	2.82%
Volatility	55.38%	41.66%
Average expected life	10 years	7.2 years
Dividend yield	0%	0%
Weighted-average grant-date fair value	$0.36	$0.27
Estimated fair value of total options granted	$221,011	$101,484
Stock compensation expense for the nine months ended September 30, 2020 and 2019 was $158,732 and $91,686, respectively.
Note 13 — Related Party Transactions
Solid Power, Inc. (Solid Power) is partially owned by a stockholder of the Company. During the nine months ended September 30, 2019, the Company received accounting and administrative support from Solid Power. As of and during the nine-month period ending September 30, 2020, there were no ongoing services. During the nine months ended September 30, 2019, the Company incurred $228,033, of finance and administrative support expenses, which were recorded in finance and administrative expenses in the accompanying statement of operations. During the nine-month period ended September 30, 2020, the Company entered into a production contract at arms-length terms with Solid Power, LLC. Expenses incurred on this contract during the period ending September 30, 2020 was $150,000.
As of September 30, 2020 and December 31, 2019, amounts due to Solid Power totaled $50,000 and $0, respectively, and are included in accounts payable on the accompanying balance sheet.
Ocugenesis LLC is a wholly owned subsidiary that was formed in March 2018 for a future potential holder of intellectual property. On December 4, 2019, the Company dissolved its interest in Ocugenesis LLC. For the nine months ended September 30, 2020 and 2019, Ocugenesis LLC did not have any activity or balances.
Note 14 — Commitments and Contingencies
From time-to-time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of business. The Company is not currently a party to any legal proceedings the adverse outcome of which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on our operating results or financial condition.
Note 15 — Subsequent Events
On October 28, 2020, the Company and its stockholders entered into a securities purchase agreement (the “Transaction”) to sell 100 percent of the common stock of Roccor, LLC for approximately $16,790,000, net of cash. As part of this transaction, certain funds were used to pay off the Company’s outstanding long-term debt to related parties (see Note 7) and capital lease obligations (see Note 9). Additionally, pursuant to the terms of outstanding stock option agreements at the transaction date, the Company’s outstanding stock options (see Note 12) were fully vested or canceled.

Independent Auditor’s Report
To the Board of Directors
Roccor, LLC
We have audited the accompanying financial statements of Roccor, LLC (the “Company”), which comprise the balance sheet as of December 31, 2019 and 2018 and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roccor, LLC as of December 31, 2019 and 2018 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matters
As described in Note 1 to the financial statements, the Company’s income tax recovery previously reported as $(107,333) should have been ($30,558). This discovery was made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect this correction. Our opinion is not modified with respect to this matter.
As described in Note 3 to the financial statements, the Company adopted the provisions of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), as of January 1, 2019. Our opinion is not modified with respect to this matter.
April 23, 2021

Roccor, LLC
Balance Sheet
December 31, 2019 and 2018
	2019	2018
Assets
Current Assets
Cash	$286,066	$193,901
Contracts receivable	2,052,281	1,144,706
Prepaid expenses	122,580	202,546
Other current assets	43,409	42,917
Total current assets	2,504,336	1,584,070
Property and Equipment – Net	929,597	469,552
Intangible Assets – Net	385,911	315,701
Deferred Tax Asset	22,805	89,236
Total assets	$3,842,649	$2,458,559
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,251,859	$623,179
Revolving line of credit	50,000	—
Current portion of capital lease obligation	102,065	27,687
Accrued and other current liabilities:
Income tax payable	—	199,258
Accrued compensation	238,209	190,353
Deferred revenue	806,570	924,483
Other accrued liabilities	98,876	48,224
Total current liabilities	2,547,579	2,013,184
Long-term Related Party Debt	367,500	—
Capital Lease Obligation – Net of current portion	102,828	39,643
Total liabilities	3,017,907	2,052,827
Stockholders’ Equity
Common stock, $0.0001 par value; 12,800,000 and 11,700,000 shares authorized at December 31, 2019 and 2018, respectively; 6,846,152 and 6,394,976 shares issued and outstanding at December 31, 2019 and 2018, respectively	685	640
Additional paid-in capital	678,835	489,011
Retained earnings (accumulated deficit)	145,222	(83,919)
Total stockholders’ equity	824,742	405,732
Total liabilities and stockholders’ equity	$3,842,649	$2,458,559

Roccor, LLC
Statement of Operations
Years Ended December 31, 2019 and 2018
	2019	2018
Net Sales
Government	$9,011,569	$6,006,256
Commercial	1,794,151	3,534,335
Related party services	1,655	6,349
Total net sales	10,807,375	9,546,940
Operating Expenses
Direct expenses	6,838,263	6,368,553
Sales and marketing	1,203,490	1,549,246
Research and development	95,667	30,116
Finance and administrative	2,448,868	965,457
Total operating expenses	10,586,288	8,913,372
Operating Income	221,087	633,568
Nonoperating Income (Expense)
Interest income	247	3,276
Interest expense	(44,048)	(9,809)
Other income	22,228	1,740
Other expense	(931)	—
Total nonoperating expense	(22,504)	(4,793)
Income – Before income taxes	198,583	628,775
Income Tax (Recovery) Expense	(30,558)	110,022
Net Income	$229,141	$518,753

Roccor, LLC
Statement of Stockholders’ Equity
Years Ended December 31, 2019 and 2018
	Common Stock	Additional Paid-in Capital	(Accumulated Deficit) Retained Earnings	Total
Balance – January 1, 2018	$546	$244,660	$(602,672)	$(357,466)
Net income	—	—	518,753	518,753
Issuance of stock	15	67,480	—	67,495
Stock options exercised	79	90,350	—	90,429
Stock-based compensation expense	—	86,521	—	86,521
Balance – December 31, 2018	640	489,011	(83,919)	405,732
Net income	—	—	229,141	229,141
Stock options exercised	45	52,396	—	52,441
Stock-based compensation expense	—	137,428	—	137,428
Balance – December 31, 2019	$685	$678,835	$145,222	$824,742

Roccor, LLC
Statement of Cash Flows
Years Ended December 31, 2019 and 2018
	2019	2018
Cash Flows from Operating Activities
Net income	$229,141	$518,753
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	207,038	111,943
Stock compensation expense and issuance of stock	137,428	154,016
Deferred income taxes	66,431	(89,236)
Changes in operating assets and liabilities that (used) provided cash:
Contracts receivable	(907,575)	766,278
Prepaid expenses	79,966	(27,222)
Other assets	(492)	—
Accounts payable	628,680	181,158
Deferred revenue	(117,913)	(2,723,309)
Accrued compensation and other accrued liabilities	98,508	65,355
Income tax payable	(199,258)	199,258
Net cash provided by (used in) operating activities	221,954	(843,006)
Cash Flows from Investing Activities
Purchases of property and equipment	(419,098)	(100,059)
Purchases of intangible assets	(78,566)	(84,406)
Net cash used in investing activities	(497,664)	(184,465)
Cash Flows from Financing Activities
Proceeds from long-term related party debt	367,500	—
Borrowings on revolving line of credit	2,200,000	150,000
Repayments on revolving line of credit	(2,150,000)	(150,000)
Payments on capital lease obligation	(102,066)	(27,256)
Proceeds from exercise of common stock options	52,441	90,429
Net cash provided by financing activities	367,875	63,173
Net Increase (Decrease) in Cash	92,165	(964,298)
Cash – Beginning of year	193,901	1,158,199
Cash – End of year	$286,066	$193,901
Supplemental Cash Flow Information – Cash paid for interest	$44,048	$9,809
Significant Noncash Transactions
Relief of accounts payable through a capital lease arrangement	$—	$94,586
Purchase of property and equipment through capital lease	239,629	—

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 1 — Restatement of Financial Statements — Correction of an Error
The accompanying financial statements for 2019 have been restated to correct an error to the income tax provision (see Note 6) as of December 31, 2019. The following financial statement line items, along with the information in Note 6, were affected by the correction of the error:
Statement of Operations
Year Ended December 31, 2019
	As Originally Reported	As Corrected	Effect of Change
Net sales	$10,807,375	$10,807,375	$—
Operating expenses	(10,594,845)	(10,586,288)	8,557
Nonoperating expense	(22,504)	(22,504)	—
Income tax recovery	107,333	30,558	(76,775)
Net income	$297,359	$229,141	$(68,218)
Balance Sheet
December 31, 2019
	As Originally Reported	As Corrected	Effect of Change
Total current assets	$2,586,880	$2,504,336	$(82,544)
Property and equipment – Net	929,597	929,597	—
Intangible assets – Net	385,911	385,911	—
Deferred tax asset	14,002	22,805	8,803
Total assets	$3,916,390	$3,842,649	$(73,741)
Current liabilities	$2,553,102	$2,547,579	$(5,523)
Long-term related party debt	367,500	367,500	—
Capital lease obligation – Net of current portion	102,828	102,828	—
Total liabilities	3,023,430	3,017,907	(5,523)
Common stock	685	685	—
Additional paid-in capital	678,835	678,835	—
Retained earnings	213,440	145,222	(68,218)
Total stockholders’ equity	892,960	824,742	(68,218)
Total liabilities and stockholders’ equity	$3,916,390	$3,842,649	$(73,741)
Note 2 — Nature of Business
Roccor, LLC (the “Company”) is an industry-leading developer of products for space, thermal, terrestrial, and space military markets and advanced manufacturing. With the support of government and commercial research and development contracts, the Company is working to develop a variety of products to aid in spacecraft deployable structure problems, including solar arrays, antennas, and thermal management solutions to some of the most challenging heat dissipation problems.
Ocugenesis LLC is a wholly owned subsidiary that was formed in March 2018 for a future potential holder of intellectual property. For the years ended December 31, 2019 and 2018, Ocugenesis LLC did not have any activity or balances. Subsequent to year end, the Company dissolved its interest in Occugenesis LLC.

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 3 — Significant Accounting Policies
Basis of Presentation
The financial statements of the Company have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.
The Company generated positive operating cash flow during 2019 and has a working capital surplus of approximately $33,000 as of December 31, 2019. Historically, the Company has incurred significant losses from operations and negative operating cash flow. Additionally, as more fully described in Note 15, COVID-19’s impact on the Company over the next 12 months creates significant uncertainty. These factors raised substantial doubt about the Company’s ability to continue as a going concern, which, as discussed below, has been alleviated by management’s plans.
Management has taken several actions to ensure that the Company will continue to operate as a going concern. During December 2019 and throughout 2020, the Company entered into new contracts that have generated significant positive operating cash flow and net income. The Company additionally utilized certain note payable agreements (see Note 8) in 2020 with related parties to fund continuing operations prior to realization of positive financial performance on the new contracts described above. Lastly, the Company received approximately $911,000 of funds under the Paycheck Protection Program (PPP) subsequent to year end, as described in Note 15. As more fully described in Note 15, the Company additionally entered into a securities purchase agreement subsequent to year end. Through arrangements entered into as part of this transaction, the Company has access to significant financing and capital as needed. Management believes its currently available cash on hand, access to additional funding, and significant new contracts are sufficient to meet its current obligations, which alleviates doubt about Company’s ability to continue as a going concern.
Adoption of New Accounting Pronouncement
On January 1, 2019, the Company adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The Company elected to apply the new revenue recognition guidance using the modified retrospective approach.
Under the modified retrospective method, the cumulative effect of applying the standard is recognized at the date of initial application. Results for reporting periods beginning on January 1, 2019 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with historic accounting under Topic 605. The adoption of the new standard did not have a material effect on the financial statements.
In implementing Topic 606, the Company was required to determine the revenue earned on any work in progress at the implementation date and to restate the revenue and cost of services as if Topic 606 had been followed from the inception of the contract. In recalculating costs and revenue under Topic 606 guidelines, the Company did not identify a material difference in the timing or amount of recognition, and, therefore, no cumulative transition adjustment has been posted.

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 3 — Significant Accounting Policies (continued)
Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not hold any cash equivalents at December 31, 2019 and 2018. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. Periodically throughout 2019 and 2018, the Company’s cash accounts exceeded federally insured limits.
Contracts Receivable
Contracts receivable consist of amounts due from government entities and commercial contractors. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. It is reasonably possible that the estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. Management considers all contracts receivable collectible; therefore, an allowance for doubtful accounts has not been recorded at December 31, 2019 and 2018.
Credit Risk and Major Customers
The Company grants credit in the normal course of business to government entities and commercial contractors in the United States. The Company periodically performs credit analyses and monitors the financial condition of its customers to reduce credit risk. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support contract receivables.
During the year ended December 31, 2019, two government and two commercial customers accounted for 57 percent of total revenue. One government entity accounted for 17 percent of total contracts receivable at December 31, 2019. During the year ended December 31, 2019, two commercial customers accounted for 57 percent of total contract receivables.
During the year ended December 31, 2018, one government and one commercial customer accounted for 48 percent of total revenue. Two government entities accounted for 37 percent of total contract receivables at December 31, 2018. There were no contracts receivable concentrations for commercial entities at December 31, 2018.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist primarily of security deposits and prepaid expenses.
Property and Equipment
Property and equipment are recorded at cost. The straight-line method is used for computing depreciation and amortization. Assets are depreciated over their estimated useful lives. The cost of leasehold improvements is amortized over the lesser of the length of the related leases or the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.
Depreciable Life — Years
Machinery and equipment	7
Furniture and fixtures	7
Computer hardware and software	3 – 5
Leasehold improvements	6 – 7

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 3 — Significant Accounting Policies (continued)
Intangible Assets
Intangible assets consist of licenses and costs incurred for patents and trademarks. Licenses consist of rights to use patents and are amortized over their estimated useful lives of 12 to 17 years. Patent and trademark costs will be amortized over an estimated useful life upon award by the United States Patent and Trademark Office or expensed if the Company is unsuccessful. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually.
Stock-based Compensation
The Company accounts for stock-based compensation arrangements with employees and stock-based payments to nonemployees based on the grant-date estimated fair value of the awards. Compensation expense for all employee stock-based payments is recognized in earnings over the requisite service period, generally the vesting period. The Company records stock-based compensation expense related to nonemployees over the service periods commensurate with the services provided.
Revenue Recognition
As described below, the Company recognizes revenue from contracts with customers.
During 2019, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), which amended the existing accounting standards for revenue recognition. The Company adopted Accounting Standards Codification (ASC) 606, effective January 1, 2019, using the modified retrospective approach. As a result of that adoption, the Company did not record a cumulative impact to beginning stockholders’ equity.
With the adoption of ASC 606, revenue is recognized upon transfer of control of promised products and services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. If the consideration promised in a contract includes a variable amount, the Company includes an estimate of the amount it expects to receive for the total transaction price if it is probable that a significant reversal of cumulative revenue recognized will not occur.
The Company determines the amount of revenue to be recognized through application of the following steps:
•
Identification of the contract, or contracts, with a customer

•
Identification of the performance obligations in the contract

•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligations in the contract

•
Recognition of revenue when or as the Company satisfies the performance obligations

For the majority of the Company’s contracts with customers, control and risk of loss is transferred throughout the development and manufacturing process of the agreed-upon goods for which the Company has been engaged to produce. As there is no alternative use for the product development the Company is performing, and cancellation provisions result in an enforceable right to payment for performance completed to date, revenue for these products is recognized over time. Revenue is recognized at contract rates as work is performed and material costs are incurred, plus any applicable estimated gross margin, as allowed by the contract.

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 3 — Significant Accounting Policies (continued)
Multiple Performance Obligations
The Company enters into contracts with its customers that may include promises for multiple, distinct performance obligations. A performance obligation is a promise in a contract with a customer to transfer products or services that are distinct. These performance obligations primarily include development of multiple, specified products within a single contract. In determining whether professional services are distinct, the Company considers the following facts for each agreement: availability of the services from other vendors and the nature of the development services it is providing.
The Company allocates the transaction price to each performance obligation on a relative stand-alone selling price (SSP) basis. The SSP is the price at which the Company would sell a promised product or service separately to a customer in similar circumstances and to similar-sized customers. The Company determine SSP by considering the Company’s overall pricing objectives and market conditions. Significant pricing practices taken into consideration include cost plus an appropriate margin, the customer demographic, and historical sales and contract prices.
Significant Payment Terms
The Company typically invoices its customers monthly or at other intervals, as determined by the customer’s contract. Typical payment terms provide that customers pay within 30 days of invoice. Amounts that have been invoiced are recorded in accounts receivable and in either deferred revenue or revenue, depending on whether the revenue recognition criteria has been met. The Company occasionally experiences changes in the transaction price subsequent to the inception of the contract term. Variable consideration generally is comprised of cost overages related to the contracted amount of time and effort to develop the products. The Company has determined to recognize this revenue in the month the change order is determined probable due to the overages being part of a series of distinct services that are satisfied over time elapsed.
In most cases, contracts are cancelable but require payment for performance to date, which is equal to cost plus an applicable margin. Therefore, at the time revenue is recognized, the Company does not estimate expected refunds for services, nor does the Company exclude any such amounts from revenue.
The Company excludes from revenue all taxes assessed by a governmental authority that are imposed on the sale of its products and collected from customers.
Contracts Receivable and Assets
Included in contracts receivable is revenue recognized for billings that have not been presented to customers. The Company has an unconditional right to collection of these receivables. As of December 31, 2019 and 2018, the Company had $1,019,807 and $547,911, respectively, of unbilled contracts receivable recorded related to revenue from contracts with customers. As of December 31, 2019 and 2018 and January 1, 2018, the Company did not record any contract assets.
Contract Liabilities
Deferred revenue primarily consist of billings in advance of revenue recognized. For all transactions in which there is a significant outstanding obligation, the associated revenue is recorded as a contract liability and recognized once such obligation is fulfilled. The Company determined that the financing component related to the customer deposits was de minimis. The Company records advance billings on a gross basis in deferred revenue and accounts receivable when an arrangement exists with a customer to bill and collect the receivable, even if services have not yet been performed. In the year ended December 31, 2019, the Company recognized revenue of approximately $924,483 related to the deferred revenue at December 31,

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 3 — Significant Accounting Policies (continued)
2018. Deferred revenue related to revenue from contracts with customers as of December 31, 2019 and 2018 and January 1, 2018 was $806,570, $924,483, and $3,647,792, respectively.
Contingencies
Under certain contracts with the United States government and certain governmental entities, contract costs, including indirect costs, are subject to audit by and adjustment through negotiation with governmental representatives. Revenue is recorded in amounts expected to be realized on final settlement of any such audits.
Research and Development
Research and development expenditures for internal projects of approximately $95,667 and $30,116 in 2019 and 2018, respectively, were charged to expense as incurred.
Advertising Expense
Advertising expense is charged to income during the year in which it is incurred. Advertising expense for 2019 and 2018 was $82,547 and $77,010, respectively.
Income Taxes
Effective January 1, 2018, the Company revoked its S corporation status. Prior to the revocation, all taxable income and losses were reported in the income tax returns of the members.
After January 1, 2018, the Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that are not expected to be realized based on available evidence. The Company’s temporary differences result primarily from deferred revenue, intangible assets, and depreciation of property and equipment.
The Company accounts for any uncertainty in income taxes by recognizing the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution. After evaluating the tax positions taken, none are considered to be uncertain as of December 31, 2019. Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. No interest or penalties have been assessed during the year ended December 31, 2019.
Upcoming Accounting Pronouncement
The Financial Accounting Standards Board (FASB) issued ASU No. 2016-02, Leases (Topic 842), which will supersede the current lease requirements in Accounting Standards Codification 840. The ASU requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 3 — Significant Accounting Policies (continued)
guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 12, that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-of-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.
Subsequent Events
The financial statements and related disclosures include evaluation of events up through and including April 23, 2021, which is the date the financial statements were available to be issued.
Note 4 — Property and Equipment
Property and equipment are summarized as follows:
	2019	2018
Computer hardware and software	$544,883	$244,487
Leasehold improvements	369,389	145,869
Machinery and equipment	237,348	214,730
Furniture and fixtures	191,102	78,909
Total cost	1,342,722	683,995
Accumulated depreciation:
Computer hardware and software	200,157	96,256
Leasehold improvements	88,141	45,826
Machinery and equipment	82,574	48,738
Furniture and fixtures	42,253	23,623
Total accumulated depreciation	413,125	214,443
Net property and equipment	$929,597	$469,552
Depreciation and amortization expense related to property and equipment for 2019 and 2018 was $198,682 and $102,039, respectively.
Note 5 — Intangible Assets
Intangible assets of the Company are summarized as follows:
	2019		2018
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets:
Patents pending	$264,180	$—	$187,528	$—
Patents	101,176	(14,849)	99,262	(9,304)
Licenses	41,539	(6,850)	41,539	(4,039)
Trademarks	715	—	715	—
Total	$407,610	$(21,699)	$329,044	$(13,343)

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 5 — Intangible Assets (continued)
Amortization expense for intangible assets totaled $8,356 and $9,904 for the years ended December 31, 2019 and 2018, respectively.
Estimated amortization expense for the years ending December 31 related to the intangible assets above, with the exception of patents pending and trademarks not subject to amortization, is as follows:
Years Ending	Amount
2020	$8,763
2021	8,763
2022	8,763
2023	8,763
2024	8,763
Thereafter	98,900
Total	$142,715
Note 6 — Income Taxes
Realization of deferred tax assets is dependent on generating sufficient taxable income prior to the expiration of loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized.
The Company had cumulative net operating loss of approximately $335,000 at December 31, 2019 related to U.S. federal, state, and foreign jurisdictions; the balance is not currently subject to expiration. Subsequent to year end, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was passed, which provided for the carryback of certain net operating losses to prior tax periods. The impacts of the CARES Act will be reflected in the Company’s income tax provision during 2020. The Tax Reform Act of 1986 contains provisions that may limit some or all of the net operating loss carryforwards available to be used in any given year in the event of a significant change in ownership. Additional utilization of the net operating losses may be subject to certain limitations under Section 382 of the Internal Revenue Code and other limitations under state and foreign tax laws.
The components of the income tax provision included in the statement of operations are all attributable to continuing operations and are detailed as follows:
	2019	2018
Current – Federal	$(96,990)	$161,843
Current – State and local	—	37,415
Total current	—	199,258
Deferred – Federal	53,863	(75,992)
Deferred – State and local	12,569	(13,244)
Total deferred	31,991	(89,236)
Total income tax provision	$(30,558)	$110,022

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 6 — Income Taxes (continued)
A reconciliation of the provision for income taxes to income taxes computed by applying the statutory United States federal rate to income before taxes is as follows:
	2019	2018
Income tax expense, computed at 21 percent of pretax income	$41,703	$132,043
State taxes – Net of federal benefit	12,538	26,557
Permanent differences	30,280	20,333
Conversion to corporation	—	31,108
Credits generated in current year	(100,000)	(100,000)
Miscellaneous other	(975)	(19)
Adjustments of prior year estimates	(14,104)	—
Total provision for income taxes	$(30,558)	$110,022
The details of the net deferred tax asset are as follows:
	2019	2018
Deferred tax assets:
Research and development tax credit	$118,298	$100,000
Net operating loss carryforwards	83,698	—
Other	1,171	—
Deferred revenue	—	27,126
Total deferred tax assets	203,167	127,126
Deferred tax liabilities – Property, equipment, and intangibles	(180,362)	(37,890)
Net deferred tax asset	$22,805	$89,236
The Tax Cuts and Jobs Act (the “Tax Act”) was signed into law on December 22, 2017. The Tax Act includes significant changes to the U.S. corporate income tax system effective in 2018, including a federal corporate rate reduction from 35 percent to 21 percent; limitations on the deductibility of interest expense and executive compensation; eliminating the corporate alternative minimum tax (AMT) and changing how existing AMT credits can be realized; changing the rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system. The Company included the tax impacts of this legislation in determining its net deferred tax assets as of December 31, 2019 and 2018.
Note 7 — Line of Credit
Under a line of credit agreement with a bank, the Company has available borrowings of $600,000. Interest is payable monthly at a rate of 1.50 percent above the prime rate, as published by The Wall Street Journal (an effective rate of 7.00 percent at December 31, 2019). The line of credit is collateralized by the assets of the Company and personal guarantees by certain owners of the Company. The Company is subject to certain restrictive covenants in relation to this agreement.

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 8 — Long-term Related Party Debt
On November 12, 2019 and December 13, 2019, the Company entered into unsecured note payable agreements with certain employees and stockholders for $285,000 and $82,500, respectively. These notes are payable in monthly installments of interest of 6.00 percent, with principal and any outstanding balance due in full on December 1, 2021. The total amount outstanding at December 31, 2019 was $367,500. There were no amounts due under these agreements at December 31, 2018.
On December 31, 2019, the Company entered into an additional agreement with an employee for $150,000 under the terms described above that was funded subsequent to December 31, 2019.
Interest expense under these agreements, the capital leases (see Note 9), and line of credit (see Note 7) for 2019 and 2018 was $44,048 and $9,809, respectively. Related party interest expense included in this amount for 2019 was $3,001. There was no related party interest expense for 2018.
Note 9 — Capital Leases
The Company leases equipment under long-term lease arrangements that are classified as capital leases. For financial statement purposes, the present values of the net minimum lease payments have been capitalized and are being amortized over the useful lives of the assets. Under the terms of the lease agreements, payments ranging from $7,398 to $8,760 are due monthly through January 2022 and quarterly through February 2021. The balance of the capital leases at December 31, 2019 and 2018 is $204,893 and $67,330, respectively.
Property and equipment held under capital leases consists of the following at December 31:
	2019	2018
Computer hardware and software	$266,254	$—
Machinery and equipment	94,586	94,586
Subtotal	360,840	94,586
Less accumulated depreciation	(77,189)	(14,188)
Property and equipment under capital leases – Net	$283,651	$80,398
The future minimum lease payments under capital leases are as follows:
Years Ending December 31	Amount
2020	$123,455
2021	97,446
Total	220,901
Less amount representing interest	16,008
Less current obligations	102,065
Long-term obligations under capital leases	$102,828
Note 10 — Common Stock
The Company has authorized up to 12,800,000 and 11,700,000 shares of common stock at December 31, 2019 and 2018, respectively, of which 6,846,152 and 6,394,976 were issued and outstanding as of December 31, 2019 and 2018, respectively. Par value per share of common stock is $0.0001.
During the year ended December 31, 2019, stock options were exercised for a total of 451,716 shares of common stock. During the year ended December 31, 2018, stock options were exercised for a total of 793,241 shares of common stock, and the Company issued 149,988 shares of common stock for services provided to the Company.

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 11 — Stock Options
The fair value of stock options and other equity-based compensation issued to employees is recognized as compensation expense over the period of service that generally coincides with the vesting period of the award. The Company recognized compensation costs totaling $137,428 and $86,521 for the years ended December 31, 2019 and 2018, respectively, which have been included as a component of operating expenses in proportion to personnel wages within the accompanying statement of operations. There was no recognized tax benefit related to stock options and other equity-based compensation during the years ended December 31, 2019 and 2018.
The Company’s equity incentive plan (the “Plan”) permits that the number of common shares that may be issued to its employees, directors, and consultants, as designated by the board of directors pursuant to the Plan, may not exceed 6,450,005. Awards may be issued in the form of stock options, stock appreciation rights, restricted stock, and restricted stock units. The Company believes that such awards better align the interests of its employees with those of its stockholders. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest based on 6 years of continuous service and have 10-year contractual terms. Certain option awards provide for accelerated vesting if there is a change in control (as defined in the Plan).
The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model that uses the weighted-average assumptions noted in the following table. Expected volatilities are based on historical volatility of comparable companies. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.
When calculating the amount of annual compensation expense, the Company has elected not to estimate forfeitures and instead accounts for forfeitures as they occur.
	2019	2018
Approximate risk-free rate	2.28%	2.82%
Volatility	42.48%	41.66%
Average expected life	7.8 years	7.2 years
Dividend yield	0%	0%
Weighted-average grant-date fair value	$0.59	$0.27
Estimated fair value of total options granted	$545,306	$101,484

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 11 — Stock Options (continued)
A summary of option activity under the Plan for the years ended December 31, 2019 and 2018 is presented below:
Options	Number of Shares	Weighted-average Exercise Price	Weighted-average Remaining Contractual Term (in Years)
Outstanding at January 1, 2018	4,398,679	$0.16	8.63
Granted	376,000	0.56	N/A
Exercised	(793,241)	0.28	N/A
Forfeited or expired	(199,984)	0.11	N/A
Outstanding at December 31, 2018	3,781,454	0.20	7.90
Outstanding at January 1, 2019	3,781,454	0.20	7.90
Granted	1,938,733	0.30	N/A
Exercised	(451,176)	0.37	N/A
Forfeited or expired	(272,478)	0.12	N/A
Outstanding at December 31, 2019	4,996,533	0.30	7.16
Exercisable at December 31, 2018	1,909,778	0.16	N/A
Exercisable at December 31, 2019	3,265,971	0.58	N/A
Future compensation costs related to the unvested portion of stock options at December 31, 2019 and 2018 was $614,660 and $255,262, respectively.
Cash received from option exercise under all share-based payment arrangements for the years ended December 31, 2019 and 2018 was $52,441 and $90,429, respectively.
Note 12 — Operating Leases
The Company leases its office building and certain office equipment under operating leases, expiring between December 2019 and May 2025. Certain leases require the Company to pay taxes, insurance, utilities, and maintenance costs. Total rent expense under these leases was $330,564 and $190,554 for the years ended December 31, 2019 and 2018, respectively.
Future minimum annual commitments under these operating leases are as follows:
Years Ending December 31	Amount
2020	$457,144
2021	470,362
2022	482,589
2023	419,398
2024	357,155
Thereafter	150,606
Total	$2,337,254
Note 13 — Retirement Plan
The Company established a 401(k) Plan (the “Plan”) on January 1, 2018 to provide retirement benefits for its employees. Employees may contribute from a percentage of their annual compensation to the Plan,

Roccor, LLC
Notes to Financial Statements
December 31, 2019 and 2018
Note 13 — Retirement Plan (continued)
limited to a minimum annual amount updated annually by the IRS. The Plan allows for Roth deferrals. The Plan covers substantially all employees who are at least 19 years of age (21 through November 1, 2018). The Plan provides for profit-sharing contributions for employees who have attained age 19 (21 through November 1, 2018) and completed one year of service, as defined in the plan document, and safe harbor contributions. Company contributions were $169,579 and $143,090 for the years ended December 31, 2019 and 2018, respectively.
Note 14 — Related Party Transactions
Solid Power, Inc. (Solid Power) is partially owned by a stockholder of the Company. During the years ended December 31, 2019 and 2018, the Company received accounting and administrative support from Solid Power. As of December 31, 2019, there were no ongoing services. During the years ended December 31, 2019 and 2018, the Company incurred $246,237 and $432,182, respectively, of finance and administrative support expenses, which were recorded in finance and administrative expenses in the accompanying statement of operations. As of December 31, 2019 and 2018, amounts due to Solid Power totaled $265,557 and $108,445, respectively, and are included in accounts payable on the accompanying balance sheet. Subsequent to year end, the Company paid the amount due to Solid Power in full. There were no amounts due from Solid Power as of December 31, 2019 and 2018.
Note 15 — Subsequent Events
On October 28, 2020, the Company and its stockholders entered into a securities purchase agreement (the “transaction”) to sell 100 percent of the common stock of Roccor, LLC for approximately $16,790,000, net of cash. As part of this transaction, certain funds were used to payoff the Company’s outstanding long-term debt to related parties (see Note 8) and capital lease obligations (see Note 9). Additionally, pursuant to the terms of outstanding stock option agreements at the transaction date, the Company’s outstanding stock options (see Note 11) were fully vested or canceled.
Subsequent to year end, the Company’s line of credit was renewed under the same terms described in Note 7. As part of the transaction, the line of credit was terminated.
On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus a pandemic. First identified in late 2019 and now known as COVID-19, the outbreak has impacted thousands of individuals worldwide. In response, many countries have implemented measures to combat the outbreak that have impacted global business operations. Subsequent to the date of the financial statements, the Company’s operations have been significantly impacted by the State of Colorado’s stay-at-home orders, which resulted in the Company implementing additional health and safety procedures. The Company’s operations have been deemed essential, as the Company is part of the defense industry. As such, no impairments were recorded as of the balance sheet date; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s operations, cash flows, and financial condition could be negatively impacted, the extent of the impact cannot be reasonably estimated at this time.
Subsequent to year end, the Company received funding under the Paycheck Protection Program in the amount of approximately $911,000 in order to maintain current workforce and certain other allowance expenses under the terms of the program. This loan was forgiven in November 2020 by the Small Business Association (SBA) as part of the terms of the program. The SBA has up to 6 years from the date the loan was forgiven to require additional documentation and conduct an audit of the Company’s eligibility for the loan. In the event the SBA subsequently determines the Company did not meet the eligibility requirements for the PPP loan or did not utilize the funds on allowable expenditures, the Company could be required to repay the SBA for the proceeds of the loan plus interest.

Independent Auditor’s Report
To the Board of Directors
Deployable Space Systems, Inc.
We have audited the accompanying financial statements of Deployable Space Systems, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2020 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deployable Space Systems, Inc. as of December 31, 2020 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
June 17, 2021

Deployable Space Systems, Inc.
Balance Sheet
December 31, 2020
Assets
Current Assets
Cash	$7,657,929
Accounts receivable:
Billed – Net	1,773,297
Costs and earnings in excess of billings	554,157
Other	3,416
Prepaid expenses and other current assets	62,329
Total current assets	10,051,128
Property and Equipment – Net	485,346
Deposits	47,681
Total assets	$10,584,155
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$504,138
Billings in excess of costs and estimated earnings	5,282,269
Accrued and other current liabilities:
Accrued compensation	1,019,631
Other accrued liabilities	86,235
Total liabilities	6,892,273
Stockholders’ Equity
Common stock, $0.01 par value; 1,000,000 shares authorized, 59,701 issued and outstanding	597
Retained earnings	3,691,285
Total stockholders’ equity	3,691,882
Total liabilities and stockholders’ equity	$10,584,155
See notes to financial statements.

Deployable Space Systems, Inc.
Statement of Operations
Year Ended December 31, 2020
Net Revenue	$26,781,352
Operating Expenses
Direct expenses	19,970,870
General and administrative	3,341,172
Selling	362,137
Research and development	1,040
Total operating expenses	23,675,219
Operating Income	3,106,133
Nonoperating Income (Expense)
Forgiveness of debt income	729,560
Other income	7,677
Other expense	(26,015)
Total nonoperating income	711,222
Net Income	$3,817,355
See notes to financial statements.

Deployable Space Systems, Inc.
Statement of Stockholders’ Equity
	Year Ended December 31, 2020
	Common Stock	Retained Earnings	Total
Balance – January 1, 2020	$597	$2,484,730	$2,485,327
Net income	—	3,817,355	3,817,355
Distributions	—	(2,610,800)	(2,610,800)
Balance – December 31, 2020	$597	$3,691,285	$3,691,882
See notes to financial statements.

Deployable Space Systems, Inc.
Statement of Cash Flows
Year Ended December 31, 2020
Cash Flows from Operating Activities
Net income	$3,817,355
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	313,317
Bad debt expense	25,693
Forgiveness of Paycheck Protection Program (PPP) loan	(729,560)
Changes in operating assets and liabilities that provided cash:
Accounts receivable	1,477,240
Prepaid expenses and other assets	6,794
Accounts payable	(67,755)
Deferred revenue	(1,329,930)
Accrued and other liabilities	160,246
Net cash provided by operating activities	3,673,400
Cash Flows Used in Investing Activities – Purchases of property and equipment	(179,698)
Cash Flows from Financing Activities
Proceeds from Paycheck Protection Program (PPP) loan	729,560
Distributions	(2,610,800)
Net cash used in financing activities	(1,881,240)
Net Increase in Cash	1,612,462
Cash – Beginning of year	6,045,467
Cash – End of year	$7,657,929
See notes to financial statements.

Deployable Space Systems, Inc.
Notes to Financial Statements
December 31, 2020
Note 1 — Nature of Business
Deployable Space Systems, Inc. (the “Company”) provides satellite mechanisms, deployable structures and booms, and deployable solar array systems to the global space market. Its product portfolio includes the award-winning and patented ROSA (Roll-Out Solar Array) Integrated Modular Blanket Assembly; Rigid-Panel and Functional Advanced Concentrator Technology solar array technologies; a multitude of elastically and articulated deployable structures and booms, open-lattice booms, and telescopic booms; and a variety of mission-enabling mechanisms for space applications.
Note 2 — Significant Accounting Policies
Basis of Presentation
The financial statements of the Company have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.
Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not hold any cash equivalents at December 31, 2020. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. Periodically throughout 2020, the Company’s cash accounts exceeded federally insured limits.
Accounts Receivable
Accounts receivable consist of amounts due primarily from agencies of the U.S. government and their prime contractors. As of December 31, 2020, $554,157 of total accounts receivable represents recognized revenue for performance to date that was not yet billable to customers. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. It is reasonably possible that the estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. The allowance for doubtful accounts on contracts receivable balances was $25,693 as of December 31, 2020.
Prepaid Expenses and Other Current Assets and Deposits
Prepaid expenses and other current assets and deposits consist primarily of prepaid expenses and security deposits.
Property and Equipment
Property and equipment are recorded at cost. The straight-line method is used for computing depreciation and amortization. Assets are depreciated over their estimated useful lives. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.
Depreciable Life — Years
Equipment	3
Office equipment, furniture, and fixtures	3
Leasehold improvements	6

Deployable Space Systems, Inc.
Notes to Financial Statements
December 31, 2020
Note 2 — Significant Accounting Policies (continued)
Revenue and Cost Recognition
The Company recognizes revenue from contracts with customers upon transfer of control of promised products and services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. If the consideration promised in a contract includes a variable amount, the Company includes an estimate of the amount it expects to receive for the total transaction price if it is probable that a significant reversal of cumulative revenue recognized will not occur.
The Company determines the amount of revenue to be recognized through application of the following steps:
•
Identification of the contract, or contracts, with a customer

•
Identification of the performance obligations in the contract, or contracts

•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligations in the contract

•
Recognition of revenue when or as the Company satisfies the performance obligations

The Company primarily engages in long-term contracts with customers for production and service activities and recognizes revenue for performance obligations over time. These long-term contracts involve the design, development, manufacture, and/or modification of components. Revenue is recognized over time (versus point-in-time recognition), as the Company’s performance creates an asset with no alternative use to the Company, the Company has an enforceable right to payment for performance completed to date, and the customer receives the benefit as the Company builds the asset. For long-term contracts, the Company typically leverages the input method, using a cost-to-cost measure of progress. The Company believes that this method represents the most faithful depiction of the Company’s performance because it directly measures value transferred to the customer.
Multiple Performance Obligations
The Company enters into contracts with its customers that may include promises for multiple, distinct performance obligations. A performance obligation is a promise in a contract with a customer to transfer products or services that are distinct. These performance obligations primarily include development of multiple, specified products within a single contract. In determining whether professional services are distinct, the Company considers the following facts for each agreement: availability of the services from other vendors and the nature of the development services it is providing.
The Company allocates the transaction price to each performance obligation on a relative stand-alone selling price (SSP) basis. The SSP is the price at which the Company would sell a promised product or service separately to a customer in similar circumstances and to similar-sized customers. The Company determines SSP by considering the Company’s overall pricing objectives and market conditions. Significant pricing practices taken into consideration include cost plus an appropriate margin, the customer demographic, and historical sales and contract prices.
Significant Payment Terms
The Company typically invoices its customers monthly or at other intervals, as determined by the customer’s contract. Typical payment terms provide that customers pay within 30 days of invoice. Amounts that have been invoiced are recorded in accounts receivable and in either deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. The Company occasionally experiences changes in the transaction price subsequent to the inception of the contract term. Variable consideration

Deployable Space Systems, Inc.
Notes to Financial Statements
December 31, 2020
Note 2 — Significant Accounting Policies (continued)
generally is comprised of cost overages related to the contracted amount of time and effort to develop the products. The Company has determined to recognize this revenue in the month the change order is determined probable due to the overages being part of a series of distinct services that are satisfied over time elapsed.
In most cases, contracts are cancelable but require payment for performance to date, which is equal to cost plus an applicable margin. Therefore, at the time revenue is recognized, the Company does not estimate expected refunds for services, nor does the Company exclude any such amounts from revenue.
The Company excludes from revenue all taxes assessed by a governmental authority that are imposed on the sale of its products and collected from customers.
Contract Liabilities
Billings in excess of costs and estimated earnings primarily consist of billings in advance of revenue recognized. For all transactions in which there is a significant outstanding obligation, the associated revenue is recorded as a contract liability and recognized once such obligation is fulfilled. The Company determined that the financing component related to the customer deposits was de minimis. The Company records advance billings on a gross basis in deferred revenue and accounts receivable when an arrangement exists with a customer to bill and collect the receivable, even if services have not yet been performed.
Contingencies
Under certain contracts with the United States government and certain governmental entities, contract costs, including indirect costs, are subject to audit by and adjustment through negotiation with governmental representatives. Revenue is recorded in amounts expected to be realized on final settlement of any such audits.
Credit Risk and Major Customers
The Company grants credit in the normal course of business to government entities and commercial contractors in the United States. The Company periodically performs credit analyses and monitors the financial condition of its customers to reduce credit risk. The Company performs ongoing credit evaluations of its customers but generally does not require collateral to support contract receivables.
During the year ended December 31, 2020, four government contracts accounted for approximately 91 percent of total revenue. Two contracts from government revenue sources accounted for approximately 94 percent of total accounts receivable at December 31, 2020. Approximately 99 percent of the Company’s total revenue is from sources funded through the federal government, either as a prime or subcontractor.
Research and Development
Research and development expenditures of approximately $1,040 in 2020 were charged to expense as incurred.
Income Taxes
Pursuant to provisions of the Internal Revenue Code, the Company has elected to be taxed as an S corporation. Generally, the income of an S corporation is not subject to federal income tax at the corporate level, but rather the stockholders are required to include a pro-rata share of the Company’s taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.

Deployable Space Systems, Inc.
Notes to Financial Statements
December 31, 2020
Note 2 — Significant Accounting Policies (continued)
The Company accounts for any uncertainty in income taxes by recognizing the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution. After evaluating the tax positions taken, none are considered to be uncertain as of December 31, 2020. Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. No interest or penalties have been assessed during the year ended December 31, 2020.
Upcoming Accounting Pronouncements
The Financial Accounting Standards Board (FASB) issued ASU 2016-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 7, that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.
Subsequent Events
The financial statements and related disclosures include evaluation of events up through and including June 17, 2021, which is the date the financial statements were available to be issued.
Note 3 — Property and Equipment
Property and equipment are summarized as follows:
Equipment	$527,201
Office equipment, furniture, and fixtures	400,046
Leasehold improvements	341,801
Total cost	1,269,048
Accumulated depreciation:
Equipment	340,686
Office equipment, furniture, and fixtures	319,025
Leasehold improvements	123,991
Total accumulated depreciation	783,702
Net property and equipment	$485,346
Depreciation and amortization expense for 2020 was $313,317.

Deployable Space Systems, Inc.
Notes to Financial Statements
December 31, 2020
Note 4 — Paycheck Protection Program (PPP) Loan
During the year ended December 31, 2020, the Company received a Paycheck Protection Program (PPP) loan in the amount of $729,560. The PPP loan program was created under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and is administered by the Small Business Administration (SBA). Under the terms of this program, the loan may be fully or partially forgiven if the loan proceeds are spent on qualifying expenses and if staffing level and salary maintenance requirements are met. The Company may use the funds on qualifying expenses over a covered period of up to 24 weeks. At the conclusion of the covered period, any balance that is not forgiven by the SBA will be repaid over a period of two years, with interest accruing at a rate of 1 percent and monthly payments of principal and interest beginning 10 months after the conclusion of the covered period.
Prior to December 31, 2020, the Company applied for and received notification of forgiveness of the loan from the SBA. Loan forgiveness in the amount of $729,560 has been recorded as forgiveness of debt income in nonoperating income (expense) on the statement of operations.
Although management considers it probable that the Company was initially eligible for the loan and subsequent forgiveness, the SBA has the ability to review the Company’s loan file for a period subsequent to the date the loan was forgiven and could request additional documentation to support the Company’s initial eligibility for the loan and request for loan forgiveness. In the event the SBA subsequently determines the Company did not meet the initial eligibility requirements for the PPP loan or did not qualify for loan forgiveness, the SBA may pursue legal remedies at its discretion.
As of the date of issuance of the financial statements, there is significant uncertainty surrounding the impact of loan forgiveness on certain contracts the Company entered into with the federal government and other contracts with federal funding sources. The Company has taken the position that the payroll costs applied to the PPP Loan described above within the forgiveness calculation were attributable to the Company’s firm fixed-price contracts and those contracts at risk of cancellation due to impacts from COVID-19. Although the Company has determined that the loan forgiveness is a credit under the Federal Acquisition Regulation (FAR) 31.201-05, no liability has been recorded for the impact to the Company’s indirect cost rate pool, as no costs related to cost plus fixed fee contracts were applied to the PPP loan for forgiveness. As described in Note 2, the Company is subject to certain audits by governmental entities, which could result in liabilities arising related to this matter due to the significant uncertainty surrounding the situation. Management continues to monitor this situation and evolving guidance by the governmental agencies that oversee their contracts.
Note 5 — Common Stock
The Company has authorized up to 1,000,000 shares of common stock at December 31, 2020, of which 59,701 were issued and outstanding as of December 31, 2020. Par value per share of common stock is $0.01.
Note 6 — Revenue Recognition
Disaggregation of Revenue
During 2020, the Company’s revenue from contracts with customers consisted of the following:
Government contracts	$26,677,178
Commercial contracts	104,174
Total revenue from contracts with customers	$26,781,352

Deployable Space Systems, Inc.
Notes to Financial Statements
December 31, 2020
Note 6 — Revenue Recognition (continued)
Contracts Receivable and Assets
The Company had accounts receivable representing net billed amounts due on contracts with customers of $1,773,297 and $2,994,261 as of December 31, 2020 and January 1, 2020, respectively. As of December 31, 2020 and January 1, 2020, the Company had $554,157 and $703,449, respectively, of unbilled contracts receivable representing costs and earnings in excess of billings recorded related to revenue from contracts with customers. The Company has an unconditional right to collection of these receivables. As of December 31, 2020 and January 1, 2020, the Company did not record any contract assets.
Contract Liabilities
During 2020, the Company recognized revenue of approximately $6,424,000 related to the balance of billings in excess of costs and estimated earnings as of January 1, 2020. Contract liabilities related to billings in excess of costs and estimated earnings related to revenue from contracts with customers as of December 31, 2020 and January 1, 2020 were $5,282,269 and $6,612,199, respectively.
Remaining Performance Obligations
As of December 31, 2020, the Company’s remaining performance obligations related to its contracts with customers were approximately $30,023,000, of which approximately $23,821,000 is expected to be recognized through December 31, 2021, with the remaining balance of $6,202,000 expected to be recognized in 2022. This balance excludes the value of unsatisfied performance obligations for contracts that have an original duration of one year or less and contracts for which the variable consideration is allocated entirely to wholly unsatisfied performance obligations.
Note 7 — Operating Leases
The Company leases certain buildings under operating leases, expiring in June and December of 2024. Under these leases, the Company is required to pay certain taxes, insurance, utilities, and maintenance costs. Total rent expense under these leases was $612,015 for the year ended December 31, 2020.
Future minimum annual commitments under these operating leases are as follows:
Years Ending December 31	Amount
2021	$544,997
2022	561,347
2023	578,187
2024	504,520
Total	$2,189,051
Note 8 — Employee Benefit Plans
The Company established a 401(k) Plan (the “Plan”) on January 1, 2010 to provide retirement benefits for its employees. Employees may contribute from a percentage of their annual compensation to the Plan, limited to a minimum annual amount updated annually by the IRS. The Plan allows for Roth deferrals. The Plan covers substantially all employees who are at least 21 years of age. The Plan provides for discretionary profit-sharing contributions for eligible employees, as defined in the plan document, and safe harbor matching contributions. Company contributions were $550,518 for the year ended December 31, 2020. As of December 31, 2020, a discretionary profit-sharing contribution of $396,869 is included in accrued compensation on the accompanying balance sheet.

Deployable Space Systems, Inc.
Notes to Financial Statements
December 31, 2020
Note 9 — Contingencies
From time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of business. The Company is not currently a party to any legal proceedings the outcome of which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on our operating results or financial condition.
Note 10 — Risks and Uncertainties Due to COVID-19
On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus as a “pandemic”. First identified in late 2019 and known now as COVID-19, the outbreak has impacted millions of individuals worldwide. In response, many countries have implemented measures to combat the outbreak which have impacted global business operations. Throughout the pandemic, the Company was considered an essential business and permitted to operate. At the height of the pandemic, in April 2020, the Company was uncertain how it would be impacted. Given the uncertainty facing the Company, as permitted under the CARES Act, the Company applied for and received a PPP loan, as disclosed in Note 4. As of the date of the issuance of the financial statements, the Company’s operations have not been significantly impacted. The Company continues to monitor the situation, and management’s judgment regarding the pandemic could change in the future.
Note 11 — Subsequent Event
On February 17, 2021, the Company’s stockholders entered into a securities purchase agreement (the “transaction”) to sell 100 percent of the common stock of the Company to Cosmos Acquisitions, LLC for approximately $27,000,000.